As filed with the Securities and Exchange Commission on August 7, 2026

Registration Number 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

IONETIX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	2834	41-2828779
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3130 Sovereign Drive
Lansing, MI 48911
(517) 252-4069
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kevin J. Cameron
Chief Executive Officer
3130 Sovereign Drive
Lansing, MI 48911
(517) 252-4069

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Stephen Thau, Esq.

Albert Vanderlaan, Esq.
Orrick, Herrington & Sutcliffe LLP
51 West 52nd Street

New York, NY 10019

(212) 506-5076

From time to time after this registration statement is declared effective.
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Exchange Act. ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities pursuant to this prospectus until the registration statement filed with the Securities and Exchange Commission becomes effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 7, 2026

PRELIMINARY PROSPECTUS

114,575,962 Shares of Common Stock

This prospectus relates to the offering and resale by the selling stockholders identified herein of up to 114,575,962 shares of common stock, par value $0.0001 per share, of Ionetix Corporation (the “Company”), which includes: (i) 10,962,268 shares of our common stock issued in a private placement offering on April 9, 2026 and June 1, 2026 to accredited investors (the “Private Placement”); (ii) 277,696 shares of our common stock issued to Eli Lilly and Company pursuant to a termination agreement (the “Additional Shares”); (iii) an aggregate of 876,983 shares of our common stock issuable upon exercise of the warrants issued to the U.S. registered broker-dealers in connection with the Private Placement (the “Placement Agent Warrants”); (iv) 7,403,263 shares of our common stock issuable upon exercise of the warrants of the Company that were assumed by the Company in connection with the Merger in exchange for outstanding warrants for shares of common and preferred stock of Ionetix Radioisotopes, Inc., a privately held Delaware corporation (formerly known as Ionetix Corporation) (“Ionetix”); (v) 89,905,177 shares of our common stock privately issued to the selling stockholders on April 9, 2026 in exchange for the capital stock of the Company in connection with the closing of the merger between us and Ionetix (the “Merger” and such shares, the “Merger Shares”); (vi) 750,575 shares of our common stock issued upon exercise of warrants and stock options following the closing of the Merger; and (vii) 4,400,000 shares of our common stock held by the stockholders of JDEV Acquisition Corp. (“JDEV”), our predecessor, prior to the Merger.

We will not receive any proceeds from the sale of the shares of common stock by the selling stockholders. The selling stockholders may sell the shares of common stock offered by this prospectus from time to time through the means described in this prospectus under the caption “Plan of Distribution.” For a list of the selling stockholders, see the section entitled “Selling Stockholders” on page 86 of this prospectus. We have borne and will continue to bear the costs relating to the registration of these shares.

There is not currently, and there has never been, any established public trading market for any of our securities. The common stock is not currently eligible for trading on any national securities exchange, including The Nasdaq Stock Market, LLC, or any over-the-counter markets, including the OTC Markets-OTCQB tier (the “OTCQB”). In connection with this offering, we intend to have a registered broker-dealer apply to have the common stock quoted on the OTCQB or another OTC system. We cannot assure you that the common stock will become eligible for trading on any exchange or market. Until such time as the common stock is quoted on the OTCQB or another public trading market otherwise develops, the selling stockholders identified herein may only sell their shares of common stock pursuant to this prospectus at a fixed price of $3.00 per share, the price per share in the offering discussed above, for a total offering amount of $343,727,889. At and after such time, the selling stockholders may sell all or a portion of their shares through public or private transactions at prevailing market prices or at privately negotiated prices. For more information about how the selling stockholders identified herein may sell shares of our common stock, see the section titled “Shares Eligible for Future Sale” herein.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

We are an “emerging growth company” and a “smaller reporting company” as defined under the federal securities laws and, as such, are eligible for reduced public company reporting requirements. See “Prospectus Summary — Implications of Being an Emerging Growth Company and a Smaller Reporting Company.”

Investing in our common stock involves a high degree of risk. Before making an investment decision, please read “Risk Factors” on page 8 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is           , 2026

i

ABOUT THIS PROSPECTUS

We have not, and the selling stockholders have not, authorized anyone to give you any information other than the information contained in this prospectus, the information incorporated by reference herein, any applicable prospectus supplement or any free writing prospectus filed with the U.S. Securities and Exchange Commission (the “SEC”). We and the selling stockholders take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you. Neither we nor the selling stockholders have authorized anyone to provide you with additional information or information different from that contained in this prospectus filed with the SEC. The selling stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. You should assume that the information appearing in this prospectus, the applicable prospectus supplement and any related free writing prospectus is accurate only as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

For Non-U.S. investors

Neither we nor the selling stockholders have done anything that would permit this offering or possession or distribution of this prospectus, any prospectus supplement or free writing prospectus filed with the SEC, in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus, any prospectus supplement or free writing prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of common stock and the distribution of this prospectus, any prospectus supplement or free writing prospectus outside the United States.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the sections entitled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Description of Our Business,” includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements relate to, among others, our plans, objectives and expectations for our business, operations and financial performance and condition, and can be identified by terminology such as “may,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “will,” “could,” “project,” “target,” “potential,” “continue” and similar expressions that do not relate solely to historical matters. Forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management. Although we believe that the expectations reflected in forward-looking statements are reasonable, such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements.

Forward-looking statements include, but are not limited to, statements about:

●	our ability to achieve profitability, continue as a going concern, and sustain growth;

●	our ability to raise additional capital to fund our operations, develop our technology, and maintain sufficient liquidity, and the availability and terms of any such financing;

●	our ability to adequately control the costs associated with our operations;

●	our pursuit of emerging, highly regulated markets and our ability to commercialize our products and services at scale, including the development of sales, marketing, and distribution capabilities;

●	the competitive and rapidly evolving nature of our industry, including the risk that competing products or technologies may limit our commercial opportunities;

●	our reliance on third parties, including suppliers of specialized radioactive isotopes and other key raw materials, licensing partners, manufacturing and service providers, government entities, independent investigators, research institutions, and strategic partners, and our ability to maintain and expand such relationships;

●	the unique manufacturing, logistics, and operational challenges associated with the short half-life and time-sensitive nature of delivery of radioactive isotopes used in our business;

●	clinical trials and preclinical studies pursued by us or our pharmaceutical partners, including the cost, timing, and uncertainty of regulatory approval, and the risk that preliminary or interim data may not be predictive of final results;

●	our ability to obtain and maintain required regulatory approvals, licenses, and permits, including for companion diagnostics, imaging agents, or other enabling tools;

●	the impact of current and future laws and regulations, including those related to nuclear medicine, radiopharmaceuticals, semiconductors, nuclear energy, environmental and health and safety standards, and healthcare reimbursement and reform;

●	changes to applicable policies, regulations, mandates, and funding levels of the government entities that regulate our business or with whom we do business, including the potential repayment of government grants;

●	our ability to protect, maintain, and enforce our intellectual property rights, domestically and internationally, and the scope and duration of such protection;

●	potential cybersecurity risks and information technology disruptions affecting our operational systems, infrastructure, and proprietary information, whether caused by us or third-party vendors;

●	our ability to attract, retain, and motivate key personnel, including senior management, and our management team’s ability to achieve our business objectives, including managing rapid growth and the transition to operating as a public company;

●	any acquisitions, partnerships, joint ventures, or indebtedness we may pursue or incur, and the associated risks to our operations and financial condition;

●	risks associated with operating internationally, including regulatory differences, intellectual property uncertainties, supply chain disruptions, tariffs, trade disputes, and compliance with foreign laws;

●	the impact of global macroeconomic conditions, geopolitical tensions, climate-related events, pandemics, and other disruptions on our business, supply chain, and customers;

●	product liability, litigation, and indemnification risks associated with the testing, manufacture, or use of our products or product candidates;

●	the development of an active trading market for our common stock and the potential volatility of the market price of our securities;

●	our intended use of proceeds from the Private Placement; and

●	other risks and uncertainties, including those discussed in the section titled “Risk Factors.”

These statements relate to future events or our future operational or financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under the section titled “Risk Factors” and elsewhere in this prospectus, in any applicable prospectus supplement and in any related free writing prospectus.

Any forward-looking statement in this prospectus, in any applicable prospectus supplement and in any related free writing prospectus reflects our current view with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our business, results of operations, industry and future growth. Given these uncertainties, you should not place undue reliance on these forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus and the documents that we reference therein and have filed with the SEC as exhibits thereto completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

This prospectus contains, and any applicable prospectus supplement and any related free writing prospectus may contain, estimates, projections and other information concerning our industry, our business and the markets for certain radioisotopes. Information based on estimates, forecasts, projections or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances reflected in this information. Unless otherwise expressly stated, we obtained these industry, business, market and other data from reports, research surveys, studies and similar data prepared by third parties, industry, medical and general publications, government data and similar sources that we believe to be reliable. In some cases, we do not expressly refer to the sources from which such data are derived.

PROSPECTUS SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in the securities covered by this prospectus. For a more complete understanding of the Company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus, any related prospectus supplement and any related free writing prospectus, including the information set forth in the section titled “Risk Factors” in this prospectus, any related prospectus supplement and any related free writing prospectus in their entirety before making an investment decision.

All references to “Ionetix” refer to Ionetix Radioisotopes, Inc. (formerly known as Ionetix Corporation), a privately held Delaware corporation and our direct, wholly owned subsidiary. Unless otherwise stated or the context otherwise indicates, references to the “Company,” “we,” “our,” “us” or similar terms refer to Ionetix Corporation (formerly named JDEV Acquisition Corp.) together with its wholly owned subsidiary, Ionetix Radioisotopes, Inc. Ionetix holds all material assets and conducts all business activities and operations of Ionetix Corporation.

Formation History

Ionetix was incorporated in the State of Delaware in 2009. Ionetix was founded to develop smaller, cheaper, lighter and more efficient cyclotrons using superconducting technology for use in multiple medical and industrial applications.

Company Overview

Our superconducting cyclotron technology enables the design of cyclotrons with a much smaller footprint than conventional cyclotrons. We expect this smaller footprint to allow for faster and more cost-effective deployments, with less need for radiation shielding and physical support. Importantly, our superconducting cyclotrons are cryogen-free, meaning they do not require liquid helium to achieve superconductivity. As a result, we believe they are more energy efficient than traditional cyclotrons. We produce otherwise hard-to-obtain isotopes using a combination of our proprietary cyclotron technology and materials and technology sourced from third parties.

We currently generate revenue in two different medical applications of our technology: diagnostic and therapeutic.

In diagnostics, we currently focus on producing isotopes for Positron Emission Tomography (“PET”) diagnostic imaging. Such isotopes include Fluorine-18 (“F-18”), Gallium-68 (“Ga-68”) and Ammonia N-13 (“N-13”), for which we hold an Abbreviated New Drug Application (“ANDA”) from the Food and Drug Administration (“FDA”). We also hold approval under an ANDA for Ga-68 Gozetotide, a PET diagnostic drug for imaging metastatic prostate cancer. These isotopes are used to diagnose a variety of medical conditions, including coronary artery disease and prostate cancer. We have a hybrid business model: we currently sell doses of N-13 Ammonia, on a per-dose basis, but we may in the future manufacture other isotopes or PET drugs for third parties.

We currently have nine sites approved by the FDA to manufacture unit doses of N-13, a cardiac perfusion imaging agent. Each site is also licensed by the Nuclear Regulatory Commission (“NRC”) or the state equivalent of the NRC, called an NRC “Agreement State.”

In therapeutics, we produce alpha-emitting isotopes such as actinium-225 (“Ac-225”) and astatine-211 (“At-211”) for use in oncology therapeutics. Alpha-emitters have a high linear energy transfer, delivering intense radiation over a very short pathway of two to three cells. This results in the ability to irradiate tumors with high radiation doses, causing double-DNA strand breakage, with less off-tumor damage than other forms of radiation therapy (such as external beam radiation therapy). The only approved alpha-emitting cancer therapy today is Xofigo, but there are a growing number of clinical trials underway for drugs that use alpha emitters. These alpha-emitting cancer therapies are being developed as next generation therapies after beta-emitting cancer therapies such as Pluvicto and Lutathera, which have had commercial success treating prostate cancer and certain gastroenteropancreatic neuroendocrine tumors, respectively.

We are also in early stages of exploring, or developing cyclotrons for use in, other potential applications for our particle accelerator technology, including remediating nuclear waste while simultaneously generating power, sterilization of medical instruments and devices, testing for equipment destined to be exposed to high radiation loads (e.g. materials proposed for use in fusion reactors or sent into space), and as a possible light source for next-generation lithography machines.

Commercial Strategy

Our current commercial strategy is to deploy cyclotrons at locations that need access to diagnostic or therapeutic isotopes, including deploying cyclotrons within the U.S. and internationally. We may provide isotopes to our customers or manufacture the final drug product itself. The exact deployment strategy depends on the half-life of the isotope: isotopes with short half-lives like N-13 (half-life of 10 minutes) require an on-site cyclotron at the point of care; PET isotopes Ga-68 and F-18 (half-lives of 68 minutes and 109 minutes, respectively) can be distributed within a metropolitan area from a regional manufacturing facility; and Ac-225 (half-life of nearly 10 days), which is used for alpha-therapeutics, can be made with centralized production and wide (even international) distribution.

Accordingly, for N-13, we install a cyclotron and related equipment at the hospital or outpatient imaging center and deliver doses on demand. We charge on a per-dose basis, with the typical clinical protocol requiring one dose for a baseline rest PET scan and another for a stress hyperemic cardiac perfusion scan. Both scans are required to detect coronary artery disease. Other PET isotopes have differing protocols, with most requiring only one dose per procedure (such as for prostate-specific membrane antigen (“PSMA”)).

While we do not currently generate any revenue from Ga-68 Gozetotide, we plan to offer it to high volume users and in markets where PSMA diagnostics are currently supply-constrained. Similar to our N-13 model, we anticipate we will install the required equipment and charge the hospital or outpatient imaging center on a per-dose basis.

For Ac-225, which has a half-life of nearly 10 days, we ship globally from our facility in Lansing, Michigan, USA. To date we have shipped material within the United States, as well as to Canada, Norway, Belgium and China. While we have produced At-211 in the past, we do not currently do so but anticipate beginning commercial production of At-211 in 2026. At-211 has a 7.2 hour half-life and thus cannot easily be distributed outside North America.

Vision

We seek to use our proprietary cyclotron designs to provide high-value radioisotopes and solutions for medical and industrial purposes. Our cyclotron platform can produce several different isotopes that are currently in short supply. We currently seek to provide these isotopes to our healthcare customers to perform imaging procedures (in the case of PET imaging isotopes) or to pursue drug development (in the case of therapeutic isotopes). We are also in early stages of exploring other potential applications for our proprietary superconducting cyclotron technology, including to remediate nuclear waste while simultaneously generating power, to sterilize medical instruments and devices, to test equipment destined to be exposed to high radiation loads (e.g. materials proposed for use in fusion reactors or sent into space), and to serve as a light source for next-generation lithography machines.

Risks Related to Our Business and Industry

Our ability to implement our current business strategy is subject to numerous risks, as more fully described in the section titled “Risk Factors.” These risks include, among others, the following:

●	We have incurred losses since inception, and may continue to incur losses for the foreseeable future, which raises substantial doubt about our ability to achieve or sustain profitability.

●	We will require additional capital to fund our operations, and such financing may not be available on acceptable terms, if at all.

●	Our auditor’s report includes a “going concern” explanatory paragraph.

●	If we incur indebtedness under existing or future credit facilities, the associated covenants and repayment obligations could restrict our operations and adversely affect our financial condition.

●	We operate in a highly competitive market for the manufacturing and sale of radioactive isotopes, and we may be unable to compete effectively against companies with greater resources, more established commercial infrastructure, or more advanced technologies.

●	We rely on a limited supply of key raw materials, and any disruption in the availability or cost of these materials could adversely affect our development and commercialization activities.

●	We depend on a limited number of customers and potential customers to utilize our diagnostic products, which may constrain commercial opportunities, and our revenue and receivables are concentrated in these customers.

●	We have only recently started selling therapeutic radioisotopes, and we depend on a limited number of pharmaceutical company customers to utilize our therapeutic radioisotopes. Our revenue from therapeutic isotope sales is subject to risks arising from the early-stage development status of our customers’ radiotherapeutic product candidates.

●	Our growth depends on the continued growth and development of the markets for radiodiagnostic and radiotherapeutic products, and if these markets fail to grow as expected, our business and prospects could be materially adversely affected.

●	Some of our technologies, products, or product candidates are unproven and may not perform as expected or achieve market acceptance.

●	Uncertainty regarding healthcare reimbursement and healthcare reform initiatives could adversely affect our ability to commercialize our products and achieve profitability.

●	Our business is subject to extensive and evolving regulation, and failure to obtain or maintain required approvals, licenses, or permits could delay or prevent commercialization.

●	Changes in laws, regulations, or regulatory interpretation could increase our costs or restrict our operations.

●	Our pharmaceutical company customers must conduct clinical trials of their radiotherapeutic products, which are costly, time-consuming, and subject to delay, suspension, or failure.

●	Adverse events or safety concerns could delay or prevent regulatory approval or limit commercial adoption.

●	We may incur substantial product liability or indemnification claims related to the use of our products.

●	We rely on third parties for manufacturing, supply, and other critical services, and disruptions could adversely affect our operations.

●	The short half-life and time-sensitive nature of delivery of radioactive isotopes used in our business create unique manufacturing, logistics, and operational risks.

●	We may face risks related to quality control, compliance with manufacturing standards, and product recalls.

●	We may not be able to successfully scale production of any of our cyclotrons.

●	We depend on our ability to protect and defend our intellectual property rights, and we may not be able to do so.

Recent Developments

Merger Agreement

On April 9, 2026, JDEV (as defined below), JDEV Merger Subsidiary, a corporation formed in the State of Delaware on April 9, 2026 (“Merger Sub”), and Ionetix entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”). Pursuant to the terms of the Merger Agreement, on April 9, 2026 (the “Closing Date”), Merger Sub merged with and into Ionetix, with Ionetix continuing as the surviving corporation and our wholly owned subsidiary.

As a result of the Merger, we acquired the business of Ionetix, which develops proprietary superconducting cyclotron technology for use, among other things, to produce medical and industrial isotopes in a smaller, more cost-effective footprint than conventional cyclotrons. See “Description of Our Business” below. At the time the certificate of merger reflecting the Merger was filed with the Secretary of State of the State of Delaware (the “Effective Time”), each share of (i) common stock of Ionetix (the “Ionetix Common Shares”) and (ii) each class of Series Preferred Stock of Ionetix (the “Ionetix Preferred Shares”) issued and outstanding immediately prior to the closing of the Merger was converted into the right to receive such number of shares of our common stock as is equal to the number of such shares multiplied by 0.5014 (the “Conversion Ratio”), rounded to the nearest whole share, with any fraction greater than or equal to five tenths (.5) of a share being rounded up to the nearest whole share (the “Merger Shares”).

Odyssey Transfer and Trust Company, an exchange agent (the “Exchange Agent”), is acting as exchange agent to distribute the Merger Shares to the former stockholders of Ionetix in exchange for their Ionetix Common Shares and Ionetix Preferred Shares. The former stockholders of Ionetix must submit required documentation to the Exchange Agent to receive their Merger Shares, and any unclaimed shares or distributions as of the date that is one year after the Closing Date shall be delivered to the Company upon demand, with any former stockholders of Ionetix thereafter required to look to the Company for payment. As of the date that is two years after the Closing Date (or such earlier date as provided in the Merger Agreement), the Merger Shares shall: (i) to the extent permitted by applicable law, become the property of the surviving entity, free and clear of all claims or interest of any person previously entitled thereto; or (ii) to the extent (i) is not permitted by applicable law, remain subject to claims and interest of such person entitled thereto, but any such persons’ rights to receive Merger Shares shall instead be a right to receive, subject to any applicable withholding taxes, a cash payment equal to the product of (A) the number of such Merger Shares subject to such rights multiplied by (B) $3.00 (the “Cash-Out Amount”). Upon payment of any such Cash-Out Amount, such rights to receive such Merger Shares shall be extinguished and deemed satisfied in full.

In addition, pursuant to the Merger Agreement, (i) all options to purchase Ionetix Common Shares outstanding immediately prior to the Effective Time under Ionetix’s equity incentive plan(s) (the “Ionetix Equity Plans”) were assumed by us and converted into options to purchase 6,935,626 shares of our common stock, with the number of shares and exercise price per share adjusted by the Conversion Ratio, and (ii) all warrants to purchase Ionetix Common Shares or Ionetix Preferred Shares outstanding immediately prior to the Effective Time were assumed by us and converted into warrants to purchase 8,152,333 shares of our common stock, with the number of shares and exercise price per share adjusted by the Conversion Ratio.

See “Description of Capital Stock” below for more information. The issuance of shares of our common stock, options, warrants and restricted stock awards to purchase shares of our common stock to Ionetix’s former security holders are collectively referred to as the “Share Conversion.”

The Merger Agreement contained customary representations and warranties and pre- and post-closing covenants of each party and customary closing conditions.

As a condition to the Merger, on the Closing Date, we entered into indemnity agreements with our former officers and directors (the “Pre-Merger Indemnity Agreements”), pursuant to which we agreed to indemnify such former officers and directors for actions taken by them in their official capacities relating to the consideration, approval and consummation of the Merger and certain related transactions.

The Merger was treated as a recapitalization and reverse acquisition of us for financial reporting purposes. Ionetix is considered the acquirer for accounting purposes, and our historical financial statements before the Merger will be replaced with the historical financial statements of Ionetix before the Merger in future filings with the SEC. The Merger is intended to be treated as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended.

The issuance of securities pursuant to the Share Conversion was not registered under the Securities Act, in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act, which exempts transactions by an issuer not involving any public offering, and Rule 506(b) of Regulation D promulgated by the SEC thereunder. These securities may not be offered or sold in the U.S. absent registration or an applicable exemption from the registration requirements.

Private Placement Offering

Contemporaneously with the Merger, on the Closing Date, and subsequently on June 1, 2026, we sold 10,777,268 shares and 185,000 shares, respectively, of our common stock in a private placement offering pursuant to the subscription agreements by and between the Company and the purchasers of common stock (the “Subscription Agreements”) at a purchase price of $3.00 per share (the “Offering Price”). The private placement offering is referred to herein as the “Private Placement.”

The aggregate gross proceeds from the Private Placement were approximately $32.9 million (before deducting placement agent fees and expenses of the Private Placement). JDEV, Merger Sub, and Ionetix were required to have at least $30,000,000 in escrow as a condition to the closing.

The Private Placement was exempt from registration under Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated by the SEC thereunder. The common stock in the Private Placement was sold to “accredited investors,” as defined in Regulation D, and the Private Placement was conducted on a “reasonable best efforts” basis.

Additional information concerning the Private Placement is presented below in the section titled “Description of the Merger, the Private Placement, and Related Transactions.”

Ionetix engaged Network 1 Financial Securities, Inc. as placement agent in connection with the Private Placement.

Certain stockholders of JDEV prior to the consummation of the Merger are affiliated with, or have contractual or economic relationships with, the placement agent. Members of Intuitive Venture Partners, LLC, a boutique venture investment firm, are registered representatives of the placement agent. In connection with the Private Placement, such stockholders are entitled to receive, directly or indirectly, a portion of the placement agent’s fees or other compensation payable in connection with the Private Placement, which may include cash fees and/or warrants. We have been advised that such arrangements arise from agreements between the placement agent and such stockholders, and we are not a party to, and did not negotiate, such arrangements.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

As a company with less than $1.07 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or JOBS Act. An emerging growth company may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements and only two years of related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure in our periodic reports and registration statements, including this prospectus;

●	exemption from compliance with the requirement of the Public Company Accounting Oversight Board (“PCAOB”) regarding the communication of critical audit matters in the auditor’s report on the financial statements;

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, as amended, on the effectiveness of our internal controls over financial reporting;

●	reduced disclosure obligations regarding executive compensation arrangements in our periodic reports, proxy statements and registration statements, including this prospectus; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We may use these provisions until the last day of our fiscal year in which the fifth anniversary of the first sale of our common stock pursuant to an effective registration statement occurs. However, if certain events occur prior to the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.07 billion or we issue more than $1.00 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such five-year period.

We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different than what you might receive from other public reporting companies in which you hold equity interests.

The JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards, until those standards apply to private companies. We have elected to take advantage of the benefits of this extended transition period and, therefore, we will not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards. Until the date that we are no longer an emerging growth company or affirmatively and irrevocably opt out of the exemption provided by Section 7(a)(2)(B) of the Securities Act upon issuance of a new or revised accounting standard that applies to our financial statements and that has a different effective date for public and private companies, we will disclose the date on which we will adopt the recently issued accounting standard.

We are also a “smaller reporting company,” meaning that the market value of our stock held by non-affiliates plus the proposed aggregate amount of gross proceeds to us as a result of this offering is less than $700 million and our annual revenue is less than $100 million during the most recently completed fiscal year. We may continue to be a smaller reporting company after this offering if either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue is less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.

Corporate Information

We were incorporated as JDEV Acquisition Corp. (“JDEV”) in the State of Nevada on November 26, 2025. On April 8, 2026, following approval by our board of directors and all of our pre-Merger stockholders, we redomiciled to Delaware. On April 9, 2026, JDEV merged with and into Ionetix. Following the Merger, Ionetix was the surviving entity and became our wholly owned subsidiary, and all of the outstanding stock of Ionetix was converted into shares of our common stock. The business of Ionetix became our business as a result of the Merger. Following the consummation of the Merger, Ionetix changed its name to “Ionetix Radioisotopes, Inc.” Immediately after completion of the Merger, we changed our name to “Ionetix Corporation”.

Prior to the Merger, JDEV was a “shell” company registered under the Exchange Act, with no specific business plan or purpose until it began operating the business of Ionetix following the closing of the Merger.

Our principal executive offices are located at 3130 Sovereign Drive, Lansing, MI 48911. Our telephone number is (517) 252-4069. Our website address is www.ionetix.com. Information contained on, or that can be accessed through, our website is not a part of this prospectus.

All trademarks, service marks and trade names appearing in this prospectus are the property of their respective holders. Use or display by us of other parties’ trademarks, trade dress, or products in this prospectus is not intended to, and does not, imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owners.

THE OFFERING

Common stock offered by selling stockholders	114,575,962 shares

Common stock outstanding	106,295,716 shares

Use of proceeds	We will not receive any proceeds from the sale of the shares of common stock offered by the selling stockholders.

Offering price	The selling stockholders may only sell their shares of common stock pursuant to this prospectus at a fixed price of $3.00 per share until such time as our common stock is quoted on the OTCQB, or another public trading market for the common stock otherwise develops. At and after such time, the selling stockholders may sell all or a portion of their shares through public or private transactions at prevailing market prices or at privately negotiated prices.

Risk factors	You should read the “Risk Factors” section of this prospectus for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.

Market for our shares	There is not now and never has been any market for our securities and an active market may never develop. We intend to arrange for a broker-dealer to apply to have our common stock quoted on the OTCQB or another over-the-counter system. In the future, we intend to seek to have the common stock listed on a national securities exchange. However, we may not be successful in having our shares quoted on an over-the-counter market or listed on a national securities exchange.

The number of shares of common stock outstanding is based on an aggregate of 106,295,716 shares outstanding as of July 31, 2026 but excludes:

●	6,935,626 shares of common stock issuable upon the exercise of stock options outstanding that were subject to options originally granted by Ionetix and assumed by us under the 2026 EIP (as defined below) in connection with the Merger, with a weighted-average exercise price of $0.72;

●	outstanding warrants to purchase an aggregate of 8,280,246 shares of our common stock, with a weighted-average exercise price of $1.67 per share; and

●	5,346,080 shares of our common stock reserved for future issuances of incentive awards under the 2026 EIP.

RISK FACTORS

Investing in our common stock involves a high degree of risk. In addition to the other information set forth in this prospectus, you should carefully consider the risk factors discussed below when considering an investment in our common stock and any risk factors that may be set forth in the applicable prospectus supplement, any related free writing prospectus, as well as the other information contained in this prospectus, any applicable prospectus supplement, and any related free writing prospectus. If any of the following risks occur, our business, financial condition, results of operations, and prospects could be materially and adversely affected. In that case, the market price of our common stock could decline, and you could lose some or all of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations.

Risk Factors Summary

●	We have incurred losses since inception, and may continue to incur losses for the foreseeable future, which raises substantial doubt about our ability to achieve or sustain profitability.

●	We will require additional capital to fund our operations, and such financing may not be available on acceptable terms, if at all.

●	Our auditor has issued a “going concern” opinion.

●	If we incur indebtedness under existing or future credit facilities, the associated covenants and repayment obligations could restrict our operations and adversely affect our financial condition.

●	We operate in a highly competitive market for the manufacturing and sale of radioactive isotopes, and we may be unable to compete effectively against companies with greater resources, more established commercial infrastructure, or more advanced technologies.

●	We rely on a limited supply of key raw materials, and any disruption in the availability or cost of these materials could adversely affect our development and commercialization activities.

●	We depend on a limited number of customers and potential customers to utilize our diagnostic products, which may constrain commercial opportunities, and our revenue and receivables are concentrated in these customers.

●	We have only recently started selling therapeutic radioisotopes, and we depend on a limited number of pharmaceutical company customers to utilize our therapeutic radioisotopes. Our revenue from therapeutic isotope sales is subject to risks arising from the early-stage development status of our customers’ radiotherapeutic product candidates.

●	Our growth depends on the continued growth and development of the markets for radiodiagnostic and radiotherapeutic products, and if these markets fail to grow as expected, our business and prospects could be materially adversely affected.

●	Some of our technologies, products, or product candidates are unproven and may not perform as expected or achieve market acceptance.

●	Uncertainty regarding healthcare reimbursement and healthcare reform initiatives could adversely affect our ability to commercialize our products and achieve profitability.

●	Our business is subject to extensive and evolving regulation, and failure to obtain or maintain required approvals, licenses, or permits could delay or prevent commercialization.

●	Changes in laws, regulations, or regulatory interpretation could increase our costs or restrict our operations.

●	Our pharmaceutical company customers must conduct clinical trials of their radiotherapeutic products, which are costly, time-consuming, and subject to delay, suspension, or failure.

●	Adverse events or safety concerns could delay or prevent regulatory approval or limit commercial adoption.

●	We may incur substantial product liability or indemnification claims related to the use of our products.

●	We rely on third parties for manufacturing, supply, and other critical services, and disruptions could adversely affect our operations.

●	The short half-life and time-sensitive nature of delivery of radioactive isotopes used in our business create unique manufacturing, logistics, and operational risks.

●	We may face risks related to quality control, compliance with manufacturing standards, and product recalls.

●	We may not be able to successfully scale production of any of our cyclotrons.

●	We depend on our ability to protect and defend our intellectual property rights, and we may not be able to do so.

●	Cybersecurity breaches or information technology disruptions could result in significant costs and materially impact our financial results.

●	Our ability to rely on global supply chains for source components and/or raw materials may be impacted by tariffs, trade disputes, or other changes in trade policy or trade regulation.

●	Our business is highly dependent on the continued service of certain members of our senior management.

●	Our success depends on our ability to attract, retain, and motivate key personnel.

●	Being a public company can be administratively burdensome and will significantly increase our legal and financial compliance costs.

●	Our management as a group has limited experience operating a publicly traded company.

●	If we fail to maintain effective internal control over financial reporting, investor confidence could be harmed.

●	The shares of common stock issued in the Merger and the Private Placement are “restricted securities” and, as such, may not be sold except in limited circumstances, which may impact the ability to re-sell shares of our common stock.

●	Because there is currently no established market for our common stock, stockholders may not be able to sell their shares when or at prices they want.

●	Our common stock may not be eligible for listing or quotation on any securities exchange or over-the-counter trading system.

●	Because the Merger was a reverse merger, the registration statement we file with respect to the shares of common stock received by investors in the Merger might be subject to heightened scrutiny by the SEC, and we may not be able to attract the attention of major brokerage firms.

●	We are an emerging growth company and a smaller reporting company, and any decision on our part to comply only with certain reduced reporting and disclosure requirements applicable to emerging growth companies and smaller reporting companies could make our common stock less attractive to investors.

●	Anti-takeover provisions in our charter documents and under Delaware law could make an acquisition of our business, which may be beneficial to our stockholders, more difficult and may prevent attempts by our stockholders to replace or remove our current management.

●	We do not intend to pay dividends for the foreseeable future.

RISKS RELATED TO OUR FINANCIAL CONDITION AND CAPITAL REQUIREMENTS

We have incurred losses since inception, and may continue to incur losses for the foreseeable future, which raises substantial doubt about our ability to achieve or sustain profitability.

Our ability to become profitable depends upon our ability to generate increasing revenues. Since inception we have not generated sufficient revenues to achieve profitability. We cannot offer assurance that we can or will be able to operate profitably.

We expect to continue to incur operating losses and negative cash flows for the foreseeable future as we incur significant expenses related to research and development, regulatory compliance, manufacturing readiness, commercialization planning, personnel expansion, and public company costs. There can be no assurance that we will ever achieve or maintain profitability. If we are unable to do so, our business, financial condition, and results of operations may be materially adversely affected.

While we have objectives for the future development of our business, ongoing risks and uncertainties may prevent us from achieving profitability or sustaining growth.

Even if we succeed in broadening our customer base or achieving greater market acceptance, there is no assurance that our revenues will reach levels sufficient to attain profitability. Should we achieve profitability, maintaining or increasing it over time may prove challenging. Any inability to become or remain profitable could negatively impact our valuation and limit our capacity to secure funding, grow our operations, diversify our product portfolio, or continue as a going concern. Furthermore, as a company operating in a dynamic and rapidly evolving industry, we face ongoing risks and uncertainties that can disrupt our financial projections and anticipated revenues, especially when unexpected delays, shifting circumstances, or changing market conditions arise. If we are unable to effectively address these challenges, our operating results may significantly deviate from internal forecasts or from analyst or investor expectations, potentially harming our business and causing declines in the value of our securities. Ineffective management of growth could hinder the execution of our business strategy and have a substantial adverse impact on our prospects, financial stability, operational performance, and cash flow.

We must successfully manage our anticipated growth.

We intend to invest significantly in order to expand our business from an early-stage company to a company capable of supporting large-scale commercial activities. Any failure to manage our growth effectively could materially and adversely affect our business, prospects, financial condition, and operating results. We expect our expansion to require:

●	launching commercialization of our products and services, as well as those commercialized by our pharmaceutical company customers;

●	forecasting production and revenue;

●	controlling expenses and investments in anticipation of expanded operations;

●	hiring and training new personnel; and

●	expanding and enhancing administrative infrastructure, systems, and processes.

In particular, our strategy contemplates significant capital expenditures for cyclotron systems, radiopharmaceutical production facilities, and related equipment and infrastructure. These long-lived assets may be costly to develop, install, and maintain, and may be difficult to repurpose or monetize if utilization, revenue growth, or customer demand at the associated sites is lower than we expect. If we are unable to achieve sufficient revenue or cash flows from these investments, we may not recover our capital outlays, which could adversely affect our liquidity, financial condition, and results of operations.

If our operations continue to grow, of which there can be no assurance, we will need to continue to expand our sales and marketing, research and development, commercial strategy, permitting and licensing, products and services, and manufacturing, supply, and operations functions. These efforts will require us to invest significant financial and other resources. There is no guarantee that we will be able to scale our business as currently planned or within the planned timeframe. The continued expansion of our business may in the future require additional operational facilities, as well as space for administrative support, and there is no guarantee that we will be able to find suitable locations for such facilities if needed. Our continued growth could increase the strain on our resources, and we could experience operating difficulties, including difficulties in hiring and training employees, delays in production, challenges in scaling-up operations, and difficulty sourcing adequate raw materials, such as the Ra-226 we use to produce Ac-225. These difficulties may divert the attention of management and key employees and impact financial and operational results. If we are unable to drive commensurate growth, these costs could result in decreased margins, which could have a material adverse effect on our business, financial condition, and results of operations.

We will require additional capital to fund our operations, and such financing may not be available on acceptable terms, if at all.

Our operations and growth plans will require substantial additional capital. We may seek additional funding through equity offerings, debt financings, collaborations, strategic partnerships, licensing arrangements, or other sources. Such financing may not be available when needed, on acceptable terms, or at all. Any future equity financing may result in dilution to our existing stockholders, while any debt financing may involve restrictive covenants that limit our operational flexibility. If we are unable to obtain adequate financing, we may be required to delay, reduce, or discontinue our development programs or other operations.

We have issued, and may in the future issue, various debt, equity, and financial instruments including but not limited to simple agreements for future equity (“SAFEs”), stock options, common and preferred stock warrants, secured and convertible debt, and other financial instruments. The fair values of these instruments are determined using valuation techniques that rely on significant unobservable inputs, including simulations, pricing models, assumptions about the timing and terms of future financing events, equity volatility, discount rates, and other factors. Changes in these assumptions and other market or company-specific conditions can result in significant non-cash gains or losses. These gains or losses may be large relative to our revenue and operating expenses, may cause our reported net loss and other results of operations to fluctuate significantly from period to period, and may make it difficult for investors to evaluate our underlying operating performance. In addition, the valuation of these instruments requires complex judgments and estimates that may be difficult to audit or verify, and any errors or changes in these estimates could result in additional volatility in our reported results or in restatements of our financial statements. Our stock price may also be adversely affected if investors perceive our capital structure or financial reporting as unusually complex or volatile.

Our auditor’s report includes a “going concern” explanatory paragraph.

Our recurring losses from operations and financial condition raise substantial doubt about our ability to continue as a going concern. In our consolidated financial statements for the years ended December 31, 2025 and 2024, we concluded that our recurring losses from operations and need for additional financing to fund future operations raise substantial doubt about our ability to continue as a going concern. Similarly, our independent registered public accounting firm included an explanatory paragraph in its report on our consolidated financial statements for the year ended December 31, 2025 with respect to this uncertainty. Our ability to continue as a going concern will require us to obtain additional funding. If we are unable to obtain sufficient funding, our business, prospects, financial condition and results of operations will be materially and adversely affected, and we may be unable to continue as a going concern. If we are unable to raise capital when needed or on acceptable terms, we would be forced to delay, limit, reduce or terminate our product development or future commercialization efforts of one or more of our product candidates, or may be forced to reduce or terminate our operations. If we are unable to continue as a going concern, we may have to liquidate our assets and may receive less than the value at which those assets are carried on our audited financial statements, and it is likely that investors will lose all or part of their investment. If we seek additional financing to fund our business activities in the future and there remains substantial doubt about our ability to continue as a going concern, investors and other financing sources may be unwilling to provide additional funding to it on commercially reasonable terms, if at all.

If we incur indebtedness under existing or future credit facilities, the associated covenants and repayment obligations could restrict our operations and adversely affect our financial condition.

We currently have, and in the future may obtain, credit facilities or other forms of indebtedness to finance our operations, capital expenditures, or strategic initiatives. Any such indebtedness may be secured by substantially all of our assets and subject us to operating and financial covenants, including requirements to maintain certain financial ratios or to comply with other obligations that may limit our operational flexibility. If we breach any of these covenants or are otherwise unable to comply with the terms of our debt instruments, the lenders could declare a default, accelerate repayment of outstanding amounts, foreclose on collateral, or exercise other remedies, which could, in turn, force us to curtail or cease operations, sell assets on unfavorable terms, or seek additional capital on terms that may be dilutive or otherwise disadvantageous to our stockholders. Even if we remain in compliance, servicing debt may limit the cash flow available for other purposes, including funding our research and development, capital expenditures, and working capital needs.

RISKS RELATED TO OUR BUSINESS AND INDUSTRY

We operate in a highly competitive market for the manufacturing and sale of radioactive isotopes, and we may be unable to compete effectively against companies with greater resources, more established commercial infrastructure, or more advanced technologies.

The market for the manufacture and supply of radioactive isotopes — including both PET diagnostic isotopes and alpha-emitting therapeutic isotopes — is competitive and rapidly evolving. We face competition from a range of participants, including large multinational healthcare and radiopharmaceutical companies, government-affiliated entities, academic institutions, and other emerging commercial producers, many of which have significantly greater financial resources, longer operating histories, more established commercial infrastructure, and broader market recognition than we do. Our failure to compete effectively in either the diagnostic or therapeutic isotope markets could have a material adverse effect on our business, financial condition, results of operations, and prospects.

In the market for PET diagnostic isotopes, commercial providers of PET radiopharmaceuticals in the United States include PETNET Solutions Inc. (a wholly owned subsidiary of Siemens Healthineers), Cardinal Health, Pharmalogic Holdings Corp., Sofie Biosciences, and Jubilant Radiopharma, among others. Hospitals and research institutions with significant programs — including Memorial Sloan Kettering, Stanford University, the Mayo Clinic, and the University of California San Francisco — may also produce PET isotopes internally for their own use, further reducing the addressable market for commercial suppliers. For our N-13 ammonia product specifically, we face competition from providers of Rb-82, a competing cardiac perfusion imaging agent manufactured commercially by Bracco and Jubilant Radiopharma. For Ga-68 Gozetotide, competitors include Novartis and Telix Pharmaceuticals. For PSMA PET diagnostics, several companies — including Telix Pharmaceuticals, Lantheus, Novartis, and Blue Earth Diagnostics (a Bracco company) — have received FDA approvals for competing PSMA PET diagnostic products. Competitors could also file Abbreviated New Drug Applications for N-13 ammonia, Ga-68 Gozetotide or other PET drugs for which we hold ANDAs, which could intensify competition and put downward pressure on pricing for those products. Because PET isotopes have relatively short half-lives and can generally be distributed within a metropolitan area from a single production site, the PET isotope market is inherently localized, which means competition in any given geography can be concentrated and intense.

In the market for therapeutic alpha-emitting isotopes, we face competition from both domestic and international producers of Ac-225 and At-211. In the United States, Ac-225 has historically been supplied through the U.S. Department of Energy (“DoE”) and companies obtaining isotopes from the DoE, including TerraPower and Cardinal Health, though that supply is constrained by the DoE’s finite inventory of Thorium-229 (“Th-229”). Other domestic commercial producers of Ac-225 include Niowave, SpectronRx, and Northstar IsotopesMedical Radioisotopes. In Europe, PanTera in Belgium and AlfaRim in the Netherlands, as well as ITM Radiopharma and Eckert & Ziegler in Germany, have also announced plans to produce Ac-225, which could result in increased global supply and competitive pressure on pricing or market share. For At-211, while there is currently no commercial supplier in the United States, Nusano has announced plans to enter the U.S. At-211 market, and internationally, commercial At-211 is already available in Denmark, Germany, France, and Japan, and IBA have announced production plans for Europe. As domestic and international commercial production of At-211 matures, we may face significant competition that could reduce our ability to capture, or retain, the market share that we are currently seeking to establish.

Our competitive position is based in part on our proprietary superconducting cyclotron technology, which allows for a smaller production footprint and potentially faster, more cost-effective deployment compared to conventional cyclotron technologies. However, our cyclotrons generally produce less activity per hour than certain conventional cyclotrons, such as certain cyclotrons manufactured by GE Healthcare, which we believe limits their suitability for serving remote sites requiring large quantities of activity. If competitors develop or deploy technologies that are more productive, more cost-efficient, or more broadly deployable than ours, or if they are able to produce isotopes at lower cost or in greater volume, our competitive advantages could be diminished or eliminated. Additionally, our primary patent covering our superconducting cyclotron technology is set to expire in 2031, which could permit competitors to use similar technology thereafter and could further erode our competitive position.

Many of our current and potential competitors have access to substantially greater capital than we do and may be better positioned to invest in research and development, expand production capacity, develop regulatory approvals for new isotopes or manufacturing sites, or enter into strategic partnerships with pharmaceutical companies that develop radiotherapeutic product candidates. These competitors may be able to respond more rapidly to new technologies, regulatory developments, or shifts in customer requirements. Competitive pressures may also limit our ability to raise prices, and any inability to maintain revenue or raise prices to offset increases in costs could have a significant adverse effect on our gross margin. If we are unable to compete effectively on the basis of isotope quality, production capacity, delivery reliability, pricing, or the breadth of our product offering, our revenue could be materially lower than we expect, and our business, financial condition, and prospects could be materially adversely affected.

We rely on a limited supply of key raw materials, and any disruption in the availability or cost of these materials could adversely affect our development and commercialization activities.

Our business model depends on reliable access to key raw materials such as Ra-226. We currently purchase Ra-226 outright, but also obtain it pursuant to tiered royalty arrangements with a third-party supplier where the contract is for three years with option to renew annually. Global supply of Ra-226 is limited and concentrated among a small number of suppliers, and there is no well-established commercial market or spot pricing for this material. These materials can be difficult and costly to procure, are subject to long lead times and regulatory and safety requirements, and, in some cases, are not widely available.

These materials, including Ra-226, may be lost during handling and processing, or as part of a waste stream. In addition, the procurement, possession, use, and transport of such materials are subject to stringent regulatory requirements, including licensing, security, and export control restrictions, which may further constrain availability or delay delivery. Manufacturing or processing outages, transportation or export restrictions, changes in applicable regulations, sanctions or other geopolitical developments, quality issues, or the financial or operational instability of one or more of our suppliers could reduce or eliminate our access to needed materials.

In certain cases, alternative sources may not exist or may require the development of new supply arrangements, including potential reliance on government-controlled inventories or facilities. We may not be able to qualify alternative suppliers on a timely basis, if at all, and any such qualification process may require significant time and expense and additional regulatory interaction. Any disruption in the supply or significant increase in the cost of these materials could delay or prevent our ability or our customers’ ability to conduct development activities or to manufacture products at clinical or commercial scale, which could materially adversely affect our business, financial condition, and results of operations.

We depend on a limited number of customers and potential customers to utilize our diagnostic products, which may constrain commercial opportunities, and our revenue and receivables are concentrated in these customers.

Diagnostic products that use radioactive materials may be administered or used only at facilities that have appropriate nuclear medicine, radiation-safety, and imaging capabilities, and that hold and maintain the required licenses, permits, and trained personnel. As a result, our current and future customers will be limited to institutions that satisfy these requirements. In addition, if such centers are slow to adopt our technology, experience operational difficulties, or face regulatory or reimbursement challenges, the actual market penetration of our products may be materially lower than we expect.

In addition, a significant portion of our revenues and accounts receivable are concentrated in a small number of customers. For the year ended December 31, 2025, five customers accounted for 99% of our total revenue, with our largest customer representing 29% of our total revenue, while for the year ended December 31, 2024, four customers accounted for 98% of our revenues, with our largest customer representing 37% of our revenues. We have also occasionally provided financing or extended payment terms to certain customers, including loans to significant customers that were not repaid at maturity. If one or more of our key customers reduces or delays purchases of our products or services, fails to meet its payment obligations when due, experiences financial difficulties, or otherwise changes its purchasing patterns, our revenue, cash flows, and results of operations could be materially and adversely affected. Because our customer base is concentrated, any such event could have a disproportionate impact on us, and it may be difficult or time-consuming for us to replace lost business with other customers on acceptable terms, or at all.

We have only recently started selling therapeutic radioisotopes, and we depend on a limited number of pharmaceutical company customers to utilize our therapeutic radioisotopes. Our revenue from therapeutic isotope sales is subject to risks arising from the early-stage development status of our customers’ radiotherapeutic product candidates.

We started sales of radioisotopes in late 2025, and we expect to sell our therapeutic radioisotopes, including Ac-225 and At-211, primarily to a limited number of pharmaceutical companies that are engaged in the development and clinical testing of radiotherapeutic product candidates. Our ability to generate revenue from therapeutic isotope sales is therefore dependent in significant part on the continued progress of our customers’ drug development programs, over which we have no control and into which we have limited visibility. Because most of the clinical trials that utilize or depend on our radioisotopes are designed, sponsored, and controlled by our pharmaceutical company customers, we generally do not control key aspects of such trials, including study design, timelines, enrollment strategies, site selection, and interactions with regulatory authorities. We may receive information on delays, protocol changes, or safety concerns only after our customers or collaborators have already made decisions that affect the pace or direction of development. As a result, it is difficult for us to predict or model the timing, likelihood, or scope of clinical success for programs that rely on our therapeutic isotopes, and negative or unexpected developments in those trials could occur without advance notice to us.

The concentration of our therapeutic isotope revenue among a small number of pharmaceutical company customers exposes us to heightened risks. If any one of these customers encounters setbacks in clinical development—whether due to adverse events or safety concerns, failure to meet primary or secondary endpoints, regulatory holds or other agency actions, enrollment challenges, or insufficient funding to continue a trial—demand for our therapeutic radioisotopes could be reduced or eliminated for that program with little or no advance notice. Similarly, if any such customer determines to discontinue, reprioritize, or partner out a program that uses our radioisotopes, abandons its radiotherapeutic pipeline, is acquired, or otherwise ceases operations, our revenue from therapeutic isotope sales could be materially and adversely affected. Because our therapeutic customer base is concentrated, the loss of, or significant reduction in orders from, any single customer could have a disproportionate impact on our results of operations, and it may be difficult or time-consuming for us to replace any lost business on acceptable terms, or at all.

Moreover, the commercial success of any of our pharmaceutical company customers’ radiotherapeutic product candidates—even if those products ultimately receive regulatory approval—is not guaranteed and is subject to numerous factors outside of our control. Market acceptance will depend on, among other things, the clinical safety and effectiveness profile of the approved product, its reimbursement and coverage status, the availability of alternative treatments or competing therapeutic modalities, and the scope of any limitations or warnings in regulatory labeling. If the products of our pharmaceutical company customers fail to achieve broad market acceptance, or if acceptance is slower or more limited than anticipated, the demand for our therapeutic radioisotopes could be materially lower than we expect, which would adversely affect our business, financial condition, results of operations, and prospects.

The field of alpha-emitting radiotherapeutics is still in an early stage of development, and a significant portion of our therapeutic isotope revenue currently depends on customers that are conducting pre-commercial development and testing activities rather than commercial-scale production. To the extent that our customers’ product candidates fail to progress through clinical development or fail to obtain regulatory approval, or that the growth of the broader radiotherapeutic market occurs more slowly than we expect, we may be unable to grow our therapeutic isotope revenue, and our business and prospects could be materially adversely affected.

Our growth depends on the continued growth and development of the markets for radiodiagnostic and radiotherapeutic products, and if these markets fail to grow as expected, our business and prospects could be materially adversely affected.

Our business depends in significant part on the continued growth and commercial development of the markets for radiodiagnostic and radiotherapeutic products. In the diagnostic market, our revenue is largely driven by demand for PET imaging procedures, which is in turn dependent on the continued adoption of PET-based imaging in clinical practice, the successful development and commercialization of new PET tracers, and the willingness of healthcare providers and payors to reimburse PET imaging procedures at adequate levels. In the therapeutic market, our revenue from sales of therapeutic radioisotopes, including Ac-225 and At-211, depends on the continued clinical development, regulatory approval, and commercial success of radiopharmaceutical drug candidates that use alpha-emitting isotopes. The field of alpha-emitting radiotherapeutics remains in an early stage of development, and there can be no assurance that it will achieve the broad clinical acceptance or commercial scale that we anticipate.

PET imaging is gaining traction in oncology and other high-value clinical applications, driven by tracer innovation, theranostics, and the integration of imaging with treatment planning. The global PET imaging agent market has been projected by third-party industry analysts to grow at a compound annual growth rate of approximately 4.6% in market value between 2025 and 2035, and specific segments such as PSMA PET tracers and Alzheimer’s disease PET imaging have been projected to grow substantially during that period. However, these projections are based on assumptions that may prove to be incorrect, and actual growth in the PET imaging market may be slower, more limited in scope, or concentrated in segments in which we do not have a competitive presence. If PET imaging does not achieve the level of adoption anticipated, or if reimbursement for PET imaging procedures is reduced or restricted, demand for our diagnostic isotope products could be materially lower than we expect.

In the therapeutic segment, the market for radiopharmaceuticals has been characterized as one of the fastest-growing categories among anticancer medicines, with the global radiopharmaceuticals market projected to grow to over $26 billion in sales by 2032, and the therapeutic segment estimated to achieve a total addressable market of $25 billion to $60 billion post-2030. However, these estimates and projections are based on assumptions about clinical success rates, regulatory approvals, market adoption, and reimbursement that may not be realized. The commercial validation demonstrated by approved beta-emitting radiopharmaceuticals such as Pluvicto and Lutathera — which have demonstrated meaningful clinical benefits in prostate cancer and certain neuroendocrine tumors, respectively — has generated significant optimism about the potential of the broader radiopharmaceutical class, including alpha-emitting agents. Nevertheless, alpha-emitting radiopharmaceuticals that use Ac-225 and At-211 remain in clinical development, and none have yet received FDA approval. The successful translation of early-stage clinical data into approved, commercially successful products is uncertain and depends on factors outside our control.

The commercial success of the radiotherapeutic market more broadly will depend on a range of factors, many of which are beyond our control, including the outcomes of ongoing and future clinical trials; the willingness of the FDA and comparable foreign regulatory authorities to approve radiopharmaceutical product candidates; the ability of pharmaceutical companies developing such candidates to raise sufficient capital to fund their programs through to commercialization; the availability of adequate third-party reimbursement for radiopharmaceutical therapies; the acceptance of radiopharmaceuticals by physicians, patients, and healthcare providers as a preferred or complementary modality to existing cancer treatments; and the pace of development of the specialized clinical infrastructure — including trained nuclear medicine specialists and appropriately licensed and equipped treatment centers — necessary to administer radiopharmaceutical therapies at commercial scale.

If either the radiodiagnostic or radiotherapeutic markets fail to develop or grow as we expect, develop more slowly than anticipated, or fail to achieve the scale necessary to support our business model, our revenue growth could be substantially limited. Furthermore, because our business model contemplates significant capital expenditures for cyclotron systems, radiopharmaceutical production facilities, and related infrastructure, a failure of the market to develop as expected could result in our being unable to recover such investments, which would have a material adverse effect on our business, financial condition, results of operations, and prospects.

Some of our technologies, products, or product candidates are unproven and may not perform as expected or achieve market acceptance.

We are investigating other possible uses of our superconducting cyclotron technology, including to remediate nuclear waste while simultaneously generating power, sterilization of medical instruments and devices, testing for equipment destined to be exposed to high radiation loads (e.g. materials proposed for use in fusion reactors or sent into space), and as a possible light source for next-generation lithography machines. These efforts are in early or developmental stages and may not perform as anticipated in real-world or commercial settings. Commercial applications may progress more slowly than projected or encounter delays and engineering changes that increase the expense and capital requirements for execution. Actual or perceived design, production, performance, or other quality issues could result in significant project delays and engineering changes that increase the expense and capital requirements for execution. This risk is pronounced in connection with the introduction of new technology. Some of the markets for our technology are not yet established and may not achieve the growth potential we expect or may grow more slowly than expected. If demand for our technology fails to develop sufficiently, our business and operations could suffer, and we would be unable to achieve profitability.

Uncertainty regarding healthcare reimbursement and healthcare reform initiatives could adversely affect our ability to commercialize our products and achieve profitability.

Governmental and third-party payors continue to seek to contain healthcare costs through various measures, including pricing controls, reimbursement limitations, and coverage restrictions. If adequate reimbursement is not available for our products or those of our customers, or if reimbursement levels are insufficient, demand for our products may be limited, even if they are approved for commercialization. Changes in healthcare laws, regulations, or reimbursement practices in the United States or internationally could also reduce the prices we are able to charge, impair our ability to raise capital and materially adversely affect our business and financial condition.

We do not currently have a fully developed sales, marketing, or distribution organization for commercial-scale deployment of our products.

To successfully commercialize any of our products, we will need to build internal sales, marketing, and distribution capabilities, or enter into strategic arrangements with third parties (particularly in international markets), which may be costly, time-consuming, and complex. Our arrangements in international markets may be exclusive arrangements with third parties for specific geographic regions.

We may be unable to establish effective commercialization arrangements on acceptable terms, or at all. Potential collaborators may prioritize their own products or fail to dedicate sufficient resources to our offerings. If we are unable to establish adequate commercialization capabilities, either independently or through third parties, we may be unable to generate meaningful revenue and may not achieve or sustain profitability.

Our market opportunity estimates may be inaccurate, and actual demand for our products or services may be lower than expected.

Our assumptions and the data underlying our – or our pharmaceutical company customers – market estimates may not be correct and the conditions supporting our assumptions or estimates may change at any time, thereby reducing the predictive accuracy of our models or those of our pharmaceutical company customers. As a result, our estimates of the market potential for our products, as well as the expected growth rate for our revenues, may prove to be incorrect.

RISKS RELATED TO REGULATORY APPROVAL AND COMPLIANCE

Our business is subject to extensive and evolving regulation, and failure to obtain or maintain required approvals, licenses, or permits could delay or prevent commercialization.

We are subject to extensive laws and regulations relating to various aspects of our business, including, but not limited to, licensing by the FDA and the NRC, as well as other federal, state, and foreign regulatory authorities governing, among other things, research, development, testing, manufacturing, labeling, storage, distribution, marketing, export, and sale of our products or those of our customers. Regulatory approval processes are complex, time-consuming, costly, and subject to significant uncertainty. There can be no assurance that the necessary approvals and licenses will be granted on a timely basis, if at all, which could significantly delay or prevent the commercialization of our products.

We are subject to two sets of FDA cGMP requirements depending on the type of product we manufacture. Production of PET drugs is regulated under cGMP requirements specific to PET drugs (21 CFR Part 212), which impose strict sterility testing, quality control, and laboratory requirements tailored to the unique properties of PET radiopharmaceuticals. Production of alpha-emitting isotopes is regulated under the cGMP requirements applicable to finished pharmaceuticals (21 CFR Parts 210 and 211), which are generally more comprehensive and impose additional requirements related to process validation, stability testing, and quality systems. Failure to comply with either set of cGMP requirements could result in warning letters, product seizures, injunctions, civil or criminal penalties, refusal to approve pending applications, or withdrawal of existing approvals. Our obligation to maintain compliance with both regulatory frameworks simultaneously increases the complexity and cost of our manufacturing operations and subjects us to additional risk. Our facilities and those of our customers are subject to inspection by FDA, NRC and other federal and state agencies. If any of our facilities or those of our customers are inspected and found to have objectionable conditions during the inspection, it could lead to an “official action indicated” (OAI), Form 483 observations, Notice of Violation, an FDA warning letter, or other enforcement action, which could negatively impact our business and damage our reputation. Failure to satisfy regulatory requirements on an ongoing basis could cause restriction or revocation of existing licenses and disrupt our ability to manufacture and commercialize our products.

Any future ANDA or NDA filings are subject to significant regulatory uncertainty, and we cannot guarantee that the FDA will approve our applications on the expected timeline, or at all. The FDA may refuse to approve our ANDA or any future ANDA for a variety of reasons, including failure to demonstrate bioequivalence, deficiencies in our chemistry, manufacturing, and controls data, unsatisfactory inspection outcomes at our manufacturing facilities, or unresolved patent or exclusivity issues relating to the reference listed drug.

Under the Hatch-Waxman Amendments, an ANDA applicant must address any patents listed in the FDA’s Approved Drug Products with Therapeutic Equivalence Evaluations (the “Orange Book”) for the reference listed drug by making one of four patent certifications. If our ANDA includes a Paragraph IV certification—asserting that a listed patent is invalid, unenforceable, or will not be infringed—the reference product’s NDA holder or patent owner may file a patent infringement lawsuit against us within 45 days of receiving notice, which could trigger a stay of FDA approval for up to 30 months or until a court decision or settlement is reached. Any such litigation could be costly and time-consuming and could significantly delay or prevent our ability to commercialize the product. Even in the absence of Paragraph IV litigation, other forms of regulatory exclusivity applicable to the reference listed drug, such as new chemical entity exclusivity or other statutory exclusivity periods, could delay the timing of our ANDA submission or approval.

In addition, the FDA may issue a complete response letter identifying deficiencies in our application that must be addressed before approval, which could require additional studies, data, or manufacturing changes and result in significant delays and expense. The FDA may also impose post-marketing requirements as a condition of approval. We cannot predict the timing or outcome of ANDA reviews, and any delays or adverse outcomes could materially affect our ability to commercialize our proposed generic products and could have a material adverse effect on our business, financial condition, and results of operations.

We are required to obtain site-specific FDA approval for each manufacturing location, and the loss of approval at any site or failure to obtain approval for new sites could materially harm our business. The FDA requires that each manufacturing site at which we produce drug products be individually approved and listed in the applicable NDA or ANDA. Each new site requires the submission of a prior approval supplement or an amendment to our existing application, along with a satisfactory pre-approval inspection. The process of preparing a new manufacturing site for FDA inspection and obtaining approval can take many months and involves significant cost, including the qualification and validation of equipment, processes, and analytical methods. If the FDA identifies deficiencies at a new or existing site during an inspection—or if we are unable to demonstrate that a site can consistently manufacture products that meet all applicable specifications and regulatory standards—the FDA could delay or deny approval for that site, require costly remediation efforts, or take enforcement action. Because many of our PET isotopes have short half-lives and must be produced on or near the point of care, the loss of FDA approval at even a single site could directly prevent us from serving patients at that location and could result in lost revenue and damage to our customer relationships.

Post-approval regulatory requirements impose ongoing obligations that are costly and could restrict our operations, and failure to comply with such requirements could result in enforcement action or loss of approval. In addition, we are required to register our manufacturing establishments and list our drug products with the FDA under 21 CFR Part 207. We must also maintain drug establishment registrations and drug product listings with applicable state agencies. Failure to comply with registration and listing requirements could subject us to enforcement action, including seizure, injunction, or civil penalties.

We face risks associated with FDA enforcement actions, including warning letters, recalls, seizures, injunctions, and civil or criminal penalties. If the FDA determines that we are not in compliance with applicable regulatory requirements, it has a range of enforcement tools available, including issuance of Form 483 inspectional observations, warning letters, untitled letters, and cyber letters; imposition of civil monetary penalties; product recalls, seizures, or detentions; consent decrees of permanent injunction; withdrawal of product approvals; refusal to approve pending applications; restrictions on marketing or manufacturing; debarment; and referral for criminal prosecution. The FDA may also place a clinical hold on ongoing clinical trials if it finds that trial participants are being exposed to unacceptable risks. Any such enforcement actions could be costly, damage our reputation, divert management attention, and materially adversely affect our business, financial condition, and results of operations. Even if we ultimately prevail in any enforcement proceeding, the cost and distraction of defending against such actions could be substantial.

In addition, we may be required to conduct voluntary or mandatory recalls of our products if they are found to be defective, adulterated, or misbranded, or if they pose an unacceptable risk to patients. Because our products include radioactive materials, any recall or product withdrawal may involve additional logistical complexities related to the safe handling and disposition of radioactive materials. Product recalls could result in lost revenue, significant remediation costs, negative publicity, and damage to our customer relationships.

Possession of radioactive materials is subject to NRC, state, and international regulations.

We currently have nine sites across the United States for the production of diagnostic radiopharmaceuticals, and two additional facilities in Lansing, Michigan, with one for the production of therapeutic radiopharmaceuticals and another for the development of our cyclotron technology. Each site is licensed by the U.S. Nuclear Regulatory Commission or a state equivalent under a radioactive materials license, which entitles us to possess specified isotopes up to the quantity limits set forth in the license. These licenses, issued by the NRC or “Agreement States” authorized under the Atomic Energy Act, impose requirements governing the possession, use, transfer, and disposal of radioactive materials, including radiation protection standards, security requirements, and incident reporting obligations. Foreign jurisdictions also have their own regulatory requirements for manufacturing and transporting radioisotopes.

Failure to comply with our radioactive materials licenses could result in product cancellations or delays or other regulatory actions. Our licenses have associated requirements for radioactive material handling and disposal procedures, emergency plans, and qualified personnel. We are subject to ongoing compliance obligations, including license fees, reporting requirements, and site inspections. Certain isotopes and quantities may also trigger additional security and incident reporting requirements under applicable regulations.

In addition, NRC and applicable Agreement State regulations may require financial assurance for decommissioning and the proper disposition of radioactive materials, which may increase our operating costs and impose additional financial obligations.

Non-compliance with our licenses or the underlying regulations can result in enforcement actions, including civil penalties, increased oversight, or orders modifying, suspending, or revoking licenses, which could result in the cancellation or delay of customer products; penalties or fines; and liability for accidents or contamination.

Inability to secure or maintain required licenses or approvals could result in product delays or cancellations. We will require additional NRC or state licenses for any future sites at which we produce radiopharmaceuticals, and certain activities—such as amendments to existing licenses, expansion of isotope inventories, changes in facility design or operations, or the addition of new production capabilities—may require prior regulatory approval, which may be subject to environmental review and public comment processes and could result in delays or additional compliance obligations. We will also be required to file state licenses or registrations for any future cyclotrons we deploy. Any future radioactive materials licenses may be difficult to obtain depending on the regulator and proposed radiopharmaceutical. This risk is higher for cyclotron deployment that differs substantially from our existing operations.

Additionally, the NRC or Agreement States may determine that this merger or a future reorganization constitutes a change of control requiring prior regulatory approval, and obtaining such approval could impose additional costs, timing delays, or operational restrictions. Because our operations depend on maintaining and expanding NRC and Agreement State licenses, any delay or denial of required approvals could directly limit our ability to produce or supply isotopes at clinical or commercial scale.

We also hold radiation-producing machine licenses from Agreement States for the cyclotrons themselves. These state regulatory frameworks establish requirements for the installation, operation, inspection, and maintenance of radiation-producing equipment, including shielding, radiation safety controls, personnel training, and radiation dose limits for workers and the public. States typically require facility registration, periodic inspections, and compliance with radiation protection standards, and may impose corrective actions or operational restrictions in the event of non-compliance. Failure to obtain or maintain required machine registrations or to comply with applicable state requirements may result in enforcement actions, including fines, suspension of operations, or revocation of registrations, which could adversely affect Ionetix’s ability to operate its production facilities.

Transportation of radioactive materials is subject to Department of Transportation and NRC Regulations.

Our business depends on the ability to safely and efficiently transport radioactive materials to customers and clinical sites. The shipment of these materials is regulated by the U.S. Department of Transportation and the U.S. Nuclear Regulatory Commission, as well as other national and international regulatory authorities governing the transport of dangerous goods.

Radioactive materials are shipped in different categories of packages depending on activity levels. Lower-activity materials (within specified regulatory limits) may be transported in Type A packages, which are designed to withstand normal conditions of transport and are certified by the shipper as meeting applicable DOT performance standards. Higher-activity materials must be transported in Type B packages, which are designed to withstand severe accident conditions and require a Certificate of Compliance issued by the NRC for the package design.

Changes to transportation regulations established by the International Atomic Energy Agency, including modifications to allowable activity limits (A1/A2 values) for Type A packages, packaging requirements, labeling standards, or shipping classifications, could require us to use more restrictive or costly transport methods, including increased reliance on Type B packages. Such changes could also reduce the quantity of radioactive material that may be shipped in a single package.

These developments could increase costs, limit distribution capabilities, delay deliveries, or reduce the usable activity available upon receipt due to radioactive decay. Any of these outcomes could adversely affect our business, operations, and financial results.

In addition, availability of qualified carriers and air transport for radioactive materials is limited and subject to carrier-specific restrictions, which could further constrain our ability to distribute products. Further, Ionetix utilizes third-party brokerage and transportation services to ensure compliance with international transportation and customs requirements. Reliance on such third-party providers may expose the company to operational or compliance risks if such providers fail to meet applicable regulatory requirements.

Changes in laws, regulations, or regulatory interpretation could increase our costs or restrict our operations.

Laws and regulations applicable to our business may change, and regulatory agencies may adopt new policies, interpretations, or enforcement priorities. Compliance with new or amended laws or regulations could require us to modify our operations, incur substantial additional costs, or delay development or commercialization efforts.

Changes in laws, the imposition of new or additional regulations, or the enactment of any new or more stringent legislation that impacts our business could require us to change the way we operate and could have a material adverse effect on our sales, profitability, cash flows, and financial condition, and lead to regulatory delays that could impact our ability to obtain licenses, certificates, authorizations, permits, and other types of regulatory approvals.

Similarly, changes in the priorities, mandates, and funding levels of the governmental entities with which we interact could impact our relationships with such entities or their attitudes toward or level of support for our business; reduce the amount of funding available for government grants; reduce the number of staff available to review and issue the requisite regulatory approvals, permits, and licenses; influence the public’s perception of our company and our industry; and influence decisions by clients, governmental agencies, or other industry participants with whom we do business.

Any such change thus carries the possibility of reducing demand for our – or our pharmaceutical company customers – products and services or increasing our costs of operations, which could have a negative impact on our financial position, results of operations, or cash flows, but we cannot reasonably or reliably estimate whether such changes will occur, when they will occur, or if they will impact us. We may not be able to anticipate such changes or the impact of such changes.

In particular, the FDA has indicated that it is continuing to mature its guidance documentation with respect to PET drug inspections, and changes to FDA policies or inspection approaches that emerge during pre-approval or surveillance inspections could impose additional obligations or create obstacles to obtaining or maintaining approval for our products. Furthermore, changes to user fee programs, such as the Generic Drug User Fee Amendments (“GDUFA”), could affect the FDA’s review timelines and resource allocation for ANDA reviews, which could impact the timing of approval for our pending and future generic drug applications.

We may be unable to meet the compliance standards of environmental, health, and safety laws applicable to our business, and our inability to do so may cause us to lose prospective business and adversely affect our financial condition and results of operations.

Maintaining compliance with evolving regulatory requirements is essential for our continued operations, yet the complexity and breadth of applicable environmental, health, and safety laws, rules, and regulations pose ongoing challenges. Any failure to meet these standards may not only disrupt our business but also undermine our reputation and future prospects.

In particular, we are subject to regulations governing laboratory procedures and the handling, use, storage, treatment, and disposal of hazardous materials and wastes, including radioactive materials and gas. Our operations involve the use of hazardous and flammable materials, including chemicals and biological and radioactive materials. Our operations also produce hazardous waste products. We generally contract with third parties for the disposal of these materials and wastes. We cannot eliminate the risk of contamination or injury from these materials. In the event of contamination or injury resulting from our use of hazardous materials, we could be held liable, and any liability could exceed our resources.

Additionally, our use of facilities that use and produce radioactive materials subjects us to compliance with decommissioning and decontamination (“D&D”) requirements when we close those facilities, exposing us to potentially significant costs to dispose of any radioactive waste. When one of such facilities reaches the end of its useful life or if we need to abandon such facility for any other reason, we are obligated under the laws and regulatory rules of the various jurisdictions in which we operate to decommission and decontaminate such facility. We have no experience with D&D, and the costs of such D&D may be substantial. Estimating the amount and timing of such future D&D costs includes, among other factors, country-specific requirements and projections as to when a facility will retire or the useful life of a facility. If we do not conduct D&D properly at any of our sites, we may suffer significant additional costs to remediate any D&D deficiencies, which could have a material adverse effect upon our business, financial condition, and results of operations. Although we have estimated our future D&D costs and recorded a liability for such costs, there can be no assurances that we will not incur material D&D costs beyond such estimates or our provisions.

Although we maintain workers’ compensation insurance to cover us for costs and expenses we may incur due to injuries to our employees resulting from the use of hazardous materials, this insurance may not provide adequate coverage against potential liabilities. We do not maintain insurance for environmental liability or toxic tort claims that may be asserted against us in connection with our storage or disposal of biological, hazardous, or radioactive materials.

Failure to comply with laws applicable to our business and industry could expose us to significant liability, which may adversely affect our operations thereafter.

We are subject to a wide variety of laws, rules, and regulations relating to various aspects of our business, including, but not limited to: nuclear and radiological regulations governing the possession, use, production, and disposal of radioactive materials and components; the design, manufacture, operation, marketing, sale, distribution, and export of particle accelerator technologies and related equipment; employment and labor; tax; data security of the operational and information technology systems; health and safety; import and export control; zoning and environmental protection; intellectual property; antitrust and competition; consumer protection; and government contracting.

Our operations and relationships with healthcare professionals, investigators, vendors, customers, third-party payors, consultants, and other third parties may be subject to a wide range of healthcare fraud and abuse laws, false claims laws, anti-kickback statutes, transparency and reporting requirements, pharmaceutical manufacturer reporting requirements, and data privacy and security regulations, including, but not limited to, the following statutes: the False Claims Act, the Anti-Kickback Statute, the Food, Drug, and Cosmetic Act, and the Physician Payments Sunshine Act, as well as other analogous state and foreign laws. These laws and regulations govern both our direct and indirect business activities in the United States and internationally.

We are also subject to FDA regulations governing the labeling, advertising, and promotion of our approved drug products. The FDA requires that promotional materials for approved drugs be truthful, not misleading, and consistent with the approved labeling. We are prohibited from promoting our products for uses or in patient populations not described in the FDA-approved labeling (commonly referred to as “off-label” promotion). If the FDA determines that our promotional materials or practices constitute unlawful promotion, it could request that we modify our promotional materials, issue a warning or untitled letter, or initiate enforcement actions including product seizure, injunction, or civil or criminal penalties. In addition, the Federal Trade Commission and state attorneys general have authority to investigate and take action against misleading advertising practices, which could subject us to additional scrutiny and potential liability.

Failure to comply with these various rules, regulations, and laws could result in civil, criminal, or administrative penalties, sanctions, fines, costs, fees, regulatory enforcement measures, violations, reputational harm, public reprimands, exclusion from government programs, loss of certain privileges, imprisonment, or contractual damages, injunctions, or suspension or revocation of licenses and permits, as well as impact our ability to operate our business. If any of the physicians or other providers or entities with whom we expect to do business are found to be in violation of applicable laws, they may be subject to such consequences, as well, which could affect our ability to operate our business. Further, defending against any such actions can be costly, time-consuming, and may require significant personnel resources. Therefore, even if we are successful in defending against any such actions that may be brought against us, our business may be impaired.

We cannot guarantee that our measures to monitor these developments and the time and resources we spend to comply with these laws, regulations, and guidelines will be satisfactory to regulators or other third parties, such as our customers, who may also be subject to extensive government regulation.

Litigation or legal proceedings could expose us to significant liabilities, occupy a considerable amount of our management’s time and attention, and harm our reputation.

We may, from time to time, be a party to various litigation claims and legal proceedings. We will evaluate these claims and proceedings to assess the likelihood of unfavorable outcomes and estimate, if possible, the amount of potential losses. Claims made or threatened by our suppliers, customers, competitors, or current or former employees could adversely affect our relationships, damage our reputation or otherwise adversely affect our business, financial condition, or results of operations. The costs associated with defending legal claims and paying damages could be substantial. Our reputation could also be adversely affected by such claims, whether or not successful.

Our customers could incur substantial costs as a result of violations of, or liabilities under, environmental laws.

The operations and properties of our customers are subject to a variety of federal, state, local, and foreign environmental, health, and safety laws and regulations governing, among other things, air emissions; wastewater discharges; management and disposal of hazardous, non-hazardous, and radioactive materials and waste; and remediation of releases of hazardous materials. We must design our technology so it complies with such laws and regulations.

Compliance with environmental requirements could require our customers to incur significant expenditures or result in significant restrictions on their operations, and the failure to comply with such laws and regulations, including failing to obtain any necessary permits, could result in substantial fines or enforcement actions, including regulatory or judicial orders enjoining or curtailing operations or requiring our customers to conduct or fund remedial or corrective measures, install pollution control equipment, or perform other actions. More vigorous enforcement by regulatory agencies, the future enactment of more stringent laws, regulations, or permit requirements (including relating to climate change), or other unanticipated events may arise in the future and adversely impact the market for our products, which could materially and adversely affect our business, financial condition and results of operations.

RISKS RELATED TO CLINICAL DEVELOPMENT OF RADIOTHERAPEUTIC PRODUCTS

Our pharmaceutical company customers must conduct clinical trials of their radiotherapeutic products, which are costly, time-consuming, and subject to delay, suspension, or failure.

Our business depends on the successful pursuit of clinical trials by our pharmaceutical company customers. Clinical trials can be delayed, suspended, or terminated for a variety of reasons, including the following:

●	delays in or failure to obtain regulatory authorization to commence a clinical trial;

●	delays in or failure to reach agreement on acceptable terms with prospective contract research organizations (“CROs”), and clinical trial sites, the terms of which can be subject to extensive negotiation and may vary significantly among different CROs and trial sites;

●	difficulty in recruiting clinical trial investigators of appropriate competencies and experience;

●	delays in establishing the appropriate dosage levels in clinical trials;

●	delays in or failure to recruit and enroll suitable patients to participate in a clinical trial, as well as inclusion and exclusion criteria and patients’ prior lines of therapy and treatment;

●	lower than anticipated retention rates of patients in clinical trials;

●	failure to have patients complete a trial or return for post-treatment follow-up;

●	clinical sites deviating from trial protocol or dropping out of a clinical trial;

●	patient adverse events or safety concerns;

●	delays adding new investigators or clinical trial sites;

●	third-party research contractors failing to comply with regulatory requirements or meet their contractual obligations to us in a timely manner, or at all;

●	changes in regulatory requirements, policies, and guidelines;

●	delivery of sufficient quantities of a product candidate for use in clinical trials;

●	competing clinical trials for the given indication and patient population;

●	the quality or stability of a product candidate falling below acceptable standards;

●	CDMO manufacturing or other supply chain constraints;

●	changes in the treatment landscape for our target indications in oncology that may make any of our current or future product candidates no longer relevant;

●	third-party actions claiming infringement by product candidates in clinical trials outside the United States and obtaining injunctions; and

●	business interruptions resulting from geo-political actions, including war and terrorism, import/export restrictions or changes to taxes and tariffs, natural disasters including earthquakes, typhoons, floods, and wildfires, or disease.

Moreover, clinical trials must be conducted in accordance with the FDA and comparable foreign regulatory authorities’ legal requirements, regulations, and guidelines, and are subject to oversight by regulatory authorities and institutional review boards (“IRBs”) or ethics committees at the medical institutions where the clinical trials are conducted.

Because most of the clinical trials that utilize or depend on our radioisotopes are designed, sponsored, and controlled by our pharmaceutical company customers, we generally do not control key aspects of such trials, including study design, timelines, enrollment strategies, site selection, and interactions with regulators. We may have limited visibility into the status or details of these trials, and we may receive information on delays, protocol changes, or safety concerns only after our customers or collaborators have already made decisions that affect the pace or direction of development. As a result, it is difficult for us to predict or model the timing, likelihood, or scope of clinical success for programs that rely on our technology, and negative or unexpected developments in these trials could occur without advance notice to us. If our customers’ trials are delayed, suspended, or terminated, if they fail to meet their primary or secondary endpoints, or if regulators or IRBs raise safety or other concerns, demand for our products could be reduced or eliminated for affected programs, and our business, financial condition, results of operations, and prospects could be materially adversely affected.

Adverse events or safety concerns could delay or prevent regulatory approval or limit commercial adoption.

Safety or tolerability concerns could cause regulatory authorities, as applicable, to suspend or terminate a clinical trial if it is found that the participants are being exposed to unacceptable health risks, undesirable side effects, or other unfavorable characteristics of the product candidate, or if such undesirable effects or risks are found to be caused by a chemically or mechanistically similar therapeutic or therapeutic candidate. We could encounter delays if a pharmaceutical company customer’s clinical trial is suspended or terminated by the IRBs or ethics committees of the institutions in which such trials are being conducted, by the data review committee or data safety monitoring board for such trial, or by the FDA, or comparable foreign regulatory authorities. Such authorities may impose such a suspension or termination due to a number of factors, including, but not limited to, failure to conduct the clinical trial in accordance with regulatory requirements or clinical protocols, inspection of the clinical trial operations or trial site by the FDA, or comparable foreign regulatory authorities resulting in the imposition of a clinical hold, unforeseen safety issues or adverse side effects, failure to demonstrate a benefit from using a product, changes in governmental regulations or administrative actions, or lack of adequate funding to continue the clinical trial.

We may incur substantial product liability or indemnification claims related to the use of our products.

The use of our products involves inherent risks of product liability claims, including claims arising from alleged injuries or adverse events. Although we maintain insurance coverage for certain risks, such coverage may be insufficient or unavailable on acceptable terms. In addition, we may be required to indemnify third parties, including clinical trial sites, investigators, or customers for certain claims. Any such claims or indemnification obligations could result in significant costs, divert management attention, and materially adversely affect our financial condition and prospects.

RISKS RELATED TO MANUFACTURING AND SUPPLY CHAIN

We rely on third parties for manufacturing, supply, and other critical services, and disruptions could adversely affect our operations.

We may rely on third-party manufacturers, suppliers, and service providers for critical components and raw materials, such as Ra-226. These materials may be difficult or costly to source, and our suppliers may be subject to capacity constraints, quality issues, regulatory compliance challenges, or business disruptions. Our third-party suppliers, manufacturers and service providers may fail to perform as expected, experience capacity constraints, quality issues, regulatory noncompliance, or business disruptions. If we or our suppliers are unable to produce materials that meet applicable specifications or regulatory standards, or if a supplier ceases operations or fails to perform, we may experience delays, increased costs, or the need to qualify alternative suppliers, which could require significant time and expense and materially adversely affect our business. Any interruption or failure in our supply chain could delay development, increase costs, or prevent commercialization.

The short half-life and time-sensitive nature of delivery of radioactive isotopes used in our business create unique manufacturing, logistics, and operational risks.

Many of the radioactive isotopes and radiopharmaceutical products we produce have short physical half-lives and limited usable shelf lives. As a result, we must produce, process, and deliver such materials and products within tight time windows and under strict quality, safety, and regulatory requirements. Any delay or failure in manufacturing, dose preparation, release testing, packaging, or transportation may render a given batch unusable, result in missed deliveries or losses. These constraints can increase waste, raise per-dose costs, and reduce effective capacity. They also make our operations more susceptible to outages or disruptions at any point in the production and distribution chain. If we or our logistics providers are unable to consistently meet these time-critical requirements, our reputation could be harmed, our relationships with customers and collaborators could be adversely affected, and our business and prospects could be materially adversely impacted.

We may face risks related to quality control, compliance with manufacturing standards, and product recalls.

We are required to establish and maintain validated systems to ensure that our products consistently meet all specifications and regulatory standards, and to test each product batch or lot prior to its release. For our PET drugs, we must comply with the cGMP requirements set forth in 21 CFR Part 212, which impose specific requirements regarding sterility testing, environmental monitoring, equipment validation, personnel training, and batch record documentation. For our alpha-emitting isotopes, we must comply with the more comprehensive cGMP requirements under 21 CFR Parts 210 and 211. Any failure to maintain adequate quality systems, including failure to properly investigate deviations, out-of-specification results, or customer complaints, could result in the distribution of products that do not meet required specifications. Such quality failures could lead to patient harm, product recalls, FDA enforcement actions (including warning letters, seizures, and injunctions), loss of customer confidence, and reputational damage.

We may not be able to successfully scale production of any of our cyclotrons.

If we cannot increase production of our cyclotrons, we may be unable to meet our revenue goals. Supply shortages for raw materials and/or the specialized components we require may constrain our production capabilities. Moreover, there are risks associated with scaling isotope production itself, including: (i) access to requisite raw materials; (ii) radiation safety restrictions; (iii) reliability issues and; (iv) lack of experienced staff, may restrict our ability to produce isotopes for our customers.

In addition, scaling production to new sites requires us to obtain FDA approval for each additional manufacturing facility, including satisfactory completion of a pre-approval inspection. Any failure or delay in obtaining site-specific FDA approvals could prevent us from expanding our manufacturing footprint and limit our ability to meet growing demand.

RISKS RELATED TO INTELLECTUAL PROPERTY

We depend on our ability to protect and defend our intellectual property rights, and we may not be able to do so.

If we cannot protect, maintain, and, if necessary, enforce our intellectual property rights, our ability to develop and commercialize products will be adversely impacted. Our success, in large part, depends on our ability to protect and maintain the proprietary nature of our technology. We rely upon a combination of the intellectual property protections afforded by patents, trademarks and service marks, copyrights, and trade secret laws in the United States and other jurisdictions, as well as commercial agreements, such as confidentiality agreements, assignment agreements, and license agreements to establish, maintain, and enforce rights associated with our proprietary technologies. Our success depends in part on our ability to obtain and enforce patent protection for such solutions and technologies, but our patent applications may not result in issued patents, given the complexity of questions around patentability and the large number of patents and patent applications in related fields. Failure to obtain additional patent protection in connection with currently pending or future patent applications may have a material adverse effect on our ability to prevent others from commercially exploiting products similar to ours.

Further, our existing issued patents may be contested, challenged, circumvented, invalidated, or limited in scope in the future. The rights granted under our issued patents may not provide us with meaningful protection or competitive advantages, and some foreign countries provide significantly less effective patent enforcement as compared to the United States. In addition, the claims of our existing patents and any patents that issue from our currently pending or any future patent applications may be narrowed in scope during prosecution, challenged as invalid, or may simply not be broad enough to prevent others from developing technologies that are similar or that achieve results similar to ours if, for example, competitors “design around” our patents. We cannot provide assurance that our means of protecting our proprietary rights will suffice in affording the desired protection.

We rely on trade secrets and confidential information, which may be difficult to protect.

We rely upon unpatented trade secret protection and unpatented know-how, including cyclotron and magnet modeling, radiation safety analysis, radiochemistry expertise, and systems engineering, as well as continuing technological innovation to develop our business and competitive position. We may not be able to prevent the unauthorized disclosure or use of our trade secrets, know-how, or information that we consider to be confidential by our contractual counterparties, despite our efforts. If any of the suppliers, subcontractors, employees, consultants, or other third parties with whom we do business or otherwise collaborate breach or violate the terms of any of our agreements, we may not have adequate remedies for any such breach or violation, and we could lose the protections afforded by our trade secrets as a result. It is also possible that our trade secrets, know-how, or other proprietary information could be obtained by third parties as a result of breaches of our physical or electronic security systems. Even where remedies are available, enforcing a claim that a party illegally disclosed or misappropriated our trade secrets is expensive and time consuming, and the outcome is unpredictable.

Courts outside the United States are sometimes less willing to protect trade secrets. Additionally, our trade secrets could become known or be independently discovered by potential or existing competitors. If any of our trade secrets were to be lawfully obtained or independently developed by a competitor or other third party, we would have no right to prevent them, or those with whom they communicate, from using that technology or information to compete with us.

We have limited international protection over our intellectual property.

We do not have worldwide patent rights for our proprietary technologies. Accordingly, we may not be able to protect our intellectual property rights in certain jurisdictions. Our competitors may operate in countries where we do not have patent protection and can freely use our patented technologies and discoveries in such countries to the extent such technologies and discoveries are publicly known or disclosed in countries where we do have patent protection. As a result, the lack of global protection may limit our ability to prevent unauthorized use of our intellectual property and could negatively impact our competitive position.

We may need to defend ourselves against intellectual property infringement claims, which may be time-consuming and could cause us to incur substantial fees and costs.

Companies, organizations, or individuals, including any existing and potential competitors, may hold or obtain patents, trademarks and service marks, copyrights, or other intellectual property rights that would prevent, limit, or interfere with our ability to develop our intellectual property and make, use, develop, import, offer, or sell related equipment, which could make it more difficult for us to operate our company. From time to time, we may receive inquiries from holders of patents, trademarks or service marks, or copyrights inquiring whether we are infringing their proprietary rights. Companies, organizations, or individuals, including any existing and future competitors, may also seek court declarations affirming that they do not infringe our intellectual property rights. Companies holding patents or other intellectual property rights similar to our technology may bring proceedings alleging infringement of such rights or otherwise asserting their rights and seeking licenses. In addition, if it is determined that we have infringed a third party’s intellectual property rights, we may be required to do, among other things, one or more of the following:

●	cease making, using, offering to sell, selling, or importing our products and services that incorporate the challenged intellectual property;

●	pay substantial damages;

●	pay for and obtain a license from the holder of the infringed intellectual property right, which may not be available on reasonable terms or at all; or

●	redesign part or all of our technology.

In the event of a successful claim of infringement against us and our failure or inability to obtain a license to the infringed technology, our business, prospects, operating results, and financial condition could be materially adversely affected. In addition, any litigation, or claims, whether or not valid, could result in substantial costs and diversion of resources and management’s focus and attention.

Non-disclosure agreements with our employees, consultants, and contractors may be challenged or breached, resulting in misappropriation, misuse, or ongoing negotiation of ownership rights.

Our confidentiality, non-disclosure, and intellectual property assignment agreements with our employees, consultants, and contractors generally provide that inventions conceived by the party in the course of rendering services to us will be our exclusive intellectual property. These agreements may not be upheld, and requirements to assign intellectual property could be contested or violated. Moreover, there may be some circumstances where we are unable to negotiate for such ownership rights or where others misappropriate those rights.

We may be subject to claims that former employees, collaborators, or other third parties have an interest in our patents or other intellectual property as an owner, a joint owner, a licensee, an inventor, or a co-inventor. In the latter two cases, the failure to name the proper inventors on a patent application can result in the patents issuing thereon being unenforceable. Inventorship disputes may arise from conflicting views regarding the contributions of different individuals named inventors, the effects of foreign laws where foreign nationals are involved in the development of the subject matter of the patent, conflicting obligations of third parties involved in developing our patented technology, or as a result of questions regarding co-ownership of potential joint inventions. Litigation may be necessary to resolve these and other claims challenging inventorship and ownership. Alternatively, or additionally, we may enter into agreements to clarify the scope of our rights in such intellectual property.

If we fail in defending any such claims, in addition to paying monetary damages, we may lose exclusive ownership of, or right to use or license, valuable intellectual property. Such an outcome could have a material adverse effect on our business. Even if we are successful in defending against such claims, litigation could result in substantial costs and be a distraction to management and other personnel.

RISKS RELATED TO CYBERSECURITY, INFORMATION TECHNOLOGY, AND DATA PROTECTION

Security breaches and other disruptions could compromise our proprietary information and expose us to liability, which would cause our business and reputation to suffer.

We maintain various information technology systems and procedures to protect our trade secrets, technical knowhow, and other unpatented proprietary information relating to our product development and operating activities, and to restrict unauthorized access to the dissemination of our proprietary information. However, internal and external data security threats cannot be mitigated entirely. For example, current, departing or former employees or third parties could attempt to improperly use or access our computer systems and networks to copy, obtain, or misappropriate our proprietary information or otherwise interrupt our business. Additionally, members of our management team work remotely, which could have the effect of increasing the likelihood of cybersecurity breaches. Like others, we are also subject to significant system or network disruptions from numerous causes, including computer viruses and other cyber-attacks, facility access issues, new system implementations, and energy blackouts. Security breaches, computer malware, phishing, spoofing, and other cyber-attacks have become more prevalent and sophisticated in recent years. While we defend against these threats daily, we do not believe that such attacks have caused us any material damage to date. Because the techniques used by computer hackers and others to access or sabotage networks constantly evolve and generally are not recognized until launched against a target, we may be unable to anticipate, counter, or ameliorate all these techniques. As a result, our and our customers’ proprietary information may be misappropriated, and we cannot predict the impact of any future incident. Any loss of such information could harm our competitive position, result in a loss of customer confidence in the adequacy of our threat mitigation and detection processes and procedures, cause us to incur significant costs to remedy the damages caused by the incident, and divert management and other resources. We routinely implement improvements to our network security safeguards, and we believe that we devote appropriate resources to the security of our information technology systems. However, we cannot provide assurance that our efforts will be sufficient to prevent or limit the damage from any future cyber-attack or network disruptions.

Cybersecurity breaches or information technology disruptions could result in significant costs and materially impact our financial results.

The costs related to cyber-attacks or other security threats or computer systems disruptions typically would not be fully insured or indemnified by others. In many cases, insurance coverage may be limited, subject to exclusions, or insufficient to cover all damages, including remediation expenses, legal fees, regulatory fines, and costs associated with restoring operations and reputation. Additionally, we may incur significant expenses related to forensic investigations, system upgrades, and increased cybersecurity measures following an incident. As a result, the occurrence of any of the events described above could result in the loss of competitive advantages derived from our intellectual property, impacting its financial value. Such losses may also include reduced revenue, diminished market share, and increased costs of doing business, which could negatively affect our profitability and cash flows. We may experience increased scrutiny from customers and regulators, which could lead to further operational and compliance costs, as well. Moreover, these events may result in the diversion of the attention of management and critical information technology and other resources, or otherwise adversely affect our internal operations and reputation or degrade our financial results and stock price. Ultimately, the cumulative effect of these risks and associated costs could materially impact our overall financial condition and long-term strategic objectives.

RISKS RELATED TO INTERNATIONAL OPERATIONS AND TRADE

Operating internationally exposes us to a range of risks, including regulatory differences, intellectual property uncertainties, financial and legal challenges, supply and workforce disruptions, and potential business interruptions, all of which could negatively impact our costs, commercialization, and profitability.

If we commercialize our products outside the United States, we may rely on third parties to market, distribute, or support our products in foreign jurisdictions. These marketing and distribution agreements may be exclusive for particular jurisdictions. International operations expose us to additional risks, including differing regulatory requirements for product approvals, reduced or uncertain protection of intellectual property rights, foreign currency fluctuations, tariffs and trade barriers, compliance with foreign tax and employment laws, and economic or political instability.

In addition, international operations may be subject to supply disruptions, workforce challenges, and business interruptions arising from geopolitical events, natural disasters, or public health crises. Any of these factors could increase our operating costs, delay commercialization efforts, or adversely affect our revenues and profitability.

Current and future geopolitical and macroeconomic events outside of our control, including changes in interest rates, levels of inflation, and foreign currency exchange rates, could adversely impact our business.

We face risks related to geopolitical events, international hostility, epidemics, outbreaks, and other macroeconomic events that are outside of our control. The occurrence of certain geopolitical events, including, but not limited to, those arising from terrorist activity, international hostility, public health crises, and the economic impact of global trade tensions, could significantly disrupt our business and operational plans, and adversely affect our results of operations, cash flows, financial condition, and liquidity. For instance, the ongoing conflicts in the Middle East and between Russia and Ukraine have and may continue to cause geopolitical instability and have adverse effects on the global economy, supply chains, and specific markets and industries. Although we are not able to enumerate all potential risks to our business resulting from these and other similar events, we believe that such risks include, without limitation, the following:

●	disruption to our supply chain for materials essential to our business, including restrictions on importing and exporting products, including but not limited to radioactive material;

●	difficulty obtaining required licenses or authorizations as a result of changes in trade policies or sanctions;

●	customers, suppliers, and other third parties asserting that their non-performance under our contracts with them is permitted as a result of force majeure or other reasons;

●	cybersecurity attacks, particularly as digital technologies may become more vulnerable and experience a higher rate of cyberattacks in the current environment of remote connectivity;

●	any reductions of our workforce to adjust to market conditions, including severance payments, retention issues, and possible inability to hire employees when market conditions improve;

●	logistical challenges, including those resulting from border closures and travel restrictions, as well as the possibility that our ability to achieve commercialization of our operations may be interrupted, limited, or curtailed;

●	economic, political, and regulatory conditions domestically and internationally, including imposition of tariffs or other tax incentives or disincentives; and

●	effects of sanctions and other penalties imposed on foreign countries by the United States, the European Union, and other countries.

We cannot reasonably estimate the period of time that these conditions will persist; the full extent of the impact they will have on our business, results of operations, cash flows, financial condition, and liquidity; or the pace or extent of any subsequent recovery.

Uncertain global macroeconomic and political conditions could materially adversely affect our business prospects, financial condition, results of operations, and cash flows.

Our results of operations could be materially affected by economic and political conditions in the United States and internationally, including inflation, deflation, fluctuations in interest rates, fluctuations in exchange rates, availability of capital, energy and commodity prices, trade laws, and the effects of governmental initiatives to manage economic conditions. Our business model is dependent on government entities and companies around the world adopting and entering into contracts for the implementation for our technologies and services. Adverse national and international economic conditions may reduce the future availability of funding counterparties have to spend on our services, which would negatively impact our revenues and our ability to commercialize our operations. Such conditions could also make it difficult or impossible for us to secure financing on acceptable terms or at all, and could materially increase the cost of our operations. Our cost estimates and assumptions are also sensitive to macroeconomic factors, and their accuracy could likely be impacted by unanticipated changes in such factors. It is not possible to accurately predict all of the potential adverse impacts on our business, if any, or how current and future economic conditions will affect our financial condition, operating results, and cash flow. Any of these macroeconomic conditions could negatively impact our strategic partners, suppliers, customers, and the industry as a whole, as well, which could then materially affect our business, financial condition, and results of operations.

Our ability to rely on global supply chains for source components and/or raw materials may be impacted by tariffs, trade disputes, or other changes in trade policy or trade regulation.

We plan to rely on global supply chains to source components and materials essential for our business. The imposition of new or increased tariffs, trade restrictions, or other changes in trade policy by the United States or other countries throughout the world could increase our costs of materials and components, require us to find additional or alternative suppliers, or force adjustments to our pricing structure and capital budget. These changes could reduce our profit margins, may impact our licenses, may require additional regulatory approval, or could otherwise disrupt our business operations. In particular, recent global trade tensions and policy shifts have created an unpredictable environment for businesses operating across international borders. Changes in trade agreements, sanctions, export controls, and customs regulations may limit our ability to source materials from - or distribute materials to - certain countries or entities, potentially forcing rapid and costly adjustments to our supply chain. Trade policies can change with limited notice, making long-term planning difficult and increasing operational costs. Any significant disruption to our supply chain resulting from tariffs or trade policy changes could have a material adverse effect on our business, financial condition, and ability to meet projected deadlines and milestones.

The direct and indirect impact on us and our value chain from severe weather and other effects of global climate change could adversely affect our business.

Our operations, and those of our value chain, may be adversely impacted by flooding, wildfires, high winds, drought, and other natural disasters and catastrophic events in the future. Global climate change is expected to increase the frequency and intensity of certain such events, as well as contribute to chronic changes (such as in weather patterns or water levels) that may result in various adverse impacts, including shutdown of our isotope manufacturing facilities. Even if these events do not directly impact us or our value chain, they may indirectly affect us through increased insurance, energy, or other costs. In addition, although the ongoing transition to non-carbon-based energy is creating significant opportunities for us and parts of our value chain, the transition also presents certain risks, including macroeconomic risks related to higher energy costs and energy shortages, among other things. These direct and indirect impacts from climate change could adversely affect our financial condition, operating results, supply chain, and cash flows.

We are subject to foreign laws and regulations, which could result in us facing criminal liability and other serious consequences for violations.

We are subject to the United States Foreign Corrupt Practices Act of 1977, as amended (“FCPA”), the United States Travel Act, and other anti-corruption, anti-bribery and anti-money laundering laws in countries throughout the world in which we conduct activities. Anti-corruption laws are interpreted broadly and prohibit companies and their employees, business partners, third-party intermediaries, representatives, and agents from authorizing, promising, offering, or providing, directly or indirectly, improper payments or anything else of value to government officials, political candidates, political parties, or commercial partners for the purpose of obtaining or retaining business or securing an improper business advantage. The FCPA and other applicable laws and regulations also require that we keep accurate books and records and maintain internal controls and compliance procedures designed to prevent any such actions. While we have policies and procedures to address compliance with such laws, there can be no assurance that all of our employees, business partners, third-party intermediaries, representatives, and agents will not take actions in violation of our policies and applicable law, for which we may be ultimately held responsible.

Any violations of the laws and regulations described above may result in whistleblower complaints, adverse media coverage, investigations, civil and criminal fines and penalties, damages, settlements, prosecution, enforcement actions, imprisonment, the loss of export or import privileges, suspension or debarment from government contracts, tax reassessments, breach of contract and fraud litigation, reputational harm, court costs and legal fees, and other consequences, any of which could adversely affect our business, prospects, financial condition, and operating results. Such violations of these laws could subject us to legal proceedings in foreign jurisdictions, where unfamiliar legal systems, procedures, and requirements may present significant challenges and complexities compared to those in the United States. In addition, responding to any investigation or action will likely result in a significant diversion of management’s attention and resources and significant defense costs and other professional fees.

RISKS RELATED TO MANAGEMENT AND PERSONNEL

Our business is highly dependent on the continued service of certain members of our senior management.

Our future success depends, in part, on the continued service, expertise, and institutional knowledge of members of our senior management team. The loss of the services of any of these individuals, whether due to resignation, termination, illness, or other reasons, could disrupt our operations, delay the execution of our business strategy, and have a material adverse effect on our business, financial condition, and results of operations. We may not be able to replace key personnel on a timely basis or with individuals of comparable experience, which could further adversely affect our prospects.

Our success depends on our ability to attract, retain, and motivate key personnel.

We depend on the expertise and efforts of our management team and other key personnel. Competition for qualified employees is intense, and the loss of key personnel or inability to recruit additional talent could impair our ability to execute our business strategy. In addition, adverse macroeconomic conditions, increased regulatory requirements, and uncertainties arising from global or domestic political or economic instability may further complicate our ability to attract and retain skilled professionals. These challenges can also increase compensation demands and turnover rates, making it more difficult to maintain a stable and effective workforce. Furthermore, our reliance on certain individuals means that any loss of their services, whether due to external factors such as health, relocation, or retirement, or internal factors such as organizational restructuring, could materially impact our business operations, strategic initiatives, and financial performance.

We also rely on third-party consultants, advisors, and service providers for specialized expertise, including regulatory, scientific, manufacturing, and commercialization activities. Many of these individuals or entities serve multiple clients and may have obligations or interests that compete with ours. If we are unable to retain qualified consultants, secure their services on acceptable terms, or ensure sufficient allocation of their time and attention to our business, our development and commercialization efforts could be delayed or impaired.

Conflicts of interest between our management, stockholders, and affiliates could adversely affect our business.

Conflicts of interest may arise between the personal or professional interests of members of our management, directors, or affiliated parties and the interests of our company or our stockholders. These interests may include, among others, equity ownership, compensation arrangements, consulting or advisory relationships, or business relationships with third parties. From time to time, we have entered into, and may in the future enter into, related-party transactions, including leases and financing arrangements with members of our board of directors (the “Board”) or significant stockholders, which may give rise to perceived or actual conflicts of interest in connection with the negotiation and administration of such arrangements.

Such perceived or actual conflicts could influence decision-making and create incentives for management to act in ways that may not align with the best interests of our business or our stockholders. While our directors and officers owe fiduciary duties to the company under applicable law, the existence of such conflicts may make it more difficult to objectively evaluate transactions, strategic alternatives, or other matters, and could have a material adverse effect on our business, financial condition, or results of operations.

Conflicts of Interest Related to Placement Agent and Certain Stockholders

Certain of JDEV’s pre-Merger stockholders are affiliated with, or have economic arrangements with, the placement agent engaged in connection with the Private Placement. In particular, members of Intuitive Venture Partners, LLC, a boutique venture investment firm, are registered representatives of the placement agent, and another of JDEV’s pre-Merger stockholders is a director and registered representative of the placement agent. Pursuant to such arrangements, these stockholders are entitled to receive, directly or indirectly, a portion of the compensation payable to the placement agent in connection with the Private Placement, which may include cash fees and/or warrant consideration.

These relationships may create potential conflicts of interest by providing such stockholders with financial incentives that differ from, or are in addition to, those of other stockholders. For example, such stockholders may have an incentive to support or facilitate the Private Placement or related transactions on terms that may not be as favorable to JDEV or its unaffiliated stockholders as might otherwise be obtained in the absence of such arrangements.

JDEV was not a party to, and did not negotiate, these arrangements. Nevertheless, these relationships could influence the structure, timing or terms of the Private Placement and related transactions, and may adversely affect the interests of other stockholders.

Rapid growth could strain our organizational and operational capabilities.

If we expand our operations, we may face challenges related to managing growth, integrating new personnel, implementing systems and controls, and maintaining effective internal processes. Failure to manage growth effectively could adversely affect our business. In periods of rapid expansion, we may encounter difficulties in scaling our management structure, onboarding and training new staff, and maintaining compliance with evolving legal and regulatory requirements.

Additionally, the administrative burden associated with being a public company – including increased reporting obligations, internal control requirements, and legal compliance – may divert management’s attention from core business activities and strategic planning. This heightened pressure can lead to inefficiencies, increased costs, and reduced morale among employees, potentially resulting in operational disruptions and diminished productivity. Inadequate resources, lack of experience in handling public company responsibilities, or insufficient internal controls could also expose us to greater risk of regulatory actions, reputational harm, and legal liabilities.

We may rely on consulting or other third-party arrangements for certain management or operational functions.

From time to time, we may rely on consulting agreements or other third-party arrangements to provide executive, financial, regulatory, scientific, or operational services. These individuals or entities are not our employees and may have other professional commitments or business relationships. If any such arrangement is terminated, expires, or otherwise becomes unavailable, we may experience disruptions to our operations or delays in executing our business plans. Our inability to continue to obtain these services, or to replace them on acceptable terms or in a timely manner, could have a material adverse effect on our business, financial condition, and results of operations.

Adverse external conditions may impact our management’s ability to focus on business growth.

Uncertainties related to global macroeconomic and political conditions, trade policy changes, supply chain disruptions, data security and related regulatory requirements, and climate-related events may require our management to divert significant attention and resources toward crisis response, risk mitigation, and compliance efforts. This diversion can reduce the time and energy available for strategic development, innovation, and operational efficiency. Moreover, responding to investigations, legal actions, or regulatory compliance matters may create additional workload and stress for management, potentially impacting decision-making and leadership effectiveness. As a result, these adverse conditions may not only hinder our ability to achieve business objectives but also increase the risk of turnover among key personnel, further affecting our long-term prospects.

We depend on independent investigators, research institutions, and collaborators to conduct certain preclinical and clinical activities.

Third-party independent investigators, research institutions, and collaborators are not our employees and are not subject to our direct control. They may have competing professional obligations or relationships with other entities, including competitors, and may not devote sufficient time or resources to our programs. If these parties fail to comply with regulatory requirements, experience disruptions, or otherwise underperform, our development timelines could be delayed or our programs could be suspended or terminated.

RISKS RELATED TO BEING A PUBLIC COMPANY

Being a public company can be administratively burdensome and will significantly increase our legal and financial compliance costs.

As a public reporting company, we are subject to the information and reporting requirements of the Securities Act of 1933, as amended (“Securities Act”), the Securities Exchange Act of 1934, as amended (“Exchange Act”), and other federal securities laws, rules, and regulations related thereto, including compliance with the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”) and the Dodd-Frank Wall Street Reform and Consumer Protection Act. Adhering to such extensive reporting, disclosure, and compliance obligations under United States securities laws may increase our legal, accounting, and administrative costs.

In addition, the listing requirements of any national securities exchange or other exchange and other applicable securities rules and regulations impose various requirements on public companies. Our management and other personnel will need to devote a substantial amount of time to these compliance initiatives. Moreover, these rules and regulations will significantly increase our legal and financial compliance costs and will make some activities more time-consuming and costly.

Among other things, we are required to:

●	maintain and evaluate a system of internal controls over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act and the related rules and regulations of the SEC and the PCAOB;

●	maintain policies relating to disclosure controls and procedures;

●	prepare and distribute periodic reports in compliance with our obligations under federal securities laws;

●	institute a more comprehensive compliance function, including with respect to corporate governance; and

●	involve, to a greater degree, our outside legal counsel and accountants in the above activities.

The costs of preparing and filing annual and quarterly reports, proxy statements, and other information with the SEC and furnishing audited reports to stockholders is expensive and much greater than that of a privately-held company, and compliance with these rules and regulations will require us to hire additional financial reporting, internal controls, and other finance personnel, and will involve a material increase in regulatory, legal, and accounting expenses and the attention of the Board and management. In addition, being a public company makes it more expensive for us to obtain director and officer liability insurance. In the future, we may be required to accept reduced coverage or incur substantially higher costs to obtain this coverage. These factors could also make it more difficult for us to attract and retain qualified executives and members of the Board.

Our management as a group has limited experience operating a publicly traded company.

Our management team has a high degree of technical expertise but limited experience operating a publicly traded company subject to significant regulatory oversight and reporting obligations under United States securities laws. Their limited experience in dealing with the increasingly complex laws applicable to public companies could be a significant disadvantage in that it is likely that an increasing amount of their time may be devoted to these activities, which will result in less time being devoted to the management and growth of our company. We may not have adequate personnel with the appropriate level of knowledge, experience, and training in the accounting policies, practices, or internal control over financial reporting required of public companies. Any failure by us to effectively and efficiently meet our obligations as a publicly traded company could have a material adverse effect on our business, prospects, financial condition, and operating results, and/or result in legal liability or other negative consequences.

If we fail to maintain effective internal control over financial reporting, investor confidence could be harmed.

As a public company, we are required to maintain effective disclosure controls and internal control over financial reporting. Any material weaknesses or failures in these controls could result in inaccurate financial reporting, restatements, regulatory scrutiny, or a decline in the trading price of our securities.

RISKS RELATED TO OWNERSHIP OF OUR SECURITIES

The shares of common stock issued in the Merger and the Private Placement are “restricted securities” and, as such, may not be sold except in limited circumstances, which may impact the ability to re-sell shares of our common stock.

The offer and sale of the shares of common stock issued in the Merger and the Private Placement have not been registered under the Securities Act or registered or qualified under any state securities laws in reliance on exemptions contained in and under those laws. Accordingly, such shares of common stock are “restricted securities” as defined in Rule 144 promulgated under the Securities Act and must, therefore, be held indefinitely unless their offer and sale is registered under applicable federal and state securities laws, or an exemption is available from the registration requirements of those laws, including the exemptions provided by Rule 144. The book-entry accounts representing the shares of common stock issued in the Merger and the Private Placement reflect their restricted status.

We have agreed, at our expense, to prepare and file with the SEC a registration statement to register the resale of the shares of common stock issued in the Merger and the Private Placement. There are many reasons, including some over which we have little or no control, which could keep the registration statement from being declared effective by the SEC, including delays resulting from the SEC review process and comments raised by the SEC during that process. The shares of common stock covered by such registration statement will not be eligible for resale until the registration statement is effective or an exemption from registration, such as Rule 144, becomes available. In addition, Rule 144 under the Securities Act, which permits the resale, subject to various terms and conditions, of limited amounts of restricted securities after they have been held for six months, will not immediately apply to our common stock because we were at one time designated as a “shell company” under SEC regulations. Pursuant to Rule 144(i), securities issued by a current or former shell company that otherwise meet the holding period and other requirements of Rule 144 nevertheless cannot be sold in reliance on Rule 144 until one year after the date on which the issuer filed current “Form 10 information” (as defined in Rule 144(i)) with the SEC reflecting that it ceased being a shell company, and provided that at the time of a proposed sale pursuant to Rule 144, the issuer has satisfied certain reporting requirements under the Exchange Act. We believe this requirement to file Form 10 information has been satisfied by the filing of our Current Report on Form 8-K with the SEC on April 16, 2026. If the registration statement is not filed within 120 calendar days after the final closing of the Private Placement, then we may be subject to certain liquidated damages pursuant to the registration rights agreement we entered into with certain holders of shares of our common stock issued in connection with the Merger and the Private Placement. See “Description of Capital Stock—Registration Rights Agreement” below for more information.

Moreover, the price and other terms of the Private Placement were determined by us and were not established through arm’s-length negotiations or a competitive market process. Purchases by affiliates of the company may be included in determining whether the offering has been fully subscribed, and investors should not assume that the offering price reflects the fair market value of our securities or that participation by unaffiliated investors represents broad market validation.

Because there is currently no established market for our common stock, stockholders may not be able to sell their shares when or at prices they want.

Our common stock is not listed on a national securities exchange or any other exchange, or quoted on an over-the-counter market. Therefore, there is no trading market, active or otherwise, for our common stock and our common stock may never be included for trading on any stock exchange, automated quotation system, or any over-the-counter market. Accordingly, our common stock is highly illiquid and stockholders will likely experience difficulty in re-selling such shares at times and prices that they may desire.

Our common stock may not be eligible for listing or quotation on any securities exchange or over-the-counter trading system.

We do not currently meet the initial quantitative listing standards of any national securities exchange or over-the-counter trading system. We can make no assurance that we will be able to meet the initial listing standards of any national securities exchange, or, if we do meet such initial listing standards, that we will be able to maintain any such listing. Further, the national securities exchanges are adopting so-called “seasoning” rules that will require that we meet certain requirements, including prescribed periods of time trading over-the-counter and minimum filings of periodic reports with the SEC, before we are eligible to apply for listing on such national securities exchanges. We intend to contact an authorized market maker for an over-the-counter quotation system for sponsorship of our common stock, but we cannot guarantee that such sponsorship will be approved and our common stock listed and quoted for sale.

Even if our common stock is quoted for sale on an over-the-counter quotation system, buyers may be insufficient in numbers to allow for a robust market and it may prove impossible for stockholders to sell their shares. In addition, an investor may find it difficult to obtain accurate quotations as to the market value of our common stock. Furthermore, if we fail to meet the criteria set forth in SEC regulations, various requirements would be imposed by law on broker-dealers who sell our securities to persons other than established customers and accredited investors. Consequently, such regulations may deter broker-dealers from recommending or selling our common stock, which may further affect its liquidity. This would also make it more difficult for us to raise additional capital.

The market price and trading volume of our common stock may be volatile and could decline significantly following the Merger.

The trading price of our securities may be highly volatile due to factors beyond our control. Such volatility could result in significant losses for investors. The quotation systems, including the OTCQB, or stock exchanges, including Nasdaq, on which our common stock may be quoted or on which our common stock may be listed in the future have from time-to-time experienced significant price and volume fluctuations. Even if an active, liquid, and orderly trading market develops and is sustained for our common stock following the Merger, the market price of our common stock may be volatile and could decline significantly. In addition, the trading volume in our common stock may fluctuate and cause significant price variations to occur. If the market price of our common stock declines significantly, stockholders may be unable to resell their shares at or above the market price of our common stock as of the date of the consummation of the Merger.

We can make no assurance that the market price of common stock will not fluctuate widely or decline significantly in the future in response to a number of factors, including, among others, the following:

●	the realization of any of the risk factors presented in this prospectus;

●	actual or anticipated differences in our estimates, or in the estimates of analysts, for our revenues, results of operations, level of indebtedness, liquidity, or financial condition;

●	additions and departures of key personnel;

●	failure to comply with the requirements of the OTCQB market, or, following our potential uplisting, on Nasdaq;

●	failure to comply with the Sarbanes-Oxley Act or other laws or regulations;

●	future issuances, sales, resales, or repurchases or anticipated issuances, sales, resales, or repurchases, of our common stock;

●	publication of research reports about us or our industry;

●	the performance and market valuations of other similar companies;

●	broad disruptions in the financial markets, including sudden disruptions in the credit markets;

●	speculation in the press or investment community;

●	actual, potential, or perceived control, accounting, or reporting problems; and

●	changes in accounting principles, policies, and guidelines.

In the past, securities class-action litigation has often been instituted against companies following periods of volatility in the market price of their shares. This type of litigation could result in substantial costs and divert our management’s attention and resources, which could have a material adverse effect on us.

The designation of our securities as “penny stock” would limit the liquidity of our common stock.

Our common stock may be deemed a “penny stock” (as that term is defined under Rule 3a51-1 of the Exchange Act) in any market that may develop in the future. Generally, a “penny stock” is a common stock that is not listed on a securities exchange and trades for less than $5.00 a share. Prices often are not available to buyers and sellers, and the market may be very limited. Penny stock in start-up companies is among the riskiest equity investments. Broker-dealers who sell penny stock must provide purchasers with a standardized risk-disclosure document prepared by the SEC. The document provides information about penny stock and the nature and level of risks involved in investing in the penny stock market. A broker must also provide purchasers with bid and offer quotations and information regarding broker and salesperson compensation and make a written determination that the penny stock is a suitable investment for the purchaser and obtain the purchaser’s written agreement to the purchase. Many brokers choose not to participate in penny stock transactions. If our common stock is deemed “penny stock,” because of penny stock rules, there may be less trading activity in any market that develops for our common stock in the future and stockholders are likely to have difficulty selling their shares.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our common stock.

The Financial Industry Regulatory Authority (“FINRA”) has adopted rules requiring that, in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative or low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives, and other information. Under interpretations of these rules, FINRA has indicated its belief that there is a high probability that speculative or low-priced securities will not be suitable for at least some customers. If these FINRA requirements are applicable to us or our securities, such requirements may make it more difficult for broker-dealers to recommend that at least some of their customers buy our common stock, which may limit the ability of our stockholders to buy and sell our common stock. This could ultimately have an adverse effect on the market for and price of our common stock.

Because we became a reporting company under the Exchange Act by means other than a traditional underwritten initial public offering, we may not be able to attract the attention of research analysts at major brokerage firms.

Because we did not become a reporting company by conducting an underwritten initial public offering of our common stock, and because we will not be listed on a national securities exchange, security analysts of brokerage firms may not provide coverage of us. In addition, investment banks may be less likely to agree to underwrite secondary offerings on our behalf than they might if we became a public reporting company by means of an underwritten initial public offering because they may be less familiar with our company as a result of more limited coverage by analysts and the media, and because we became public at an early stage in our development. Failure to receive research coverage or support in the market for our shares will have an adverse effect on our ability to develop a liquid market for our common stock.

Because the Merger was a reverse merger, the registration statement we file with respect to the shares of common stock received by investors in the Merger might be subject to heightened scrutiny by the SEC, and we may not be able to attract the attention of major brokerage firms.

Additional risks may exist as a result of our becoming a public reporting company through a “reverse merger.” Certain SEC rules are more restrictive when applied to reverse merger companies, such as the ability of stockholders to resell their shares of common stock pursuant to Rule 144, and the SEC may subject the registration statement we file with respect to the shares of common stock received by investors in the Merger and the Private Placement to heightened scrutiny. In addition, securities analysts and brokerage firms may be less likely to provide coverage of, or recommend investment in, our common stock and business because we became a public reporting operating company through a reverse merger. As a result, we cannot assure our stockholders that analyst coverage or investment recommendations will be available in the future.

If we do not establish and maintain effective internal controls and disclosure controls following the Merger, we risk impairing our ability to produce timely, accurate financial statements and comply with laws, which could result in material misstatements.

Following the consummation of the Merger, we will become a public company and are required, pursuant to Section 404(a) of the Sarbanes-Oxley Act, to furnish a report by management on, among other things, the effectiveness of our internal control over financial reporting on our annual report on Form 10-K. Effective internal control over financial reporting is necessary for reliable financial reports and, together with adequate disclosure controls and procedures, such internal controls are designed to prevent fraud. Any failure to implement required new or improved controls, or difficulties encountered in their implementation, could cause us to fail to meet its reporting obligations. Ineffective internal controls could also cause investors to lose confidence in reported financial information, which could have a negative effect on the trading price of our common stock.

The report by management will need to include disclosure of any material weaknesses identified in internal control over financial reporting. However, for as long as we are an “emerging growth company” under the Jumpstart Our Business Startups Act (“JOBS Act”) following the consummation of the Merger, our independent registered public accounting firm will not be required to attest to the effectiveness of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act. Management’s assessment of internal controls, when implemented, could detect problems with internal controls, and an independent assessment of the effectiveness of internal controls by our auditors could detect further problems that management’s assessment might not, and could result in the identification of material weaknesses that were not otherwise identified. Undetected material weaknesses in internal controls could lead to financial statement restatements and require us to incur the expense of remediation. We are required to disclose changes made in internal controls and procedures on a quarterly basis. To comply with the public company requirements, we may need to undertake various actions, such as implementing new internal controls and procedures and hiring accounting or internal audit staff.

We are in the early stages of developing the system and processing documentation necessary to perform the evaluation needed to comply with Section 404. We may not be able to complete our evaluation, testing, and any required remediation in a timely fashion. During the evaluation and testing process, if we identify material weaknesses in internal control over financial reporting, we will be unable to assert that internal control over financial reporting is effective. If we are unable to assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion on the effectiveness of our internal control, including as a result of the material weaknesses described above, we could lose investor confidence in the accuracy and completeness of financial reports, which would cause the price of our common stock to decline. We may also be subject to investigation or sanctions by the SEC. In addition, if we are unable to continue to meet these requirements, we may not be able to remain quoted on any over-the-counter trading system, or following any potential listing, listed on any securities exchange.

We are an emerging growth company and a smaller reporting company, and any decision on our part to comply only with certain reduced reporting and disclosure requirements applicable to emerging growth companies and smaller reporting companies could make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and, for as long as we continue to be an emerging growth company, we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to emerging growth companies, including:

●	exemption from the requirement that our independent registered public accounting firm audit our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act;

●	reduced disclosure obligations regarding executive compensation in our periodic reports and annual report on Form 10-K; and

●	exemptions from the requirements of holding non-binding advisory votes on executive compensation and stockholder approval of any golden parachute payments not previously approved.

●	Our status as an emerging growth company will end as soon as any of the following takes place:

●	the last day of the fiscal year in which we have more than $1.235 billion in annual revenues;

●	the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates;

●	the date on which we have issued, in any three-year period, more than $1 billion in non-convertible debt securities; or

●	the last day of the fiscal year ending after the fifth anniversary of the first sale of our common equity securities pursuant to an effective registration statement filed pursuant to the Securities Act.

We cannot predict if investors will find our securities less attractive if we choose to rely on any of the exemptions afforded emerging growth companies. If some investors find our common stock less attractive because we rely on any of these exemptions, there may be a less active trading market for our common stock, to the extent that such a market develops, and the market price of our common stock may be more volatile.

Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected to avail ourselves of this provision of the JOBS Act. As a result, we will not be subject to new or revised accounting standards at the same time as other public companies that are not emerging growth companies. Therefore, our consolidated financial statements may not be comparable to those of companies that comply with new or revised accounting pronouncements as of public company effective dates.

We are also a “smaller reporting company” as defined in the Exchange Act. We may continue to be a “smaller reporting company” even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as our voting and non-voting common stock held by non-affiliates is less than $250 million measured on the last business day of our second fiscal quarter, or our annual revenues is less than $100 million during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates is less than $700 million measured on the last business day of our second fiscal quarter.

We may face risks related to securities litigation that could result in significant legal expenses and settlement or damage awards.

We may in the future become subject to claims and litigation alleging violations of the securities laws or other related claims, which could harm our business and require us to incur significant costs. Significant litigation costs could impact our ability to comply with certain financial covenants under our credit agreement. We are generally obliged, to the extent permitted by law, to indemnify our current and former directors and officers who are named as defendants in these types of lawsuits. Regardless of the outcome, litigation may require significant attention from management and could result in significant legal expenses, settlement costs, or damage awards that could have a material impact on our financial position, results of operations, and cash flows.

Anti-takeover provisions in our charter documents and under Delaware law could make an acquisition of our business, which may be beneficial to our stockholders, more difficult and may prevent attempts by our stockholders to replace or remove our current management.

Our restated certificate of incorporation and our amended and restated bylaws that became effective upon completion of the Merger contain provisions that could delay or prevent a change in control of our company. These provisions could also make it difficult for stockholders to elect directors who are not nominated by current members of the Board or take other corporate actions, including effecting changes in our management. These provisions:

○	establish a classified board of directors so that not all members of our board are elected at one time;

○	permit the board of directors to establish the number of directors and, unless the Board determines otherwise by resolution, to fill vacancies on the Board;

○	provide that directors may only be removed “for cause” and only by the affirmative vote of the holders of at least two-thirds (2/3) of the voting power;

○	require affirmative vote of the holders of at least two-thirds (2/3) of the voting power to amend some provisions in our restated certificate of incorporation and amended and restated bylaws;

○	authorize the issuance of “blank check” preferred stock that our board could use to implement a stockholder rights plan;

○	eliminate the ability of our stockholders to call special meetings of stockholders;

○	prohibit stockholder action by written consent, which requires all stockholder actions to be taken at a meeting of our stockholders;

○	prohibit cumulative voting; and

○	establish advance notice requirements for nominations for election to our board or for proposing matters that can be acted upon by stockholders at annual stockholder meetings.

In addition, our restated certificate of incorporation will provide that the Court of Chancery of the State of Delaware will be the exclusive forum for: any derivative action or proceeding brought on our behalf; any action asserting a breach of fiduciary duty; any action asserting a claim against us arising pursuant to the Delaware General Corporation Law (“DGCL”), our restated certificate of incorporation, or our amended and restated bylaws; or any action asserting a claim against us that is governed by the internal affairs doctrine.

Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all claims brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Our restated certificate of incorporation provides that the federal district courts of the United States will, unless we consent in writing to an alternative forum, be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act (“Federal Forum Provision”). Our decision to adopt a Federal Forum Provision followed a decision by the Supreme Court of the State of Delaware holding that such provisions are facially valid under Delaware law. While there can be no assurance that federal courts or state courts will follow the holding of the Delaware Supreme Court or determine that the Federal Forum Provision should be enforced in a particular case, application of the Federal Forum Provision means that suits brought by our stockholders to enforce any duty or liability created by the Securities Act must be brought in federal court and cannot be brought in state court. While neither the exclusive forum provision nor the Federal Forum Provision applies to suits brought to enforce any duty or liability created by the Exchange Act, the Exchange Act creates exclusive federal jurisdiction over all claims brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Accordingly, actions by our stockholders to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder also must be brought in federal court. Our stockholders will not be deemed to have waived our compliance with the federal securities laws and the regulations promulgated thereunder.

Any person or entity purchasing or otherwise acquiring or holding any interest in any of our securities shall be deemed to have notice of and consented to our exclusive forum provisions, including the Federal Forum Provision. These provisions may limit a stockholder’s ability to bring a claim in a judicial forum of their choosing for disputes with us or our directors, officers, or other employees, which may discourage lawsuits against us and our directors, officers, and other employees.

In addition, Section 203 of the DGCL may discourage, delay, or prevent a change in control of our company. Section 203 imposes certain restrictions on mergers, business combinations, and other transactions between us and holders of 15% or more of our common stock.

We do not intend to pay dividends for the foreseeable future.

We have never declared or paid any cash dividends on our capital stock, and we do not intend to pay any cash dividends on our securities in the foreseeable future. Any return on investment will depend on appreciation in the trading price of our securities, which may not occur. Additionally, any determination to pay dividends in the future will be at the discretion of the Board. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any future gains on their investments.

If securities or industry analysts do not publish research, or publish unfavorable or inaccurate research about our business, our stock price and trading volume could decline.

Our stock price and trading volume following our quotation on the OTCQB, if any, or following our potential listing on a securities exchange, if any, will be heavily influenced by the way analysts and investors interpret our financial information and other disclosures. Securities and industry analysts do not currently, and may never, publish research on our business. If few securities or industry analysts commence coverage of us, our stock price could be negatively affected. If securities or industry analysts downgrade our common stock, or publish negative reports about our business, our stock price would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, demand for our common stock could decrease, which might cause our stock price to decline and could decrease the trading volume of our common stock.

USE OF PROCEEDS

We are filing the registration statement of which this prospectus forms a part to permit holders of the shares of common stock described in the section entitled “Selling Stockholders” to resell such shares. We will not receive any proceeds from the resale of any shares offered by this prospectus by the selling stockholders.

DIVIDEND POLICY

We have never paid any cash dividends on our capital stock and do not anticipate paying any cash dividends on our common stock in the foreseeable future. We intend to retain future earnings to fund ongoing operations and future capital requirements. Any future determination to pay cash dividends will be at the discretion of the Board and will be dependent upon financial condition, results of operations, capital requirements and such other factors as the Board deems relevant.

DETERMINATION OF OFFERING PRICE

The selling stockholders may only sell their shares of common stock pursuant to this prospectus at a fixed price of $3.00 per share until such time as our common stock is quoted on the OTCQB or another public trading market for our common stock otherwise develops. At and after such time, the selling stockholders may sell all or a portion of their shares through public or private transactions at prevailing market prices or at privately negotiated prices. The fixed price of $3.00 at which the selling stockholders may sell their shares pursuant to this prospectus was determined based upon the purchase price per share of common stock in the closing of the Private Placement.

We have included a fixed price at which selling stockholders may sell their shares pursuant to this prospectus prior to the time there is a public market for our stock in order to comply with the rules of the SEC that require that, if there is no market for the shares being registered, this registration statement must include a price at which the shares may be sold. Except to the extent that we are involved in an underwritten secondary offering of common stock, if any, by the selling stockholders, all shares being offered pursuant to this prospectus will be sold by the selling stockholders without our involvement.

MARKET INFORMATION FOR OUR COMMON STOCK

Our common stock is not listed on a national securities exchange, an over-the-counter market or any other exchange. Therefore, there is no trading market, active or otherwise, for our common stock and our common stock may never be included for trading on any stock exchange, automated quotation system or any over-the-counter market. In connection with this offering, we intend to arrange for a registered broker-dealer to apply to have the common stock quoted on the OTCQB or another over-the-counter system; however, we cannot assure you that the common stock will become eligible for trading on the OTCQB or any other over-the-counter system.

As of July 31, 2026, we had 106,295,716 shares of common stock outstanding held by approximately 480 stockholders of record.

DESCRIPTION OF THE MERGER, THE PRIVATE PLACEMENT, AND RELATED TRANSACTIONS

Merger Agreement

On April 9, 2026, the Company, Merger Sub and Ionetix entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”). Pursuant to the terms of the Merger Agreement, on April 9, 2026 (the “Closing Date”), Merger Sub merged with and into Ionetix, with Ionetix continuing as the surviving corporation and our wholly owned subsidiary.

As a result of the Merger, we acquired the business of Ionetix, which develops proprietary superconducting cyclotron technology for use, among other things, to produce medical and industrial isotopes in a smaller, more cost-effective footprint than conventional cyclotrons. See “Description of Our Business” below. At the time the certificate of merger reflecting the Merger was filed with the Secretary of State of the State of Delaware (the “Effective Time”), each share of (i) common stock of Ionetix (the “Ionetix Common Shares”) and (ii) each class of Series Preferred Stock of Ionetix (the “Ionetix Preferred Shares”) issued and outstanding immediately prior to the closing of the Merger was converted into the right to receive such number of shares of our common stock as is equal to the number of such shares multiplied by 0.5014 (the “Conversion Ratio”), rounded to the nearest whole share, with any fraction greater than or equal to five tenths (.5) of a share being rounded up to the nearest whole share (the “Merger Shares”).

Odyssey Transfer and Trust Company, an exchange agent (the “Exchange Agent”), is acting as exchange agent to distribute the Merger Shares to the former stockholders of Ionetix in exchange for their Ionetix Common Shares and Ionetix Preferred Shares. The former stockholders of Ionetix must submit required documentation to the Exchange Agent to receive their Merger Shares, and any unclaimed shares or distributions as of the date that is one year after the Closing Date shall be delivered to the Company upon demand, with any former stockholders of Ionetix thereafter required to look to the Company for payment. As of the date that is two years after the Closing Date (or such earlier date as provided in the Merger Agreement), the Merger Shares shall: (i) to the extent permitted by applicable law, become the property of the surviving entity, free and clear of all claims or interest of any person previously entitled thereto; or (ii) to the extent (i) is not permitted by applicable Law, remain subject to claims and interest of such person entitled thereto, but any such persons’ rights to receive Merger Shares shall instead be a right to receive, subject to any applicable withholding taxes, a cash payment equal to the product of (A) the number of such Merger Shares subject to such rights multiplied by (B) $3.00 (the “Cash-Out Amount”). Upon payment of any such Cash-Out Amount, such rights to receive such Merger Shares shall be extinguished and deemed satisfied in full.

In addition, pursuant to the Merger Agreement, (i) all options to purchase Ionetix Common Shares outstanding immediately prior to the Effective Time under Ionetix’s equity incentive plan(s) (the “Ionetix Equity Plans”) were assumed by us and converted into options to purchase 6,935,626 shares of our common stock, with the number of shares and exercise price per share adjusted by the Conversion Ratio, and (ii) all warrants to purchase Ionetix Common Shares or Ionetix Preferred Shares outstanding immediately prior to the Effective Time were assumed by us and converted into warrants to purchase 8,152,333 shares of our common stock, with the number of shares and exercise price per share adjusted by the Conversion Ratio.

See “Description of Capital Stock” below for more information. The issuance of shares of our common stock, options, warrants and restricted stock awards to purchase shares of our common stock to Ionetix’s former security holders are collectively referred to as the “Share Conversion.”

The Merger Agreement contained customary representations and warranties and pre- and post-closing covenants of each party and customary closing conditions.

As a condition to the Merger, on the Closing Date, we entered into indemnity agreements with our former officers and directors (the “Pre-Merger Indemnity Agreements”), pursuant to which we agreed to indemnify such former officers and directors for actions taken by them in their official capacities relating to the consideration, approval and consummation of the Merger and certain related transactions.

The Merger was treated as a recapitalization and reverse acquisition of us for financial reporting purposes. Ionetix is considered the acquirer for accounting purposes, and our historical financial statements before the Merger will be replaced with the historical financial statements of Ionetix before the Merger in future filings with the SEC. The Merger is intended to be treated as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended.

The issuance of securities pursuant to the Share Conversion was not registered under the Securities Act, in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act, which exempts transactions by an issuer not involving any public offering, and Rule 506(b) of Regulation D promulgated by the SEC thereunder. These securities may not be offered or sold in the U.S. absent registration or an applicable exemption from the registration requirements.

The Private Placement

Contemporaneously with the Merger, on the Closing Date, and subsequently on June 1, 2026, we sold 10,777,268 shares and 185,000 shares, respectively, of our common stock in a private placement offering pursuant to the subscription agreements by and between the Company and the purchasers of common stock (the “Subscription Agreements”) at a purchase price of $3.00 per share (the “Offering Price”). The private placement offering is referred to herein as the “Private Placement.”

The aggregate gross proceeds from the Private Placement were approximately $32.9 million (before deducting placement agent fees and expenses of the Private Placement). JDEV, Merger Sub, and Ionetix were required to have at least $30,000,000 in escrow as a condition to the closing.

The Private Placement was exempt from registration under Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated by the SEC thereunder. The common stock in the Private Placement was sold to “accredited investors,” as defined in Regulation D, and the Private Placement was conducted on a “reasonable best efforts” basis.

Ionetix engaged Network 1 Financial Securities, Inc. as placement agent in connection with the Private Placement.

Certain stockholders of JDEV prior to the consummation of the Merger are affiliated with, or have contractual or economic relationships with, the placement agent. Members of Intuitive Venture Partners, LLC, a boutique venture investment firm, are registered representatives of the placement agent. In connection with the Private Placement, such stockholders are entitled to receive, directly or indirectly, a portion of the placement agent’s fees or other compensation payable in connection with the Private Placement, which may include cash fees and/or warrants. JDEV has been advised that such arrangements arise from agreements between the placement agent and such stockholders, and JDEV is not a party to, and did not negotiate, such arrangements.

Lock-Up Agreements

All officers and directors of the Company following the Merger and all holders of 5% or more of the total outstanding shares of JDEV common stock following the Merger (each a “Restricted Holder”) entered into lock-up agreements with us (the “Lock-Up Agreements”), effective as of the Closing Date, whereby they have agreed to certain restrictions on the sale or disposition (including pledge) of all of our common stock held by (or issuable to) them. The Lock-Up Agreements contain customary transfer exceptions.

Registration Rights

In connection with the Merger and the Private Placement, on the Closing Date we entered into a registration rights agreement (the “Registration Rights Agreement”) with the purchasers in the Private Placement, the placement agents (or their designees) holding Placement Agent Warrants, the holders of Merger Shares and certain holders of shares of our common stock held prior to the Merger (the “Registrable Pre-Merger Stockholders,” and collectively, the “Holders”). Pursuant to the Registration Rights Agreement, we have agreed that promptly, but no later than 120 calendar days after the final closing of the Private Placement (the “Effective Date”), we will file, subject to customary exceptions, a registration statement with the SEC (the “Registration Statement” and such date that is 120 calendar days after the Effective Date, the “Registration Filing Date”), covering the Registrable Securities (as defined below), and to use our commercially reasonable efforts to cause such Registration Statement to be declared effective no later than 90 calendar days after the Registration Filing Date, which period shall be extended for each day of a U.S. government shutdown that results in the SEC temporarily discontinuing review of, or acceleration of the effectiveness of, registration statements, if any (the “Registration Effectiveness Date”).

The “Registrable Securities” include (i) the Private Placement Shares; (ii) the shares of our common stock issued or issuable upon exercise of the warrants issued to the placement agents in connection with the Private Placement (such warrants, the “Placement Agent Warrants,” and such shares, the “Placement Agent Warrant Shares”); (iii) the Merger Shares; (iv) the 277,696 shares of our common stock issued to Eli Lilly and Company (“Lilly”) pursuant to the Termination Agreement (the “Additional Shares”), which are treated as Registrable Securities on the same basis as Merger Shares pursuant to the Termination Agreement; (v) certain shares of our common stock held by our stockholders prior to the Merger and remaining outstanding immediately following the effective time of the Merger (the “Registrable Pre-Merger Shares”); and (vi) other shares of restricted common stock held by the Holders, acquired or issuable in respect of the foregoing by way of conversion, dividend, stock-split, distribution, exchange, merger, consolidation, recapitalization, reclassification or similar transaction ((i)–(vi) collectively, the “Registrable Securities”). Such securities cease to be Registrable Securities with respect to any Holder on the earlier of (x) the date on which they have been sold or otherwise transferred other than to a Permitted Assignee and (y) the date on which Rule 144 becomes available for such Holder to sell all Registrable Securities held by such Holder within a ninety-day period without volume or manner of sale restrictions.

Subject to customary exceptions, if (i) we fail to file the Registration Statement on or before the Registration Filing Date, (ii) the Registration Statement is not declared effective by the SEC on or before the Registration Effectiveness Date (provided that such failure is not the result of any delay or failure on the part of any selling holder to provide information reasonably requested by us in connection with the preparation of the Registration Statement), (iii) after effectiveness, the Registration Statement ceases to remain effective or the Holders are not permitted to utilize the prospectus therein to resell the Registrable Securities for a period of more than 15 consecutive Trading Days (except for permitted Blackout Periods (as defined below)), or (iv) following the listing or inclusion for quotation on an Approved Market (as defined in the Registration Rights Agreement), the Registrable Securities are not listed or included for quotation on an Approved Market, or trading of our common stock is suspended or halted on the Approved Market for more than three full, consecutive Trading Days (other than as a result of (A) actions or inactions of parties other than us or our affiliates or of the Approved Market not reasonably in our control, or (B) suspension or halt of substantially all trading in equity securities on the Approved Market) ((i)–(iv) collectively, “Registration Events”), we will make payments to each Holder of Registrable Securities as liquidated damages at a rate equal to 12% per annum (for the period commencing on the date of the applicable Registration Event and ending on the date such Registration Event is cured (each, a “Registration Default Period)) of the total of the following, to the extent applicable to such Holder: (x) if the Holder purchased Registrable Securities pursuant to a Subscription Agreement, the aggregate purchase price paid by such Holder for the Registrable Securities held by such Holder as of the date of such Registration Event, or (y) if the Holder is a holder of Placement Agent Warrant Shares, Merger Shares or Registrable Pre-Merger Shares, the product of $3.00 (as adjusted for stock splits, stock dividends, combinations, recapitalizations or similar events) multiplied by the number of such shares held by or issuable to such Holder as of the date of such Registration Event, but in each case only with respect to such Holder’s Registrable Securities that are affected by such Registration Event and only for the applicable Registration Default Period; provided that the maximum amount of liquidated damages paid by us shall not exceed 5% of such applicable amounts in the aggregate for all Registration Events.

No liquidated damages will accrue with respect to (1) any Registrable Securities removed from the Registration Statement in response to a comment from the staff of the SEC (the “Staff”) limiting the number of Registrable Securities which may be included in the Registration Statement (a “Cutback Comment”), provided that we continue to use commercially reasonable efforts to register such securities for resale by other available means, (2) any Registrable Securities that cease to be Registrable Securities, or (3) any Registrable Securities excluded because a Holder fails to provide information concerning the Holder and the manner of distribution of the Holder’s Registrable Securities that is required by the SEC or in response to SEC comments to be disclosed in the Registration Statement. Notwithstanding the foregoing, if the SEC does not declare the Registration Statement effective before the Registration Effectiveness Date, and the reason for the SEC’s determination is that (a) the offering of any of the Registrable Securities constitutes a primary offering of securities by us, (b) Rule 415 of the Securities Act may not be relied upon for the registration of the resale of any or all of the Registrable Securities, and/or (c) a Holder of any Registrable Securities must be named as an underwriter and such Holder does not consent to be so named in the Registration Statement, the Holders shall not be entitled to liquidated damages with respect to the Registrable Securities not registered; provided that we continue to use our commercially reasonable efforts at the first opportunity that is permitted by the SEC to register for resale all such Registrable Securities, using one or more registration statements that we are then entitled to use.

Any cutback resulting from a Cutback Comment shall be applied to the Registrable Securities in the following order: (a) first from the Merger Shares, on a pro rata basis among the holders thereof; (b) second from the Placement Agent Warrant Shares, on a pro rata basis among the holders thereof; (c) third from the Registrable Pre-Merger Shares, on a pro rata basis among the holders thereof; and (d) fourth from the Private Placement Shares, on a pro rata basis among the holders thereof (such Registrable Securities, the “Reduction Securities”). We will use our commercially reasonable efforts within 60 calendar days after the date the Registration Statement is declared effective (the “SEC Effective Date”), or at the first opportunity permitted by the SEC, to register for resale as many of the Reduction Securities as the SEC will permit (pro rata among the Holders thereof) using one or more registration statements, until all of the Reduction Securities have been so registered.

Pursuant to the Registration Rights Agreement, “Blackout Period” means a period during which we determine, in the good faith judgment of the Board, that the registration or distribution of the Registrable Securities would be seriously detrimental to us and our stockholders, commencing on the day we notify the Holders that they are required to suspend offers and sales of Registrable Securities and ending on the earlier of (i) the date on which the material non-public information resulting in the Blackout Period is disclosed to the public or ceases to be material and (ii) such time that we notify the Holders that sales pursuant to the Registration Statement may resume; provided that the aggregate of all Blackout Periods shall not exceed 30 consecutive Trading Days or more than 60 Trading Days in any 12-month period (except for suspension in connection with post-effective amendments to update the prospectus in connection with filings of Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, which Blackout Period may extend for the time reasonably required to respond to Staff comments on such amendment).

We must use commercially reasonable efforts to keep the Registration Statement effective for a period of five years after the SEC Effective Date or until the earlier of (x) the date on which all Registrable Securities have been transferred other than to a Permitted Assignee and (y) the availability of Rule 144 for Holders to sell all Registrable Securities held by such Holder without volume or other restrictions within a ninety-day period.

We will pay all expenses in connection with the registration obligations provided in the Registration Rights Agreement, including, without limitation, all SEC, stock exchange, OTC Markets Group, FINRA and other registration and filing fees, printing expenses, all fees and expenses of complying with applicable securities and blue sky laws, the fees and disbursements of our counsel and of our independent public accountants, and the reasonable and documented fees and disbursements of a single counsel to the Holders selected by us and reasonably acceptable to Holders of at least a majority of the Registrable Securities, in an amount not to exceed $35,000 in the aggregate. Each Holder will be responsible for its own underwriting discounts, selling commissions, transfer taxes and the expenses of any other attorney or advisor such Holder decides to employ.

Termination Agreement

In connection with the Merger, JDEV, Ionetix, Ionetix Alpha Corporation, Lilly, and POINT Biopharma Inc. entered into a Termination Agreement (the “Termination Agreement”), effective as of immediately before the Effective Time. Pursuant to the Termination Agreement, the parties terminated certain pre-existing stockholder rights agreements (the “Prior Agreements”). All rights and obligations under the Prior Agreements were extinguished. As consideration for the Termination Agreement, we issued to Lilly 277,696 shares of our common stock (the “Additional Shares”). The Additional Shares are separate and distinct from the Merger Shares and were not issued under the Merger Agreement or the Private Placement. Pursuant to the Termination Agreement, Lilly was granted the same registration rights under the Registration Rights Agreement in respect of the Additional Shares that Lilly has in respect of its Merger Shares.

OTC Quotation

Our common stock is currently not listed on a national securities exchange or any other exchange, or quoted on an over-the-counter market. We intend to contact an authorized market maker for sponsorship of our common stock on an over-the-counter quotation system, but we cannot guarantee that such sponsorship will be approved and our common stock listed and quoted for sale. However, we cannot assure you that we will be able to do so and, even if we do so, there can be no assurance that our common stock will continue to be quoted on the OTC Markets or quoted or listed on any other market or exchange, or that an active trading market for our common stock will develop or continue. We do not currently meet the initial quantitative listing standards of any national securities exchange or over-the-counter trading system, and we can make no assurance that we will be able to meet such initial listing standards. See “Risk Factors—Because there is currently no established market for our common stock, stockholders may not be able to sell their shares when or at prices they want” and “Risk Factors—Our common stock may not be eligible for listing or quotation on any securities exchange or over-the-counter trading system.”

Assumption of Ionetix Warrants

Pursuant to the Merger Agreement and upon the closing of the Merger, we assumed each warrant to purchase Ionetix preferred or common stock (each, an “Ionetix Warrant”) that remained outstanding as of immediately prior to the Effective Time, and we converted each into a warrant to purchase shares of our common stock (each, a “JDEV Warrant”). Each JDEV Warrant may be exercised solely for shares of our common stock, with the number of shares determined by multiplying the number of shares of Ionetix common stock subject to the Ionetix Warrant immediately prior to the Effective Time by the Conversion Ratio for Ionetix Common Shares, rounding the resulting number to the nearest whole share of Ionetix Common Shares, with any fraction greater than or equal to five tenths (.5) of a share being rounded up to the nearest whole share. The exercise price per share of each assumed warrant is equal to the exercise price of the Ionetix Warrant immediately prior to the Effective Time, divided by the Conversion Ratio for Ionetix Common Shares, rounded up to the nearest whole cent. Any restrictions on any Ionetix Warrant assumed by us shall continue in full force and effect, and the term and other provisions of such Ionetix Warrant shall otherwise remain unchanged.

Ionetix’s Equity Plans and Outstanding Awards Thereunder

Pursuant to the Merger Agreement, the Ionetix Equity Plans terminated effective as of the Effective Time; provided that, notwithstanding such termination, each outstanding Company Option and share of Company Restricted Stock (each as defined in the Merger Agreement) assumed by us in connection with the Merger remains subject to the terms of the applicable Ionetix Equity Plans. Upon the closing of the Merger, we assumed each option to purchase Ionetix common stock that remained outstanding under the Ionetix Equity Plans, whether vested or unvested, and we converted each into an option to purchase shares of our common stock. Each assumed option constitutes an option to acquire such number of shares of our common stock as is equal to the number of Ionetix common stock subject to the option immediately prior to the Effective Time, multiplied by the Conversion Ratio for Ionetix Common Shares, rounded to the nearest whole share (with any fraction greater than or equal to five tenths (.5) rounded up). The exercise price per share of each assumed option is equal to the exercise price of the Ionetix option prior to the assumption, divided by the Conversion Ratio, rounded up to the nearest whole cent. Otherwise, each assumed option continues to have, and will be subject to, substantially the same terms and conditions as applied to the Ionetix option immediately prior to the Effective Time, including the same vesting schedule. The terms of the applicable Ionetix Equity Plan continue to govern options covering an aggregate of 6,935,626 shares of our common stock subject to awards assumed by us, except that all references in such plans to Ionetix will now be deemed to refer to us. No additional awards will be issued under the Ionetix Equity Plans. After assumption, 6,935,626 shares of our common stock will be issuable upon the exercise of assumed options. See “Compensation of Directors and Executive Officers” below for more information about the Ionetix Equity Plans and the outstanding awards thereunder.

Our Equity Incentive Plan

Pursuant to the Merger Agreement and as of the Effective Time, the Board adopted, and our stockholders approved (subject to effectiveness in accordance with Regulation 14C of the Exchange Act, if applicable), an equity incentive plan (the “2026 EIP”). The 2026 EIP provides for the issuance of incentive awards of stock options, restricted stock awards, and other equity-based awards. The number of shares reserved for issuance under the 2026 EIP will be subject to increase on January 1 of each fiscal year for a period of up to ten years, beginning on January 1, 2027 and continuing through and including January 1, 2036, at the discretion of the Board or a committee thereof, in an amount equal to the lesser of (a) at the discretion of the Board, up to four percent (4%) of the shares of stock outstanding (on an as-converted and fully-diluted basis) on the last day of the immediately preceding month, or (b) such number of shares as determined by the Board or a committee thereof. See “Compensation of Directors and Executive Officers—Description of the 2026 Equity Incentive Plan” below for more information about the 2026 EIP.

Departure and Appointment of Directors and Officers

As of the Effective Time, the Board was authorized to, and consisted of, four (4) members. As of the Effective Time, two of the individuals who served as directors and/or officers of JDEV immediately prior to the Effective Time, Vincent LaBarbara and Eric Rubenstein, resigned from their position as directors. At the Effective Time, Gregory Martin and Douglas Boothe were appointed to the Board, as designated by Ionetix.

Also, as of the Effective Time, the following persons were appointed as executive officers of JDEV, as designated by Ionetix: Kevin Cameron, as Chief Executive Officer and Phieu Phun, as Chief Financial Officer.

See “Management” below for information about our new directors and executive officers.

Pro Forma Ownership

After giving effect to the Merger, the closing of the Private Placement, and the issuance of the Additional Shares pursuant to the Termination Agreement, there were up to 106,295,716 shares of our common stock issued and outstanding as of July 31, 2026, as follows:

○	the stockholders of Ionetix prior to the Merger hold 89,905,177 shares of our common stock (comprising Merger Shares issued in exchange for Ionetix Common Shares and Ionetix Preferred Shares), excluding any shares purchased by them in the Private Placement, and after adjustments due to rounding for fractional shares;

○	investors in the Private Placement hold 10,962,268 shares of our common stock, excluding any shares issued to them in connection with the Merger as a result of being a holder of Ionetix stock prior to the Merger;

○	4,400,000 shares are held by persons who held Pre-Merger Shares of JDEV common stock prior to the Merger;

○	1,504 shares were issued upon exercise of options following the closing of the Merger;

○	749,071 shares were issued upon exercise of warrants following the closing of the Merger; and

○	277,696 shares were issued to Lilly pursuant to the Termination Agreement as consideration for the termination of certain pre-Merger agreements.

In addition, as of the Closing Date, there were:

○	outstanding options to purchase an aggregate of 6,935,626 shares of our common stock that were subject to options originally granted under the Ionetix Equity Plans to former Ionetix option holders and assumed by us in connection with the Merger;

○	outstanding warrants to purchase an aggregate of 8,152,333 shares of our common stock, assumed by us in connection with the Merger; and

○	outstanding Placement Agent Warrants to purchase an aggregate of 862,182 shares of our common stock issued to the placement agents in connection with the Private Placement.

No other securities convertible into or exercisable or exchangeable for our common stock were outstanding as of the Closing Date.

Accounting Treatment; Change of Control

The Merger is being accounted for as a “reverse merger” or “reverse acquisition,” and Ionetix is deemed to be the acquirer in the reverse merger. Consequently, the assets and liabilities and the historical operations that will be reflected in our financial statements relating to periods prior to the Merger will be those of Ionetix, and will be recorded at the historical cost basis of Ionetix, and the consolidated financial statements after completion of the Merger will include the assets and liabilities of Ionetix, historical operations of Ionetix, and operations of the Company from the Closing Date. As a result of the issuance of the shares of our common stock pursuant to the Merger, a change in control of the Company occurred as of the date of consummation of the Merger.

Except as described in this prospectus, no arrangements or understandings exist among present or former controlling stockholders with respect to the election of members of the Board and, to our knowledge, no other arrangements exist that might result in a change of control of the Company.

We expect to continue to be a “smaller reporting company,” as defined under the Exchange Act, and an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) immediately following the Merger. We believe that as a result of the Merger, we have ceased to be a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act).

DESCRIPTION OF OUR BUSINESS

Formation History

Ionetix was incorporated in the State of Delaware in 2009. Ionetix was founded to develop smaller, cheaper, lighter and more efficient cyclotrons using superconducting technology for use in multiple medical and industrial applications.

Company Overview

Our superconducting cyclotron technology enables the design of cyclotrons with a much smaller footprint than conventional cyclotrons. We expect this smaller footprint to allow for faster and more cost-effective deployments, with less need for radiation shielding and physical support. Importantly, our superconducting cyclotrons are cryogen-free, meaning they do not require liquid helium to achieve superconductivity. As a result, we believe they are more energy efficient than traditional cyclotrons. We produce otherwise hard-to-obtain isotopes using a combination of our proprietary cyclotron technology and materials and technology sourced from third parties.

We currently generate revenue in two different medical applications of our technology: diagnostic and therapeutic.

In diagnostics, we currently focus on producing isotopes for Positron Emission Tomography (“PET”) diagnostic imaging. Such isotopes include Fluorine-18 (“F-18”), Gallium-68 (“Ga-68”) and Ammonia N-13 (“N-13”), for which we hold an Abbreviated New Drug Application (“ANDA”) from the Food and Drug Administration (“FDA”). These isotopes are used to diagnose a variety of medical conditions, including coronary artery disease and prostate cancer. We have a hybrid business model: we currently sell doses of N-13 Ammonia, on a per-dose basis, but we may in the future manufacture other isotopes or PET drugs for third parties.

We currently have nine sites approved by the FDA to manufacture unit doses of N-13, a cardiac perfusion imaging agent. Each site is also licensed by the Nuclear Regulatory Commission (“NRC”) or the state equivalent of the NRC, called an NRC “Agreement State.” We also hold approval under an ANDA for Ga-68 Gozetotide, a PET diagnostic drug for imaging metastatic prostate cancer.

In therapeutics, we produce alpha-emitting isotopes such as actinium-225 (“Ac-225”) and astatine-211 (“At-211”) for use in oncology therapeutics. Alpha-emitters have a high linear energy transfer, delivering intense radiation over a very short pathway of two to three cells. This results in the ability to irradiate tumors with high radiation doses, causing double-DNA strand breakage, with less off-tumor damage than other forms of radiation therapy (such as external beam radiation therapy). The only approved alpha-emitting cancer therapy today is Xofigo, but there are a growing number of clinical trials underway for drugs that use alpha emitters. These alpha-emitting cancer therapies are being developed as next generation therapies after beta-emitting cancer therapies such as Pluvicto and Lutathera, which have had commercial success treating prostate cancer and certain gastroenteropancreatic neuroendocrine tumors, respectively.

We are also in early stages of exploring, or developing cyclotrons for use in, other potential applications for our particle accelerator technology, including remediating nuclear waste while simultaneously generating power, sterilization of medical instruments and devices, testing for equipment destined to be exposed to high radiation loads (e.g. materials proposed for use in fusion reactors or sent into space), and as a possible light source for next-generation lithography machines.

Commercial Strategy

Our current commercial strategy is to deploy cyclotrons at locations that need access to diagnostic or therapeutic isotopes, including deploying cyclotrons within the U.S. and internationally. We may provide isotopes to our customers or manufacture the final drug product itself. The exact deployment strategy depends on the half-life of the isotope: isotopes with short half-lives like N-13 (half-life of 10 minutes) require an on-site cyclotron at the point of care; PET isotopes Ga-68 and F-18 (half-lives of 68 minutes and 109 minutes, respectively) can be distributed within a metropolitan area from a regional manufacturing facility; and Ac-225 (half-life of nearly 10 days), which is used for alpha-therapeutics, can be made with centralized production and wide (even international) distribution.

Accordingly, for N-13, we install a cyclotron and related equipment at the hospital or outpatient imaging center and deliver doses on demand. We charge on a per-dose basis, with the typical clinical protocol requiring one dose for a baseline rest PET scan and another for a stress hyperemic cardiac perfusion scan. Both scans are required to detect coronary artery disease. Other PET isotopes have differing protocols, with most requiring only one dose per procedure (such as for prostate-specific membrane antigen (“PSMA”)).

While we do not currently generate any revenue from Ga-68 Gozetotide, we plan to offer it to high volume users and in markets where PSMA diagnostics are currently supply-constrained. Similar to our N-13 model, we anticipate we will install the required equipment and charge the hospital or outpatient imaging center on a per-dose basis.

For Ac-225, which has a half-life of nearly 10 days, we ship globally from our facility in Lansing, Michigan, USA. To date we have shipped material within the United States, as well as to Canada, Norway, Belgium and China. While we have produced At-211 in the past, we do not currently do so but anticipate beginning commercial production of At-211 in 2026. At-211 has a 7.2 hour half-life and thus cannot easily be distributed outside North America.

Vision

We seek to use our proprietary cyclotron designs to provide high-value radioisotopes and solutions for medical and industrial purposes. Our cyclotron platform can produce several different isotopes that are currently in short supply. We currently seek to provide these isotopes to our healthcare customers to perform imaging procedures (in the case of PET imaging isotopes) or to pursue drug development (in the case of therapeutic isotopes). We are also in early stages of exploring other potential applications for our proprietary superconducting cyclotron technology, including to remediate nuclear waste while simultaneously generating power, to sterilize medical instruments and devices, to test equipment destined to be exposed to high radiation loads (e.g. materials proposed for use in fusion reactors or sent into space), and to serve as a light source for next-generation lithography machines.

Challenge and available approaches

Medical Applications Overview and Competition

PET isotopes are produced in cyclotrons, with a mixture of commercial suppliers and self-supply in the case of larger research hospitals. Given the relatively short half-life of these isotopes, an individual cyclotron can generally service a metropolitan area. Broader distribution areas are possible, albeit at higher cost because the supplier has to overproduce at the production site to ensure sufficient radioactivity still exists when the drug arrives at the patient site. Commercial providers that distribute PET radiopharmaceuticals in the U.S. include PETNET Solutions, Inc. (wholly owned by Siemens Healthineers AG), Cardinal Health, Inc., Pharmalogic Holdings Corp., Sofie Biosciences, Inc. and Jubilant Radiopharma. Hospitals with significant research programs, such as Memorial Sloan Kettering, Stanford University, the Mayo Clinic, and the University of California San Francisco, among others, may also purchase a cyclotron for their internal use, often to support clinical trials.

Several other companies provide cardiac PET and/or PSMA PET diagnostic imaging agents. For instance, other commercial cardiac PET isotope providers in the U.S. include Bracco and Jubilant Radiopharma, who manufacture Rubidium-82 (“Rb-82”), which competes with our N-13 product. Similarly, several drug companies have FDA approvals to offer PSMA PET diagnostic isotopes including Telix Pharmaceuticals Limited, Lantheus Holdings, Inc., Novartis AG and Blue Earth Diagnostics Ltd. (a Bracco Company). Some of these companies, in turn, outsource the production of their isotopes to others.

Therapeutic isotopes generally have a longer half-life, and thus can be distributed from centralized or regional production sites. Ac-225, for instance, has a half-life of almost ten days, and thus can be shipped nationally from a single production site. In the U.S., Ac-225 has historically been available from the U.S. Department of Energy (“DoE”), along with its partners TerraPower and Cardinal Health. This DoE-originated supply is limited, however, because it depends on access to Th-229, of which the DoE has a finite quantity; supply is limited because Th-229 is derived from the DoE’s legacy Uranium-233 (“U-233”) inventory, which was originally created in the 1950s and 1960s for potential use in reactors, and the DoE currently has no plans to produce more due primarily to national security policies and nuclear non-proliferation commitments. U-233 is difficult to obtain because it does not occur in meaningful quantities in nature and must be produced artificially, leaving only very limited global inventories—mostly government-controlled and often being downblended or dispositioned (such as through the DoE program). It is also a weapons-usable material, which raises proliferation and security concerns and subjects it to strict controls under the U.S. Atomic Energy Act and international safeguards administered by the International Atomic Energy Agency pursuant to the Treaty on the Non-Proliferation of Nuclear Weapons. As a result, there is effectively no commercial supply chain for U-233. Rather, we and other commercial providers generally make Ac-225 by using a particle accelerator to irradiate a Ra-226 target, which does not require U-233. By commissioning more cyclotrons, running for longer periods on targets with increased Ra-226 loading, the particle accelerator approach is more scalable. Along with us, U.S. commercial providers of Ac-225 using this production method include Niowave, Inc., SpectronRx and Northstar Medical Radioisotopes, LLC. In Europe, PanTera in Belgium and AlfaRim in the Netherlands as well as ITM Radiopharma and Eckert & Ziegler in Germany have also announced plans to make Ac-225.

At-211, by contrast, has a half-life of 7.2 hours and calls for regional production to enable same-day production and transport. This short half-life makes it virtually impossible to ship internationally. At-211 is commercially available in Denmark, Germany, France and Japan, but there is currently no commercial supplier in the U.S. A limited number of U.S. academic institutions (approximately five) have cyclotrons capable of producing At-211, and the DoE – through its National Isotope Development Program - works to provide limited quantities to these institutions. In the U.S., Ionetix and Nusano, Inc. have announced plans to commercially supply At-211, and IBA has announced plans to provide it in Europe.

Market Opportunity

Medical Diagnostics

Nuclear imaging is undergoing a period of notable change. PET scans are gaining traction in oncology and other high-value applications, driven by innovations in tracer development, theranostics, and advanced imaging technologies. According to leading data and analytics company GlobalData’s market analysis, the global PET imaging agent market is valued at $2.1 billion in 2025. Between 2025 and 2035, PET agents are projected to grow at a compound annual growth rate of 4.6% in market value over ten years.

PET growth is primarily driven by tracer innovation, with recent successes in imaging PSMA and clinical fibroblast activation protein inhibitors (“FAPI”) demonstrating how PET can directly influence treatment decisions. Advanced PET imaging in Alzheimer’s disease also holds promise for improving early detection and monitoring of disease progression. The rise of theranostics, which integrate diagnostic PET tracers with therapeutic radioligands, strengthens the PET value proposition by linking imaging with treatment. Emerging tools such as AI-based image quantification and standardized reporting are also expected to improve scan consistency and reduce variability in interpretation, further increasing PET’s role in advanced clinical care. These capabilities are encouraging broader adoption of PET across both diagnosis and therapy planning.

The potential market for PSMA tracers alone could increase from $2.5 billion in 2025 to $6.7 billion in the U.S. For Alzheimer’s PET imaging, the U.S. market is projected to grow to $1.5 billion by 2030 and $2.5 billion by the mid-2030s.

Alpha-Emitter Therapeutics

We believe that radiopharmaceuticals represent one of the most promising modalities for the treatment of solid tumors and metastatic disease. Approved radiopharmaceuticals have demonstrated the ability to overcome the challenges of conventional cancer treatments and provide patients with targeted therapies that have superior efficacy and better tolerability.

●	Clinical validation of targeted radiopharmaceuticals. Approved beta-emitting radiopharmaceuticals, Pluvicto and Lutathera, have demonstrated statistically significant and clinically meaningful overall survival, progression-free survival and quality of life benefits in global registrational clinical trials. Early-stage clinical trials have also demonstrated that the use of alpha-emitting Ac-225 radioconjugates can deliver more profound anticancer activity than beta-emitting Lu-177 conjugates in similar patient populations, and in patients whose disease has progressed after prior beta-emitted therapies. These promising early clinical data have led to the advancement of Ac-225-based radioconjugates to pivotal clinical trials, though none yet have filed for approval by the FDA.

●	Commercial validation of approved radiopharmaceuticals. For fiscal year 2023, Pluvicto achieved a first full year of sales of approximately $1 billion, which we understand to be one of the strongest oncology commercial launches since Ibrance in 2015, and demonstrates the patient impact potential and rapid adoption of radiopharmaceuticals into clinical practice. The estimated global peak sales for Pluvicto are greater than $4 billion in prostate cancer alone. The global radiopharmaceuticals market is one of the fastest growing categories among anticancer medicines and is projected to grow to over $26 billion in sales by 2032. The therapeutic segment of this market is estimated to achieve a total addressable market of $25 billion to $60 billion post-2030.

●	Strategic validation of radiopharmaceuticals. The commercial success of radiopharmaceuticals, paired with significant increases in investment in innovative approaches, has led to significant value creation through partnering and acquisitions. According to industry estimates, aggregate transaction values over the last 10 years are approximately $33 billion.

We believe that the field of radiopharmaceuticals is still in its infancy and is poised to become a fundamental pillar of cancer care and deliver transformative survival and quality of life outcomes for patients. External beam radiation therapy, or EBRT, has proven to be an effective option for cancer treatment but has limitations including lack of sufficient precision to avoid collateral damage to normal organs and healthy tissues. Radiopharmaceuticals have the ability to deliver high levels of radiation directly and precisely to diseased tissue by combining the proven tumor-killing ability of radiation therapy with the high degree of molecular precision provided by their targeting components, offering cancer patients better outcomes than other anticancer modalities.

Radioisotopes used in therapeutic radiopharmaceuticals fall into two classes: alpha-emitting and beta-emitting radioisotopes. Alpha particles are much larger and heavier than beta particles, with higher energy and shorter travel distances. Although both alpha-emitting and beta-emitting radioisotopes cause damage to the DNA of tumor cells resulting in tumor cell death, there are distinct differences. Beta-emitting radioisotopes create single-strand DNA breaks and can travel to more distant cells not in direct contact with the delivery point of the radiopharmaceutical. In contrast, alpha-emitting radioisotopes create catastrophic double-stranded DNA breaks and are 1000 times more potent in cell killing than beta-emitters but can only travel two to three cell lengths. Radiopharmaceuticals using alpha-emitting radioisotopes also offer advantages with administration as they result in less radiation exposure to the clinic staff during administration, as well as convenience to patients with no post-treatment restrictions on having contact with other people.

In third-party studies, alpha-emitting radiotherapies have also demonstrated increased anticancer activity in patients with tumors that did not respond to beta-emitting radiotherapies. As seen in the graphic below, a patient with widespread metastatic disease was observed to have progressive disease following treatment with two cycles of Lu-177PSMA-617, a beta-emitting radiotherapy. Subsequent treatment with Ac-225-PSMA-617, an alpha-emitting radiotherapy, resulted in profound regression of disease. Pooled PSA response rates of approximately 65% have been reported across academic studies of Ac-225-based PSMA-targeted alpha therapy, and a recent sponsored trial of Ac-225-containing PSMA-617 radioligand showed a 42% objective response rate in patients previously treated with Lu-177-containing PSMA-617 radioligand therapies. These results illustrate the powerful efficacy potential for Ac-225-containing targeted radioconjugates.

Anticancer activity of alpha-emitting radioconjugates in patients with tumors that did not respond to beta-emitting radioconjugates

To date, the development of radiopharmaceutical candidates has been primarily focused on two biological targets: PSMA, the target of Pluvicto; and Somatostatin receptor 2 (“SSTR2”), the target of Lutathera. We believe alpha radioconjugates may represent a significant opportunity for improved clinical outcomes for patients with cancer in these targets, and potentially others.

Key Features of the Ionetix Solution and Competitive Advantage

We believe our proprietary superconducting cyclotron technology will allow us to add PET production capacity faster and more cost-effectively than competing conventional cyclotrons. The small footprint of our superconducting cyclotron allows for more efficient deployment with a lower cost of deployment. Our technology is particularly well-suited to be deployed near clinical sites with large patient volumes that want on-demand access to PET isotopes such as N-13, F-18, and Ga-68. However, our cyclotrons generally produce less activity per hour than certain conventional cyclotrons (such as certain cyclotrons manufactured by GE Healthcare) and we believe are not ideal for serving remote sites (which generally require large amounts of activity to be produced to ensure the appropriate amount is delivered to the clinical site).

We believe our decade-plus experience designing and building cyclotrons and other particle accelerators, as well as associated target design and safety systems, give us an advantage when it comes to designing and scaling production of other isotopes. We believe our cyclotron-based Ac-225 production can be scaled in a modular fashion as patient volumes increase. Other possible applications include irradiating nuclear waste, where a proton beam is used to create a flux of neutrons that turns long-lived isotopes in nuclear waste streams into shorter-lived isotopes (a process known as “transmutation”), which we are not currently pursuing but may do so in the future. The transmutation process will generate heat, which can be used to generate power. Particle accelerators can also be used to generate protons or heavy ions for testing radiation damage for materials destined for space. Again, the smaller footprint of a superconducting cyclotron makes deployment of such a testing facility quicker and more cost-effective. Particle accelerators like cyclotrons can also be used to sterilize medical instruments and implants. Future applications that we and others are exploring include the use of superconducting accelerators as a source of shorter-wavelength light to power next generation lithography machines for manufacturing semiconductor chips. Our development of these non-medical applications of our technology is in very early stages, and we do not expect to generate revenue from them, if at all, for the foreseeable future.

Regulatory Matters

We are subject to regulatory oversight by extensive U.S. federal, state and local laws and regulations, governing the deployment of our cyclotrons, as well as the isotopes they produce.

NRC and NRC Agreement States

Each of our production sites is licensed by the NRC or a state equivalent pursuant to Section 274 of the Atomic Energy Act. These licenses are issued either by the NRC or by “Agreement States” authorized to regulate certain types of radioactive materials within their jurisdictions and impose ongoing operational, radiation protection, security, and reporting requirements. These radioactive materials licenses entitle us to hold specified isotopes up to the specified quantity levels set forth in the license. The NRC also requires that most sites have decommissioning financial assurance to ensure funds are available to decommission a site and may require the posting of a bond to guarantee as much.

The NRC and the U.S. Department of Transportation regulate the transportation and shipment of radioactive materials. These regulations govern the packaging, marking, labeling, security and documentation required for transportation of radioactive materials. Failure to comply with applicable regulatory requirements may result in enforcement actions, including civil penalties, license modification, suspension, or revocation. Certain isotopes and quantities may also trigger additional security and incident reporting requirements under applicable regulations.

The export and import of radioactive materials are also subject to U.S. export control regulations, including licensing requirements administered by the NRC and other U.S. government agencies, as well as corresponding requirements in destination countries. Foreign jurisdictions also have their own regulatory requirements for manufacturing and transporting radioisotopes.

We utilize third-party brokerage and transportation services to ensure compliance with international transportation and customs requirements. Reliance on such third-party providers may expose the company to operational or compliance risks if such providers fail to meet applicable regulatory requirements.

Radiation-Producing Machine Registrations

Each state requires us to obtain a radiation-producing machine license for the cyclotron itself. Unlike radioactive materials licenses, which are governed by the NRC or Agreement States under the Atomic Energy Act, radiation-producing machine licenses are issued and regulated at the state level and are not subject to NRC jurisdiction.

These state regulatory frameworks establish requirements for the installation, operation, inspection, and maintenance of radiation-producing equipment, including shielding, radiation safety controls, personnel training, and radiation dose limits for workers and the public. States typically require facility registration, periodic inspections, and compliance with radiation protection standards, and may impose corrective actions or operational restrictions in the event of non-compliance.

Although these licenses are distinct from radioactive materials licenses, the operation of cyclotrons results in the production of radioactive isotopes, which are separately regulated under applicable radioactive materials licensing regimes, requiring coordinated compliance across both regulatory frameworks.

Failure to obtain or maintain required machine licenses or to comply with applicable state requirements may result in enforcement actions, including fines, suspension of operations, or revocation of licenses, which could adversely affect Ionetix’s ability to operate its production facilities.

FDA

Production of PET drugs is regulated under FDA’s Current Good Manufacturing Practices (“cGMP”) specific to PET drugs (21 CFR 212). These regulations are generally less burdensome than the cGMP regulations applicable to non-PET finished pharmaceuticals (21 CFR 210 and 211), but still impose strict sterility testing requirements. Production of alpha-emitting isotopes is regulated under the cGMP regulations applicable to finished pharmaceuticals (21 CFR 210 and 211). The FDA governs the approval of each drug and manufacturing site. The FDA requires that a new site have a preapproval inspection before approving production of any PET pharmaceutical at that site.

Abbreviated New Drug Application (ANDA) Pathway

Under the Drug Price Competition and Patent Term Restoration Act of 1984 (the Hatch-Waxman Amendments), a company seeking to market a generic version of a previously approved “reference listed drug” may submit an Abbreviated New Drug Application, or ANDA. To qualify for approval, the proposed generic must contain the same active ingredient(s), in the same strength, dosage form, and route of administration as the reference listed drug, and the applicant must demonstrate bioequivalence. In contrast to a full new drug application, preclinical and clinical studies to establish safety and effectiveness are generally not required beyond the showing of bioequivalence.

An ANDA applicant must also address any patents that the reference product sponsor has listed in the FDA’s Approved Drug Products with Therapeutic Equivalence Evaluations (the “Orange Book”). The applicant must make one of four patent certifications: that no patent information has been filed; that any listed patent has expired; the date on which a listed patent will expire and that approval is not sought before that date; or that a listed patent is invalid, unenforceable, or will not be infringed by the proposed generic product (a “Paragraph IV” certification). As an alternative to a certification for certain method-of-use patents, an ANDA may include a “section viii” statement seeking approval with labeling that omits the patented use.

If an ANDA contains a Paragraph IV certification, the applicant must provide notice to the reference product’s NDA holder and patent owner after the FDA accepts the ANDA for filing. If the patent owner brings a patent infringement lawsuit within 45 days of receiving that notice, the FDA is generally precluded from granting final approval of the ANDA for up to 30 months, or earlier upon patent expiry, a court decision in favor of the ANDA applicant, or settlement.

FDA approval of an ANDA is also conditioned on the expiration of any non-patent regulatory exclusivities applicable to the reference listed drug. For example, a drug approved as a new chemical entity receives five years of data exclusivity during which the FDA will not accept an ANDA referencing that drug; however, an ANDA containing a Paragraph IV certification may be submitted after four years. Other forms of exclusivity may also affect the timing of ANDA submission or approval.

We cannot predict the timing or outcome of ANDA reviews, patent disputes, or the effect of any statutory exclusivities on the approval of our proposed generic products, and any delays or adverse outcomes could materially affect our ability to commercialize such products.

Drug Manufacturing Licenses

In addition to establishment and drug registration with the FDA, each state in which drug manufacturers operate or distribute also requires drug manufacturers to obtain a license in that state. These governing bodies vary by jurisdiction, but may include Boards of Pharmacy, Departments of Health, and the Departments of Business and Professional Regulation (“DBPR”). These state agencies usually require a listing of each drug manufactured as part of the licensing process and some may require a specific registration of each drug manufactured.

INTELLECTUAL PROPERTY

Strategy for Protecting Intellectual Property

Our intellectual property strategy focuses on:

●	protecting innovations related to safety, deployment speed, cost efficiency, and manufacturability;

●	maintaining trade secrets related to design methods, modeling tools, safety analyses, and engineering;

●	filing patent applications in jurisdictions where we anticipate future commercial activity or manufacturing; and

●	continuously reviewing our portfolio for opportunities to file additional applications as development progresses.

Our primary patent, “Compact, cold, superconducting isochronous cyclotron,” is wholly owned by us, was granted on October 15, 2013 and expires on August 13, 2031. Foreign counterparts were also issued in China, Japan, Taiwan, Canada and the European Union, with coverage extending until 2031 in those countries.

We also rely on significant unpatented know-how, including cyclotron and magnet modeling, radiation safety analysis, radiochemistry expertise, and systems engineering, all of which form an important component of our competitive position and is protected through internal controls, confidentiality obligations, and other contractual measures.

Confidentiality and Assignment Obligations

All employees, consultants, and contractors with access to proprietary information are required to sign non-disclosure and invention-assignment agreements. We also use non-disclosure agreements when engaging with potential commercial partners, suppliers, and government agencies. These protections help ensure that rights to our proprietary technology, data, and inventions remain with the Company.

Employees

As of July 31, 2026, we had 65 full-time and one part-time employees, as well as several consultants. Our workforce operates in a flexible environment that blends on-site responsibilities, particularly in engineering, isotope production, and manufacturing, with remote work across multiple U.S. time zones. All employees are based in the United States.

Our team is primarily composed of engineers, manufacturing specialists, and other technical professionals dedicated to advancing our cyclotron-based technology and supporting the production of medical isotopes. Six of our employees have PhDs. The balance of our workforce supports essential business operations, including finance, regulatory and quality, business development, human resources, supply chain, and administrative functions. None of our employees are represented by a labor union or subject to collective bargaining agreements.

Our growth strategy focuses on attracting and retaining highly skilled professionals capable of supporting our proprietary technology, expanding manufacturing capabilities, and meeting the needs of our clinical and commercial partners. We are committed to fostering a collaborative, inclusive, and performance-driven culture that empowers employees to innovate while upholding the highest standards of quality and compliance.

Competitive Pay and Benefits

We provide a total rewards program designed to remain competitive within the biotechnology, medical device, and advanced manufacturing sectors. Our compensation structure includes base salary and equity participation, aligning employee contributions with the Company’s long-term success.

In addition, we offer a comprehensive benefits package that includes health, dental, and vision insurance; retirement savings programs; paid time off; and other employee-focused benefits. Our approach is intended to attract top-tier talent, reward performance, and support employees and their families throughout their careers with us.

Employee Recruitment, Retention, and Development

We recognize that our continued advancement in cyclotron and isotope technology depends on the expertise and commitment of our people. We emphasize strategic recruitment efforts to identify candidates with specialized technical capabilities and a strong cultural alignment with our mission.

To support retention, we emphasize cross-functional collaboration, and opportunities for professional growth within a dynamic and innovative environment. Since inception, we have maintained strong retention levels, particularly among our engineering and scientific teams. We understand that long-term success requires sustained investment in our highly skilled employees.

Safety, Health, and Wellness

Given the technical and highly-regulated nature of our operations, we maintain rigorous health and safety standards across all facilities. We are committed to maintaining a workplace that prioritizes radiation safety, manufacturing best practices, and regulatory compliance.

Our safety programs include ongoing training, established operating procedures, and continuous evaluation of workplace conditions to minimize risk. Through proactive health and safety initiatives, we aim to maintain an incident-free environment while supporting the overall well-being of our employees.

Property

We do not currently own any real property. We lease two facilities in Lansing, Michigan, where we manufacture therapeutic isotopes and assemble our superconducting cyclotrons. Additionally, we have leases for nine facilities where we produce drug for diagnostics PET imaging centers.

Our leased facilities include manufacturing, radiopharmaceutical production, engineering, supply chain and office space. Most of our employees perform their responsibilities in-person at our leased facilities, with some employees working remotely.

Our business model contemplates deploying additional cyclotrons at other locations over time. We expect that these deployments will require us to enter into additional leases or other site-control arrangements, and there can be no assurance that suitable sites will be available on commercially reasonable terms, or at all.

We believe our current operating arrangements are adequate for our present needs and that, if required, suitable additional or alternative space will be available to support our operations on commercially reasonable terms.

Litigation

From time to time, we may become involved in various lawsuits and legal proceedings that arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are not aware of any pending legal proceedings, notices, citations, or requests for any corrective action by any state or federal court, local, state, or federal government agency or body to which we are a party.

Available Information

Our website is www.ionetix.com. We can be contacted at info@ionetix.com. The Company is subject to the informational requirements of the Exchange Act and files or furnishes reports, proxy statements, and other information with the SEC. Such reports and other information filed by us with the SEC will be available free of charge at www.ionetix.com when such reports are available on the SEC’s website. The SEC maintains a website that contains reports, proxy and information statements, and other information that issuers file electronically with the SEC at www.sec.gov.

The contents of the websites referred to above are not incorporated into this prospectus. Further, our references to the URLs for these websites are intended to be inactive textual references only.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL

CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with the audited consolidated financial statements for the years ended December 31, 2025 and 2024 and the related notes thereto, and the unaudited condensed consolidated financial statements for the three months ended March 31, 2026 and March 31, 2025 and the related notes thereto, each included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business, includes forward-looking statements that involve risks and uncertainties as described under the heading “Special Note Regarding Forward-Looking Statements” elsewhere in this prospectus. Accordingly, you should review the disclosure under the heading “Risk Factors” in this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

The Merger

On the Closing Date, JDEV, Merger Sub and Ionetix entered into the Merger Agreement. Pursuant to the terms of the Merger Agreement, on the Closing Date, Merger Sub merged with and into Ionetix with Ionetix continuing as the surviving corporation. As a result of the Merger, Ionetix became our wholly owned subsidiary and will continue its existing business operations. Additionally, we changed our name to Ionetix Corporation and will continue to be a public reporting company.

At the Effective Time of the Merger, we issued 89,905,177 shares of our common stock to existing holders of Ionetix common stock. We also reserved a total of 5,000,000 shares of our common stock under the 2026 EIP for future issuances of equity awards at the discretion of our Board to officers, employees, consultants and directors. JDEV’s existing stockholders continued to hold an aggregate of 4,400,000 shares of our common stock (the “Retained Pre-Merger Shares”).

The Private Placement

Immediately following the Effective Time of the Merger and subsequently on June 1, 2026, we sold 10,777,268 shares and 185,000 shares, respectively, of our common stock at a purchase price of $3.00 per share in a private placement to certain accredited and institutional investors. In connection with the Private Placement, we also issued to the placement agents, Placement Agent Warrants to purchase an aggregate of 876,983 shares of common stock at an exercise price of $3.00 per share. Net of offering expenses, we received approximately $30.3 million in net proceeds from the Private Placement that we expect to use for general working capital and corporate purposes, including towards the research and development, engineering and scale up manufacturing of our medical isotopes. A portion of the net proceeds will also be used to cover management, overhead, legal and accounting fees and expenses relating to the Merger and the Private Placement, and could include potential acquisitions of complementary businesses or assets (though none is currently contemplated).

For detailed information regarding the pro forma ownership of the Company as of July 31, 2026 and as of the Closing Date, see “Description of the Merger, the Private Placement, and Related Transactions” above.

Accounting Considerations

The historical financial statements and related footnotes included elsewhere in this prospectus include descriptions of Ionetix’s previously outstanding capital stock; however, in connection with the Merger, all shares of Ionetix’s capital stock, including all shares of Ionetix’s preferred stock, were converted into shares of our common stock. See “Description of the Merger, the Private Placement, and Related Transactions” above for detailed information regarding the transactions and the related conversion of the shares of Ionetix’s capital stock.

For financial reporting purposes, the Merger was treated as a recapitalization and reverse acquisition. Ionetix is considered the acquirer for accounting purposes, meaning that the historical financial results of Ionetix prior to the Merger are considered our historical financial results under applicable accounting principles. Thus, a discussion of the past financial results of JDEV is not pertinent.

Background

Incorporated in the State of Delaware in 2009, Ionetix was founded to develop superconducting cyclotron technology to produce isotopes for medical and industrial purposes. Our founding premise was to use this novel cyclotron technology to produce isotopes in a smaller and thus more cost-effective footprint. Our mission is to produce otherwise hard-to-obtain isotopes, using a combination of our proprietary cyclotron technology and equipment sourced from third parties.

Our leadership team has a combined 50+ years of direct experience with nuclear medicines, cyclotron technology solutions and engineering. Our board members include pre-eminent experts in pharmaceutical and biotechnology research and development and manufacturing. We believe that the depth of our expertise and our cyclotron technology solutions uniquely position us to become the market leader in the manufacturing of isotopes for medical and industrial purposes.

Components of Results of Operations

Revenue

Our revenues are generated primarily from (i) diagnostic drug and medical radioisotopes sales, (ii) cyclotron system sales, and (iii) consulting services and system support services.

Diagnostic drug and medical radioisotopes sales represent our principal source of revenue. Under these arrangements, customers place purchase orders pursuant to master sales agreements, with each delivered dose representing a distinct performance obligation. Revenue is recognized upon delivery, when control of the product transfers to the customer. Because these products are ordered based on clinical requirements and administered as part of patient care, demand is closely tied to real-time utilization. We have only begun sales of therapeutic radioisotopes in late 2025, and we expect revenues from the sale of diagnostic drugs to continue to represent the primary driver of our business, with future growth influenced by the development and commercialization of additional isotopes, including therapeutic isotopes, as well as continuing utilization of PET imaging products.

Cyclotron system revenues are generated from the delivery of equipment together with installation and related activities necessary to verify functionality in accordance with contractual specifications. These activities are combined into a single performance obligation, and revenue is recognized upon completion of installation and formal customer acceptance. Cyclotron system sales are generally driven by customer-specific deployment needs and the timing of system installations. As a result, we expect revenues from cyclotron sales to fluctuate from period to period.

Consulting services and system support services are typically recognized over time as services are performed because the customer simultaneously receives and consumes the benefits of our performance. We measure progress using a cost-to-cost input method, recognizing revenue based on costs incurred relative to total estimated costs, with estimates updated as facts and circumstances change.

Operating Expenses

Cost of Revenue

Cost of revenue consists primarily of costs associated with the manufacture and delivery of our products and related services, including materials and components, personnel-related costs, production-related overhead and shipping and handling costs. Production-related overhead includes facility costs, utilities, depreciation of production equipment, and hosting and cloud infrastructure costs. Cost of revenue also includes manufacturing-related adjustments such as production variances, warranty costs, scrap, and write-downs of excess or obsolete components. As production volume and system deliveries increase, cost of revenue is expected to increase in absolute dollars.

Selling, General and Administrative

Selling, general and administrative expenses consist primarily of personnel-related costs, including salaries, health insurance, payroll taxes, and stock-based compensation. Selling, general and administrative expenses also include consulting and professional service fees and other general corporate and administrative expenses.

As we continue to grow our business and expand our commercial presence, we expect selling, general and administrative expenses to increase in absolute dollars. In addition, we expect selling, general and administrative expenses to increase in the near term as a result of operating as a public company, including costs associated with compliance with SEC reporting requirements, audit and legal fees, insurance, and other corporate governance and administrative expenses.

Research and Development

Research and development expenses consist of costs incurred in connection with our development activities and are expensed as incurred. These expenses primarily include personnel-related costs, such as salaries, health insurance, and other employee benefits. Research and development expenses also include depreciation and amortization of development equipment and related assets, legal and regulatory costs, and other expenses necessary to support our development activities.

We have invested, and intend to continue to invest, in research and development activities to support the expansion of our diagnostic isotope offerings and the advancement of therapeutic isotope programs, including alpha-emitting radionuclides. Research and development expenses may fluctuate from period to period based on the timing and scope of development initiatives, regulatory activities, and clinical supply programs. We expect research and development expenses to increase in absolute dollars as we continue to invest in technology, production capabilities, and isotope development.

Interest Expense, Net

Interest expense, net consists primarily of interest incurred on outstanding debt obligations, partially offset by interest income earned on our cash and cash equivalents.

Other Income (Expense), Net

Other income (expense), net consists primarily of non-cash charges related to the fair value remeasurement of financial instruments and gains or losses associated with financing transactions, as well as other non-operating items.

Provision for Income Taxes

We have incurred net losses since inception and maintain a full valuation allowance against our deferred tax assets. As a result, income tax expense was not material for the periods presented.

Results of Operations

Comparison of the Three Months Ended March 31, 2026 and 2025

The following table sets forth selected condensed consolidated statements of operations data for the periods indicated:

	Three Months Ended March 31,
	2026	2025
	(In thousands)
Revenue	$1,071	$2,590
Operating expenses
Cost of revenue	1,497	2,090
Selling, general and administrative	2,904	2,882
Research and development	702	1,347
Total operating expenses	5,103	6,319
Loss from operations	(4,032)	(3,729)
Interest expense, net	(374)	(780)
Other income (expense), net	(2,535)	2,118
Loss before provision for income taxes	(6,941)	(2,391)
Provision for income taxes	—	—
Net loss	$(6,941)	$(2,391)

Revenue

	Three Months Ended March 31,
	2026	2025	Change %
	(In thousands)
Revenue	$1,071	$2,590	-59%

Total revenue was $1.1 million for the three months ended March 31, 2026 compared to $2.6 million for the three months ended March 31, 2025, a decrease of $1.5 million, or 59%. The decrease was primarily driven by a $1.6 million decrease in cyclotron system sales, as no cyclotron system sales were recognized during the current period, compared to $1.6 million recognized in the prior-year period in connection with the fulfilment of a cyclotron contract. This decrease reflected the timing of customer-specific system deployments and installations. Diagnostic drug and medical radioisotopes sales were $1.1 million for the three months ended March 31, 2026 compared to $1.0 million for the three months ended March 31, 2025.

Cost of Revenue

	Three Months Ended March 31,
	2026	2025	Change %
	(In thousands)
Cost of revenue	$1,497	$2,090	-28%

Cost of revenue was $1.5 million for the three months ended March 31, 2026 compared to $2.1 million for the three months ended March 31, 2025, a decrease of $0.6 million, or 28%. The change was primarily driven by the decrease in system sales costs, reflecting that no cyclotron system sales were recognized in the current period.

Selling, General and Administrative

	Three Months Ended March 31,
	2026	2025	Change %
	(In thousands)
Selling, general and administrative	$2,904	$2,882	1%

Selling, general and administrative expenses remained relatively flat at $2.9 million for the three months ended March 31, 2026 compared to the same period in 2025.

Research and Development

	Three Months Ended March 31,
	2026	2025	Change %
	(In thousands)
Research and development	$702	$1,347	-48%

Research and development expenses were $0.7 million for the three months ended March 31, 2026 compared to $1.3 million for the three months ended March 31, 2025, a decrease of $0.6 million, or 48%. The decrease was primarily driven by a $0.4 million decrease in personnel-related costs, reflecting the transition of certain employees and related costs from research and development activities associated with alpha-emitting isotopes to cost of revenue in December 2025, as the related facility progressed toward operational readiness.

Interest Expense, Net

	Three Months Ended March 31,
	2026	2025	Change %
	(In thousands)
Interest expense, net	$374	$780	-52%

Interest expense, net was $0.4 million for the three months ended March 31, 2026 compared to $0.8 million for the three months ended March 31, 2025, a decrease of $0.4 million, or 52%. The decrease was primarily driven by the conversion of the convertible notes in the fourth quarter of 2025, which eliminated the related interest expense in the three months ended March 31, 2026.

Other Income (Expense), Net

	Three Months Ended March 31,
	2026	2025	Change %
	(In thousands)
Other income (expense), Net	$(2,535)	$2,118	-220%

Other expense, net was $2.5 million for the three months ended March 31, 2026 compared to other income, net, of $2.1 million for the three months ended March 31, 2025, representing a change of $4.7 million. The change was primarily driven by a $2.2 million upfront loss recognized in connection with the issuance of SAFEs with common stock warrant coverage during the three months ended March 31, 2026, reflecting the excess of the aggregate fair value of the instruments issued over the proceeds received. Additionally, the fair value of SAFE liabilities swung from a $2.1 million gain during the three months ended March 31, 2025 to a $0.1 million loss during the three months ended March 31, 2026, reflecting changes in the estimated fair value of outstanding SAFEs prior to their conversion into Series F redeemable convertible preferred stock on March 31, 2026.

Comparison of the Year Ended December 31, 2025 and 2024

The following tables set forth selected consolidated statements of operations data for each of the years indicated:

	Year Ended December 31,
	2025	2024
	(In thousands)
Revenue	$6,012	$3,585
Operating expense
Cost of revenue	6,160	4,709
Selling, general and administrative	14,540	12,943
Research and development	5,129	4,351
Total operating expenses	25,829	22,003
Loss from operations	(19,817)	(18,418)
Interest expense, net	(3,254)	(2,235)
Other expenses, net	(16,594)	(9,409)
Loss before provision for income taxes	(39,665)	(30,062)
Provision for income taxes	6	2
Net loss	$(39,671)	$(30,064)

Revenue

	Year Ended December 31,
	2025	2024	Change %
	(In thousands)
Revenue	$6,012	$3,585	68%

Total revenue was $6.0 million for the year ended December 31, 2025 compared to $3.6 million for the year ended December 31, 2024, an increase of $2.4 million, or 68%. Diagnostic drug sales and medical radioisotopes sales were $4.3 million in 2025 compared to $3.5 million in 2024. The increase of $0.8 million was primarily driven by the commencement of revenue generation at a newly operational production site beginning in December 2025, as well as increased production volumes at certain existing production sites. Cyclotron system sales increased to $1.7 million for the year ended December 31, 2025, whereas no comparable large-scale system sales were recognized in the prior period.

Cost of Revenue

	Year Ended December 31,
	2025	2024	Change %
	(In thousands)
Cost of Revenue	$6,160	$4,709	31%

Cost of revenue was $6.2 million in the year ended December 31, 2025 compared to $4.7 million in the year ended December 31, 2024, an increase of $1.5 million, or 31%. The increase was primarily driven by $0.9 million of costs associated with the completion and delivery of a cyclotron system in 2025. The increase also reflects a $0.6 million rise in production-related overhead due to increased production activity.

Selling, General and Administrative

	Year Ended December 31,
	2025	2024	Change %
	(In thousands)
Selling, general and administrative	$14,540	$12,943	12%

Selling, general and administrative expenses were $14.5 million for the year ended December 31, 2025, compared to $12.9 million for the year ended December 31, 2024, an increase of $1.6 million, or 12%. The increase was primarily driven by a $3.8 million increase in the provision for credit losses related to accounts receivable and a loan receivable. This increase was partially offset by lower professional fees and reduced personnel-related costs in 2025 as part of the Company’s operational cost-saving initiatives.

Research and Development

	Year Ended December 31,
	2025	2024	Change %
	(In thousands)
Research and development	$5,129	$4,351	18%

Research and development expenses were $5.1 million for the year ended December 31, 2025 compared to $4.4 million for the year ended December 31, 2024, an increase of $0.7 million, or 18%. The increase was primarily driven by a $0.5 million increase in depreciation and amortization expense related to assets placed into service as the related site progressed toward operational readiness. The increase was also attributable to a $0.4 million increase in personnel-related costs due to additional technical resources hired to support development activities and site readiness initiatives.

Interest Expense, Net

	Year Ended December 31,
	2025	2024	Change %
	(In thousands)
Interest expense, net	$3,254	$2,235	46%

Interest expense, net was $3.3 million for the year ended December 31, 2025 compared to $2.2 million for the year ended December 31, 2024, an increase of $1.1 million, or 46%. The increase was primarily attributable to higher average outstanding debt balances during 2025, including borrowings under the 2024 convertible promissory note issued in July 2024 and converted in October 2025 (the “2024 Note”) and the 2023 Term Loan (as defined herein), which resulted in increased interest expense during the period.

Other Expense, Net

	Year Ended December 31,
	2025	2024	Change %
	(In thousands)
Other expense, net	$16,594	$9,409	76%

Other expense, net was $16.6 million for the year ended December 31, 2025, compared to $9.4 million for the year ended December 31, 2024, an increase of $7.2 million, or 76%. The increase was primarily driven by a $16.0 million loss recognized in connection with the conversion of the Company’s outstanding convertible notes and SAFEs into shares of Series F redeemable convertible preferred stock on October 31, 2025. The loss primarily reflects the excess of the fair value of the Series F redeemable convertible preferred stock issued, together with related make-whole derivative liabilities granted to investors, over the carrying value of the converted notes and SAFE liabilities. The increase also includes $3.1 million of financing costs associated with common stock warrants issued in connection with SAFE financings in 2025. These impacts were partially offset by a $9.1 million decrease in losses from changes in the fair value of SAFE liabilities and a $2.8 million gain from changes in the fair value of derivative liabilities recognized in 2025. These items are largely non-cash in nature and relate to our financing activities.

Liquidity and Capital Resources

Since inception, we have financed our operations primarily through the issuance of redeemable convertible preferred stock, SAFEs, convertible notes, and borrowings under the 2023 Term Loan. Our primary requirements for liquidity and capital are to fund working capital, capital expenditures, research and development activities, commercial expansion, and general corporate purposes.

As of March 31, 2026, we had cash and restricted cash of $0.3 million and a working capital deficiency of $13.7 million, compared to cash and restricted cash of $0.4 million and a working capital deficiency of $12.6 million as of December 31, 2025. We have incurred operating losses and negative cash flows since inception and had an accumulated deficit of $193.5 million as of March 31, 2026.

Net cash used in operating activities for the three months ended March 31, 2026 was $2.2 million, which resulted from a net loss of $6.9 million, adjusted for non-cash charges of $4.1 million and net cash inflows from changes in operating assets and liabilities of $0.6 million. Cash used in investing activities was $1.5 million and cash provided by financing activities was $3.5 million, consisting primarily of $2.4 million of proceeds from the issuance of SAFEs, $0.8 million of net proceeds from short-term debt, and $0.4 million of proceeds from related party advances.

Our management and stockholders have historically indicated their intent to advance funds on behalf of the Company as needed to comply with its Exchange Act reporting requirements and to fund the consummation of a business combination; however, no formal agreements were in effect between the Company and its management or stockholders requiring them to provide any such funds.

Subsequent to December 31, 2025 and prior to the consummation of the Merger, we issued additional SAFEs with an aggregate principal amount of $2.4 million. In addition, during this period, we entered into short-term loan arrangements with an aggregated principal amount of $1.1 million.

The aggregate gross proceeds from the sale of 10,962,268 shares of our common stock in the Private Placement were $32.9 million. We expect to use the net proceeds from the Private Placement of $30.3 million for general working capital and corporate purposes, including research and development activities, manufacturing scale-up, commercial expansion, and site deployment initiatives. A portion of the net proceeds will also be used to cover management, overhead, legal and accounting fees and expenses relating to the Merger and the private placement.

We have incurred operating losses to date and expect to continue to incur losses for the foreseeable future as we invest in the growth of our business. Based on our current operating plan, we believe that our existing cash and cash equivalents, together with the net proceeds from the Private Placement, will not be sufficient to fund our operations for at least the next twelve months.

Our future capital requirements will depend on many factors, including the timing and extent of our research and development activities, the scale-up of manufacturing operations, the pace of commercial expansion, and the timing of site deployments. We may seek to raise additional capital through equity or debt financings, strategic collaborations, or other arrangements to support our long-term growth objectives. There can be no assurance that such financing will be available on favorable terms, or at all.

Cash Flows

The following table summarizes our cash flows for the periods presented:

	Three Months Ended March 31,
	2026	2025
	(In thousands)
Net cash used in operating activities	$(2,213)	$(4,385)
Net cash used in investing activities	$(1,483)	$(838)
Net cash provided by financing activities	$3,546	$114

Operating Activities

Net cash used in operating activities for the three months ended March 31, 2026 was $2.2 million, which resulted from a net loss of $6.9 million, adjusted for non-cash charges of $4.1 million and net cash inflows from changes in operating assets and liabilities of $0.6 million. Non-cash charges of $4.1 million primarily consisted of upfront loss of $2.2 million recognized in connection with the issuance of SAFEs with common stock warrant coverage during the three months ended March 31, 2026, reflecting the excess of the aggregate fair value of the instruments issued over the proceeds received, depreciation and amortization of $0.9 million, amortization of debt discount and issuance costs of $0.2 million, and stock-based compensation of $0.1 million. Cash inflows from changes in operating assets and liabilities was $0.6 million, primarily due to increases of $0.7 million in accounts payable reflecting the timing of payments.

Net cash used in operating activities for the three months ended March 31, 2025 was $4.4 million, which resulted from a net loss of $2.4 million, adjusted for net non-cash adjustments of $1.0 million and net cash outflows from changes in operating assets and liabilities of $1.0 million. Net non-cash adjustments primarily reflected a $2.1 million gain on the change in fair value of SAFE liabilities, partially offset by depreciation and amortization expense of $0.8 million, stock-based compensation of $0.2 million, and amortization of debt discount and issuance costs of $0.1 million. Net cash outflows from changes in operating assets and liabilities of $1.0 million were primarily due to a $1.3 million decrease in accrued expenses and other liabilities, primarily reflecting a decrease in customer deposits as services were performed, and a $0.4 million increase in accounts receivable, reflecting revenue recognized from diagnostic drug and medical radioisotopes sales in the period, partially offset by a $0.7 million decrease in inventory consumed in production.

Investing Activities

Net cash used in investing activities for the three months ended March 31, 2026 and 2025 was $1.5 million and $0.8 million, respectively, and consisted primarily of purchases of property and equipment to support ongoing operational and capacity expansion.

Financing Activities

Net cash provided by financing activities was $3.5 million for the three months ended March 31, 2026, primarily consisting of $2.4 million of SAFE issuances, $0.8 million of net proceeds from short-term debt, and $0.4 million proceeds from related party advances.

Net cash provided by financing activities was $0.1 million for the three months ended March 31, 2025, primarily consisting of $0.1 million of SAFE issuances.

The following table summarizes our cash flows for the periods presented:

	Year Ended December 31,
	2025	2024
	(In thousands)
Net cash used in operating activities	$(11,349)	$(17,842)
Net cash used in investing activities	$(3,025)	$(3,239)
Net cash provided by financing activities	$9,468	$25,616

Operating Activities

Net cash used in operating activities for the year ended December 31, 2025 was $11.3 million, which resulted from a net loss of $39.7 million, adjusted for non-cash charges of $26.0 million and net cash inflows from changes in our operating assets and liabilities of $2.4 million. Non-cash charges of $26.0 million primarily consisted of loss of $16.0 million recognized in connection with the conversion of the Company’s outstanding convertible notes and SAFEs into shares of Series F redeemable convertible preferred stock on October 31, 2025, provision for credit losses of $3.8 million, depreciation and amortization expense of $3.6 million, and non-cash loss on issuance of SAFEs and common stock warrants of $3.1 million, amortization of debt discount and issuance costs of $0.6 million, and stock-based compensation of $0.6 million, partially offset by change in the fair value of derivative liability of $2.8 million. Cash inflows from changes in operating assets and liabilities was $2.4 million, primarily due to increases of $2.0 million in accrued expenses and other liabilities and $1.3 million in accounts payable reflecting the timing of payments, partially offset by an increase of $0.7 million in accounts receivable driven by higher revenue and the timing of customer billings.

Net cash used in operating activities for the year ended December 31, 2024 was $17.8 million, which resulted from a net loss of $30.1 million, adjusted for non-cash charges of $13.7 million and net cash outflow from changes in operating assets and liabilities of $1.5 million. Non-cash charges of $13.7 million primarily consisted of a $9.4 million change in the fair value of SAFE liability, depreciation and amortization expense of $2.5 million, and amortization of operating lease right-of-use assets of $0.6 million. Cash outflows from changes in operating assets and liabilities was $1.5 million, primarily due to a $1.0 million increase in prepaid expenses and other current assets and a $0.4 million increase in inventory to support operating activities, as well as a $0.8 million increase in accounts receivable driven by higher revenue and the timing of customer billings.

Investing Activities

Net cash used in investing activities for the year ended December 31, 2025 and 2024 was $3.0 million and $3.2 million, respectively, and consisted of purchases of property and equipment to support ongoing operational and capacity expansion.

Financing Activities

Net cash provided by financing activities was $9.5 million for the year ended December 31, 2025, primarily consisting of $8.3 million of SAFE issuances, $0.5 million of net proceeds from related party advances, and $0.4 million of proceeds from a related party promissory note.

Net cash provided by financing activities was $25.6 million for the year ended December 31, 2024, primarily consisting of $16.3 million of SAFE issuances and $9.4 million of proceeds from convertible notes.

Contractual Obligations Commitments

As of December 31, 2025 and March 31, 2026, our material contractual obligations consisted primarily of debt arrangements and operating lease commitments.

As of March 31, 2026, we had $6.5 million of short-term debt obligations outstanding. The short-term debt matures between April 2026 and March 2027. Subsequent to March 31, 2026, all outstanding short-term debt obligations, including accrued interest, were repaid in full in connection with the closing of the Merger.

We also have operating lease commitments for our facilities and equipment. These lease obligations extend beyond March 31, 2026 in accordance with the respective lease terms. As of March 31, 2026, we had aggregate future minimum operating lease commitments of approximately $1.5 million, of which approximately $0.5 million is payable within the next 12 months.

We do not have any off-balance sheet arrangements and have no material purchase commitments.

Critical Accounting Policies and Estimates

Our consolidated financial statements are prepared in accordance with U.S. GAAP. The preparation of these consolidated financial statements requires management to make estimates, assumptions, and judgments that affect the reported amounts of assets, liabilities, revenues, expenses, and related disclosures. Our estimates are based on our historical experience and on various other assumptions that we believe are reasonable under the circumstances. Actual results may differ from those estimates. We evaluate our assumptions, judgments, and estimates on a regular basis. To the extent that there are differences between our estimates and actual results, our future financial statement presentation, financial condition, results of operations, and cash flows will be affected.

Our critical accounting policies are those that materially affect our consolidated financial statements and involve significant judgment, estimation uncertainty, or complexity. The accounting policies that management believes involve the most significant estimates and judgments are described below and should be read in conjunction with Note 2, “Basis of Presentation and Summary of Significant Accounting Policies,” to the consolidated financial statements appearing elsewhere in this prospectus.

Revenue Recognition

We recognize revenue in accordance with FASB ASC Topic 606, Revenue from Contracts with Customers. Our revenues are derived primarily from diagnostic drug and medical radioisotopes sales, cyclotron system sales (including installation and customer acceptance), and consulting services and system support services. Product revenues are generally recognized upon delivery, while cyclotron system arrangements are typically recognized upon completion of installation and formal customer acceptance, which represents the point at which control transfers to the customer. Service revenues are recognized over time as the related services are performed. Determining whether revenue should be recognized at a point in time or over time requires judgment based on the contractual terms and nature of our performance obligations.

Revenue recognition requires significant judgment, particularly in estimating variable consideration such as sales returns, customer credits, and warranty-related obligations. We record estimates for expected returns and warranty reserves as reductions of revenue or accrued liabilities based on historical experience, contractual provisions, product usage characteristics, and customer-specific factors. Although our diagnostic products are generally ordered for near-term clinical use and historically have experienced limited returns, we are required to estimate potential adjustments at the time revenue is recognized.

Because these estimates are based on judgment and assumptions about future events, actual results could differ from our estimates. Changes in assumptions related to sales returns, warranty obligations, or other forms of variable consideration could materially affect the amount and timing of revenue recognized. We reassess these estimates each reporting period to reflect current facts and circumstances.

Valuation of Common Stock

The fair value of the common stock underlying our stock-based awards was determined by the Board, with input from management and contemporaneous third-party valuation reports prepared by an independent valuation firm. The valuations were prepared in accordance with the AICPA Practice Aid, Valuation of Privately-Held-Company Equity Securities Issued as Compensation, and consistent with the fair value framework of ASC 820 and the measurement principles of ASC 718. In the absence of a public trading market for our common stock, our board exercised significant judgment and considered numerous objective and subjective factors to determine the fair value of our common stock as of each valuation date. In determining the fair value of our common stock, our board considered, among other factors:

●	our stage of development and business outlook;

●	contemporaneous valuations performed at periodic intervals by independent third-party specialists;

●	our historical and projected operating and financial performance;

●	our long-term financial forecasts and capital requirements;

●	the rights, preferences, and liquidation priorities of our preferred stock relative to those of our common stock;

●	the likelihood and timing of a potential liquidity event, such as an initial public offering, in light of prevailing market conditions and the nature and history of our business;

●	the lack of marketability of our common stock;

●	market multiples and valuation metrics of comparable publicly traded companies; and

●	general macroeconomic and capital market conditions.

Prior to December 31, 2025, the fair value of our common stock was determined using the Option Pricing Method (“OPM”). Under the OPM, the equity value of the Company was allocated among the various classes of stock based on a model that treats each class of equity as a call option on the enterprise value of the Company, with exercise prices based on the liquidation preferences and other rights of the preferred stock.

To estimate the enterprise value used in the OPM framework, we considered both the income and market approaches. The income approach consisted of a discounted cash flow (“DCF”) analysis based on management’s long-term financial projections. The projected cash flows were discounted at a rate reflecting the risks associated with our stage of development and projected performance. The market approach consisted of applying valuation multiples derived from publicly traded companies that we deemed comparable to us based on industry focus, growth characteristics and operating profile. These multiples were applied to our forecasted financial metrics to derive implied equity values. The results of these approaches were evaluated to determine the estimated enterprise value, which was then allocated to the Company’s various classes of stock using the OPM.

After the allocation of value to each class of stock, we applied a discount for lack of marketability (“DLOM”) to the indicated value of our common stock to reflect the illiquidity of our shares prior to this offering.

As we move closer to a potential liquidity event and obtain increased visibility into possible exit scenarios, we expect to adopt a hybrid allocation methodology incorporating both the probability-weighted expected return method (“PWERM”) and the OPM, which we believe will be appropriate due to the enhanced ability to assess discrete liquidity outcomes.

Following the Closing of the Merger and the commencement of public trading of our common stock, the fair value of our common stock is based on the closing trading price of our common stock in the public market.

Stock-Based Compensation

We account for stock-based compensation in accordance with ASC 718, Compensation—Stock Compensation. Stock-based awards granted to employees, directors and non-employees are measured at their grant-date fair value and recognized as compensation expense on a straight-line basis over the requisite service period, which is generally the vesting period. Forfeitures are recognized as they occur.

We estimate the fair value of stock options using the Black-Scholes option pricing model. The use of this model requires management to make significant estimates and assumptions, including expected stock price volatility, expected term of the award, risk-free interest rate, expected dividend yield and the fair value of our common stock on the date of grant.

Because there has been no public market for our common stock during the periods presented, the fair value of our common stock has been determined by the Board with input from management. The determination of the fair value of our common stock involves significant judgment.

Expected volatility is estimated based on the historical volatility of comparable publicly traded companies with similar characteristics, including industry and stage of development. The expected term of stock options is determined using the simplified method for awards that qualify as plain-vanilla options. The risk-free interest rate is based on U.S. Treasury yields in effect at the time of grant with maturities consistent with the expected term of the awards. We have not paid dividends and do not expect to pay dividends in the foreseeable future; therefore, the expected dividend yield is zero.

The assumptions underlying these estimates are inherently uncertain and involve significant management judgment. Changes in these assumptions could materially affect the grant-date fair value of stock-based awards and the related compensation expense recognized in future periods.

Simple Agreements for Future Equity

The fair value of the SAFEs was determined using a Monte Carlo simulation model (“MCS”) in combination with OPM to model the Company’s potential future equity values and corresponding conversion outcomes. The same overall valuation framework was applied at each measurement date.

In 2024, the valuation contemplated settlement under a single expected financing scenario, as conversion upon a future financing event was the only anticipated path to settlement and the timing and magnitude of such event were uncertain. In 2025, the valuation incorporated multiple potential settlement outcomes, including a stay-private financing scenario and an alternative public offering scenario. These outcomes were incorporated within the simulation framework on a probability-weighted basis to reflect increased visibility toward discrete liquidity paths.

Significant assumptions used in these valuations included our estimated equity value, expected volatility, and the risk-free rate and the timing and assumptions regarding potential settlement scenarios and related timing considerations. Because these inputs are not directly observable in the market, the SAFEs are classified as Level 3 fair value measurements. See Note 3 Fair Value Measurement to our consolidated financial statements included elsewhere in this Current Report.

Recent Accounting Pronouncements

For a description of our recently adopted accounting pronouncements and recently issued accounting standards not yet adopted, see Note 2 Basis of Presentation and Summary of Significant Accounting Policies in the notes to our consolidated financial statements included elsewhere in this Current Report.

Quantitative and Qualitative Disclosure About Market Risk

Interest Rate Risk

Our exposure to interest rate risk relates primarily to our outstanding debt obligations. As of December 31, 2025, our debt consisted of the 2023 Term Loan and a promissory note, both of which bear interest at fixed rates. Accordingly, changes in market interest rates would not have a direct impact on our interest expense related to existing borrowings. As of December 31, 2025, we held cash and cash equivalents primarily in demand deposit accounts with financial institutions. We do not believe we have material exposure to interest rate risk related to our cash and cash equivalents. Future borrowings, if any, may be subject to variable interest rates or market conditions that could increase our cost of capital.

Inflation Risk

We believe that inflation has not had a material effect on our business, financial condition or results of operations. Nonetheless, if our costs, including employee wages and benefits and other operating expenses, were to become subject to significant inflationary pressures, we may not be able to fully offset such higher costs through price increases. Our inability or failure to do so could harm our business, financial condition and results of operations.

Emerging Growth Company Status and Smaller Reporting Company Status

We are an “emerging growth company” (EGC) under the JOBS Act and may rely on certain exemptions from public company reporting requirements, including an extended transition period for adopting new or revised accounting standards. As a result, our financial statements may not be comparable to those of companies that adopt standards on public company timelines. We may use these exemptions until we no longer qualify as an EGC.

We will remain an EGC until the earliest of: (i) the end of the fiscal year following the fifth anniversary of our first registered sale of common equity, (ii) the fiscal year in which our annual gross revenue reaches $1.235 billion, (iii) the fiscal year in which we become a “large accelerated filer,” or (iv) the date we issue more than $1.0 billion in non-convertible debt over a three-year period.

We are also a “smaller reporting company” and may use scaled disclosure requirements for as long as we meet applicable thresholds relating to public float and revenue.

MANAGEMENT

Executive Officers and Directors

The following table sets forth information regarding our current executive officers and directors as of July 31, 2026:

Name	Age	Positions
Executive Officers
Kevin Cameron	57	Chief Executive Officer and Director
Phieu Phun	54	Chief Financial Officer

Non-Employee Directors
Gregory Martin	61	Director
Douglas Boothe	62	Director
Michael Stewart	57	Chairman
Michael Tarnok	72	Director

Executive Officers

Kevin Cameron

Kevin Cameron served as the President and Chief Executive Officer and as a member of the board of directors of Ionetix since 2009 and as the President and Chief Executive Officer of the Company since the closing of the Merger in April 2026. Mr. Cameron has served as a member of the Board since May 2026. Prior to joining Ionetix, Mr. Cameron served as President of Glass, Lewis & Co., a leading independent corporate governance research firm that he co-founded in 2003.

Before founding Glass Lewis, Mr. Cameron served as General Counsel at Moxi Digital, a technology venture founded by Microsoft co-founder Paul Allen. Previously, he served as General Counsel at NorthPoint Communications, a publicly traded broadband telecommunications company that was subsequently acquired by AT&T.

Earlier in his career, Mr. Cameron practiced law with the corporate law firm Kellogg, Huber, Hansen, Todd & Evans in Washington, D.C., and served as a law clerk to the Honorable James L. Buckley of the United States Court of Appeals for the District of Columbia Circuit.

Mr. Cameron has served on multiple public and private company boards. He holds a Juris Doctor from the University of Chicago and a Bachelor of Arts in Economics from McGill University.

Phieu Phun

Phieu Phun served as the Chief Financial Officer of Ionetix since April 2022 and as the Chief Financial Officer of the Company since the closing of the Merger in April 2026. Mr. Phun joined Ionetix from Vaxcyte, a developer of next-generation pneumococcal conjugate vaccines, where he served as Executive Director and Head of Finance.

Mr. Phun has more than 30 years of experience in finance, corporate development, and operations within the healthcare industry. During his tenure at Vaxcyte, he executed several significant financing transactions, including the company’s crossover financing, initial public offering, and follow-on offering, and provided strategic and operational leadership.

Prior to joining Vaxcyte, Mr. Phun served as Vice President and Head of Corporate Development at Proteus Digital Health. Earlier in his career, he spent more than ten years at McKesson, where he led merger and acquisition initiatives, business development activities, and operational functions with profit and loss responsibility.

Mr. Phun began his career in investment banking at J.P. Morgan, Merrill Lynch, and Lehman Brothers, where he led and participated in a wide range of merger and acquisition and financing transactions with an aggregate value exceeding $25 billion. Mr. Phun holds a Bachelor of Arts in International Relations from University of California, Davis.

Non-Employee Directors

Gregory Martin served as a member of the board of directors of Ionetix since 2016 and as a member of the Board since the closing of the Merger in April 2026. Mr. Martin currently serves as the Chair of the Company’s audit committee and a member of the Company’s compensation committee and nominating and governance committee. Mr. Martin is the Managing Director, Operations and Co-Leader of Catalysis Capital Management (“CCMI”), a multi-generational private family office. Prior to joining CCMI, Mr. Martin spent 25 years at Shamrock Holdings, the investment company for the Roy E. Disney family, where he was the President and CEO from 2016 – 2025. Mr. Martin is a seasoned finance, operational and strategic executive. Mr. Martin holds a Bachelor of Arts in Accounting from California State University, Fullerton.

Douglas Boothe, MBA has served as a member of the board of directors of Ionetix since 2024 and as a member of the Board since the closing of the Merger in April 2026. Mr. Boothe currently serves as member of the Company’s compensation committee. Mr. Boothe is the CEO of Dexcel Pharma USA, a specialty pharmaceutical company, commercializing branded and generic drugs. Prior to Dexcel, Mr. Boothe was the President and CEO of Akorn Pharmaceuticals, a specialty pharmaceutical company, from 2019 – 2023. Mr. Boothe is a seasoned finance and operational executive with extensive pharmaceutical industry experience. Mr. Boothe holds a Bachelor of Science in Mechanical & Aerospace Engineering from Princeton University and an MBA from The Wharton School of the University of Pennsylvania.

Michael Stewart served as a member of the board of directors of JDEV since February 2026 and as a member of the Board since the closing of the Merger in April 2026. Mr. Stewart currently serves as a member of the Company’s audit committee and nominating and governance committee. Mr. Stewart is the Principal of Cardiff Associates, a consulting company focused on board and management advisory engagements. Mr. Stewart is a life-long finance executive who began his career in financial services in 1992 at Barclays Global Investors and ascended to heading the equity trading division. Mr. Stewart worked in various Wall Street financial institutions and retired in 2019 as Managing Director at Credit Suisse where he was responsible for global equities. Mr. Stewart is a seasoned finance executive with extensive capital markets and investment experience. Mr. Stewart holds a Bachelor of Arts in Economics and English from University of California, Santa Barbara.

Michael Tarnok has served as a member of the Board since May 2026. He currently serves as a member of the Company’s audit committee, compensation committee and nominating and governance committee. Mr. Tarnok served as a member of the board of directors and as chairman of the board of directors of Dyadic Applied BioSolutions, Inc., a biotechnology company, from 2014 to June 2025. Mr. Tarnok also served as chairman of Dyadic Applied BioSolutions, Inc.’s compensation committee and as a member of its audit and nominating committees. He previously served on the board of directors of Keryx Biopharmaceuticals, Inc., a biotechnology company, where he also served as chairman and as a member of the company’s audit and compensation committees. Mr. Tarnok has extensive pharmaceutical industry experience in a wide range of functional areas. He spent most of his career at Pfizer Inc., which he joined in 1989 as Finance Director-US and Puerto Rico Manufacturing and later served as a Senior Vice President in its US Pharmaceutical Division. Mr. Tarnok holds a Bachelor of Science in Accounting from St. John’s University and an MBA from New York University.

Corporate Governance

Board Composition

Our Board currently consists of Kevin Cameron, Gregory Martin, Douglas Boothe, Michael Stewart and Michael Tarnok. Our restated certificate of incorporation provides that the total number of directors constituting the Whole Board (as defined herein) shall be fixed from time to time exclusively by resolution adopted by a majority of the Whole Board. Each director shall hold office until the annual meeting at which such director’s term expires and until such director’s successor is elected and qualified, or until such director’s earlier death, resignation, disqualification or removal.

Our Board is divided into three classes of directors, designated Class I, Class II and Class III, with staggered three-year terms. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring. As a result, only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Our current directors are divided among the three classes as follows:

●	Class I directors: Douglas Boothe and Gregory Martin, and their terms will expire at the first meeting of stockholders to be held after the completion of the Merger;

●	Class II director: Michael Tarnok, and his term will expire at the second annual meeting of stockholders to be held after the completion of the Merger; and

●	Class III directors: Kevin Cameron and Michael Stewart, and their terms will expire at the third annual meeting of stockholders to be held after the completion of the Merger.

Our restated certificate of incorporation and amended and restated bylaws authorize only the Board to fill vacancies on the Board, and any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The classification of our Board may have the effect of delaying or preventing changes in control of the Company.

Director Independence

The Company is not a listed issuer whose securities are listed on a national securities exchange or an inter-dealer quotation system that has requirements that a majority of the board of directors be independent. We evaluate independence by the standards for director independence set forth in the Nasdaq Marketplace Rules. Under these rules, a director is not considered to be independent if he or she also is an executive officer or employee of the Company. Accordingly, one of our current directors, Kevin Cameron, is not an independent director as he also serves as an executive officer of the Company.

Family Relationships

There are no family relationships between or among the members of the Board or other executive officers of the Company.

Committees of the Board of Directors

The Board has an audit committee, a compensation committee, and a nominating and governance committee, each of which, pursuant to its respective charter, will have the composition and responsibilities described below. Members serve on these committees until their resignation or until otherwise determined by the Board.

Audit Committee

Our audit committee is composed of Messrs. Gregory Martin, Michael Stewart and Michael Tarnok. Mr. Martin is the chair of our audit committee. Each member of our audit committee is financially literate. The Board has determined that each member of our audit committee is independent within the meaning of the Nasdaq director independence standards and applicable rules of the SEC for audit committee members. The Board has also determined that Mr. Martin qualifies as an “audit committee financial expert” under the rules of the SEC.

The primary purpose of our audit committee is to discharge the responsibilities of the Board with respect to our corporate accounting and financial reporting processes, systems of internal control and financial statement audits and to oversee our independent registered public accounting firm. The principal functions of our audit committee include, among other things:

●	helping the Board oversee our corporate accounting and financial reporting processes;

●	managing the selection, engagement, qualifications, independence, and performance of a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

●	reviewing and discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;

●	obtaining and reviewing a report by the independent registered public accounting firm at least annually that describes our internal quality control procedures, any material issues with such procedures and any steps taken to deal with such issues when required by applicable law;

●	establishing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

●	overseeing our policies on risk assessment and risk management;

●	overseeing compliance with our code of business conduct and ethics;

●	reviewing related person transactions; and

●	approving or, as required, pre-approving audit and permissible non-audit services to be performed by the independent registered public accounting firm.

Compensation Committee

Our compensation committee is composed of Messrs. Gregory Martin, Douglas Boothe and Michael Tarnok. Mr. Boothe is the chair of our compensation committee. The primary purpose of our compensation committee is to discharge the responsibilities of the Board in overseeing our compensation policies, plans and programs and to review and determine the compensation to be paid to our executive officers, directors and other senior management, as appropriate. The principal functions of our compensation committee include, among other things:

●	reviewing, approving and determining, or making recommendations to the Board regarding, the compensation of our chief executive officer, other executive officers and senior management;

●	reviewing, evaluating and recommending to the Board succession plans for our executive officers;

●	reviewing and recommending to the Board the compensation paid to our non-employee directors;

●	administering our equity incentive plans and other benefit programs;

●	reviewing, adopting, amending and terminating incentive compensation and equity plans, severance agreements, profit sharing plans, bonus plans, change-of-control protections and any other compensatory arrangements for our executive officers and other senior management; and

●	reviewing and establishing general policies relating to compensation and benefits of our employees, including our overall compensation philosophy.

Each member of our compensation committee is a non-employee director as defined in Rule 16b-3 of the Exchange Act. The Board has also determined that each member of our compensation committee is also an independent director within the meanings of Nasdaq’s director independence standards and applicable SEC rules.

Nominating and Governance Committee

Our nominating and governance committee is composed of Gregory Martin, Michael Stewart and Michael Tarnok. Mr. Stewart is the chair of our nominating and governance committee. Our nominating and governance committee’s principal functions include, among other things:

●	identifying and evaluating candidates, including the nomination of incumbent directors for reelection and nominees recommended by stockholders, to serve on the Board;

●	considering and making recommendations to the Board regarding the composition and chairmanship of the committees of the Board;

●	instituting plans or programs for the continuing education of the Board and the orientation of new directors;

●	developing and making recommendations to the Board regarding corporate governance guidelines and matters;

●	overseeing our corporate governance practices;

●	overseeing periodic evaluations of the Board’s performance, including committees of the Board; and

●	contributing to succession planning.

Our nominating and governance committee does not currently satisfy the listing standards of Nasdaq, and therefore we are ineligible to be listed on the exchange until we satisfy these requirements.

Compensation Committee Interlocks and Insider Participation

None of the members of the compensation committee is currently, or has been at any time, one of our officers or employees. None of our executive officers has served as a member of the Board, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on the Board during fiscal 2025. The Board did not have a compensation committee prior to the Effective Time.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Information with respect to the Company’s directors and executive officers after the closing of the Merger is described in the section titled “Management” beginning on page 69.

JDEV - Non-Employee Director Compensation

JDEV did not have a policy or program for the compensation of non-employee directors.

JDEV – Executive Officer Compensation

JDEV did not have a policy or program for the compensation of its executive officers.

Ionetix - Non-Employee Director Compensation

Currently, we do not have a policy or program for the compensation of its non-employee directors. The Board intends to adopt an outside director compensation policy, which will set forth the terms upon which non-employee directors will be compensated for their service on the Board consistent with market-standard practices.

Ionetix – Executive Officer Compensation

This section discusses the material components of the executive compensation program for the Company’s named executive officers who appear in the “2025 Summary Compensation Table” below. In 2025, the “named executive officers” and their positions with the Company were as follows:

●	Kevin Cameron: Chief Executive Officer

●	Phieu Phun: Chief Financial Officer

This discussion contains forward-looking statements that reflect our current plans and expectations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from those summarized in this discussion.

2025 Summary Compensation Table

The following table sets forth the compensation awarded to, earned by, or paid to our named executive officers for services rendered during the fiscal year ended December 31, 2025.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards. ($)(1)	Total ($)
Kevin Cameron	2025	$423,150	-	$99,756	$522,906
Chief Executive Officer
Phieu Phun	2025	$423,150	-	$79,805	$502,955
Chief Financial Officer

(1)	The amounts reported in this column represent the aggregate grant-date fair value of stock awards and option awards granted to the named executive officers during 2025, calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 for stock-based compensation transactions.

Base Salary

In 2025, Mr. Cameron and Mr. Phun each received annual base salaries of $423,150. The base salaries payable was intended to provide a fixed component of compensation reflecting each executive’s skill set, experience, role and responsibilities.

Option Awards

Our equity awards are designed to align our interests and those of our stockholders with those of our employees and consultants, including our executive officers. The Board is responsible for approving equity awards.

During 2025, we granted stock options to Mr. Cameron and Mr. Phun representing 325,000 and 260,000 shares of our common stock, respectively (on an as-converted basis), pursuant to the 2016 EIP. The stock options have an exercise price of $0.49 per share and vest on a 4-year vesting schedule, with 25% of the shares vesting on March 17, 2025 and 1/48th of the shares vesting monthly over the 36-month period thereafter, subject to the executive’s continued employment through each vesting date. Prior to the Closing of the Merger, we granted stock options to Mr. Phun representing 400,000 shares of our common stock, pursuant to the 2016 EIP. No other equity awards were issued under the 2016 EIP. Following the Closing Date, no additional grants will be made under the 2016 EIP.

All stock options were granted with an exercise price per share that is no less than the fair market value of our common stock on the date of grant of such award. Our stock option awards generally vest over a four-year period and may be subject to acceleration of vesting under certain termination and change in control events, as described in more detail under the subsection titled “—Potential Payments Upon Termination of Employment or Change in Control” below.

Benefits

In 2025, we provided benefits to our named executive officers on the same basis as provided to all of our employees, including medical, dental, vision, life and AD&D, and short- and long-term disability insurance, flexible spending accounts, vacation and paid holidays. The named executive officers are also eligible to participate in our 401(k) plan.

Other than the director and officer insurance coverage we maintain for our directors and officers, the Company does not maintain any executive-specific health and welfare benefit or perquisites.

Ionetix – Outstanding Equity Awards at December 31, 2025

The following table sets forth information regarding unvested stock awards held by each of our executive officers as of December 31, 2025.

		Option Awards
Name	Grant Date	Number of securities underlying unexercised options exercisable (#)	Number of securities underlying unexercised options unexercisable (#)	Option exercise price ($)	Option expiration date
Kevin Cameron	08/10/2018	1,000,000	-	$0.16	08/09/2028
	06/09/2020	666,666	-	$0.19	06/08/2030
	01/15/2024	528,124	211,876	$0.31	01/14/2034
	03/17/2025		325,000	$0.49	03/16/2035
	03/27/2025	142,187	182,813	$0.49	03/26/2035
Phieu Phun	04/11/2022	956,726	86,976	$0.32	04/10/2032
	01/15/2024	179,385	81,540	$0.31	01/14/2034
	03/17/2025		260,000	$0.49	03/16/2035
	03/27/2025	113,750	146,250	$0.49	03/26/2035

Executive Compensation Arrangements

Kevin Cameron

On April 1, 2026, Ionetix entered into an offer letter with the Company’s Chief Executive Officer, Kevin Cameron, pursuant to which Mr. Cameron is entitled to an annual base salary of $550,000 per year (the “Cameron Offer Letter”). Additionally, Mr. Cameron is eligible to earn annual target bonus equal to 50% of his base salary, payable based on the achievement of individual and corporate performance goals as determined by the Board. See below for additional information relating to potential payments payable upon Mr. Cameron’s termination.

Phieu Phun

On April 1, 2026, Ionetix entered into an offer letter with the Company’s Chief Financial Officer, Phieu Phun, pursuant to which Mr. Phun is entitled to an annual base salary of $475,000 per year (the “Phun Offer Letter”). Additionally, Mr. Phun is eligible to earn annual target bonus equal to 40% of his base salary, payable based on the achievement of individual and corporate performance goals as determined by the Board. See below for additional information relating to potential payments payable upon Mr. Phun’s termination.

Potential Payments Upon Termination of Employment or Change in Control

Kevin Cameron

Pursuant to the Cameron Offer Letter, Mr. Cameron is also eligible for the severance benefits upon a “change in control” termination or a “regular termination”. Upon a change in control or a regular termination without cause or a resignation for Good Reason, Mr. Cameron is entitled to (i) a lump sum payment equal to 12 months of base salary, (ii) a pro-rated portion of his annual target bonus amount, (iii) acceleration vesting of 100% of any outstanding equity awards, and (iv) payment of group health insurance premium for up to 12 months.

Phieu Phun

Pursuant to the Phun Offer Letter, Mr. Phun is also eligible for the severance benefits upon a “change in control” termination or a “regular termination”. Upon a change in control or a regular termination without cause or a resignation for Good Reason, Mr. Phun is entitled to (i) a lump sum payment equal to nine months of base salary, (ii) a pro-rated portion of his annual target bonus amount, (iii) acceleration vesting of 100% of any outstanding equity awards, and (iv) payment of group health insurance premium for up to nine months.

Description of the 2026 Equity Incentive Plan

Set forth below is a summary of the material features of the 2026 EIP. The 2026 EIP is set forth in its entirety as an Exhibit to the registration statement of which this prospectus forms a part, and all descriptions of the 2026 EIP contained in this section are qualified by reference to the complete text of the 2026 EIP.

Purpose

The 2026 EIP is intended to (i) attract and retain the best available personnel to ensure our success and accomplish our goals, (ii) incentivize employees, directors and independent contractors with long-term equity-based compensation to align their interests with our stockholders, and (iii) promote the success of our business.

Types of Stock Awards

The 2026 EIP permits the grant of incentive stock options (“ISOs”) to employees, including employees of any parent or subsidiary, and for the grant of nonstatutory stock options (“NSOs”), stock appreciation rights (“SARs”), restricted stock awards, restricted stock unit awards (“RSU”), performance awards and other forms of stock awards to employees, directors and consultants, including employees and consultants of our affiliates.

Shares Reserves

Subject to adjustments as set forth in the 2026 EIP, the maximum aggregate number of shares of our common stock that may initially be issued under the 2026 EIP will not exceed 5,346,080 shares of common stock (representing about 4% of the fully-diluted capitalization of Ionetix immediately following the closing of the Merger and the Private Placement). The shares may be authorized, but unissued, or reacquired common stock. Furthermore, subject to adjustments as set forth in the 2026 EIP, in no event shall the maximum aggregate number of shares that may be issued under the 2026 EIP pursuant to an incentive stock option exceed the number set forth above plus, to the extent allowable under Section 422 of the Code and the regulations promulgated thereunder, any shares that again become available for issuance pursuant to the 2026 EIP.

In addition, the number of shares of our common stock reserved for issuance under the 2026 EIP will be subject to increase, at the discretion of the Board or a committee thereof, on January 1 of each fiscal year for a period of up to ten years, beginning on January 1, 2027 and continuing through and including January 1, 2036, in an amount equal to the lesser of (i) at the discretion of the Board, up to 4% of the shares of common stock outstanding (on an as-converted and fully-diluted basis) on the last day of the immediately preceding month, and (ii) such lesser amount as determined by the Board in its discretion.

Shares subject to stock awards granted under our 2026 EIP that expire or terminate without being exercised in full, or that are paid out in cash rather than in shares, do not reduce the number of shares available for issuance under our 2026 EIP. Additionally, shares become available for future grants under our 2026 EIP if they were issued stock awards under our 2026 EIP and we repurchase them or they are forfeited. This includes shares used to pay the exercise price of a stock award or to satisfy the tax withholding obligations related to a stock award.

Assumption or Substitution of Awards

The Plan Administrator (as defined below), from time to time, may determine to substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either: (a) assuming such award under the 2026 EIP or (b) granting a stock award under the 2026 EIP in substitution of such other company’s award. Such assumption or substitution will be permissible if the holder of the substituted or assumed award would have been eligible to be granted a stock award under the 2026 EIP if the other company had applied the rules of the 2026 EIP to such grant. In the event the Plan Administrator elects to assume an award granted by another company, subject to the requirements of Section 409A of the Code (“Section 409A”), the purchase price or the exercise price, as the case may be, and the number and nature of shares issuable upon exercise or settlement of any such stock award will be adjusted appropriately. In the event the Plan Administrator elects to grant a new option in substitution rather than assuming an existing option, such new option may be granted with a similarly adjusted exercise price. Any awards that are assumed or substituted under the 2026 EIP shall not reduce the number of shares authorized for grant under the 2026 EIP or authorized for grant to a participant in any fiscal year.

Eligibility

Employees, directors and independent contractors of us or our affiliates are all eligible to participate in the 2026 EIP. ISOs may only be granted to employees. As of July 31, 2026, we have approximately 65 employees in the United States who are eligible to be granted stock awards under the 2026 EIP.

Administration

The 2026 EIP is administered by the Board or a committee thereof, which committee will be constituted to satisfy applicable laws (the “Plan Administrator”). To the extent desirable to qualify transactions under the 2026 EIP as exempt under Rule 16b-3 of the Exchange Act, the transactions contemplated under the 2026 EIP are structured to satisfy the requirements for exemption under Rule 16b-3.

Subject to the terms of the 2026 EIP, the Plan Administrator has the authority, in its discretion, to (i) determine the fair market value in accordance with the 2026 EIP; (ii) select the service providers to whom stock awards may be granted under the 2026 EIP; (iii) determine the number of shares to be covered by each stock award granted under the 2026 EIP; (iv) approve forms of stock award agreements for use under the 2026 EIP; (v) determine the terms and conditions, not inconsistent with the terms of the 2026 EIP, of any stock award granted thereunder; (vi) institute and determine the terms and conditions of an exchange program under the terms of the 2026 EIP (subject to stockholder approval); (vii) construe and interpret the terms of the 2026 EIP and stock awards granted pursuant to the 2026 EIP; (viii) correct any defect, supply any omission or reconcile any inconsistency in the 2026 EIP, any stock award or any award agreement; (ix) prescribe, amend and rescind rules and regulations relating to the 2026 EIP; (x) modify or amend each stock award (subject to the terms of the 2026 EIP); (xi) adjust performance goals to take into account changes in applicable laws or in accounting or tax rules, or such other extraordinary, unforeseeable, nonrecurring or infrequently occurring events or circumstances as the Plan Administrator deems necessary or appropriate to avoid windfalls or hardships; (xii) allow participants to satisfy tax withholding obligations in such manner as prescribed in the 2026 EIP; (xiii) authorize any person to execute on our behalf any instrument required to effect the grant of a stock award previously granted by the Plan Administrator; (xiv) allow a participant to defer the receipt of the payment of cash or the delivery of shares that would otherwise be due to such participant under a stock award; (xv) reduce the exercise price of any award to the then current fair market value; and (xvi) make all other determinations deemed necessary or advisable for administering the 2026 EIP.

To the extent permitted by applicable law, the Plan Administrator, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the 2026 EIP to one or more of our directors or officers. To the extent permitted by applicable laws, the Plan Administrator may delegate to one or more officers who may be (but are not required to be) insiders subject to Section 16 of the Exchange Act, the authority to do any of the following (i) designate employees who are not insiders to be recipients of stock awards, (ii) determine the number of shares to be subject to such stock awards granted to such designated employees, and (iii) take any and all actions on behalf of the Plan Administrator other than any actions that affect the amount or form of compensation of Insiders or have material tax, accounting, financial, human resource or legal consequences to us or our affiliates; provided, however, that the Plan Administrator resolutions regarding any delegation with respect to (i) and (ii) will specify the total number of shares that may be subject to the stock awards granted by such officer and that such officer may not grant a stock award to himself or herself. Any stock awards will be granted on the form of award agreement most recently approved for use by the Plan Administrator, unless otherwise provided in the resolutions approving the delegation authority.

The Plan Administrator will, in its sole discretion, determine the performance goals, if any, applicable to any stock award (including any adjustment(s) thereto that will be applied in determining the achievement of such performance goals) on or prior to the Determination Date (as defined in the 2026 EIP). The performance goals may differ from participant to participant and from stock award to stock award. The Plan Administrator shall determine and approve the extent to which such performance goals have been timely achieved and the extent to which the shares subject to such stock award have thereby been earned.

Stock awards granted to participants who are insiders subject to Section 16 of the Exchange Act must be approved by two or more “non-employee directors” of the Board (as defined in the regulations promulgated under Section 16 of the Exchange Act).

Stock Options

Each stock option will be designated in the stock award agreement as either an incentive stock option (which is entitled to potentially favorable tax treatment) or an NSO. However, notwithstanding such designation, to the extent that the aggregate fair market value of the shares with respect to which ISOs are exercisable for the first time by the participant during any calendar year exceeds $100,000, such stock options will be treated as NSOs. ISOs may only be granted to employees.

The term of each stock option will be stated in the stock award agreement. In the case of an incentive stock option, the term will be ten years from the date of grant or such shorter term as may be provided in the stock award agreement. Moreover, in the case of an incentive stock option granted to a participant who owns stock representing more than 10% of the total combined voting power of all classes of our stock or the stock of any subsidiary, the term of the incentive stock option will be five years from the date of grant or such shorter term as may be provided in the stock award agreement.

The per share exercise price for the shares to be issued pursuant to exercise of a stock option will be determined by the Plan Administrator, subject to the following: in the case of an incentive stock option (i) granted to an employee who, at the time the incentive stock option is granted, owns stock representing more than 10% of the voting power of all classes of our stock or the stock of any subsidiary, the per share exercise price will be no less than 110% of the fair market value per share on the date of grant; and (ii) granted to any other employee, the per share exercise price will be no less than 100% of the fair market value per share on the date of grant. In the case of an NSO, the per share exercise price will be no less than 100% of the fair market value per share on the date of grant. Notwithstanding the foregoing, stock options may be granted with a per share exercise price of less than 100% of the fair market value per share on the date of grant pursuant to a corporate reorganization, liquidation, etc., described in Section 424(a) of the Code.

At the time a stock option is granted, the Plan Administrator will fix the period within which the stock option may be exercised and will determine any conditions that must be satisfied before the stock option may be exercised. A stock option may become exercisable upon completion of a specified period of service with us or one of our affiliates and/or based on the achievement of performance goals during a performance period as set out in advance in the participant’s award agreement. If a stock option is exercisable based on the satisfaction of performance goals, then the Plan Administrator will: (x) determine the nature, length and starting date of any performance period for such stock option; (y) select the performance goals to be used to measure the performance; and (z) determine what additional vesting conditions, if any, should apply. Please refer to the discussion below under “-Performance Goals” for more information. The Plan Administrator will also determine the acceptable form of consideration for exercising a stock option, including the method of payment.

If a participant ceases to be a service provider other than for “Cause” (as defined in the 2026 EIP), the participant may exercise his or her stock option within such period of time as is specified in the stock award agreement to the extent that the stock option is vested on the date of termination (but in no event later than the expiration of the term of such stock option). In the absence of a specified time in the stock award agreement, to the extent vested as of a participant’s termination, the stock option will remain exercisable for 12 months following a termination for death or disability, and 3 months following a termination for any other reason. Any outstanding stock option (including any vested portion thereof) held by a participant shall immediately terminate in its entirety upon the participant being first notified of his or her termination for Cause.

Stock Appreciation Rights

The Plan Administrator will determine the terms and conditions of each SAR, provided that the exercise price for each SAR will be no less than 100% of the fair market value of the underlying shares of common stock on the date of grant. A SAR may become exercisable upon completion of a specified period of service with us or one of our affiliates and/or based on the achievement of performance goals during a performance period as set out in advance in the participant’s award agreement. If a SAR is exercisable based on the satisfaction of performance goals, then the Plan Administrator will: (x) determine the nature, length and starting date of any performance period for such SAR; (y) select the performance goals to be used to measure the performance; and (z) determine what additional vesting conditions, if any, should apply. Upon exercise of a SAR, a participant will receive payment from us in an amount determined by multiplying the difference between the fair market value of a share on the date of exercise over the exercise price by the number of shares with respect to which the SAR is exercised. SARs may be paid in cash or shares of common stock, as determined by the Plan Administrator. SARs are exercisable at the times and on the terms established by the Plan Administrator.

Restricted Stock and RSUs

Restricted stock awards are grants of shares of common stock that are subject to various restrictions, including restrictions on transferability and forfeiture provisions. Shares of restricted stock will vest and the restrictions on such shares will lapse in accordance with terms and conditions established by the Plan Administrator. Each RSU is a bookkeeping entry representing an amount equal to the fair market value of one share of common stock. Restrictions may lapse upon the completion of a specified period of service with us or one of our affiliates and/or based on the achievement of performance goals during a performance period as set out in advance in the participant’s award agreement. If the unvested shares of restricted stock or RSUs are being earned upon the satisfaction of performance goals, then the Plan Administrator will: (x) determine the nature, length and starting date of any performance period for each unvested share or RSU; (y) select the performance goals to be used to measure the performance; and (z) determine what additional vesting conditions, if any, should apply.

In determining whether restricted stock or RSUs should be granted, and/or the vesting schedule for such a stock award, the Plan Administrator may impose whatever conditions on vesting as it determines to be appropriate. For example, the Plan Administrator may determine to grant restricted stock or RSUs only if performance goals established by the Plan Administrator are satisfied. Any performance goals may be applied on a Company-wide or an individual business unit basis, as determined by the Plan Administrator. Please refer to the discussion below under “-Performance Goals” for more information.

During the period of restriction, participants holding restricted stock may exercise full voting rights and will be entitled to receive all dividends and other distributions paid, in each case with respect to such shares unless the Plan Administrator determines otherwise. If any such dividends or distributions are paid in shares, the shares will be subject to the same restrictions, including without limitation restrictions on transferability and forfeitability, as the restricted stock with respect to which they were paid. During the period of restriction, such dividends or other distributions shall be subject to the same restrictions and risk of forfeiture as the shares of restricted stock with respect to which the dividends accrue and shall not be paid or distributed unless and until such related shares have vested and been earned.

During the vesting period, participants holding RSUs will hold no voting rights by virtue of such RSUs. The Plan Administrator may, in its sole discretion, award dividend equivalents in connection with the grant of RSUs that may be settled in cash, in shares of equivalent value, or in some combination thereof.

Nontransferability of Stock Awards

Unless determined otherwise by the Plan Administrator, a stock award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the participant, only by the participant. If the Plan Administrator makes a stock award transferable, such stock award will contain such additional terms and conditions as the Plan Administrator deems appropriate; provided, however, that in no event may any stock award be transferred for consideration to a third-party financial institution.

Recoupment Policy

All benefits under the 2026 EIP are subject to the Company’s ability to recover incentive-based compensation from executive officers, as is or may be required by the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act, any regulations promulgated thereunder, or any “clawback” provision required by applicable law or the listing standards of any applicable stock exchange or national market system.

Adjustment

In the event of a stock split, reverse stock split, stock dividend, combination, consolidation, recapitalization or reclassification of the shares, subdivision of the shares, a rights offering, a reorganization, merger, spin-off, split-up, repurchase, or exchange of common stock or other securities of us or other significant corporate transaction, or other change affecting common stock occurs, the Plan Administrator, in order to prevent dilution, diminution or enlargement of the benefits or potential benefits intended to be made available under the 2026 EIP, will, in such manner as it may deem equitable, adjust the number, kind and class of securities that may be delivered under the 2026 EIP and/or the number, class, kind and price of securities covered by each outstanding stock award; provided that all such adjustment will be made in a manner that does not result in taxation under Section 409A.

Corporate Transactions and Change in Control

In the event of (i) a transfer of all or substantially all of our assets, (ii) a merger, consolidation or other capital reorganization or business combination transaction of us with or into another corporation, entity or person, (iii) the consummation of a transaction, or series of related transactions, in which any person becomes the beneficial owner directly or indirectly, of more than 50% of our then outstanding capital stock or (iv) a Change in Control (as defined in 2026 EIP), each outstanding stock award (vested or unvested) will be assumed by the buyer subject to accelerated vesting if the service provider’s employment is terminated without cause by the buyer within the 24-month period immediately following consummation of such Change in Control. Additionally, if the buyer does not assume each outstanding stock award, then such award shall become fully vested immediately prior to consummation of such Change in Control.

Amendment, Termination and Duration of the 2026 EIP

The 2026 EIP will continue in effect for a term of 10 years measured from the date the 2026 EIP was approved by the Board, unless terminated earlier under the terms of the 2026 EIP. The Plan Administrator may at any time amend, alter, suspend or terminate the 2026 EIP.

U.S. Federal Tax Aspects

A participant who receives a stock option or SAR will not have taxable income upon the grant of the stock option or SAR. For NSOs and SARs, the participant will recognize ordinary income upon exercise in an amount equal to the excess of the fair market value of the shares over the exercise price-the appreciation value-on the date of exercise. Any additional gain or loss recognized upon any later disposition of the shares generally will be long-term or short-term capital gain or loss, depending on whether the shares are held for more than one year.

The purchase of shares upon exercise of an ISO will not result in any taxable income to the participant, except for purposes of the alternative minimum tax. Gain or loss recognized by the participant on a later sale or other disposition of the shares will be capital gain or loss and/or ordinary income depending upon whether the participant holds the shares transferred upon exercise for a specified period. If the shares are held for the specified period, any gain generally will be taxed at long-term capital-gain rates. If the shares are not held for the specified period, generally any gain up to the excess of the fair market value of the shares on the date of exercise over the exercise price will be treated as ordinary income. Any additional gain generally will be taxable at long-term or short-term capital-gain rates, depending on whether the participant held the shares for more than one year after the exercise date.

A participant who receives restricted stock will not have taxable income until vesting unless the participant timely files an election under Section 83(b) of the Code to be taxed at the time of grant (“Section 83(b) election”). The participant will recognize ordinary income equal to the fair market value of the shares at the time of vesting less the amount paid for such shares (if any) if no such election is made. Any additional gain or loss recognized upon any later disposition of the shares generally will be long-term or short-term capital gain or loss, depending on whether the shares are held for more than one year. If a participant timely files a Section 83(b) election, the participant will recognize ordinary income equal to the fair market value of the shares at the time of purchase or grant less the amount paid for such shares (if any).

A participant who receives RSUs, performance units or performance shares will not have taxable income upon grant of the stock award; instead the participant will be taxed upon settlement of the stock award. The participant will recognize ordinary income equal to the fair market value of the shares or the amount of cash received by the participant. In addition, Section 409A imposes certain restrictions on deferred compensation arrangements. Stock awards that are treated as deferred compensation under Section 409A are intended to meet the requirements of this section of the Code.

The Plan Administrator may, at its discretion and pursuant to such procedures as it may specify from time to time, permit a participant to satisfy such withholding or deduction obligations or any other tax-related items, in whole or in part by (without limitation) paying cash, electing to have us withhold otherwise deliverable cash or shares, or delivering to us already-owned shares; provided that, unless the Plan Administrator permits otherwise, any proceeds derived from a cashless exercise must be an approved broker-assisted cashless exercise or the cash or shares withheld or delivered must be limited to avoid financial accounting charges under applicable accounting guidance or shares must have been previously held for the minimum duration required to avoid financial accounting charges under applicable accounting guidance. The fair market value of the shares to be withheld or delivered will be determined based on such methodology that we deem to be reasonable and in accordance with applicable laws.

We will be entitled to a tax deduction in connection with a stock award under the 2026 EIP only in an amount equal to the ordinary income realized by the participant and at the time the participant recognizes the income. Section 162(m) of the Code places a limit of $1 million on the amount of compensation that we may deduct as a business expense in any year with respect to certain of our most highly paid executive officers. While the Plan Administrator considers the deductibility of compensation as one factor in determining executive compensation, the Plan Administrator retains the discretion to award and pay compensation that is not deductible as it believes that it is in the best interests of our stockholders to maintain flexibility in our approach to executive compensation and to structure a program that we consider to be the most effective in attracting, motivating and retaining key employees.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Below, we describe transactions since January 1, 2024, in which the amounts involved exceeded or will exceed the lesser of (i) $120,000 and (ii) 1% of the average total assets of the Company at year end for the last two completed fiscal years, between the Company and any of our directors, executive officers, or beneficial holders of more than 5% of Ionetix’s pre-Merger capital stock. Other than as described below, there have not been transactions to which we have been a party other than compensation arrangements, which are described under “Compensation of Directors and Executive Officers.” The following description is historical and has not been adjusted to give effect to the Merger.

JDEV Acquisition Corp.

On December 10, 2025, JDEV issued promissory notes (the “Notes”) to five of JDEV’s stockholders, pursuant to which JDEV agreed to repay any and all amounts advanced to JDEV, on such date as JDEV’s common stock became listed for trading on a nationally recognized exchange in the United States. The Notes bore interest at a rate of 5% per annum, payable on the maturity date of the Notes. As of each of March 31, 2026 and December 31, 2025, the aggregate principal amount outstanding under the Notes was $25,000. The Notes were repaid in full in connection with the closing of the Merger.

Prior to the Merger, JDEV used the office space and equipment of its management at no cost.

Ionetix Corporation

Operating Lease

Ionetix leases a building from one of Ionetix’s investors, which Ionetix uses for the production of therapeutic radiopharmaceuticals and for research and development. The terms of the lease were negotiated on an arm’s-length basis. The lease commenced in February 2021 and expires in January 2031. The monthly base rent is immaterial, and the lease is accounted for as an operating lease. Operating lease cost related to this lease was immaterial for each reporting period presented. As of each of March 31, 2026 and December 31, 2025, Ionetix’s operating lease right-of-use assets related to this lease were $0.3 million and the related total operating lease liabilities were $0.3 million.

2023 Term Loan

In February 2023, Ionetix entered into a note payable agreement with a principal amount of $5.5 million and an interest rate of 17% per annum (the “2023 Term Loan”) with an existing investor of Ionetix Corporation who is a related party. The 2023 Term Loan matured in May 2026, as amended. Interest accrues at a stated rate of 17% per annum and is payable at maturity. No principal payments have been made since issuance.

In connection with the issuance of the 2023 Term Loan, Ionetix issued 220,000 warrants to purchase shares of Series F redeemable convertible preferred stock at an exercise price of $1.40 per share (the “Preferred Stock Warrants”). The Preferred Stock Warrants expire in February 2033. The Preferred Stock Warrants were classified as a liability and were remeasured at fair value at each reporting date, with changes in fair value recognized in other expense, net in the consolidated statements of operations.

During the year ended December 31, 2025, the investor exercised 110,000 of the Preferred Stock Warrants. As of December 31, 2025 and 2024, 110,000 and 220,000 Preferred Stock Warrants were outstanding, respectively.

In July 2024, Ionetix amended the 2023 Term Loan to extend the maturity date from August 2024 to February 2025. In connection with the amendment, Ionetix issued 250,000 common stock warrants to the creditor.

In 2025, Ionetix entered into additional amendments to extend the maturity date to May 2026. In connection with these amendments, Ionetix Corporation issued an aggregate of 1,000,000 additional common stock warrants to the creditor. Additionally, a portion of the accrued interest of $0.4 million was converted to a SAFE issued to the note holder, with an aggregate principal amount of $0.4 million. The terms of the SAFE with warrant coverage issued on the same terms as the other investors in that financing.

In connection with the closing of the Merger in April 2026, the Company repaid the outstanding principal and accrued interest under the 2023 Term Loan in full.

Related Party Advances

During the years ended December 31, 2024 and 2025, Ionetix received short-term advances from related parties to support Ionetix’s liquidity needs. These advances were unsecured, non-interest bearing, and payable on demand.

During the year ended December 31, 2024, advances from an executive officer and a member of the Board totaled $1.7 million. All such advances were repaid during 2024, and no amounts were outstanding as of December 31, 2024.

During the year ended December 31, 2025, advances from an executive officer, a member of the Board, and an existing investor who is a related party totaled $2.3 million. Of these advances, approximately $0.5 million was converted into SAFEs with warrant coverage issued in December 2025 in connection with Ionetix’s November and December 2025 SAFE financing. The SAFEs issued upon conversion were on substantially the same terms as those issued to other investors in that financing. The remaining advances were repaid in cash during 2025. No related party advances were outstanding as of December 31, 2025.

In January 2026, Ionetix received unsecured, non-interest-bearing, payable-on-demand advances of $0.3 million from a member of the Board and less than $0.1 million from an executive officer to support Ionetix’s liquidity needs. In February 2026, the less than $0.1 million advance from the executive officer was repaid. In March 2026, the $0.3 million advance from the member of the Board was converted into an unsecured promissory note. In April 2026, Ionetix received additional non-interest-bearing advances of $0.4 million from the same member of the Board. In connection with the closing of the Merger in April 2026, all outstanding advances from the member of the Board were repaid in full. No related-party advances were outstanding as of March 31, 2026, December 31, 2025, or the date of this prospectus.

Promissory Note

In April 2025, Ionetix issued an unsecured promissory note to a member of Ionetix’s board of directors in the principal amount of $0.4 million. The note bore interest at 11% per annum and matured on April 9, 2026. Interest is payable at maturity, and all unpaid principal and accrued interest are due on the maturity date. As of December 31, 2025, the outstanding principal balance of the note was $0.4 million and accrued interest was immaterial.

In March 2026, Ionetix issued additional unsecured promissory notes to the same member of the Board with an aggregate principal amount of $0.6 million. The notes bear interest at rates ranging from 11% to 15% per annum and mature in March and April 2027, as applicable.

In connection with the closing of the Merger in April 2026, all outstanding related-party promissory notes were repaid in full, including all outstanding principal and accrued interest.

SAFE Issuance

In November 2025, a member of the Board purchased a SAFE in the principal amount of $0.2 million. The SAFE was issued on substantially the same terms as other SAFEs issued in November 2025 and did not include warrant coverage. The SAFE was converted into shares of Ionetix’s Series F redeemable convertible preferred stock in March 2026.

Registration Rights Agreement

For a description of the Registration Rights Agreement, see “Description of the Merger, the Private Placement and Related Transactions—Registration Rights”. All of our directors, executive officers and holders of more than 5% of our capital stock are parties to the Registration Rights Agreement.

Termination Agreement

In connection with the Merger, we entered into the Termination Agreement with Lilly, a beneficial owner of more than 5% of our common stock, pursuant to which we issued 277,696 Additional Shares to Lilly as consideration for the termination of the Prior Agreements. See “Description of the Merger, the Private Placement and Related Transactions—Termination Agreement” above for a description of the Termination Agreement.

Indemnification Agreements

We maintain indemnification agreements with each of our current directors and executive officers. The indemnification agreements and our amended and restated bylaws require us to indemnify our directors to the fullest extent not prohibited by the DGCL. Subject to very limited exceptions, our amended and restated bylaws will also require us to advance expenses incurred by our directors and officers.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of July 31, 2026, following the closing of the Merger and the Private Placement, by:

●	each of our named executive officers;

●	each of our directors;

●	all of our current directors and executive officers as a group; and

●	each person, or group of affiliated persons, who beneficially owned more than 5% of our common stock.

We have determined beneficial ownership in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares of common stock that they beneficially owned, subject to applicable community property laws.

The percentage of shares beneficially owned is computed on the basis of 106,295,716 shares of common stock outstanding as of July 31, 2026, after giving effect to the Merger, the Private Placement, and the issuance of 277,696 Additional Shares pursuant to the Termination Agreement. Shares of common stock that a person has the right to acquire within 60 days of July 31, 2026 are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group. Unless otherwise indicated, the address of each beneficial owner in the table below is 3130 Sovereign Drive, Lansing, MI 48911.

Name	Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned
5% Stockholders
Ospraie Real Assets Fund LP(1)	23,290,831	20.91%
Eli Lilly Company	8,133,701	7.65%
Shamrock Ionetix, LLC(2)	7,211,396	6.78%
Tees Rivers Isotopes Fund SLP	5,372,142	5.05%

Directors and Named Executive Officers
Kevin Cameron(3)	6,590,574	6.13%
Michael Stewart	1,609,546	1.51%
Phieu Phun(4)	751,835	0.70%
Michael Tarnok(5)	413,763	0.39%
Greogry S. Martin(6)	318,175	0.30%
Douglas Boothe(7)	24,823	0.02%
Directors and Named Executive Officers as a Group	9,708,716	8.94%

(1)	Includes 5,084,485 warrants exercisable to purchase common stock within 60 days.

(2)	Includes 55,154 warrants exercisable to purchase common stock within 60 days.

(3)	Includes 1,283,792 stock options exercisable within 60 days.

(4)	Includes 751,835 stock options exercisable within 60 days.

(5)	Includes 82,521 stock options exercisable within 60 days.

(6)	Includes 137,884 stock options exercisable within 60 days.

(7)	Includes 24,823 stock options exercisable within 60 days.

SELLING STOCKHOLDERS

This prospectus covers the resale by the selling stockholders identified below of 114,575,962 shares of common stock. The selling stockholders acquired our securities in connection with the Merger and the Private Placement, or were pre-Merger stockholders of our predecessor, JDEV. The registration of the common stock of the selling stockholders through this prospectus constitutes a secondary offering and is not an offering by or on behalf of the Company. We will not receive any proceeds from the resale of the common stock by the selling stockholders.

Except as disclosed in the footnotes below, none of the selling stockholders has been an officer or director of ours or any of our predecessors or affiliates within the past three years. Except as disclosed in the footnotes below, no selling stockholder had a material relationship with the Company or any of its affiliates within the last three years.

The following table and the accompanying footnotes are based in part on information supplied to us by the selling stockholders. The table and footnotes assume that the selling stockholders will sell all of the shares listed. However, because the selling stockholders may sell all or some of their shares under this prospectus from time to time, or in another permitted manner, we cannot assure you as to the actual number of shares that will be sold by the selling stockholders or that will be held by the selling stockholders after completion of any sales. We do not know how long the selling stockholders will hold the shares before selling them.

The inclusion of any shares in this table does not constitute an admission of beneficial ownership by the persons named below. Except as disclosed in the footnotes below, based on the information supplied to us by or on behalf of the selling stockholders, no selling stockholder is a broker-dealer or an affiliate of a broker-dealer.

Name of Selling Stockholders	Shares Owned Before the Offering	Shares Being Offered(1)	Number Owned After the Offering	Percent Owned After the Offering(%)(2)
2020 Morris Family Trust(3)	537,214	537,214	—	*
Aarial Schreiner	7,521	7,521	—	*
Abraham Hands	10,028	10,028	—	*
Adamatru Pty Ltd ATF PM Adamovich Superannuation Fund(4)	50,140	50,140	—	*
Albert Hughes	21,820	21,820	—	*
Alexander Adamovich	58,989	58,989	—	*
Alexandra Edsall	179,307	179,307	—	*
Alexey Kaplan	4,701	4,701	—	*
Anamaria Feloniz Morris	11,171	11,171	—	*
Andrew Caldarone	1,003	1,003	—	*
Andrew Kenneth Woeber and Joy Sayour Woeber, Trustees of the Woeber Revocable Trust(5)	420,363	420,363	—	*
Atlantic Neptune Investment Holdings(6)	1,002,800	1,002,800	—	*
Audrey Hughes	21,496	21,496	—	*
Barry S. Turkanis Roth IRA(7)	135,032	135,032	—	*
Benjamin Martin	9,025	9,025	—	*
Bernard Osher Trust DTD 3/8/88(8)	233,296	233,296	—	*
Blaine Trust(9)	203,791	203,791	—	*
Boundless Dreams LLC(10)	61,618	61,618	—	*
Bremner C. Morris	89,536	89,536	—	*
Brian Davis	29,468	29,468	—	*
Brian Drewyor	31,338	31,338	—	*
Brian Healy	58,988	58,988	—	*
Brian M. Silver and Lisa J. Hofer	22,383	22,383	—	*
Brian O’Donnell	71,935	71,935	—	*
Brice Furr	3,551	3,551	—	*
Caitlin Denker	238,762	238,762	—	*
Carrie Busch Revocable Trust U.D.T. Dated December 13, 2014(11)	870,526	870,526	—	*
Carrie Houska	12,535	12,535	—	*
Casterbridge Super Fund(12)	44,767	44,767	—	*
Chunxiao Zhu	122,663	122,663	—	*
Claude Eric Lazard	25,070	25,070	—	*
Craig Fischer	27,282	27,282	—	*

Name of Selling Stockholders	Shares Owned Before the Offering	Shares Being Offered(1)	Number Owned After the Offering	Percent Owned After the Offering(%)(2)
Daniel Alt	2,006	2,006	—	*
Dartley Grandchildren LLC(13)	544,778	544,778	—	*
Dartley Investment LP(14)	102,691	102,691	—	*
Dashel Hammerstein	7,163	7,163	—	*
David Alden Agger Revocable Trust dtd 1/1/2007(15)	15,042	15,042	—	*
David Ballard	22,719	22,719	—	*
David Eve	175,490	175,490	—	*
David Samuel Greatorex	85,238	85,238	—	*
David W. Martin and Kathleen M. Martin Rev. Trust Dtd 6/17/1987(16)	71,852	71,852	—	*
David W. Martin, Jr.	380,825	380,825	—	*
Dennis Jordan	21,936	21,936	—	*
EGI-Fund (14-16) Investors, L.L.C.(17)	532,523	532,523	—	*
Eli Lilly and Company(18)	8,411,397	8,411,397	—	*
Emma Cameron(19)	210,946	210,946	—	*
Eric Mollon	11,595	11,595	—	*
Eric Roza	44,768	44,768	—	*
Evan Leo	158,004	158,004	—	*
Filbert Partnership, LP, Fund 1(20)	95,512	95,512	—	*
Forthlane Partners Private Opportunities Fund LP(21)	358,142	358,142	—	*
Frank Plastini	16,504	16,504	—	*
Frog & Peach Investors LLC(22)	1,745,363	1,745,363	—	*
Gabe Blosser	83,671	83,671	—	*
Gaetano Muzio ROTH IRA(23)	169,280	169,280	—	*
Gary Buxton	5,014	5,014	—	*
Gary Horner	50,140	50,140	—	*
George Adam Eberstadt(24)	185,355	185,355	—	*
Golden Gate, LLC(25)	202,193	202,193	—	*
Greg Gwizdz	17,954	17,954	—	*
Gregory Galbreath	35,098	35,098	—	*
Gregory S. Martin(26)	180,291	180,291	—	*
Gregory Taxin	1,650,143	1,650,143	—	*
Hammersmith Trust(27)	83,103	83,103	—	*
Hao Huang	9,871	9,871	—	*
Headlands Capital Holdings II, LP(28)	875,823	875,823	—	*
Headlands Capital Secondary Fund III, LP(29)	2,627,473	2,627,473	—	*
Headlands Strategic Opportunity Fund, LP(30)	2,627,473	2,627,473	—	*
Heidi Lipton	238,762	238,762	—	*
Hellman Children’s LLC(31)	170,908	170,908	—	*
Hillbrook Capital LLC(32)	17,907	17,907	—	*
Infrastructure Partnerships Pty Limited as Trustee for MEKM FUND(33)	44,767	44,767	—	*
Isabella Pirozzolo	71,629	71,629	—	*

Name of Selling Stockholders	Shares Owned Before the Offering	Shares Being Offered(1)	Number Owned After the Offering	Percent Owned After the Offering(%)(2)
Jack W Pirozzolo Trust 2015(34)	143,257	143,257	—	*
James K. Placio Trust U/A DTD 2/20/2004, as amended(35)	44,767	44,767	—	*
James L. Knighton Living Trust(36)	35,815	35,815	—	*
James Pirozzolo	71,629	71,629	—	*
Jason Shaw	50	50	—	*
Jason Sturgeon	7,521	7,521	—	*
Jay Paquette	29,875	29,875	—	*
Jay Sternberg	14,747	14,747	—	*
Joel D. Hornstein	12,535	12,535	—	*
John Haines	649,725	649,725	—	*
John M. Cameron 2007 Irrevocable Trust(37)	542,125	542,125	—	*
John M. Shields	705,691	705,691	—	*
John Reilly	17,990	17,990	—	*
John Vincent	125,350	125,350	—	*
Joseph Lambert	25,070	25,070	—	*
Joshua & Zachary Goldstein Family Trust(38)	58,988	58,988	—	*
Joshua McCurry	12,535	12,535	—	*
Joshua T. Goldstein	117,976	117,976	—	*
Jovany Torres	1,671	1,671	—	*
Kao Vue	1,755	1,755	—	*
Kern Accelerator LLC(39)	4,118,643	4,118,643	—	*
Kevin Cameron(40)	5,306,782	5,306,782	—	*
Kevin Cronin(41)	773,193	773,193	—	*
Laura W. Griffen	17,907	17,907	—	*
Leah Catherine Morris Trust(42)	11,171	11,171	—	*
Lee Turek	10,028	10,028	—	*
Lindsay Paige Goldstein Trust(43)	29,494	29,494	—	*
LJAS Holdings LLC(44)	56,336	56,336	—	*
Loube-Rodgers Revocable Trust, DTD 11/20/2014, Marcia Rodgers, Trustee(45)	321,290	321,290	—	*
Madeline Titcomb	28,651	28,651	—	*
Marco & Sabrina Hellman Trust(46)	111,919	111,919	—	*
Margaret Pirozzolo	71,629	71,629	—	*
Mark Ausel	14,989	14,989	—	*
Mark C. Hansen	198,542	198,542	—	*
Mark Freeman	15,459	15,459	—	*
Mark Leuschner	460,361	460,361	—	*
Mark McKee	63,172	63,172	—	*
Mark Norsworthy	2,507	2,507	—	*
Maurice Phelan	29,494	29,494	—	*
Michael & Margaret Daly	35,850	35,850	—	*
Michael Barr	18,646	18,646	—	*
Michael Butterfield	25,070	25,070	—	*
Michael Doughty	10,028	10,028	—	*
Michael Huggins	5,014	5,014	—	*

Name of Selling Stockholders	Shares Owned Before the Offering	Shares Being Offered(1)	Number Owned After the Offering	Percent Owned After the Offering(%)(2)
Michael K. Kellogg	198,542	198,542	—	*
Michael Malaga	75,210	75,210	—	*
Michael Seidenberg	25,070	25,070	—	*
Michael Tarnok(47)	331,242	331,242	—	*
Mitch Levine	10,028	10,028	—	*
Morris 2020 Dynasty Trust(48)	399,240	399,240	—	*
MP Stewart 2 LLC(49)	132,641	132,641	—	*
MP Stewart LLC(50)	596,905	596,905	—	*
MPLG LLC(51)	492,447	492,447	—	*
MRB Capital, LLC(52)	2,371,152	2,371,152	—	*
Nathan Sleeper	721,608	721,608	—	*
Nathan Usher	75,209	75,209	—	*
Nick Freiburger	10,968	10,968	—	*
Nicholas Hatfield	14,989	14,989	—	*
North Lennox	98,482	98,482	—	*
Nue Capital LLC(53)	104,709	104,709	—	*
Ocean Gate Ventures, LLC(54)	1,838,045	1,838,045	—	*
Oliver Cameron(55)	211,223	211,223	—	*
Ospraie Real Assets Fund LP(56)	23,290,831	23,290,831	—	*
Patricia A. Murphy	203,067	203,067	—	*
Patrick Dizon	2,507	2,507	—	*
Paula Schreiner	25,070	25,070	—	*
Peter Reilly	245,327	245,327	—	*
Porter Taxin	234,405	234,405	—	*
Prentice Cole	14,728	14,728	—	*
R. Morris & C. Morris TTEE Morris(57)	52,825	52,825	—	*
Randy Hightower	3,656	3,656	—	*
Ravi Sachdev	42,481	42,481	—	*
Redcap Investments, LP(58)	89,535	89,535	—	*
Renan Fontus	11,385	11,385	—	*
Renee Cleaver	28,360	28,360	—	*
Richard Eckermann	9,521	9,521	—	*
Richard Katz	263,832	263,832	—	*
Richard Oller	58,988	58,988	—	*
Richard Oller Trust(59)	8,668	8,668	—	*
Riverland Capital Limited(60)	47,453	47,453	—	*
RJ Stanley Ltd.(61)	89,535	89,535	—	*
RJG Holdings, LLC(62)	358,144	358,144	—	*
Robbins Living Trust, dated August 14, 2013(63)	37,339	37,339	—	*
Robert B Morris III Trust(64)	288,380	288,380	—	*
Robert H. Griffen	359,221	359,221	—	*
Robert H. Griffen Roth IRA(65)	37,605	37,605	—	*
Robert H. Nathan 2012 Family Trust(66)	1,024,709	1,024,709	—	*
Robert H. Nathan Revocable Trust(67)	1,255,116	1,255,116	—	*
Robert Locke	3,134	3,134	—	*
Robert P. Saltsman Revocable Trust Dtd 10/18/1999, As Amended and Restated(68)	25,070	25,070	—	*

Name of Selling Stockholders	Shares Owned Before the Offering	Shares Being Offered(1)	Number Owned After the Offering	Percent Owned After the Offering(%)(2)
Robert Tomczak	128,743	128,743	—	*
Robert Victor and Alexandra Edsall	136,681	136,681	—	*
Rodney Ryder	501	501	—	*
Ross Stevens	132,613	132,613	—	*
Roundtable Funds Holdings LLC(69)	567,612	567,612	—	*
Roy P. Disney, Trustee of the Roy P. Disney Living Trust U/T/A November 30, 2001, as amended(70)	616,186	616,186	—	*
Roza Family Legacy Trust 1(71)	44,768	44,768	—	*
Ruben Pena	1,462	1,462	—	*
Serena Taxin	234,405	234,405	—	*
Shamrock Estates Limited, LLC(72)	344,342	344,342	—	*
Shamrock Ionetix, LLC(73)	7,211,396	7,211,396	—	*
Sheng Peng	50,140	50,140	—	*
Sirberk Holdings, LLC(74)	304,447	304,447	—	*
Sleeper I 2023 Exempt Family and Charitable Gift Trust(75)	895,357	895,357	—	*
Sonia Cristina Morris Trust(76)	11,171	11,171	—	*
Spotlight Advisors LLC Cash Balance Plan(77)	334,266	334,266	—	*
Stanley P. Gold	32,191	32,191	—	*
Steyer/Taylor Revocable Trust(78)	1,169,963	1,169,963	—	*
Susan Goldstein	117,976	117,976	—	*
Suzanne Darley Ph.D.	125,308	125,308	—	*
Swanland Investment Ltd.(79)	50,140	50,140	—	*
Tees River Isotopes Fund SLP(80)	5,372,142	5,372,142	—	*
The Amended and Restated Matthew M. Bennett Living Trust d/t/d April 7, 2022(81)	35,815	35,815	—	*
The Franklin Trust(82)	87,288	87,288	—	*
The Mark Goldstein Children's Trust(83)	67,656	67,656	—	*
The Michael Malaga Revocable Trust U/A/D 3/15/99(84)	125,775	125,775	—	*
The Stuart C. Nathan 2018 Trust(85)	148,545	148,545	—	*
The Trust of Esme Young Eberstadt u/a/d June 26, 2006 Eberstadt(86)	46,340	46,340	—	*
The Trust of Maya Kuffner Eberstadt u/a/d June 26, 2006 Eberstadt(87)	46,340	46,340	—	*
Timothy John Porter and Katherine Harding Rabin Revocable Trust, DTD 4/9/2001(88)	74,437	74,437	—	*
Transeo Radiotherapy Solutions, LLC(89)	17,907	17,907	—	*
TTCER Partners LLC(90)	176,965	176,965	—	*
Tudor Living Trust dtd 3/17/04(91)	29,494	29,494	—	*
Two Lions Capital, LLC(92)	60,168	60,168	—	*
Ventnor Partnership(93)	233,098	233,098	—	*
Wesley Dick	128,743	128,743	—	*
William K. Weinstein Revocable Trust U/A DTD 2/27/1990(94)	133,963	133,963	—	*
Xiaoyu Wu	35,098	35,098	—	*
Zachary Goldstein	58,988	58,988	—	*
Bermudez Mutuari Ltd.(95)	146,828	146,828	—	*
Nineteen 77 Capital Solutions A LP(96)	1,648,136	1,648,136	—	*
2012 Irrevocable Trust of Adel Mikhail(97)	166,667	166,667	—	*
3i, LP(98)	83,334	83,334	—	*
8 Fold Path LP(99)	66,667	66,667	—	*

Name of Selling Stockholders	Shares Owned Before the Offering	Shares Being Offered(1)	Number Owned After the Offering	Percent Owned After the Offering(%)(2)
ACNYC, LLC(100)	666,667	666,667	—	*
Adam Dufficy	8,333	8,333	—	*
ADI Funding, LLC(101)	33,333	33,333	—	*
Adolfo and Donna Carmona	50,000	50,000	—	*
Alfred Gonzalez - IRA R/O(102)	100,000	100,000	—	*
AltoIRA Custodian FBO John Armenio Roth IRA(103)	33,333	33,333	—	*
AltoIRA Custodian FBO John Armenio Traditional IRA(104)	33,333	33,333	—	*
Alyson D. Schlosser	13,334	13,334	—	*
Amir Khalil	16,667	16,667	—	*
Angel Physicians Fund II, LLC(105)	83,333	83,333	—	*
Anthony Abenante	50,000	50,000	—	*
Anthony DeFranco	8,333	8,333	—	*
Antonio Petito	7,000	7,000	—	*
Arjoch Holdings(106)	11,667	11,667	—	*
Athanasia Daniskas & Dr. Efthymios Daniskas	7,000	7,000	—	*
Barbara A. Stone Irrevocable Credit Shelter Trust(107)	33,333	33,333	—	*
Barlev Family Trust(108)	16,667	16,667	—	*
Barry Shemaria	25,000	25,000	—	*
Basil Palmeri	8,333	8,333	—	*
Brandon Craiger	25,000	25,000	—	*
Brett Hanlon	8,334	8,334	—	*
Brian & Andrea Fischhoff	8,333	8,333	—	*
Brian Eliot Peierls	53,333	53,333	—	*
Brian John Valenza	16,667	16,667	—	*
Brian Kandel - Individual 401K(109)	16,667	16,667	—	*
Brian Newman	100,000	100,000	—	*
Bruce A. and Donna Haverberg	16,667	16,667	—	*
Bruce H. Seyburn	25,000	25,000	—	*
Bryce Rubenstein	8,333	8,333	—	*
Carl R. Ohlsson	33,334	33,334	—	*
Carol Vendome	17,000	17,000	—	*
Carole L McCarvill	33,333	33,333	—	*
Ceasar Morte – IRA(110)	10,000	10,000	—	*
Charles Gambino	34,000	34,000	—	*
Charles Sternberg	5,000	5,000	—	*
Cheryl Schwartz	6,667	6,667	—	*
Chris Gordon	166,667	166,667	—	*
Chris Miao	16,667	16,667	—	*
Christopher & Ami Painter	33,334	33,334	—	*
Christopher Fiore	250,000	250,000	—	*
Christopher Vendome	13,000	13,000	—	*
Christopher Washburn	10,000	10,000	—	*
Clay Lebhar	25,001	25,001	—	*
Clyde Smith McGregor & LeAnn Pedersen Pope Revocable Trust U/A/D 10/22/16(111)	150,000	150,000	—	*
Cohen Family Trust(112)	15,000	15,000	—	*
Craig Thomas	16,667	16,667	—	*
Craig H. Ensley	25,000	25,000	—	*

Name of Selling Stockholders	Shares Owned Before the Offering	Shares Being Offered(1)	Number Owned After the Offering	Percent Owned After the Offering(%)(2)
Daniel and Karen Sullivan	33,333	33,333	—	*
Daniel Cenatiempo	5,000	5,000	—	*
Daniel Michael	25,000	25,000	—	*
Darby & Laura Vernon	10,000	10,000	—	*
Darrin McElroy	83,333	83,333	—	*
David & Sharon Weiss	33,333	33,333	—	*
David Beckerman	33,333	33,333	—	*
David Fox Revocable Living Trust(113)	33,333	33,333	—	*
David Stallings	16,667	16,667	—	*
David Summerall	83,333	83,333	—	*
David W Hayes & Felicia Kopelman-Hayes	8,333	8,333	—	*
Deccan Pacific Ventures, LLC(114)	8,333	8,333	—	*
DeLoach LS Investments LLC(115)	35,000	35,000	—	*
DEMALY LTD(116)	66,667	66,667	—	*
Dierk Eckart	24,400	24,400	—	*
Dina Ibragimova 2020 Irrevocable Trust(117)	80,000	80,000	—	*
Division St. Investment Club(118)	8,000	8,000	—	*
DM Vest LLC(119)	16,667	16,667	—	*
Donald Lima	8,333	8,333	—	*
Donald P. Sesterhenn	8,333	8,333	—	*
Douglas Wertheimer	16,667	16,667	—	*
Due Mondi Investments LTD(120)	10,000	10,000	—	*
Dunn Family Trust dated January 15, 2007(121)	13,333	13,333	—	*
Dyke Rogers	66,667	66,667	—	*
E. Jeffrey Peierls	63,333	63,333	—	*
Edward Sullivan	33,333	33,333	—	*
Edwin Rodriguez	66,666	66,666	—	*
Elias Typaldos	7,000	7,000	—	*
Eliezer Lubitch	33,333	33,333	—	*
Elizabeth Gehlmann	8,333	8,333	—	*
Elizabeth M. Philipp	8,333	8,333	—	*
Emil & Monique Gonzales	8,333	8,333	—	*
Emre Schveighoffer	8,000	8,000	—	*
Equity Trust Custodian Company FBO Alan McIntyre IRA(122)	16,667	16,667	—	*
Eric Krause	5,000	5,000	—	*
Eubulus Kerr	66,667	66,667	—	*
Frank Trogolo	50,000	50,000	—	*
Frederick B. Epstein	7,000	7,000	—	*
Gennaro Vendome	17,000	17,000	—	*
George Abad	33,333	33,333	—	*
Gerald Yanowitz	13,333	13,333	—	*
Goldberg Living Trust(123)	11,667	11,667	—	*
Grant Davis	8,333	8,333	—	*
Gregory Elsas 2016 Irrevocable Trust(124)	33,333	33,333	—	*

Name of Selling Stockholders	Shares Owned Before the Offering	Shares Being Offered(1)	Number Owned After the Offering	Percent Owned After the Offering(%)(2)
Gross Family Trust(125)	10,000	10,000	—	*
Gubbay Investments, LLC(126)	15,000	15,000	—	*
H. Investment Company, LLC(127)	16,667	16,667	—	*
Harry Isaac Rothenberg	33,333	33,333	—	*
Hisaza Rolih, LLC(128)	133,333	133,333	—	*
Howard I. Freedberg Revocable Trust(129)	133,333	133,333	—	*
Hyde Family Revocable Trust(130)	40,000	40,000	—	*
IRA Innovations, LLC as custodian FBO Amy Eickmann ROTH IRA(131)	33,333	33,333	—	*
Izaac & Marisa King	8,333	8,333	—	*
Jaffrael, LLC(132)	25,000	25,000	—	*
James G. Ruehlmann, Sr.	33,333	33,333	—	*
James H. Wiesenberg	6,667	6,667	—	*
James J. McCarvill, Jr.	16,667	16,667	—	*
James Kuhn – IRA(133)	50,000	50,000	—	*
James L. Dritz	33,334	33,334	—	*
Jan Arnett	16,667	16,667	—	*
Jeff Kurtz	83,333	83,333	—	*
Jeffrey & Chelsey Feus	16,667	16,667	—	*
Jeffrey G. Williams	10,000	10,000	—	*
Jeffrey Gersten	133,333	133,333	—	*
Jeffrey J. Oravitz	8,500	8,500	—	*
Jeffrey R. Schlanger 2012 Trust(134)	333,333	333,333	—	*
Joel A. Stone Irrevocable Credit Shelter Trust(135)	33,333	33,333	—	*
Joel L. Hochman Revocable Trust UAD 12/8/1994(136)	16,667	16,667	—	*
Joel Yanowitz and Amy Metzenbaum 2003 Family Trust(137)	13,333	13,333	—	*
John and Joan Keenan	33,333	33,333	—	*
John Davi	33,333	33,333	—	*
John Grantham	33,333	33,333	—	*
John Henderson	200,000	200,000	—	*
John Morrison	66,667	66,667	—	*
John Probst	9,000	9,000	—	*
John T Goodwin	6,667	6,667	—	*
John V. Wagner Jr.	50,000	50,000	—	*
Jose Fune	25,000	25,000	—	*
Joseph & Mary Ann Montesano	66,667	66,667	—	*
Joseph and Laura Sweeney	66,667	66,667	—	*
Joseph O. Manzi	25,000	25,000	—	*
Joseph W. Carlucci	16,667	16,667	—	*
Joshua Goldfiner	11,667	11,667	—	*
Juiching Hsu	33,333	33,333	—	*
Kara Lynn Hart	8,333	8,333	—	*
Karyn Fulton	16,666	16,666	—	*
Katinger Family Trust(138)	16,667	16,667	—	*
Kelly Elsas 2016 Irrevocable Trust(139)	33,333	33,333	—	*
Kent Tucker Andersen	83,333	83,333	—	*
Kevin M. Shepherd	8,333	8,333	—	*
KGA 15, LLC(140)	66,667	66,667	—	*
Khris Karastathis	7,000	7,000	—	*
Kimberly Zarraga – IRA(141)	8,000	8,000	—	*
Kirby Frank	17,000	17,000	—	*

Name of Selling Stockholders	Shares Owned Before the Offering	Shares Being Offered(1)	Number Owned After the Offering	Percent Owned After the Offering(%)(2)
Kirk McGuire	40,000	40,000	—	*
Larry Lindenauer	16,667	16,667	—	*
Laura Esposito	13,000	13,000	—	*
Lawrence Altman	16,667	16,667	—	*
Lawrence Koresko	10,000	10,000	—	*
Leonard M. Schiller Revocable Trust(142)	66,667	66,667	—	*
Louis Santor	15,000	15,000	—	*
Manish Bhandari	133,333	133,333	—	*
Mara Roth	33,333	33,333	—	*
Marc Rothenberg	33,333	33,333	—	*
Marc Wein	8,333	8,333	—	*
Marion Abbott	8,333	8,333	—	*
Mark P. Eliseo	60,000	60,000	—	*
Mark Helquist	33,334	33,334	—	*
Mark J. Ruehlmann	33,333	33,333	—	*
Mark Magariello - SEP IRA(143)	8,333	8,333	—	*
Mark T. and Dana L. Sullinger Revocable Living Trust(144)	50,000	50,000	—	*
Martha and Joseph Carlucci	33,333	33,333	—	*
Matthew McCarvill	33,333	33,333	—	*
Matthew Simoncini	66,667	66,667	—	*
Matthew Thomas	16,667	16,667	—	*
MEB 2021 IRREVOCABLE TRUST(145)	100,000	100,000	—	*
Michael and Theresa Barry	33,333	33,333	—	*
Michael Bennett	33,333	33,333	—	*
Michael Edwards	13,333	13,333	—	*
Michael J Santini	10,667	10,667	—	*
Michael J. Sigmund	13,333	13,333	—	*
Michael M. Mainero	8,333	8,333	—	*
Michael McCarvill	16,667	16,667	—	*
Michael O’Connell	33,334	33,334	—	*
Michael R. Davis	8,333	8,333	—	*
Michael Solitro	16,667	16,667	—	*
Michael Turner	33,333	33,333	—	*
Michael Zarraga	10,000	10,000	—	*
Michelle Brooks	33,333	33,333	—	*
Miguel D. Zarraga - R/O IRA(146)	10,000	10,000	—	*
Mike Vendome	6,000	6,000	—	*
Mithra LLC(147)	8,333	8,333	—	*
Nancy M Nicholas Revocable Trust Dated 4/6/2018(148)	33,334	33,334	—	*
Ned Heydinger	10,000	10,000	—	*
Neil Kabous	16,667	16,667	—	*
Neurological Surgery Associates(149)	16,667	16,667	—	*

Name of Selling Stockholders	Shares Owned Before the Offering	Shares Being Offered(1)	Number Owned After the Offering	Percent Owned After the Offering(%)(2)
Nicholas O. & Laura Martin	8,333	8,333	—	*
Nicholas P. McGovern	133,333	133,333	—	*
Nirav S. Parikh	6,667	6,667	—	*
Northlea Partners LLLP(150)	16,667	16,667	—	*
Nunley Investments, LLC(151)	33,333	33,333	—	*
OHB Family Trust(152)	16,667	16,667	—	*
Patrick Keenan	33,333	33,333	—	*
Peter A. Ladas and Maria A. Ladas	40,000	40,000	—	*
Peter Zorich	33,334	33,334	—	*
Philip M. and Lori Tullman	16,667	16,667	—	*
Phillip Todd Crawford	33,334	33,334	—	*
Piyush Mehta	10,000	10,000	—	*
Plamen Alendarov	66,667	66,667	—	*
Prince and Peck, LLC(153)	100,000	100,000	—	*
Quartz Capital II, LLC(154)	50,000	50,000	—	*
Randolph G. Martin	8,333	8,333	—	*
Raymond & Linnea King	8,333	8,333	—	*
Raymond Chung	16,667	16,667	—	*
Reed Thomas Elsas 2025 Irrevocable Trust(155)	33,333	33,333	—	*
Reza Karimi	58,333	58,333	—	*
Richard & Mary Leslie Kingston	17,000	17,000	—	*
Richard D. Haynes and Barbara D. Haynes	33,333	33,333	—	*
Richard David	8,333	8,333	—	*
Richard David – IRA(156)	16,667	16,667	—	*
Richard Katzenstein	33,333	33,333	—	*
Richard Martin Burke	8,333	8,333	—	*
Richard McMorrow, legal owner via non-trust custodial IRA with AET(157)	33,334	33,334	—	*
Robert & Angela Viggiano	16,667	16,667	—	*
Robert & Dara Reynolds	16,667	16,667	—	*
Robert D Warnock	66,667	66,667	—	*
Robert DeJean	83,334	83,334	—	*
Robert Hanna	8,333	8,333	—	*
Robert Harrigan	33,334	33,334	—	*
Robert John Busch	50,001	50,001	—	*
Robert Roth	25,000	25,000	—	*
Roger Klein	5,000	5,000	—	*
Roger Martin Sonesson	40,000	40,000	—	*
Romel Fermano	33,333	33,333	—	*
Ronald & Dianna Englebrecht	6,667	6,667	—	*
Ross Rothenberg	16,667	16,667	—	*
Roy Brown, Jr.	11,667	11,667	—	*
Russell S. Dritz	33,334	33,334	—	*
Ryan Morrison	100,000	100,000	—	*
Saiyed Atiq Raza and Nandini Saraiya 2012 Revocable Trust dtd 11/26/12(158)	33,333	33,333	—	*
Samuel & Paige Martin	66,667	66,667	—	*
Scott Chakmak & Tamara Forman	30,000	30,000	—	*
Scott Elsas	166,667	166,667	—	*
Scott Thomas	16,667	16,667	—	*

Name of Selling Stockholders	Shares Owned Before the Offering	Shares Being Offered(1)	Number Owned After the Offering	Percent Owned After the Offering(%)(2)
Shane Francis	8,333	8,333	—	*
Stephen McMasters	33,333	33,333	—	*
Stephen R. Mut	16,667	16,667	—	*
Steve Katz	33,333	33,333	—	*
Steven M. Cohen	16,667	16,667	—	*
Steven Sadaka	100,000	100,000	—	*
Tantalus Capital LLC(159)	16,667	16,667	—	*
Terence P. Maguire	33,333	33,333	—	*
The Goldfiner Living Trust(160)	33,333	33,333	—	*
The Michael E. Portnoy Revocable Trust(161)	16,667	16,667	—	*
The Michael H. Myers Revocable Trust Dated October 5, 2010 As Amended and Restated July 27, 2020(162)	66,667	66,667	—	*
The Peierls Foundation, Inc.(163)	317,333	317,333	—	*
The Sonic Fund II, L.P(164)	333,333	333,333	—	*
The Steven and Kaye Yost Family Trust dtd 2/7/92(165)	10,000	10,000	—	*
Thomas P. Remley Revocable Living Trust(166)	16,700	16,700	—	*
Thomas W. Ciano and Theresa Ann Ciano	8,333	8,333	—	*
TMH Investment Holdings, LLC(167)	40,000	40,000	—	*
Tracy L. Rubenstein	8,333	8,333	—	*
Tristan & Angela Greenwalt	50,000	50,000	—	*
Troy Hornbeck	83,333	83,333	—	*
Tyler Pines	25,000	25,000	—	*
UD E.F. Peierls for Brian E. Peierls(168)	26,667	26,667	—	*
UD E.F. Peierls for E. Jeffrey Peierls(169)	26,667	26,667	—	*
UD E.S. Peierls for E.F. Peierls et al(170)	17,333	17,333	—	*
UD J.N. Peierls for Brian Eliot Peierls(171)	33,333	33,333	—	*
UD J.N. Peierls for E. Jeffrey Peierls(172)	33,333	33,333	—	*
UW E.S. Peierls for Brian E. Peierls – Accumulation(173)	22,333	22,333	—	*
UW E.S. Peierls for E. Jeffrey Peierls – Accumulation(174)	14,333	14,333	—	*
UW J.N. Peierls for Brian E. Peierls(175)	29,333	29,333	—	*
UW J.N. Peierls for E. Jeffrey Peierls(176)	29,333	29,333	—	*
Walzman Innovations, LLC(177)	166,667	166,667	—	*
Whited Family Trust(178)	50,000	50,000	—	*
William E Lower Irr GST Ex Tr FBO Jodi Lower Mahon UAD 12-7-2020(179)	8,333	8,333	—	*
William & Mary Green	8,333	8,333	—	*
William Chen	16,667	16,667	—	*
William R. Hunt, Jr. - R/O IRA(180)	8,334	8,334	—	*
William R. Hunt, Jr.(181)	12,334	12,334	—	*
Wolsonovich SEF, LLC(182)	66,667	66,667	—	*
Yong Hsu	16,667	16,667	—	*
Zemel Family Trust(183)	16,667	16,667	—	*
Carol Woods	40,000	40,000	—	*
Steven James Giacin, Catherine Lynn Giacin Designated Joint Benefit	10,000	10,000	—	*

Name of Selling Stockholders	Shares Owned Before the Offering	Shares Being Offered(1)	Number Owned After the Offering	Percent Owned After the Offering(%)(2)
Richard Capria	33,333	33,333	—	*
David Landskowsky(184)	1,050,018	1,050,018	—	*
Eric Rubenstein(185)	1,050,018	1,050,018	—	*
Todd Harrigan(186)	130,305	130,305	—	*
Scott Cardone(187)	28,112	28,112	—	*
Tim Herrmann(188)	14,601	14,601	—	*
Lori Tullman(189)	5,073	5,073	—	*
Vincent LaBarbara(190)	962,289	962,289	—	*
MCP Securities, LLC(191)	114,310	114,310	—	*
Network 1 Financial Securities, Inc.(192)	63,257	63,257	—	*
Katherine Lee Crook(193)	25,000	25,000	—	*
Wadda Salah Eldin(194)	25,000	25,000	—	*
Eric Nicolassy(195)	20,000	20,000	—	*
Miguel Zarraga(196)	10,000	10,000	—	*
Scott Elsas(197)	10,000	10,000	—	*
Darlene E. Gaudios(198)	2,000	2,000	—	*
Susan Maghan(199)	1,000	1,000	—	*
Bette Scuzzese(200)	1,000	1,000	—	*
Teresa Tierney(201)	1,000	1,000	—	*
Joseph Lucosky(202)	880,000	880,000	—	*
Michael Stewart(203)	880,000	880,000	—	*

*	Less than 1%

(1)	Assumes the sale of all shares offered in this prospectus.

(2)	Applicable percentage ownership is based on 106,295,716 shares of our common stock outstanding as of July 31, 2026.

(3)	Robert Morris may be deemed to have voting and/or investment control over the securities held by 2020 Morris Family Trust. Mr. Morris, however, disclaims any beneficial ownership of these shares.

(4)	Alexander Adamovich may be deemed to have voting and/or investment control over the securities held by Adamatru Pty Ltd ATF PM Adamovich Superannuation Fund. Mr. Adamovich, however, disclaims any beneficial ownership of these shares.

(5)	Andrew Woeber may be deemed to have voting and/or investment control over the securities held by Andrew Kenneth Woeber and Joy Sayour Woeber, Trustees of the Woeber Revocable Trust. Mr. Woeber, however, disclaims any beneficial ownership of these shares.

(6)	Jacqui McCoy may be deemed to have voting and/or investment control over the securities held by Atlantic Neptune Investment Holdings. Ms. McCoy, however, disclaims any beneficial ownership of these shares.

(7)	Includes 67,516 shares of common stock issuable upon exercise of warrants held by selling stockholder. Barry Turkanis may be deemed to have voting and/or investment control over the securities held by Barry S. Turkanis Roth IRA. Mr. Turkanis, however, disclaims any beneficial ownership of these shares.

(8)	Benard Osher may be deemed to have voting and/or investment control over the securities held by Bernard Osher Trust DTD 3/8/88. Mr. Osher, however, disclaims any beneficial ownership of these shares.

(9)	Robert Saltsman may be deemed to have voting and/or investment control over the securities held by Blaine Trust. Mr. Saltsman, however, disclaims any beneficial ownership of these shares.

(10)	Susan Disney Lord may be deemed to have voting and/or investment control over the securities held by Boundless Dreams LLC. Ms. Lord, however, disclaims any beneficial ownership of these shares.

(11)	Carrie Busch may be deemed to have voting and/or investment control over the securities held by Carrie Busch Revocable Trust U.D.T. Dated December 13, 2014. Ms. Busch, however, disclaims any beneficial ownership of these shares.

(12)	Peter McGovern may be deemed to have voting and/or investment control over the securities held by Casterbridge Super Fund. Mr. McGovern, however, disclaims any beneficial ownership of these shares.

(13)	Peter Dartley may be deemed to have voting and/or investment control over the securities held by Dartley Grandchildren LLC. Mr. Dartley, however, disclaims any beneficial ownership of these shares.

(14)	Peter Dartley may be deemed to have voting and/or investment control over the securities held by Dartley Investment LP. Mr. Dartley, however, disclaims any beneficial ownership of these shares.

(15)	David Agger may be deemed to have voting and/or investment control over the securities held by David Alden Agger Revocable Trust dtd 1/1/2007. Mr. Agger, however, disclaims any beneficial ownership of these shares.

(16)	David Martin may be deemed to have voting and/or investment control over the securities held by David W. Martin and Kathleen M. Martin Rev. Trust Dtd 6/17/1987. Mr. Martin, however, disclaims any beneficial ownership of these shares.

(17)	Michael Shiner may be deemed to have voting and/or investment control over the securities held by EGI-Fund (14-16) Investors, L.L.C.. Mr. Shiner, however, disclaims any beneficial ownership of these shares.

(18)	Eli Lilly and Company beneficially owns greater than 5% of our common stock. Jeffrey Zartman may be deemed to have voting and/or investment control over the securities held by Eli Lilly and Company. Mr.Zartman, however, disclaims any beneficial ownership of these shares.

(19)	Emma Cameron is the daughter of Kevin Cameron, our Chief Executive Officer and a member of our board of directors. Mr. Cameron shares voting and investment power over these shares and therefore may be deemed to beneficially own them. These shares are listed separately in the table above and are not included in the number of shares shown for Mr. Cameron.

(20)	David Park may be deemed to have voting and/or investment control over the securities held by Filbert Partnership, LP, Fund 1. Mr. Park, however, disclaims any beneficial ownership of these shares.

(21)	[_] may be deemed to have voting and/or investment control over the securities held by Forthlane Partners Private Opportunities Fund LP. [_], however, disclaims any beneficial ownership of these shares.

(22)	Han Lee may be deemed to have voting and/or investment control over the securities held by Frog & Peach Investors LLC. Mr. Lee, however, disclaims any beneficial ownership of these shares.

(23)	Includes 84,640 shares of common stock issuable upon exercise of warrants held by selling stockholder. Gaetano Muzio may be deemed to have voting and/or investment control over the securities held by Gaetano Muzio Roth IRA. Mr. Muzio, however, disclaims any beneficial ownership of these shares.

(24)	Includes 21,049 shares of common stock issuable upon exercise of warrants held by selling stockholder.

(25)	Robert Saltsman may be deemed to have voting and/or investment control over the securities held by Golden Gate, LLC. Mr. Saltsman, however, disclaims any beneficial ownership of these shares.

(26)	Gregory S. Martin is a member of our board of directors.

(27)	David Park may be deemed to have voting and/or investment control over the securities held by Hammersmith Trust. Mr. Park, however, disclaims any beneficial ownership of these shares.

(28)	David Park may be deemed to have voting and/or investment control over the securities held by Headlands Capital Holdings II, LP. Mr. Park, however, disclaims any beneficial ownership of these shares.

(29)	David Park may be deemed to have voting and/or investment control over the securities held by Headlands Capital Secondary Fund III, LP. Mr. Park, however, disclaims any beneficial ownership of these shares.

(30)	David Park may be deemed to have voting and/or investment control over the securities held by Headlands Strategic Opportunity Fund, LP. Mr. Park, however, disclaims any beneficial ownership of these shares.

(31)	Joanne Hagopian may be deemed to have voting and/or investment control over the securities held by Hellman Children’s LLC. Ms. Hagopian, however, disclaims any beneficial ownership of these shares.

(32)	Robert Griffen may be deemed to have voting and/or investment control over the securities held by Hillbrook Capital LLC. Mr. Griffen, however, disclaims any beneficial ownership of these shares.

(33)	Michael Eyers may be deemed to have voting and/or investment control over the securities held by Infrastructure Partnerships Pty Limited as Trustee for MEKM FUND. Mr. Eyes, however, disclaims any beneficial ownership of these shares.

(34)	Jack Pirozzolo may be deemed to have voting and/or investment control over the securities held by Jack W Pirozzolo Trust 2015. Mr. Pirozzolo, however, disclaims any beneficial ownership of these shares.

(35)	James Placio may be deemed to have voting and/or investment control over the securities held by James K. Placio Trust U/A DTD 2/20/2004, as amended. Mr. Placio, however, disclaims any beneficial ownership of these shares.

(36)	James Knighton may be deemed to have voting and/or investment control over the securities held by James L. Knighton Living Trust. Mr. Knighton, however, disclaims any beneficial ownership of these shares.

(37)	Caitlin Denker may be deemed to have voting and/or investment control over the securities held by John M. Cameron 2007 Irrevocable Trust. Ms. Denker, however, disclaims any beneficial ownership of these shares.

(38)	Joshua Goldstein may be deemed to have voting and/or investment control over the securities held by Joshua & Zachary Goldstein Family Trust. Mr. Goldstein, however, disclaims any beneficial ownership of these shares.

(39)	Jay Kern may be deemed to have voting and/or investment control over the securities held by Kern Accelerator LLC. Mr. Kern, however, disclaims any beneficial ownership of these shares.

(40)	Kevin Cameron is our Chief Executive Officer and a member of our board of directors. Mr. Cameron beneficially owns greater than 5% of our common stock. Mr. Cameron shares voting and investment power over the shares held by Emma Cameron and Oliver Cameron and therefore may be deemed to beneficially own those shares, which are listed separately in the table above and are not included in the number of shares shown for Mr. Cameron.

(41)	Includes 49,521 shares of common stock issuable upon exercise of warrants held by selling stockholder.

(42)	Robert Morris may be deemed to have voting and/or investment control over the securities held by Leah Catherine Morris Trust. Mr. Morris, however, disclaims any beneficial ownership of these shares.

(43)	Joshua Goldstein may be deemed to have voting and/or investment control over the securities held by Lindsay Paige Goldstein Trust. Mr. Goldstein, however, disclaims any beneficial ownership of these shares.

(44)	Includes 28,168 shares of common stock issuable upon exercise of warrants held by selling stockholder. Joshua Goldstein may be deemed to have voting and/or investment control over the securities held by LJAS Holdings LLC. Mr. Goldstein, however, disclaims any beneficial ownership of these shares.

(45)	Dennis George may be deemed to have voting and/or investment control over the securities held by Loube-Rodgers Revocable Trust, DTD 11/20/2014, Marcia Rodgers, Trustee. Mr. George, however, disclaims any beneficial ownership of these shares.

(46)	Marco Hellman may be deemed to have voting and/or investment control over the securities held by Marco & Sabrina Hellman Trust. Mr. Hellman, however, disclaims any beneficial ownership of these shares.

(47)	Michael Tarnok is a member of our board of directors.

(48)	Robert Morris may be deemed to have voting and/or investment control over the securities held by Morris 2020 Dynasty Trust. Mr. Morris, however, disclaims any beneficial ownership of these shares.

(49)	Michael Stewart, the Chairman of our board of directors, holds voting and dispositive power over the securities held by MP Stewart 2 LLC and therefore may be deemed to beneficially own such securities.

(50)	Michael Stewart, the Chairman of our board of directors, is the manager and sole owner of MP Stewart LLC and holds voting and dispositive power over the securities held by MP Stewart LLC and therefore may be deemed to beneficially own such securities.

(51)	Robert Morris may be deemed to have voting and/or investment control over the securities held by MPLG LLC. Mr. Morris, however, disclaims any beneficial ownership of these shares.

(52)	Matthew Barger may be deemed to have voting and/or investment control over the securities held by MRB Capital, LLC. Mr. Barger, however, disclaims any beneficial ownership of these shares.

(53)	Jeffrey Nuechterlein may be deemed to have voting and/or investment control over the securities held by Nue Capital LLC. Mr. Nuechterlein, however, disclaims any beneficial ownership of these shares.

(54)	Barry Turkanis may be deemed to have voting and/or investment control over the securities held by Ocean Gate Ventures, LLC. Mr. Turkanis, however, disclaims any beneficial ownership of these shares.

(55)	Oliver Cameron is the son of Kevin Cameron, our Chief Executive Officer and a member of our board of directors. Mr. Cameron shares voting and investment power over these shares and therefore may be deemed to beneficially own them. These shares are listed separately in the table above and are not included in the number of shares shown for Mr. Cameron.

(56)	Includes 5,084,485 shares of common stock issuable upon exercise of warrants held by selling stockholder. Ospraie Real Assets Fund LP beneficially owns greater than 5% of our common stock. Scott Baglio may be deemed to have voting and/or investment control over the securities held by Ospraie Real Assets Fund LP. Mr. Baglio, however, disclaims any beneficial ownership of these shares.

(57)	Robert Morris may be deemed to have voting and/or investment control over the securities held by R. Morris & C. Morris TTEE Morris. Mr. Morris, however, disclaims any beneficial ownership of these shares.

(58)	Hunt Allred may be deemed to have voting and/or investment control over the securities held by Redcap Investments, LP. Mr. Allred, however, disclaims any beneficial ownership of these shares.

(59)	Includes 4,334 shares of common stock issuable upon exercise of warrants held by selling stockholder. Richard Oller may be deemed to have voting and/or investment control over the securities held by Richard Oller Trust. Mr. Oller, however, disclaims any beneficial ownership of these shares.

(60)	Andrew Adamovich may be deemed to have voting and/or investment control over the securities held by Riverland Capital Limited. Mr. Adamovich, however, disclaims any beneficial ownership of these shares.

(61)	Robert Williams may be deemed to have voting and/or investment control over the securities held by RJ Stanley Ltd.. Mr. Williams, however, disclaims any beneficial ownership of these shares.

(62)	Includes 179,072 shares of common stock issuable upon exercise of warrants held by selling stockholder. Joshua Goldstein may be deemed to have voting and/or investment control over the securities held by RJG Holdings, LLC. Mr.Goldstein, however, disclaims any beneficial ownership of these shares.

(63)	David Robbins may be deemed to have voting and/or investment control over the securities held by Robbins Living Trust, dated August 14, 2013. Mr. Robbins, however, disclaims any beneficial ownership of these shares.

(64)	Robert Morris may be deemed to have voting and/or investment control over the securities held by Robert B Morris III Trust. Mr. Morris, however, disclaims any beneficial ownership of these shares.

(65)	Robert Griffen may be deemed to have voting and/or investment control over the securities held by Robert H. Griffen Roth IRA. Mr. Griffen, however, disclaims any beneficial ownership of these shares.

(66)	Annie Sundberg may be deemed to have voting and/or investment control over the securities held by Robert H. Nathan 2012 Family Trust. Ms. Sundberg, however, disclaims any beneficial ownership of these shares.

(67)	Robert Nathan may be deemed to have voting and/or investment control over the securities held by Robert H. Nathan Revocable Trust. Mr. Nathan, however, disclaims any beneficial ownership of these shares.

(68)	Robert Saltsman may be deemed to have voting and/or investment control over the securities held by Robert P. Saltsman Revocable Trust Dtd 10/18/1999, As Amended and Restated. Mr. Saltsman, however, disclaims any beneficial ownership of these shares.

(69)	Joseph Kopilak may be deemed to have voting and/or investment control over the securities held by Roundtable Funds Holdings LLC. Mr. Kopilak, however, disclaims any beneficial ownership of these shares.

(70)	Roy Disney may be deemed to have voting and/or investment control over the securities held by Roy P. Disney, Trustee of the Roy P. Disney Living Trust U/T/A November 30, 2001, as amended. Mr. Disney, however, disclaims any beneficial ownership of these shares.

(71)	Eric Roza may be deemed to have voting and/or investment control over the securities held by Roza Family Legacy Trust 1. Mr. Roza, however, disclaims any beneficial ownership of these shares.

(72)	Stanley Gold may be deemed to have voting and/or investment control over the securities held by Shamrock Estates Limited, LLC. Mr. Gold, however, disclaims any beneficial ownership of these shares.

(73)	Includes 55,154 shares of common stock issuable upon exercise of warrants held by selling stockholder. Shamrock Ionetix, LLC beneficially owns greater than 5% of our common stock. In connection with its investment in the Series E preferred stock financing of Ionetix, Shamrock Ionetix, LLC negotiated the right to appoint one member of the board of directors of Ionetix, and Gregory S. Martin, a member of our board of directors, was appointed pursuant to that right. Mr. Martin holds a passive economic interest in Shamrock Ionetix, LLC and does not hold voting or dispositive power over the securities held by Shamrock Ionetix, LLC. Gregory Martin may be deemed to have voting and/or investment control over the securities held by Shamrock Ionetix, LLC. Mr. Martin, however, disclaims any beneficial ownership of these shares.

(74)	Includes 19,500 shares of common stock issuable upon exercise of warrants held by selling stockholder. Richard Sirota may be deemed to have voting and/or investment control over the securities held by Sirberk Holdings, LLC. Mr. Sirota, however, disclaims any beneficial ownership of these shares.

(75)	Nathan Sleeper may be deemed to have voting and/or investment control over the securities held by Sleeper I 2023 Exempt Family and Charitable Gift Trust. Mr. Sleeper, however, disclaims any beneficial ownership of these shares.

(76)	Robert Morris may be deemed to have voting and/or investment control over the securities held by Sonia Cristina Morris Trust. Mr. Morris, however, disclaims any beneficial ownership of these shares.

(77)	Gregory Taxin may be deemed to have voting and/or investment control over the securities held by Spotlight Advisors LLC Cash Balance Plan. Mr.Taxin, however, disclaims any beneficial ownership of these shares.

(78)	Maria Allison may be deemed to have voting and/or investment control over the securities held by Steyer/Taylor Revocable Trust. Ms. Allison, however, disclaims any beneficial ownership of these shares.

(79)	Simon Yip may be deemed to have voting and/or investment control over the securities held by Swanland Investment Ltd.. Mr. Yip, however, disclaims any beneficial ownership of these shares.

(80)	Tees River Isotopes Fund SLP beneficially owns greater than 5% of our common stock. Sean Benson may be deemed to have voting and/or investment control over the securities held by Tees River Isotopes Fund SLP. Mr. Benson, however, disclaims any beneficial ownership of these shares.

(81)	Matthew Bennett may be deemed to have voting and/or investment control over the securities held by The Amended and Restated Matthew M. Bennett Living Trust d/t/d April 7, 2022. Mr. Bennett, however, disclaims any beneficial ownership of these shares.

(82)	Eric Roza may be deemed to have voting and/or investment control over the securities held by The Franklin Trust. Mr. Roza, however, disclaims any beneficial ownership of these shares.

(83)	Includes 4,334 shares of common stock issuable upon exercise of warrants held by selling stockholder. Joshua Goldstein may be deemed to have voting and/or investment control over the securities held by The Mark Goldstein Children's Trust. Mr. Goldstein, however, disclaims any beneficial ownership of these shares.

(84)	Michael Malaga may be deemed to have voting and/or investment control over the securities held by The Michael Malaga Revocable Trust U/A/D 3/15/99. Mr. Malaga, however, disclaims any beneficial ownership of these shares.

(85)	Robert Nathan may be deemed to have voting and/or investment control over the securities held by The Stuart C. Nathan 2018 Trust. Mr. Nathan, however, disclaims any beneficial ownership of these shares.

(86)	Includes 5,263 shares of common stock issuable upon exercise of warrants held by selling stockholder. George Eberstadt may be deemed to have voting and/or investment control over the securities held by The Trust of Esme Young Eberstadt u/a/d June 26, 2006 Eberstadt. Mr. Eberstadt, however, disclaims any beneficial ownership of these shares.

(87)	Includes 5,263 shares of common stock issuable upon exercise of warrants held by selling stockholder. George Eberstadt may be deemed to have voting and/or investment control over the securities held by The Trust of Maya Kuffner Eberstadt u/a/d June 26, 2006 Eberstadt. Mr. Eberstadt, however, disclaims any beneficial ownership of these shares.

(88)	Katherine Harding Rabin may be deemed to have voting and/or investment control over the securities held by Timothy John Porter and Katherine Harding Rabin Revocable Trust, DTD 4/9/2001. Ms. Rabin, however, disclaims any beneficial ownership of these shares.

(89)	Carrie Busch may be deemed to have voting and/or investment control over the securities held by Transeo Radiotherapy Solutions, LLC. Ms. Busch, however, disclaims any beneficial ownership of these shares.

(90)	Gerald Risk may be deemed to have voting and/or investment control over the securities held by TTCER Partners LLC. Mr. Risk, however, disclaims any beneficial ownership of these shares.

(91)	Douglas Tudor may be deemed to have voting and/or investment control over the securities held by Tudor Living Trust dtd 3/17/04. Mr. Tudor, however, disclaims any beneficial ownership of these shares.

(92)	Carrie Busch may be deemed to have voting and/or investment control over the securities held by Two Lions Capital, LLC. Ms. Busch, however, disclaims any beneficial ownership of these shares.

(93)	Guy Muzio may be deemed to have voting and/or investment control over the securities held by Ventnor Partnership. Mr. Muzio, however, disclaims any beneficial ownership of these shares.

(94)	William Weinstein may be deemed to have voting and/or investment control over the securities held by William K. Weinstein Revocable Trust U/A DTD 2/27/1990. Mr. Weinstein, however, disclaims any beneficial ownership of these shares.

(95)	Includes 146,828 shares of common stock issuable upon exercise of warrants held by selling stockholder. Jaeho Choi may be deemed to have voting and/or investment control over the securities held by Bermudez Mutuari Ltd. Mr. Choi, however, disclaims any beneficial ownership of these shares.

(96)	Includes 1,648,136 shares of common stock issuable upon exercise of warrants held by selling stockholder. Jaeho Choi may be deemed to have voting and/or investment control over the securities held by Nineteen 77 Capital Solutions A LP. Mr. Choi, however, disclaims any beneficial ownership of these shares.

(97)	Dr. Attef Mikhail may be deemed to have voting and/or investment control over the securities held by 2012 Irrevocable Trust of Adel Mikhail. Dr. Mikhail, however, disclaims any beneficial ownership of these shares.

(98)	Maier J. Tarlow may be deemed to have voting and/or investment control over the securities held by 3i, LP. Mr. Tarlow however, disclaims any beneficial ownership of these shares.

(99)	Dominic Cavagnuolo may be deemed to have voting and/or investment control over the securities held by 8 Fold Path LP. Mr. Cavagnuolo, however, disclaims any beneficial ownership of these shares.

(100)	Andrew Cader may be deemed to have voting and/or investment control over the securities held by ACNYC, LLC. Mr. Cader, however, disclaims any beneficial ownership of these shares.

(101)	Yohan Naraine may be deemed to have voting and/or investment control over the securities held by ADI Funding, LLC. Mr. Naraine, however, disclaims any beneficial ownership of these shares.

(102)	Alfred Gonzalez may be deemed to have voting and/or investment control over the securities held by Alfred Gonzalez – IRA R/O. Mr. Gonzalez, however, disclaims any beneficial ownership of these shares.

(103)	John Armenio may be deemed to have voting and/or investment control over the securities held by AltoIRA Custodian FBO John Armenio Roth IRA. Mr. Armenio, however, disclaims any beneficial ownership of these shares.

(104)	Eric Satz may be deemed to have voting and/or investment control over the securities held by AltoIRA Custodian FBO John Armenio Traditional IRA. Mr. Satz, however, disclaims any beneficial ownership of these shares.

(105)	Manish S. Bhandari may be deemed to have voting and/or investment control over the securities held by Angel Physicians Fund II, LLC. Mr. Bhandari, however, disclaims any beneficial ownership of these shares.

(106)	Steven Hirsch may be deemed to have voting and/or investment control over the securities held by Arjoch Holdings. Mr. Hirsch, however, disclaims any beneficial ownership of these shares.

(107)	Joel A. Stone may be deemed to have voting and/or investment control over the securities held by Barbara A. Stone Irrevocable Credit Shelter Trust. Mr. Stone, however, disclaims any beneficial ownership of these shares.

(108)	David Barlev may be deemed to have voting and/or investment control over the securities held by Barlev Family Trust. Mr. Barlev, however, disclaims any beneficial ownership of these shares.

(109)	Brian Kandel may be deemed to have voting and/or investment control over the securities held by Brian Kandel - Individual 401K. Mr. Kandel, however, disclaims any beneficial ownership of these shares.

(110)	Ceasar Morte may be deemed to have voting and/or investment control over the securities held by Ceasar Morte – IRA. Mr. Morte, however, disclaims any beneficial ownership of these shares.

(111)	Clyde McGregor may be deemed to have voting and/or investment control over the securities held by Clyde Smith McGregor & LeAnn Pedersen Pope Revocable Trust U/A/D 10/22/16. Mr. McGregor, however, disclaims any beneficial ownership of these shares.

(112)	Eran Cohen may be deemed to have voting and/or investment control over the securities held by Cohen Family Trust. Mr. Cohen, however, disclaims any beneficial ownership of these shares.

(113)	David Fox may be deemed to have voting and/or investment control over the securities held by David Fox Revocable Living Trust. Mr. Fox, however, disclaims any beneficial ownership of these shares.

(114)	Ramesh Karipineni may be deemed to have voting and/or investment control over the securities held by Deccan Pacific Ventures, LLC. Mr. Karipineni, however, disclaims any beneficial ownership of these shares.

(115)	Dennis R. DeLoach, Jr. may be deemed to have voting and/or investment control over the securities held by DeLoach LS Investments LLC. Mr. DeLoach, however, disclaims any beneficial ownership of these shares.

(116)	Matthew Mavridoglou may be deemed to have voting and/or investment control over the securities held by DEMALY LTD. Mr. Mavridoglou, however, disclaims any beneficial ownership of these shares.

(117)	Dina Ibragimova may be deemed to have voting and/or investment control over the securities held by Dina Ibragimova 2020 Irrevocable Trust. Ms. Ibragimova, however, disclaims any beneficial ownership of these shares.

(118)	Charles Knapp may be deemed to have voting and/or investment control over the securities held by Division St. Investment Club. Mr. Knapp, however, disclaims any beneficial ownership of these shares.

(119)	Dana Biondi may be deemed to have voting and/or investment control over the securities held by DM Vest LLC. Mr. Biondi, however, disclaims any beneficial ownership of these shares.

(120)	Robert Beadle may be deemed to have voting and/or investment control over the securities held by Due Mondi Investments LTD. Mr. Beadle, however, disclaims any beneficial ownership of these shares.

(121)	Michael Dunn may be deemed to have voting and/or investment control over the securities held by Dunn Family Trust dated January 15, 2007. Mr. Dunn, however, disclaims any beneficial ownership of these shares.

(122)	Alan McIntyre may be deemed to have voting and/or investment control over the securities held by Equity Trust Custodian Company FBO Alan McIntyre IRA. Mr. McIntyre, however, disclaims any beneficial ownership of these shares.

(123)	Melanie Goldfiner Goldberg may be deemed to have voting and/or investment control over the securities held by Goldberg Living Trust. Ms. Goldfiner Goldberg, however, disclaims any beneficial ownership of these shares.

(124)	Scott Elsas may be deemed to have voting and/or investment control over the securities held by Gregory Elsas 2016 Irrevocable Trust. Mr. Elsas, however, disclaims any beneficial ownership of these shares.

(125)	Eric Gross may be deemed to have voting and/or investment control over the securities held by Gross Family Trust. Mr. Gross, however, disclaims any beneficial ownership of these shares.

(126)	David Gubbay may be deemed to have voting and/or investment control over the securities held by Gubbay Investments, LLC. Mr. Gubbay, however, disclaims any beneficial ownership of these shares.

(127)	Pamela M. Baker may be deemed to have voting and/or investment control over the securities held by H. Investment Company, LLC. Ms. Baker, however, disclaims any beneficial ownership of these shares.

(128)	Hilary Rolih may be deemed to have voting and/or investment control over the securities held by Hisaza Rolih, LLC. Ms. Rolih, however, disclaims any beneficial ownership of these shares.

(129)	Howard Freedberg may be deemed to have voting and/or investment control over the securities held by Howard I. Freedberg Revocable Trust. Mr. Freedberg, however, disclaims any beneficial ownership of these shares.

(130)	Ronald Lee Hyde II may be deemed to have voting and/or investment control over the securities held by Hyde Family Revocable Trust. Mr. Hyde, however, disclaims any beneficial ownership of these shares.

(131)	Amy Eickmann may be deemed to have voting and/or investment control over the securities held by IRA Innovations, LLC as custodian FBO Amy Eickmann ROTH IRA. Ms. Eickmann, however, disclaims any beneficial ownership of these shares.

(132)	Nathan Israel may be deemed to have voting and/or investment control over the securities held by Jaffrael, LLC. Mr. Israel, however, disclaims any beneficial ownership of these shares.

(133)	James Kuhn may be deemed to have voting and/or investment control over the securities held by James Kuhn – IRA. Mr. Kuhn, however, disclaims any beneficial ownership of these shares.

(134)	Teresa Schlanger may be deemed to have voting and/or investment control over the securities held by Jeffrey R. Schlanger 2012 Trust. Ms. Schlanger, however, disclaims any beneficial ownership of these shares.

(135)	Barbara Stone may be deemed to have voting and/or investment control over the securities held by Joel A. Stone Irrevocable Credit Shelter Trust. Ms. Stone, however, disclaims any beneficial ownership of these shares.

(136)	Joel L. Hochman may be deemed to have voting and/or investment control over the securities held by Joel L. Hochman Revocable Trust UAD 12/8/1994. Mr. Hochman, however, disclaims any beneficial ownership of these shares.

(137)	Joel Yanowitz may be deemed to have voting and/or investment control over the securities held by Joel Yanowitz and Amy Metzenbaum 2003 Revocable Trust. Mr. Yanowitz, however, disclaims any beneficial ownership of these shares.

(138)	Ronald Katinger may be deemed to have voting and/or investment control over the securities held by Katinger Family Trust. Mr. Katinger, however, disclaims any beneficial ownership of these shares.

(139)	Scott Elsas may be deemed to have voting and/or investment control over the securities held by Kelly Elsas 2016 Irrevocable Trust. Mr. Elsas, however, disclaims any beneficial ownership of these shares.

(140)	Gerry Ambrose may be deemed to have voting and/or investment control over the securities held by KGA 15, LLC. Mr. Ambrose, however, disclaims any beneficial ownership of these shares.

(141)	Kimberly Zarraga may be deemed to have voting and/or investment control over the securities held by Kimberly Zarraga – IRA. Ms. Zarraga, however, disclaims any beneficial ownership of these shares.

(142)	Leonard Schiller may be deemed to have voting and/or investment control over the securities held by Leonard M. Schiller Revocable Trust. Mr. Schiller, however, disclaims any beneficial ownership of these shares.

(143)	Mark Magariello may be deemed to have voting and/or investment control over the securities held by Mark Magariello - SEP IRA. Mr. Magariello, however, disclaims any beneficial ownership of these shares.

(144)	Mark Sullinger may be deemed to have voting and/or investment control over the securities held by Mark T. and Dana L. Sullinger Revocable Living Trust. Mr. Sullinger, however, disclaims any beneficial ownership of these shares.

(145)	Michael Breede may be deemed to have voting and/or investment control over the securities held by MEB 2021 IRREVOCABLE TRUST. Mr. Breede, however, disclaims any beneficial ownership of these shares.

(146)	Miguel D. Zarraga may be deemed to have voting and/or investment control over the securities held by Miguel Zarraga - R/O IRA. Mr. Zarraga, however, disclaims any beneficial ownership of these shares.

(147)	Sharad Goel may be deemed to have voting and/or investment control over the securities held by Mithra LLC. Mr. Goel, however, disclaims any beneficial ownership of these shares.

(148)	Nancy M Nicholas may be deemed to have voting and/or investment control over the securities held by Nancy M Nicholas Revocable Trust Dated 4/6/2018. Ms. Nicholas, however, disclaims any beneficial ownership of these shares.

(149)	James Adametz may be deemed to have voting and/or investment control over the securities held by Neurological Surgery Associates. Mr. Adametz, however, disclaims any beneficial ownership of these shares.

(150)	Dr. John Abeles may be deemed to have voting and/or investment control over the securities held by Northlea Partners LLLP. Dr. Abeles, however, disclaims any beneficial ownership of these shares.

(151)	Pierce Nunley may be deemed to have voting and/or investment control over the securities held by Nunley Investments, LLC. Mr. Nunley, however, disclaims any beneficial ownership of these shares.

(152)	Lisa O’Connell may be deemed to have voting and/or investment control over the securities held by OHB Family Trust. Ms. O’Connell, however, disclaims any beneficial ownership of these shares.

(153)	Greg Brock may be deemed to have voting and/or investment control over the securities held by Prince and Peck, LLC. Mr. Brock, however, disclaims any beneficial ownership of these shares.

(154)	Alex Groen may be deemed to have voting and/or investment control over the securities held by Quartz Capital II, LLC. Mr. Groen, however, disclaims any beneficial ownership of these shares.

(155)	Scott Elsas may be deemed to have voting and/or investment control over the securities held by Reed Thomas Elsas 2025 Irrevocable Trust. Mr. Elsas, however, disclaims any beneficial ownership of these shares.

(156)	Richard David may be deemed to have voting and/or investment control over the securities held by Richard David – IRA. Mr. David, however, disclaims any beneficial ownership of these shares.

(157)	Richard McMorrow may be deemed to have voting and/or investment control over the securities held by Richard McMorrow, legal owner via non-trust custodial IRA with AET. Mr. McMorrow, however, disclaims any beneficial ownership of these shares.

(158)	S. Atiq Raza may be deemed to have voting and/or investment control over the securities held by Saiyed Atiq Raza and Nandini Saraiya 2012 Revocable Trust dtd 11/26/12. Mr. Raza, however, disclaims any beneficial ownership of these shares.

(159)	John Paul Armenio may be deemed to have voting and/or investment control over the securities held by Tantalus Capital LLC. Mr. Armenio, however, disclaims any beneficial ownership of these shares.

(160)	Amir Goldfiner may be deemed to have voting and/or investment control over the securities held by The Goldfiner Living Trust. Mr. Goldfiner, however, disclaims any beneficial ownership of these shares.

(161)	Michael Portnoy may be deemed to have voting and/or investment control over the securities held by The Michael E. Portnoy Revocable Trust. Mr. Portnoy, however, disclaims any beneficial ownership of these shares.

(162)	Michael H. Myers may be deemed to have voting and/or investment control over the securities held by The Michael H. Myers Revocable Trust Dated October 5, 2010 As Amended and Restated July 27, 2020. Mr. Myers, however, disclaims any beneficial ownership of these shares.

(163)	E. Jeffrey Peierls may be deemed to have voting and/or investment control over the securities held by The Peierls Foundation, Inc.. Mr. Peierls, however, disclaims any beneficial ownership of these shares.

(164)	Lawrence Kam may be deemed to have voting and/or investment control over the securities held by The Sonic Fund II, L.P. Mr. Kam, however, disclaims any beneficial ownership of these shares.

(165)	Steven Yost may be deemed to have voting and/or investment control over the securities held by The Steven and Kaye Yost Family Trust dtd 2/7/92. Mr. Yost, however, disclaims any beneficial ownership of these shares.

(166)	Thomas P. Remley may be deemed to have voting and/or investment control over the securities held by Thomas P. Remley Revocable Living Trust. Mr. Remley, however, disclaims any beneficial ownership of these shares.

(167)	Todd M. Hornbeck may be deemed to have voting and/or investment control over the securities held by TMH Investment Holdings, LLC. Mr. Hornbeck, however, disclaims any beneficial ownership of these shares.

(168)	Victoria Puia may be deemed to have voting and/or investment control over the securities held by UD E.F. Peierls for Brian E. Peierls. Ms. Puia, however, disclaims any beneficial ownership of these shares.

(169)	Victoria Puia may be deemed to have voting and/or investment control over the securities held by UD E.F. Peierls for E. Jeffrey Peierls. Ms. Puia, however, disclaims any beneficial ownership of these shares.

(170)	Victoria Puia may be deemed to have voting and/or investment control over the securities held by UD E.S. Peierls for E.F. Peierls et al. Ms. Puia, however, disclaims any beneficial ownership of these shares.

(171)	Victoria Puia may be deemed to have voting and/or investment control over the securities held by UD J.N. Peierls for Brian Eliot Peierls. Ms. Puia, however, disclaims any beneficial ownership of these shares.

(172)	Victoria Puia may be deemed to have voting and/or investment control over the securities held by UD J.N. Peierls for E. Jeffrey Peierls. Ms. Puia, however, disclaims any beneficial ownership of these shares.

(173)	Victoria Puia may be deemed to have voting and/or investment control over the securities held by UW E.S. Peierls for Brian E. Peierls – Accumulation. Ms. Puia, however, disclaims any beneficial ownership of these shares.

(174)	Victoria Puia may be deemed to have voting and/or investment control over the securities held by UW E.S. Peierls for E. Jeffrey Peierls – Accumulation. Ms. Puia, however, disclaims any beneficial ownership of these shares.

(175)	Victoria Puia may be deemed to have voting and/or investment control over the securities held by UW J.N. Peierls for Brian E. Peierls. Ms. Puia, however, disclaims any beneficial ownership of these shares.

(176)	Victoria Puia may be deemed to have voting and/or investment control over the securities held by UW J.N. Peierls for E. Jeffrey Peierls. Ms. Puia, however, disclaims any beneficial ownership of these shares.

(177)	Daniel Walzman may be deemed to have voting and/or investment control over the securities held by Walzman Innovations, LLC. Mr. Walzman, however, disclaims any beneficial ownership of these shares.

(178)	Craig Whited may be deemed to have voting and/or investment control over the securities held by Whited Family Trust. Mr. Whited, however, disclaims any beneficial ownership of these shares.

(179)	Jodi Lower Mahon may be deemed to have voting and/or investment control over the securities held by William E Lower Irr GST Ex Tr FBO Jodi Lower Mahon UAD 12-7-2020. Ms. Mahon, however, disclaims any beneficial ownership of these shares.

(180)	William R. Hunt, Jr., a director, the President and the Chief Operating Officer of Network 1 Financial Securities, Inc., a placement agent for the Private Placement, holds voting and dispositive power over the securities held by William R. Hunt, Jr. - R/O IRA and therefore may be deemed to beneficially own such securities. Mr. Hunt, however, disclaims any beneficial ownership of these shares.

(181)	Includes (i) 8,334 Private Placement Shares and (ii) 4,000 shares of common stock issuable upon exercise of the Placement Agent Warrants held by selling stockholder. Mr. Hunt is a director, the President, the Chief Operating Officer and a registered representative of Network 1 Financial Securities, Inc., a placement agent for the Private Placement, and is therefore an affiliate of a broker-dealer.

(182)	N. Michael Wolsonovich Jr. may be deemed to have voting and/or investment control over the securities held by Wolsonovich SEF, LLC. Mr. Wolsonovich, however, disclaims any beneficial ownership of these shares.

(183)	Barry Zemel may be deemed to have voting and/or investment control over the securities held by Zemel Family Trust. Mr. Zemel, however, disclaims any beneficial ownership of these shares.

(184)	Includes 170,018 shares of common stock issuable upon exercise of the Placement Agent Warrants held by selling stockholder. Mr. Landskowsky is a registered representative of Network 1 Financial Securities, Inc., a placement agent for the Private Placement, and is therefore an affiliate of a broker-dealer. Mr. Landskowsky served as a member of the board of directors of JDEV Acquisition Corp., our predecessor, from November 2025 until the closing of the Merger, and as a member of our board of directors from the closing of the Merger until his resignation effective May 15, 2026.

(185)	Includes 170,018 shares of common stock issuable upon exercise of the Placement Agent Warrants held by selling stockholder. Mr. Rubenstein is a registered representative of Network 1 Financial Securities, Inc., a placement agent for the Private Placement, and is therefore an affiliate of a broker-dealer. Mr. Rubenstein also served as a member of the board of directors of JDEV Acquisition Corp., our predecessor, until the closing of the Merger.

(186)	Includes 130,305 shares of common stock issuable upon exercise of the Placement Agent Warrants held by selling stockholder. Mr. Harrigan is a registered representative of Network 1 Financial Securities, Inc., a placement agent for the Private Placement, and is therefore an affiliate of a broker-dealer. Mr. Harrigan is also a partner of Intuitive Venture Partners, LLC.

(187)	Includes 28,112 shares of common stock issuable upon exercise of the Placement Agent Warrants held by selling stockholder. Mr. Cardone is a registered representative of Network 1 Financial Securities, Inc., a placement agent for the Private Placement, and is therefore an affiliate of a broker-dealer. Mr. Cardone is also a partner of Intuitive Venture Partners, LLC.

(188)	Includes 14,601 shares of common stock issuable upon exercise of the Placement Agent Warrants held by selling stockholder. Mr. Herrmann is a registered representative and general securities principal of Network 1 Financial Securities, Inc., a placement agent for the Private Placement, and is therefore an affiliate of a broker-dealer. Mr. Herrmann is also a partner of Intuitive Venture Partners, LLC.

(189)	Includes 5,073 shares of common stock issuable upon exercise of the Placement Agent Warrants held by selling stockholder. Ms. Tullman is a registered representative of Intuitive Venture Partners, LLC, a placement agent for the Private Placement, and is therefore an affiliate of a broker-dealer.

(190)	Includes 82,289 shares of common stock issuable upon exercise of the Placement Agent Warrants held by selling stockholder. Mr. LaBarbara is a Managing Director and registered representative of Network 1 Financial Securities, Inc., a placement agent for the Private Placement, and a director of its parent, Network 1 Financial Group, Inc., and is therefore an affiliate of a broker-dealer. Mr. LaBarbara also served as a member of the board of directors of JDEV Acquisition Corp., our predecessor, until the closing of the Merger.

(191)	Includes 114,310 shares of common stock issuable upon exercise of the Placement Agent Warrants held by selling stockholder. MCP Securities, LLC is a registered broker-dealer and acted as a placement agent for the Private Placement, and received the Placement Agent Warrants as compensation for those services. James J. McCarvill, the Chief Executive Officer and Chief Compliance Officer of MCP Securities, LLC, and the managing member of McCarvill Capital Partners, LLC, its sole member, holds voting and dispositive power over the securities held by MCP Securities, LLC and therefore may be deemed to beneficially own such securities. Mr. McCarvill, however, disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(192)	Includes 63,257 shares of common stock issuable upon exercise of the Placement Agent Warrants held by selling stockholder. Network 1 Financial Securities, Inc. is a registered broker-dealer and acted as a placement agent for the Private Placement, and received the Placement Agent Warrants as compensation for those services. William R. Hunt, Jr. may be deemed to have voting and/or investment control over the securities held by Network 1 Financial Securities, Inc. Mr. Hunt, however, disclaims any beneficial ownership of these shares.

(193)	Includes 25,000 shares of common stock issuable upon exercise of the Placement Agent Warrants held by selling stockholder.

(194)	Includes 25,000 shares of common stock issuable upon exercise of the Placement Agent Warrants held by selling stockholder.

(195)	Includes 20,000 shares of common stock issuable upon exercise of the Placement Agent Warrants held by selling stockholder. Mr. Nicolassy is a registered representative of Network 1 Financial Securities, Inc., a placement agent for the Private Placement, and is therefore an affiliate of a broker-dealer.

(196)	Includes 10,000 shares of common stock issuable upon exercise of the Placement Agent Warrants held by selling stockholder. Mr. Zarraga is a registered representative of Network 1 Financial Securities, Inc., a placement agent for the Private Placement, and is therefore an affiliate of a broker-dealer.

(197)	Includes 10,000 shares of common stock issuable upon exercise of the Placement Agent Warrants held by selling stockholder. Mr. Elsas is a registered representative of Network 1 Financial Securities, Inc., a placement agent for the Private Placement, and is therefore an affiliate of a broker-dealer.

(198)	Includes 2,000 shares of common stock issuable upon exercise of the Placement Agent Warrants held by selling stockholder. Ms. Gaudios is a registered representative of Network 1 Financial Securities, Inc., a placement agent for the Private Placement, and is therefore an affiliate of a broker-dealer.

(199)	Includes 1,000 shares of common stock issuable upon exercise of the Placement Agent Warrants held by selling stockholder. Ms. Maghan is a registered representative of Network 1 Financial Securities, Inc., a placement agent for the Private Placement, and is therefore an affiliate of a broker-dealer.

(200)	Includes 1,000 shares of common stock issuable upon exercise of the Placement Agent Warrants held by selling stockholder. Ms. Scuzzese is a registered representative of Network 1 Financial Securities, Inc., a placement agent for the Private Placement, and is therefore an affiliate of a broker-dealer.

(201)	Includes 1,000 shares of common stock issuable upon exercise of the Placement Agent Warrants held by selling stockholder. Ms. Tierney is a registered representative of Network 1 Financial Securities, Inc., a placement agent for the Private Placement, and is therefore an affiliate of a broker-dealer.

(202)	Mr. Lucosky was a stockholder of JDEV Acquisition Corp., our predecessor, prior to the Merger, and the shares shown are shares of our common stock retained by him following the Merger. Mr. Lucosky is the founding and managing partner of Lucosky Brookman LLP, which acted as counsel in connection with the Merger and the Private Placement.

(203)	Michael Stewart is the Chairman of our board of directors. Mr. Stewart also served as a member of the board of directors of JDEV Acquisition Corp., our predecessor, from February 2026 until the closing of the Merger. Mr. Stewart holds voting and dispositive power over the securities held by MP Stewart LLC and MP Stewart 2 LLC, which are listed separately in the table above and are not included in the number of shares shown for Mr. Stewart.

PLAN OF DISTRIBUTION

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

●	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	an over-the-counter distribution in accordance with the rules of the applicable exchange;

●	through trading plans entered into by a selling stockholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

●	short sales;

●	distribution to employees, members, limited partners or stockholders of the selling stockholders;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	by pledge to secured debts and other obligations;

●	delayed delivery arrangements;

●	to or through underwriters or agents;

●	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

●	in privately negotiated transactions;

●	in options transactions; and

●	through a combination of any of the above methods of sale, as described below, or any other method permitted pursuant to applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into options or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholders and any underwriters, broker-dealers or agents that are involved in selling the common stock or interests therein may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder in the Private Placement has informed us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock. If a selling stockholder is deemed to be an “underwriter” within the meaning of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to this registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling stockholders to keep this registration statement of which this prospectus constitutes a part effective for five years from the date it is declared effective by the SEC or until the date on which all of the shares required to be registered by us have been transferred other than to certain enumerated permitted assignees under the Registration Rights Agreement. See the section of this prospectus captioned “Shares Eligible for Future Sale — Registration Rights.”

DESCRIPTION OF CAPITAL STOCK

The following description summarizes the most important terms of our capital stock. Because it is only a summary, it does not contain all the information that may be important to you and the descriptions herein are qualified by reference to our restated certificate of incorporation and amended and restated bylaws. For a complete description, you should refer to our restated certificate of incorporation and amended and restated bylaws and to the applicable provisions of Delaware law.

We have authorized capital stock consisting of 510,000,000 shares, consisting of two classes: 500,000,000 shares of common stock, $0.0001 par value per share (“common stock”), and 10,000,000 shares of preferred stock, $0.0001 par value per share (“preferred stock”).

As of July 31, 2026, we had 106,295,716 shares of common stock issued and outstanding, and no shares of preferred stock issued and outstanding. Unless stated otherwise, the following discussion summarizes the terms and provisions of our restated certificate of incorporation and our amended and restated bylaws.

Common Stock

Dividend Rights

Subject to applicable law and the rights and preferences, if any, of any holders of any outstanding series of preferred stock, the holders of our common stock are entitled to receive dividends if the Board, in its discretion, determines to issue dividends and then only at the times and in the amounts that the Board may determine, payable either in cash, in property or in shares of capital stock.

Voting Rights

Holders of our common stock are entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Except as otherwise required by law, holders of common stock are not entitled to vote on any amendment to our restated certificate of incorporation (including any certificate of designation relating to any series of preferred stock) that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote on such amendment pursuant to our restated certificate of incorporation (including any certificate of designation relating to any series of preferred stock). We have not provided for cumulative voting for the election of directors in our restated certificate of incorporation. Accordingly, holders of a majority of the shares of our common stock will be able to elect all of our directors. Our restated certificate of incorporation establishes a classified board of directors, to be divided into three classes with staggered three-year terms. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms.

No Preemptive or Similar Rights

Our common stock is not entitled to preemptive rights and is not subject to conversion, redemption or sinking fund provisions.

Right to Receive Liquidation Distributions

Upon our liquidation, dissolution, or winding-up and after payment in full of all amounts required to be paid to creditors and to any holders of preferred stock having liquidation preferences, if any, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock.

Preferred Stock

The Board is authorized, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, vesting, powers (including voting powers), preferences, and relative, participating, optional or other rights of the shares of each series and any of its qualifications, limitations, or restrictions, in each case without further vote or action by our stockholders.

The Board can also increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of that series then outstanding or above the total number of authorized shares of the class, without any further vote or action by our stockholders. The Board may, without stockholder approval, authorize the issuance of preferred stock with voting or other rights that could adversely affect the voting power or other rights of the holders of our common stock and could have anti-takeover effects. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring, or preventing a change in our control or the removal of existing management and might adversely affect the market price of our common stock.

Stock Options

Pursuant to the Merger Agreement, we approved and adopted the 2026 EIP and reserved 11,935,626 shares of our common stock for future issuance under the 2026 EIP, comprised of (i) 6,935,626 shares of our common stock issuable upon the exercise of the assumed options and (ii) 5,000,000 shares of our common stock reserved for future issuances of incentive awards under the 2026 EIP at the discretion of our Board to officers, key employees, consultants and directors. As of the Effective Time, we had outstanding stock options to purchase an aggregate of 6,935,626 shares of our common stock with a weighted-average exercise price of $0.72, as a result of our assumption of the assumed options.

Warrants

As of July 31, 2026, we had outstanding warrants to purchase an aggregate of 8,280,246 shares of common stock, with a weighted-average exercise price of $1.67 per share.

Registration Rights Agreement

For a description of the Registration Rights Agreement that we entered into in connection with the Merger and the Private Placement, see “Description of the Merger, the Private Placement and Related Transactions—Registration Rights” above. All descriptions of the Registration Rights Agreement herein are qualified in their entirety by reference to the text thereof and incorporated herein by reference.

Anti-Takeover Provisions

The provisions of the DGCL, our restated certificate of incorporation, and our amended and restated bylaws following the Private Placement could have the effect of delaying, deferring, or discouraging another person from acquiring control of our Company by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, which are summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and encourage persons seeking to acquire control of our Company to first negotiate with the Board. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms. However, these provisions may delay, deter or prevent a merger or acquisition of us that a stockholder might consider is in their best interest or in our best interests, including transactions that might result in a premium over the prevailing market price of our common stock.

Section 203 of the DGCL

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner as summarized below. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

●	before the stockholder became interested, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding shares owned by persons who are directors and also officers, and employee stock plans in some instances, but not the outstanding voting stock owned by the interested stockholder; or

●	at or after the time the stockholder became interested, the business combination was approved by our board and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, lease, pledge, or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

●	subject to exceptions, any transaction that results in the issuance of transfer by the corporation of any stock of the corporation to the interested stockholder;

●	subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; and

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Restated Certificate of Incorporation and Amended and Restated Bylaw Provisions

Our restated certificate of incorporation and our amended and restated bylaws include a number of provisions that may have the effect of deterring hostile takeovers, or delaying or preventing changes in control of our management team or changes in the Board or our governance or policy, including the following:

●	Board Vacancies. Our amended and restated bylaws and restated certificate of incorporation provide, subject to the special rights of the holders of any series of preferred stock to elect directors, that any vacancy on the Board may be filled by the affirmative vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director, and not by the stockholders, unless (a) the Board determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders or (b) as otherwise provided by law. Any director chosen to fill a vacancy will hold office until the expiration of the term of the class for which he or she was elected and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation, disqualification or removal. In addition, the number of directors constituting the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships (the “Whole Board”) is permitted to be set only by a resolution adopted by a majority of the Whole Board. These provisions prevent a stockholder from increasing the size of the Board and gaining control of the Board by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of the Board, but promotes continuity of management.

●	Classified Board. Our restated certificate of incorporation and amended and restated bylaws provide that the Board is classified into three classes of directors. The existence of a classified board of directors could delay a successful tender offeror from obtaining majority control of the Board, and the prospect of that delay might deter a potential offeror. See the section titled “Management—Corporate Governance—Classified Board of Directors” for additional information.

●	Directors Removed Only for Cause. Our restated certificate of incorporation provides that stockholders may remove directors only for cause and only by the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of the then-outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class.

●	Supermajority Requirements for Amendments of Our Restated Certificate of Incorporation and Amended and Restated Bylaws. Our restated certificate of incorporation further provides that the affirmative vote of holders of at least 66 2/3% of our capital stock entitled to vote generally in the election of directors, voting together as a single class, will be required to amend certain provisions of our restated certificate of incorporation, including provisions relating to the classified Board, the size of the Board, removal of directors, special meetings, actions by written consent, and designation of our preferred stock. The affirmative vote of holders of at least 66 2/3% of our capital stock entitled to vote generally in the election of directors, voting together as a single class, is required to amend or repeal our amended and restated bylaws, although our amended and restated bylaws may be amended by the approval of a majority of the Whole Board.

●	Stockholder Action; Special Meetings of Stockholders. Our restated certificate of incorporation provides that our stockholders may not take action by written consent but may only take action at annual or special meetings of our stockholders. As a result, holders of our capital stock would not be able to amend our amended and restated bylaws or remove directors without holding a meeting of our stockholders called in accordance with our amended and restated bylaws. Our restated certificate of incorporation and our amended and restated bylaws provide that special meetings of our stockholders may be called only by the chairperson of the Board, our chief executive officer or the Board acting pursuant to a resolution adopted by a majority of the Whole Board, thus prohibiting a stockholder from calling a special meeting. These provisions might delay the ability of our stockholders to force consideration of a proposal or for stockholders to take any action, including the removal of directors.

●	Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our amended and restated bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. Our amended and restated bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders. We expect that these provisions might also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our Company.

●	No Cumulative Voting. The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our restated certificate of incorporation and amended and restated bylaws do not provide for cumulative voting.

●	Issuance of Undesignated Preferred Stock. Our restated certificate of incorporation provides that our board has the authority, without further action by the stockholders, to issue up to 10,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by the Board. The existence of authorized but unissued shares of preferred stock enables the Board to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest, or otherwise.

●	Choice of Forum. Our restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum and to the fullest extent permitted by law, that the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) and any appellate court therefrom, will be the sole and exclusive forum for: (a) any derivative action, suit or proceeding brought on behalf of us; (b) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, employee, or agent of ours; (c) any action, suit or proceeding asserting a claim against us or any current or former director, officer or employee of ours arising out of or pursuant to, or seeking to enforce any right, obligation or remedy under, or to interpret, apply, or determine the validity of, any provision of the DGCL, our restated certificate of incorporation or the amended and restated bylaws (as each may be amended from time to time); (d) any action, suit or proceeding as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware; or (e) any action, suit or proceeding asserting a claim against us or any current or former director, officer or employee of ours governed by the internal affairs doctrine, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. However, such forum selection provisions will not apply to actions, suits or proceedings brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts of the United States have exclusive jurisdiction. Our restated certificate of incorporation also provides that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all claims brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, both state and federal courts have jurisdiction to entertain such claims. As noted above, our restated certificate of incorporation provides that the federal district courts of the United States will have exclusive jurisdiction over any action asserting a cause of action arising under the Securities Act. Accordingly, there is uncertainty as to whether a court would enforce such provision. Our stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.

Section 27 of the Exchange Act creates exclusive federal jurisdiction over all claims brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As noted above, our restated certificate of incorporation provides that the choice of forum provision does not apply to suits brought to enforce any duty or liability created by the Exchange Act. Accordingly, actions by our stockholders to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder must be brought in federal court. Our stockholders will not be deemed to have waived our compliance with the federal securities laws and the regulations promulgated thereunder.

Any person or entity purchasing or otherwise acquiring or holding any interest in shares of our capital stock shall be deemed to have notice of and consented to the forum selection provisions in our restated certificate of incorporation.

The choice of forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, or other employees, which may discourage such lawsuits against us and our directors, officers, and other employees. Alternatively, if a court were to find the choice of forum provisions contained in our restated certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, results of operations, and financial condition.

Limitation on Liability and Indemnification of Directors and Officers

Our amended and restated bylaws provide that our directors and officers will be indemnified and advanced expenses by us to the fullest extent authorized or permitted by the DGCL as it now exists or may in the future be amended. In addition, our restated certificate of incorporation provides that our directors and officers will not be personally liable to us or our stockholders for monetary damages for breaches of their fiduciary duty as directors or officers to the fullest extent permitted by the DGCL as it now exists or may in the future be amended.

Our amended and restated bylaws also permit us to purchase and maintain insurance on behalf of any officer, director, employee or agent of ours for any liability arising out of his or her status as such, regardless of whether the DGCL would permit indemnification.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against our directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against our directors and officers pursuant to these indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Odyssey Transfer and Trust Company. The transfer agent’s address is 860 Blue Gentian Road, Suite 320, Eagan, MN 55121, and its telephone number is (888) 290-1175.

Stock Quotation

OUR COMMON STOCK IS CURRENTLY NOT LISTED ON A NATIONAL SECURITIES EXCHANGE OR ANY OTHER EXCHANGE, OR QUOTED ON AN OVER THE COUNTER MARKET. WE INTEND TO SEEK TO CAUSE OUR COMMON STOCK TO BE QUOTED ON THE OTCQB AS SOON AS PRACTICABLE FOLLOWING THE EFFECTIVENESS OF THE REGISTRATION STATEMENT. HOWEVER, WE CANNOT ASSURE YOU THAT WE WILL BE ABLE TO DO SO AND, EVEN IF WE DO SO, THERE CAN BE NO ASSURANCE THAT OUR COMMON STOCK WILL CONTINUE TO BE QUOTED ON THE OTC MARKETS OR QUOTED OR LISTED ON ANY OTHER MARKET OR EXCHANGE, OR THAT AN ACTIVE TRADING MARKET FOR OUR COMMON STOCK WILL DEVELOP OR CONTINUE.

SHARES ELIGIBLE FOR FUTURE SALE

Currently, there is not a public market for our common stock. Future sales of our common stock, including shares issued upon the exercise of options or warrants that we may issue, in the public market after the Merger, or the perception that those sales may occur, could cause the prevailing price for our common stock to fall or impair our ability to raise equity capital in the future. As described below, only a limited number of shares of our common stock will be available for sale in the public market for a period of several months after consummation of the Merger due to contractual and legal restrictions on resale described below. Future sales of our common stock in the public market either before (to the extent permitted) or after restrictions lapse, or the perception that those sales may occur, could adversely affect the prevailing price of our common stock at such time and our ability to raise equity capital at a time and price we deem appropriate.

As of July 31, 2026, we had 106,295,716 shares of common stock outstanding, of which our directors and executive officers beneficially own an aggregate of 7,427,861 shares. Of those outstanding shares, no shares of common stock are freely tradable, without restriction, as of July 31, 2026. No shares issued in connection with the Merger or the Private Placement can be publicly sold under Rule 144 under the Securities Act until at least 12 months have elapsed from the date on which we provided Form 10 information in our Form 8-K filed with the SEC on April 16, 2026.

Lock-up Agreements

All officers and directors of the Company following the Merger and all holders of 5% or more of the total outstanding shares of JDEV common stock following the Merger entered into Lock-Up Agreements, effective as of the Closing Date, whereby they have agreed to certain restrictions on the sale or disposition (including pledge) of all of our common stock held by (or issuable to) them. The Lock-Up Agreements contain customary transfer exceptions.

Sale of Restricted Shares

Of the 106,295,716 shares of common stock outstanding, all of such shares are “restricted securities” as such term is defined in Rule 144. These restricted securities were issued and sold by us in private transactions and are eligible for public sale only if registered under the Securities Act or if they qualify for an exemption from registration under the Securities Act, including the exemptions provided by Rule 144 or Rule 701, which rules are summarized below.

Rule 144

Pursuant to Rule 144 promulgated under the Securities Act, sales of the securities of a former shell company, such as us, under that rule are not permitted (i) until at least 12 months have elapsed from the date on which we provided Form 10 information in our Form 8-K filed with the SEC on April 16, 2026, and (ii) unless at the time of a proposed sale, we are subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and have filed all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months, other than Current Reports on Form 8-K. We intend to register such shares for sale under the Securities Act but are currently a “voluntary filer” and are not subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act. As a result, unless we register such shares for sale under the Securities Act, most of our stockholders will be forced to hold their shares of our common stock for at least that 12-month period before they are eligible to sell those shares, and even after that 12-month period, sales may not be made under Rule 144 unless we and the selling stockholders are in compliance with other requirements of Rule 144.

In general, Rule 144 provides that (i) any of our non-affiliates that has held restricted common stock for at least 12 months is thereafter entitled to sell its restricted stock freely and without restriction, provided that we remain compliant and current with our SEC reporting obligations, and (ii) any of our affiliates, which includes our directors, executive officers and other person in control of us, that has held restricted common stock for at least 12 months is thereafter entitled to sell its restricted stock subject to the following restrictions: (a) we are compliant and current with our SEC reporting obligations, (b) certain manner of sale provisions are satisfied, (c) a Form 144 is filed with the SEC, and (d) certain volume limitations are satisfied, which limit the sale of shares within any three-month period to a number of shares that does not exceed 1% of the total number of outstanding shares or, if our common stock is then listed or quoted for trading on a national securities exchange, then the greater of 1% of the total number of outstanding shares and the average weekly trading volume of our common stock during the four calendar weeks preceding the filing of the Form 144 with respect to the sale. A person who has ceased to be an affiliate at least three months immediately preceding the sale and who has owned such shares of common stock for at least one year is entitled to sell the shares under Rule 144 without regard to any of the limitations described above.

Regulation S

Regulation S under the Securities Act provides that shares owned by any person may be sold without registration in the U.S., provided that the sale is effected in an offshore transaction and no directed selling efforts are made in the U.S. (as these terms are defined in Regulation S), subject to certain other conditions. In general, this means that our shares of common stock may be sold in some other manner outside the United States without requiring registration in the United States.

Rule 701

In general, under Rule 701 as currently in effect, any of our employees, directors, officers, consultants or advisors who acquired common stock from us in connection with a written compensatory stock or option plan or other written agreement, in compliance with Rule 701 under the Securities Act, before the effective date of the Merger (to the extent such common stock is not subject to a lock-up agreement) is entitled to rely on Rule 701 to resell such shares beginning 90 days after we become subject to the public company reporting requirements of the Exchange Act in reliance on Rule 144, but without compliance with the holding period requirements contained in Rule 144. Accordingly, subject to any applicable lock-up agreements, beginning 90 days after we become subject to the public company reporting requirements of the Exchange Act, under Rule 701 persons who are not our “affiliates,” as defined in Rule 144, may resell those shares without complying with the minimum holding period or public information requirements of Rule 144, and persons who are our “affiliates” may resell those shares without compliance with Rule 144’s minimum holding period requirements (subject to the terms of the Lock-Up Agreements described above, if applicable).

Registration Rights

In connection with the Merger and the Private Placement, on the Closing Date we entered the Registration Rights Agreement with the Holders. Pursuant to the Registration Rights Agreement, we have agreed that promptly, but no later than 120 calendar days after the Effective Date, we will file, subject to customary exceptions, the Registration Statement, covering the Registrable Securities, and to use our commercially reasonable efforts to cause such Registration Statement to be declared effective no later than the Registration Effectiveness Date.

The “Registrable Securities” include (i) the shares of our common stock issued to the purchasers in the Private Placement (the “Private Placement Shares”); (ii) the shares of our common stock issued or issuable upon exercise of the warrants issued to the placement agents in connection with the Private Placement (such warrants, the “Placement Agent Warrants,” and such shares, the “Placement Agent Warrant Shares”); (iii) the Merger Shares; (iv) the 277,696 shares of our common stock issued to Lilly pursuant to the Termination Agreement (the “Additional Shares”), which are treated as Registrable Securities on the same basis as Merger Shares pursuant to the Termination Agreement; (v) certain shares of our common stock held by our stockholders prior to the Merger and remaining outstanding immediately following the effective time of the Merger (the “Registrable Pre-Merger Shares”); and (vi) other shares of restricted common stock held by the Holders, acquired or issuable in respect of the foregoing by way of conversion, dividend, stock-split, distribution, exchange, merger, consolidation, recapitalization, reclassification or similar transaction. Such securities cease to be Registrable Securities with respect to any Holder on the earlier of (x) the date on which they have been sold or otherwise transferred other than to a Permitted Assignee and (y) the date on which Rule 144 becomes available for such Holder to sell all Registrable Securities held by such Holder within a ninety-day period without volume or manner of sale restrictions.

Subject to customary exceptions, if (i) we fail to file the Registration Statement on or before the Registration Filing Date, (ii) the Registration Statement is not declared effective by the SEC on or before the Registration Effectiveness Date (provided that such failure is not the result of any delay or failure on the part of any selling holder to provide information reasonably requested by us in connection with the preparation of the Registration Statement), (iii) after effectiveness, the Registration Statement ceases to remain effective or the Holders are not permitted to utilize the prospectus therein to resell the Registrable Securities for a period of more than 15 consecutive Trading Days (except for permitted Blackout Periods), or (iv) following the listing or inclusion for quotation on an Approved Market (as defined in the Registration Rights Agreement), the Registrable Securities are not listed or included for quotation on an Approved Market, or trading of our common stock is suspended or halted on the Approved Market for more than three full, consecutive Trading Days (other than as a result of (A) actions or inactions of parties other than us or our affiliates or of the Approved Market not reasonably in our control, or (B) suspension or halt of substantially all trading in equity securities on the Approved Market) ((i)–(iv) collectively, “Registration Events”), we will make payments to each Holder of Registrable Securities as liquidated damages at a rate equal to 12% per annum (for the period commencing on the date of the applicable Registration Event and ending on the date such Registration Event is cured (each, a “Registration Default Period)) of the total of the following, to the extent applicable to such Holder: (x) if the Holder purchased Registrable Securities pursuant to a Subscription Agreement, the aggregate purchase price paid by such Holder for the Registrable Securities held by such Holder as of the date of such Registration Event, or (y) if the Holder is a holder of Placement Agent Warrant Shares, Merger Shares or Registrable Pre-Merger Shares, the product of $3.00 (as adjusted for stock splits, stock dividends, combinations, recapitalizations or similar events) multiplied by the number of such shares held by or issuable to such Holder as of the date of such Registration Event, but in each case only with respect to such Holder’s Registrable Securities that are affected by such Registration Event and only for the applicable Registration Default Period; provided that the maximum amount of liquidated damages paid by us shall not exceed 5% of such applicable amounts in the aggregate for all Registration Events.

No liquidated damages will accrue with respect to (1) any Registrable Securities removed from the Registration Statement in response to a comment from the staff of the SEC (the “Staff”) limiting the number of Registrable Securities which may be included in the Registration Statement (a “Cutback Comment”), provided that we continue to use commercially reasonable efforts to register such securities for resale by other available means, (2) any Registrable Securities that cease to be Registrable Securities, or (3) any Registrable Securities excluded because a Holder fails to provide information concerning the Holder and the manner of distribution of the Holder’s Registrable Securities that is required by the SEC or in response to SEC comments to be disclosed in the Registration Statement. Notwithstanding the foregoing, if the SEC does not declare the Registration Statement effective before the Registration Effectiveness Date, and the reason for the SEC’s determination is that (a) the offering of any of the Registrable Securities constitutes a primary offering of securities by us, (b) Rule 415 of the Securities Act may not be relied upon for the registration of the resale of any or all of the Registrable Securities, and/or (c) a Holder of any Registrable Securities must be named as an underwriter and such Holder does not consent to be so named in the Registration Statement, the Holders shall not be entitled to liquidated damages with respect to the Registrable Securities not registered; provided that we continue to use our commercially reasonable efforts at the first opportunity that is permitted by the SEC to register for resale all such Registrable Securities, using one or more registration statements that we are then entitled to use.

Any cutback resulting from a Cutback Comment shall be applied to the Registrable Securities in the following order: (a) first from the Merger Shares, on a pro rata basis among the holders thereof; (b) second from the Placement Agent Warrant Shares, on a pro rata basis among the holders thereof; (c) third from the Registrable Pre-Merger Shares, on a pro rata basis among the holders thereof; and (d) fourth from the Private Placement Shares, on a pro rata basis among the holders thereof (such Registrable Securities, the “Reduction Securities”). We will use our commercially reasonable efforts within 60 calendar days after the SEC Effective Date, or at the first opportunity permitted by the SEC, to register for resale as many of the Reduction Securities as the SEC will permit (pro rata among the Holders thereof) using one or more registration statements, until all of the Reduction Securities have been so registered.

Pursuant to the Registration Rights Agreement, “Blackout Period” means a period during which we determine, in the good faith judgment of the Board, that the registration or distribution of the Registrable Securities would be seriously detrimental to us and our stockholders, commencing on the day we notify the Holders that they are required to suspend offers and sales of Registrable Securities and ending on the earlier of (i) the date on which the material non-public information resulting in the Blackout Period is disclosed to the public or ceases to be material and (ii) such time that we notify the Holders that sales pursuant to the Registration Statement may resume; provided that the aggregate of all Blackout Periods shall not exceed 30 consecutive Trading Days or more than 60 Trading Days in any 12-month period (except for suspension in connection with post-effective amendments to update the prospectus in connection with filings of Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, which Blackout Period may extend for the time reasonably required to respond to Staff comments on such amendment).

We must use commercially reasonable efforts to keep the Registration Statement effective for a period of five years after the SEC Effective Date or until the earlier of (x) the date on which all Registrable Securities have been transferred other than to a Permitted Assignee and (y) the availability of Rule 144 for Holders to sell all Registrable Securities held by such Holder without volume or other restrictions within a ninety-day period.

We will pay all expenses in connection with the registration obligations provided in the Registration Rights Agreement, including, without limitation, all SEC, stock exchange, OTC Markets Group, FINRA and other registration and filing fees, printing expenses, all fees and expenses of complying with applicable securities and blue sky laws, the fees and disbursements of our counsel and of our independent public accountants, and the reasonable and documented fees and disbursements of a single counsel to the Holders selected by us and reasonably acceptable to Holders of at least a majority of the Registrable Securities, in an amount not to exceed $35,000 in the aggregate. Each Holder will be responsible for its own underwriting discounts, selling commissions, transfer taxes and the expenses of any other attorney or advisor such Holder decides to employ.

Stock Plans

On July 14, 2026, we filed with the SEC a registration statement on Form S-8 under the Securities Act (File No. 333-297448) covering an aggregate of 11,604,631 shares of our common stock, consisting of (i) 5,346,080 shares of our common stock reserved for future issuance under the 2026 EIP and (ii) 6,604,631 shares of our common stock issuable with respect to options and other outstanding awards assumed by us in connection with the Merger under the Ionetix Equity Plans. We were not eligible to file such registration statement until 60 days following the date on which we filed our “Form 10 information” with the SEC in our Current Report on Form 8-K filed with the SEC on April 16, 2026. Such registration statement became effective automatically upon filing. Accordingly, the shares registered thereunder are available for sale in the open market, subject to the vesting of the applicable awards, the exercise of the applicable options, Rule 144 volume limitations applicable to our affiliates and the Lock-Up Agreements described above, if applicable.

LEGAL MATTERS

The validity of the shares of our common stock being offered by this prospectus will be passed upon for us by Orrick, Herrington & Sutcliffe LLP, New York, New York.

EXPERTS

The financial statements of Ionetix as of and for each of the years in the two-year period ended December 31, 2025 and 2024, have been audited by M&K CPAS, PLLC and TAAD, LLP, independent registered public accounting firm, as set forth in their report (which contains an explanatory paragraph describing conditions that raise substantial doubt about Ionetix’s ability to continue as a going concern as described in Note 1 to the financial statements) included in this registration statement. Such financial statements have been included herein in reliance upon such report given on the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC this registration statement on Form S-1 under the Securities Act with respect to the shares of common stock being offered by this prospectus. This prospectus, which constitutes a part of this registration statement, does not contain all of the information in this registration statement and its exhibits. For further information with respect to us and the common stock offered by this prospectus, you should refer to this registration statement and the exhibits filed as part of this document. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to this registration statement. Each of these statements is qualified in all respects by this reference.

We are subject to the informational requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our SEC filings, including this registration statement, over the Internet on the SEC’s website at http://www.sec.gov. You may also request a copy of these filings, at no cost, by writing or telephoning us at: Ionetix Corporation, 3130 Sovereign Drive, Lansing, MI 48911, (517) 252-4069.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information and accompanying notes present the combination of the financial information of JDEV Acquisition Corp. (“JDEV”) and Ionetix Corporation (“Legacy Ionetix”), adjusted to give effect to the Merger and related transactions (collectively, the “Transactions”).

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. For purposes of this section, Legacy Ionetix and JDEV are collectively referred to as the “Companies,” and the Companies, subsequent to the Merger, are referred to herein as “the Company”.

The historical financial information of JDEV was derived from the unaudited financial statements as of and for the three months ended March 31, 2026 included in JDEV’s Quarterly Report on Form 10-Q filed with the SEC on May 20, 2026 (the “JDEV 10-Q”) and the audited financial statements of JDEV as of and for the period from November 26, 2025 (inception) to December 31, 2025 included in JDEV’s Form 10 filed with the SEC on February 4, 2026 (the “JDEV Form 10”). The historical financial information of Legacy Ionetix was derived from (i) the unaudited condensed financial statements of Legacy Ionetix as of and for the three months ended March 31, 2026 included in the Company’s Current Report on Form 8-K/A filed with the SEC on May 20, 2026 (the “8-K/A”) and (ii) the audited financial statements of Legacy Ionetix as of and for the year ended December 31, 2025 included in the Company’s Current Report on Form 8-K filed with the SEC on April 16, 2026 (the “Super 8-K”). This unaudited pro forma condensed combined financial information should be read together with (i) JDEV’s historical financial statements and related notes included in JDEV’s 10-Q and Form 10 and (ii) Legacy Ionetix’s historical financial statements and related notes included in the Super 8-K and the 8-K/A, and (iii) the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in this prospectus. Capitalized terms used but not defined herein shall have the meanings ascribed to them in this prospectus.

Contemporaneously with the Merger, the Company conducted a private placement offering (the “Offering”) and sold 10,777,268 shares of its common stock at a purchase price of $3.00 per share for gross proceeds of $32.3 million. In connection with the Offering, the Company also issued warrants to purchase an aggregate of 862,183 shares of the Company’s common stock at an exercise price of $3.00 per share to the Placement Agent. On June 1, 2026, the Company conducted a subsequent private placement offering (together with the Offering, referred to herein as the “Private Placement”) and sold an additional 185,000 shares of its common stock at a purchase price of $3.00 per share for gross proceeds of $0.6 million. In connection with the subsequent private placement offering, the Company also issued warrants to purchase an aggregate of 14,800 shares of the Company’s common stock at an exercise price of $3.00 per share to the Placement Agent. The unaudited pro forma condensed combined financial information and accompanying notes are adjusted to give effect to the Offering.

Notwithstanding the legal form, the Merger was accounted for as a reverse recapitalization in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”). Under this method of accounting, JDEV was treated as the acquired company for accounting purposes, and Legacy Ionetix was treated as the accounting acquirer. Accordingly, the Merger was treated as the equivalent of Legacy Ionetix issuing shares for the net assets of JDEV, accompanied by a recapitalization. Consequently, the net assets of JDEV were stated at historical cost, with no goodwill or other intangible assets recorded, and operations prior to the Merger are those of Legacy Ionetix. Legacy Ionetix has been determined to be the accounting acquirer for purposes of the Merger based on an evaluation of the following facts and circumstances:

●	The assets of Legacy Ionetix represent a significant majority of the assets of the Company.

●	Legacy Ionetix stockholders have a majority of the voting power of the Company.

●	The executive officers of the Company immediately after the Closing are the same individuals as those of Legacy Ionetix immediately prior to the Closing.

●	Legacy Ionetix’s operations comprise the ongoing operations of the Company.

The table directly below presents shares outstanding after the Transactions, as depicted in the unaudited pro forma condensed combined financial information, after giving effect to the Conversion Ratio:

Pro Forma Ownership	Shares	Fully Diluted %
Legacy Ionetix Stockholders (1)(3)	97,932,163	77.59%
Private Placement Investors (5)	10,962,268	8.69%
Retained Pre-Merger Shares	4,400,000	3.49%
Eli Lilly and Company Shares (2)	277,696	0.22%
Placement Agent Warrants (6)	876,983	0.69%
2026 EIP Shares Reserved (unissued)	5,346,080	3.96%
2026 Plan Option Issued and Outstanding (4)	6,770,701	5.36%
Total shares outstanding and reserved for issuance	126,219,811	100.00%

(1)	Includes (i) 29,442,072 shares of Legacy Ionetix common stock, (ii) 149,616,222 shares of Legacy Ionetix redeemable convertible preferred stock, (iii) 9,706,064 Legacy Ionetix common stock warrants, and (iv) 110,000 Legacy Ionetix preferred stock warrants outstanding as of March 31, 2026. Such securities will be exchanged for shares of the Company’s common stock at the Conversion Ratio pursuant to the Merger Agreement.

(2)	Includes 277,696 shares of the Company’s common stock issued subsequent to March 31, 2026 to Eli Lilly and Company pursuant to the Termination Agreement as consideration for the termination of certain pre-Merger agreements.

(3)	Includes 6,443,076 shares underlying Legacy Ionetix common stock warrants issued subsequent to March 31, 2026 and prior to the Effective Time of the Merger in connection with the settlement of a contingent equity arrangement. These warrants are assumed to be exchanged for warrants exercisable for shares of the Company’s common stock at the Conversion Ratio pursuant to the Merger Agreement.

(4)	Reflects options outstanding under Legacy Ionetix’s 2016 EIP and 2010 EIP as of March 31, 2026, which will be assumed by the Company and converted into options to purchase shares of the Company’s common stock at the Conversion Ratio pursuant to the Merger Agreement. Such awards will be transitioned into the 2026 EIP at Closing.

(5)	Includes (i) 10,777,268 shares of the Company’s common stock issued concurrent with the initial Offering on April 9, 2026 and (ii) 185,000 shares of the Company’s common stock issued in the subsequent private placement offering on June 1, 2026.

(6)	Includes (i) 862,183 shares of the Company’s common stock issuable upon exercise of the warrants issued concurrent with the initial Offering on April 9, 2026 and (ii) 14,800 shares of the Company’s common stock issuable upon exercise of the warrants issued to the placement agent in connection with the subsequent private placement offering on June 1, 2026.

The following unaudited pro forma condensed combined balance sheet as of March 31, 2026, and the unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2026 and for the year ended December 31, 2025, are based on the historical financial statements of JDEV and Legacy Ionetix. The unaudited pro forma adjustments are based on information currently available, and assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information.

These unaudited pro forma condensed combined financial statements are for informational purposes only. They do not purport to indicate the results that would have been obtained had the Merger and related transactions actually been completed on the assumed dates or for the periods presented, or which may be realized in the future. The pro forma adjustments are based on the information currently available and the assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF MARCH 31, 2026 (in thousands)

	Legacy Ionetix (Historical)	JDEV Acquisition Corp. (Historical)	Pro Forma Transaction Accounting Adjustments		Pro Forma Combined
Assets
Current assets:
Cash	$129	$10	$32,887	(A)	$21,853
			(3,290)	(C)
			(25)	(H)
			(7,858)	(I)
Accounts receivable, net	1,329	—	—		1,329
Inventory, net	207	—	—		207
Prepaid expenses and other current assets	644	—	—		644
Total current assets	2,309	10	21,714		$24,033
Inventory, non-current	3,143	—	—		3,143
Property and equipment, net	26,353	—	—		26,353
Leases right-of-use assets	1,311	—	—		1,311
Other non-current assets	1,398	—	(906)	(C)	492
Total Assets	$34,514	$10	$20,808		$55,332

Liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$6,182	$—	$—		$6,182
Accrued expenses and other current liabilities	2,959	—	(132)	(B)	2,061
			—	(H)
			(766)	(I)
Short-term debt	6,490	25	(6,490)	(I)	—
			(25)	(H)
Short-term operating lease liabilities	407	—	—		407
Total current liabilities	16,038	25	(7,413)		8,650
Operating lease liabilities, non-current	905	—	—		905
Other non-current liabilities	2,423	—	(99)	(F)	2,324
Total liabilities	19,366	25	(7,512)		11,879
Commitments and contingencies
Redeemable convertible preferred stock	197,867	—	(197,867)	(D)	—
Stockholders’ deficit:
JDEV common stock	—	—	—		—
Legacy Ionetix common stock	3	—	(3)	(E)	—
The Company’s common stock	—	—	1	(A)	10
			—	(B)
			8	(D)
			1	(E)

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF March 31, 2026 (in thousands), continued

Additional paid-in capital	10,782	—	32,886	(A)	247,942
			833	(B)
			(4,196)	(C)
			197,859	(D)
			2	(E)
			99	(F)
			9,692	(G)
			(15)	(J)
Accumulated deficit	(193,504)	(15)	(701)	(B)	(204,499)
			(9,692)	(G)
			(602)	(I)
			15	(J)
Total stockholders’ equity (deficit)	(182,719)	(15)	226,187		43,453
Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$34,514	$10	$20,808		$55,332

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE THREE MONTHS ENDED MARCH 31, 2026

(in thousands, except share and per share amounts)

	Legacy Ionetix (Historical)	JDEV Acquisition Corp. (Historical)	Pro Forma Transaction Accounting Adjustments		Pro Forma Combined
Revenue	$1,071	$—	$—		$1,071

Operating expenses:
Cost of revenue	1,497	—	—		1,497
Selling, general and administrative	2,904	16	—		2,920
Research and development	702	—	—		702
Total operating expenses	5,103	16	—		5,119
Loss from operations	(4,032)	(16)	—		(4,048)
Interest and other income (expense):
Interest (expense) income, net	(374)	—	691	(dd)	317
Other (expense) income, net	(2,535)	—	134	(aa)	(235)
			(72)	(bb)
			21	(cc)
			2,217	(ee)
Loss before provision for income tax	(6,941)	(16)	2,991		(3,966)
Provision for income tax	—	—	—		—
Net loss	$(6,941)	(16)	$2,991		$(3,966)
Weighted average shares of Legacy Ionetix common stock	29,292,167
Net loss per share of Legacy Ionetix common stock – basic and diluted	$(0.24)
Weighted average shares of JDEV common stock		5,500,000
Net loss per share of JDEV common stock – basic and diluted		$—
Weighted average shares of the Company’s common stock					109,868,082
Net loss per share of the Company’s common stock – basic and diluted					$(0.04)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2025

(in thousands, except share and per share amounts)

	Legacy Ionetix (Historical)	JDEV Acquisition Corp. (Historical)	Pro Forma Transaction Accounting Adjustments		Pro Forma Combined
Revenue	$6,012	$—	$—		$6,012

Operating expenses:
Cost of revenue	6,160	—	—		6,160
Selling, general and administrative	14,540	—	—		14,540
Research and development	5,129	—	—		5,129
Total operating expenses	25,829	—	—		25,829
Loss from operations	(19,817)	—	—		(19,817)
Interest and other income (expense):
Interest expense, net	(3,254)	—	3,214	(dd)	(40)
Other income (expense), net	(16,594)	—	328	(aa)	(26,537)
			12	(bb)
			(2,842)	(cc)
			3,061	(ee)
			(9,692)	(ff)
			(810)	(gg)
Loss before provision for income tax	(39,665)	—	(6,729)		(46,394)
Provision for income tax	6	—	—		6
Net loss	$(39,671)	—	$(6,729)		$(46,400)
Weighted average shares of Legacy Ionetix common stock	25,623,837
Net loss per share of Legacy Ionetix common stock – basic and diluted	$(1.55)
Weighted average shares of JDEV common stock		5,500,000
Net loss per share of JDEV common stock – basic and diluted		$—
Weighted average shares of the Company’s common stock					109,868,082
Net loss per share of the Company’s common stock – basic and diluted					$(0.42)

Note 1 — Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of Regulation S-X and presents the Company’s pro forma financial condition and results of operations based upon the historical financial information of each of JDEV and Legacy Ionetix after giving effect to the Transactions set forth in the notes to the unaudited pro forma condensed combined financial information. The adjustments presented in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an understanding of the Company upon consummation of the Transactions.

Notwithstanding the legal form, the Merger will be accounted for as a reverse recapitalization in accordance with U.S. GAAP, as outlined above.

In connection with the Offering on April 9, 2026, the Company also issued 862,183 warrants to purchase shares of the Company’s common stock to the Placement Agent at an exercise price of $3.00 per share and an additional 14,800 warrants to purchase shares of the Company’s common stock to the Placement Agent at an exercise price of $3.00 per share on June 1, 2026 in connection with the subsequent private placement offering (the “Placement Agent Warrants”). The Placement Agent Warrants are accounted for as equity-classified instruments in accordance with U.S. GAAP and are initially measured at fair value. As the Placement Agent Warrants were issued to the Placement Agent in connection with the Offering, a capital transaction, they are considered offering costs recorded through additional paid-in capital.

The unaudited pro forma condensed combined financial information presented does not reflect any cost savings, operating synergies, tax savings or revenue enhancements that the consolidated company may achieve as a result of the Merger. Legacy Ionetix and JDEV did not have any historical relationship prior to the Merger. Accordingly, no pro forma adjustments were required to eliminate activities between the Companies.

The unaudited pro forma condensed combined financial information has been prepared based on the Legacy Ionetix and JDEV historical financial statements, as adjusted to give effect to the Merger and Offering. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2026 and for the year ended December 31, 2025 give effect, on a pro forma basis, to the Transactions as if they had been consummated as of January 1, 2025. The unaudited pro forma condensed combined balance sheet as of March 31, 2026 is derived from the historical balance sheets of each of Legacy Ionetix and JDEV, adjusted on a pro forma basis as if the Transactions had been consummated as of March 31, 2026.

The pro forma adjustments reflecting the consummation of the Transactions are based on certain currently available information and certain assumptions and methodologies that each of Legacy Ionetix and JDEV believes are reasonable under the circumstances. The pro forma adjustments, which are described in the following notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the differences may be material. Each of Legacy Ionetix and JDEV believes that its assumptions and methodologies provide a reasonable basis for presenting all the significant effects of the Transactions based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information. There were no significant differences in accounting policies between JDEV and Legacy Ionetix that required pro forma adjustments in order to conform the historical condensed combined financial information.

Note 2 — Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. The pro forma condensed combined financial information does not include an income tax adjustment based on the history of Legacy Ionetix’s losses and the expectation that the Company would not be able to realize the tax benefits of such losses. The pro forma condensed combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the Companies filed consolidated income tax returns during the periods presented.

The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

Pro Forma Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

(A)	To reflect the issuance and sale of 10,962,268 shares of the Company’s common stock, par value of $0.0001 per share, to Private Placement Investors, for aggregate proceeds of $32.9 million. In connection with the Offering on April 9, 2026, 10,777,268 shares were issued, and 185,000 shares were issued on June 1, 2026 in connection with the subsequent private placement offering.

(B)	To reflect the derecognition of Ionetix’s derivative liability upon settlement related to the make-whole provision associated with the Series F preferred stock issued by Legacy Ionetix in October 2025.

In April 2026, the Company entered into a termination agreement with one of the Series F October 2025 investors pursuant to which the make-whole right and certain other investor rights and related agreements were terminated in their entirety. In connection with the termination, the investor received 277,696 shares of the Company’s common stock as consideration.

The make-whole derivative liability related to this investor was remeasured to fair value immediately prior to the termination date, and the related fair value adjustment was immaterial. Upon execution of the termination agreement, the make-whole derivative liability was derecognized, and the 277,696 shares issued were measured at fair value of $0.8 million as of the termination date. The difference between the carrying amount of the make-whole derivative liability and the fair value of the shares issued was recognized in the condensed combined statements of operations.

This pro forma adjustment also includes the derecognition of the make-whole liability related to all other Series F preferred stock issued in October 2025.

(C)	To reflect settlement of $5.7 million of estimated transaction costs incurred in connection with the Transaction, of which $3.3 million is settled in cash at the Closing and $0.9 million was previously capitalized as other noncurrent assets as of March 31, 2026. These transaction costs are preliminary estimates subject to change. The final amounts of Legacy Ionetix’s and JDEV’s transaction costs and the resulting effect on the financial position and results of operations of the Company may differ significantly. These transaction costs are in connection with the Closing and related transactions and are deemed to be direct and incremental costs of the Merger. The transaction costs are accounted for as equity issuance costs and the unaudited pro forma condensed balance sheet reflects these costs as a reduction in cash with a corresponding decrease to additional paid-in-capital.

The total estimated transaction costs settled in cash include banker fees of $2.6 million, audit and accounting professional service fees of $0.7 million, and legal fees and other transaction related expenses of $0.9 million. The total estimated transaction costs include the issuance of 876,983 warrants to purchase shares of the Company’s common stock to the Placement Agent, recorded as offering costs through additional paid-in capital of $1.5 million.

(D)	To reflect the conversion of Legacy Ionetix redeemable convertible preferred stock into shares of the Company’s common stock pursuant to the Conversion Ratio concurrent with the Closing.

(E)	To reflect the recapitalization of Legacy Ionetix through the conversion of Legacy Ionetix common stock into the Company’s common stock pursuant to the Conversion Ratio concurrent with the Closing, including the Legacy Ionetix common stock issued subsequent to quarter-end included in Note (B) above.

(F)	To reflect the exchange of Legacy Ionetix’s Preferred Stock Warrants into warrants to purchase shares of the Company’s common stock, pursuant to terms of the Merger Agreement. The Preferred Stock Warrants were previously redeemable, resulting in Legacy Ionetix classifying such warrants as liabilities in its historical financial statements.

Legacy Ionetix’s outstanding common stock warrants were also exchanged into warrants to purchase shares of the Company’s common stock, pursuant to terms of the Merger Agreement. The Legacy Ionetix common stock warrants were previously classified as equity in Legacy Ionetix’s historical financial statements, and as a result, no pro forma adjustment is needed for the exchange of these common stock warrants.

(G)	In connection with a SAFE issued in 2023, Legacy Ionetix was party to a side letter and subsequent formalized agreements (entered into in 2024) that provided an investor with the right to receive a warrant upon the occurrence of certain future events, including specified corporate transactions. The arrangement had not been recognized in Legacy Ionetix’s historical financial statements as of March 31, 2026, as no present obligation existed prior to the resolution of the applicable contingencies.

Legacy Ionetix settled the arrangement in full by terminating all prior warrants and contingent rights and issuing a new warrant to purchase shares of Legacy Ionetix common stock. The Company evaluated the new warrant and determined it meets the criteria for equity classification under U.S. GAAP. The fair value of the new warrant is approximately $9.7 million, which is recognized as a pro forma adjustment immediately prior to the Closing, with a corresponding increase to accumulated deficit and additional paid-in capital. Upon the Closing, the new warrant was exchanged for a warrant to purchase shares of the Company’s common stock pursuant to the terms of the Merger Agreement.

(H)	To reflect the settlement of JDEV’s historical liabilities that will be settled at transaction close.

(I)	To reflect the repayment of Legacy Ionetix’s historical debt, including (i) the $5.5 million outstanding balance under Legacy Ionetix’s 2023 Term Loan, (ii) the $1.6 million of other short-term debt outstanding, and (iii) related accrued interest of $0.8 million, in each case using proceeds from the Offering. This pro forma adjustment also includes an adjustment to accumulated deficit to reflect the amortization of the remaining unamortized deferred loan fees of approximately $0.6 million.

(J)	To reflect the elimination of JDEV’s historical accumulated deficit to additional paid-in capital as part of the reverse recapitalization of the Merger.

Pro Forma Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations – Three Months Ended March 31, 2026

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2026 are as follows:

(aa) To reflect reversal of $0.1 million related to the change in fair value of Legacy Ionetix’s SAFE liabilities, assuming the SAFEs were converted at the beginning of the period presented.

(bb) To reflect reversal of less than $0.1 million related to the change in fair value of Legacy Ionetix’s Preferred Stock Warrant liability recognized during the three months ended March 31, 2026, assuming the Preferred Stock Warrants were converted at the beginning of the period presented.

(cc) To reflect reversal of less than $0.1 million related to the change in fair value of Legacy Ionetix’s derivative liabilities recognized during the three months ended March 31, 2026.

(dd) To reflect reversal of $0.7 million of interest expense, of which $0.6 million is related to the interest expense recognized on Legacy Ionetix’s 2023 Term Loan and $0.1 million is related to the interest expense recognized on Legacy Ionetix’s promissory notes. This pro forma adjustment assumes all outstanding debt was fully repaid at the beginning of the period presented.

(ee) To reflect reversal of $2.2 million related to the non-cash loss recognized in connection with the issuance of SAFEs and common stock warrants.

Pro Forma Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations – Year Ended December 31, 2025

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025 are as follows:

(aa) To reflect reversal of $0.3 million related to the change in fair value of Legacy Ionetix’s SAFE liabilities, assuming the SAFEs were converted at the beginning of the period presented.

(bb) To reflect reversal of $0.1 million related to the change in fair value of Legacy Ionetix’s Preferred Stock Warrant liability recognized during the year ended December 31, 2025, assuming the Preferred Stock Warrants were converted at the beginning of the period presented.

(cc) To reflect reversal of $2.8 million related to the change in fair value of Legacy Ionetix’s derivative liabilities recognized during the year ended December 31, 2025.

(dd) To reflect reversal of $3.2 million of interest expense, of which $1.5 million is related to the interest expense recognized on Legacy Ionetix’s 2023 Term Loan and $1.7 million is related to the interest expense recognized on Legacy Ionetix’s 2023 Notes and 2024 Note, and $0.1 million is related to the interest expense recognized on Legacy Ionetix’s unsecured promissory note. This pro forma adjustment assumes all outstanding debt was fully repaid at the beginning of the period presented.

(ee) To reflect reversal of $3.1 million related to the non-cash loss recognized in connection with the issuance of SAFEs and common stock warrants.

(ff) To reflect the $9.7 million expense recognized in connection with the settlement of a contingent equity arrangement immediately prior to the Closing, through the issuance of a new warrant to purchase shares of Legacy Ionetix common stock, as described in Note (G) above.

(gg) To reflect the $0.8 million expense recognized in connection with the settlement of a portion of the Legacy Ionetix make-whole derivative liability upon execution of a termination agreement with an investor, through the issuance of the Company’s common stock, as described in Note (B) above.

Note 3 — Net Loss per Share

Represents the pro forma basic and diluted net loss per share to holders of the Company’s common stock calculated using the weighted-average common shares outstanding as a result of the pro forma adjustments. The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statement of operations are based on the number of shares of the Company’s common stock expected to be outstanding as if the Transactions had occurred on January 1, 2025. The calculation of weighted-average shares outstanding for pro forma basic and diluted earnings per share assumes that the shares issuable in connection with the Transactions have been outstanding for the entirety of the year presented.

Pro forma weighted-average shares outstanding, basic and diluted, are calculated as follows for the three months ended March 31, 2026 and the year ended December 31, 2025:

(in thousands, except share and per share data)	For the Three Months Ended March 31, 2026	For the Year Ended December 31, 2025
Numerator:
Pro forma net loss	$(3,966)	$(46,400)
Denominator:
Legacy Ionetix Stockholders	94,228,118	94,228,118
Private Placement Investors	10,962,268	10,962,268
Retained Pre-Merger Shares	4,400,000	4,400,000
Eli Lilly and Company Shares	277,696	277,696
Pro forma weighted-average shares outstanding – basic and diluted	109,868,082	109,868,082

Pro forma basic and diluted loss per share	$(0.04)	$(0.42)

The following potential outstanding securities were excluded from the computation of pro forma net loss per share, basic and diluted, because their effect would have been anti-dilutive:

	For the Three Months Ended March 31, 2026	For the Year Ended December 31, 2025
Legacy Ionetix options that will convert into a right to purchase shares of the Company’s common stock	6,770,701	6,770,701
Legacy Ionetix warrants that will convert into warrants to purchase shares of the Company’s common stock	3,704,043	3,704,043
Placement Agent Warrants	876,983	876,983
Total	11,351,727	11,351,727

INDEX TO FINANCIAL STATEMENTS

Ionetix Corporation – Financial Statements

Condensed Consolidated Financial Statements (Unaudited)

Condensed Consolidated Balance Sheets as of March 31, 2026 and December 31, 2025	F-2
Condensed Consolidated Statements of Operations for the three months ended March 31, 2026 and 2025	F-3
Condensed Consolidated Statements of Redeemable Convertible Preferred Stock and Stockholders’ Deficit for the three months ended March 31, 2026 and 2025	F-4
Condensed Consolidated Statements of Cash Flows for the three months ended March 31, 2026 and 2025	F-5
Notes to Condensed Consolidated Financial Statements	F-6

JDEV Acquisition Corp. – Financial Statements

Ionetix Corporation

Condensed Consolidated Balance Sheets

(Unaudited, amounts in thousands, except share and per share data)

	March 31, 2026	December 31, 2025
Assets
Current assets
Cash	$129	$279
Accounts receivable, net	1,329	1,253
Inventory, net	207	293
Prepaid expenses and other current assets	644	570
Total current assets	2,309	2,395
Inventory, non-current	3,143	3,096
Property and equipment, net	26,353	27,214
Leases right-of-use assets	1,311	1,431
Other non-current assets	1,398	848
Total assets	$34,514	$34,984
Liabilities, redeemable convertible preferred stock and stockholders’ deficit
Current liabilities
Accounts payable	$6,182	$6,773
Accrued expenses and other current liabilities	2,959	1,990
Short-term debt	6,490	5,753
Short-term operating lease liabilities	407	440
Total current liabilities	16,038	14,956
Long-term liabilities
Operating lease liabilities, non-current	905	993
SAFE liability	—	4,086
Other non-current liabilities	2,423	2,601
Total long-term liabilities	3,328	7,680
Total liabilities	$19,366	$22,636
Commitments and contingencies (Note 9)
Redeemable convertible preferred stock, $0.0001 par value;
Authorized shares: 157,039,424 shares as of March 31, 2026 and December 31, 2025. Issued and outstanding shares: 149,616,222 and 145,182,811 shares as of March 31, 2026 and December 31, 2025, respectively. Aggregate liquidation preference of $173,245 and $167,038 as of March 31, 2026 and December 31, 2025, respectively.	197,867	191,199
Stockholders’ deficit
Common stock, $0.0001 par value;
Authorized shares: 219,481,484 shares as of March 31, 2026 and December 31, 2025. Issued and outstanding shares: 29,442,072 and 26,163,296 shares as of March 31, 2026 and December 31, 2025, respectively.	3	3
Additional paid-in capital	10,782	7,709
Accumulated deficit	(193,504)	(186,563)
Total stockholders’ deficit	(182,719)	(178,851)
Total liabilities, redeemable convertible preferred stock and stockholders’ deficit	$34,514	$34,984

The accompanying notes are an integral part of these condensed consolidated financial statements

Ionetix Corporation

Condensed Consolidated Statements of Operations

(Unaudited, amounts in thousands, except share and per share data)

	Three Months Ended March 31,
	2026	2025
Revenue	$1,071	$2,590
Operating expenses
Cost of revenue	1,497	2,090
Selling, general and administrative	2,904	2,882
Research and development	702	1,347
Total operating expenses	5,103	6,319
Loss from operations	(4,032)	(3,729)
Interest expense, net	(374)	(780)
Other income (expense), net	(2,535)	2,118
Loss before provision for income taxes	(6,941)	(2,391)
Provision for income taxes	—	—
Net loss	$(6,941)	$(2,391)
Weighted-average shares used in computing net loss per share attributable to common stockholders	29,292,167	25,157,539
Net loss per share attributable to common stockholders basic and diluted	$(0.24)	$(0.10)

The accompanying notes are an integral part of these condensed consolidated financial statements

Ionetix Corporation

Condensed Consolidated Statements of Redeemable Convertible Preferred Stock and Stockholders’ Deficit

(Unaudited, amounts in thousands, except share data)

	Redeemable Convertible Preferred Stock		Common Stock		Additional Paid-In	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Par Value	Capital	Deficit	Deficit
Balance December 31, 2025	145,182,811	$191,199	26,163,296	$3	$7,709	$(186,563)	$(178,851)
Net Loss	—	—	—	—	—	(6,941)	(6,941)
Conversion of SAFEs to Series F redeemable convertible preferred stock	4,433,411	6,668	—	—	—	—	—
Exercise of stock options	—	—	639,738	—	100	—	100
Issuance of common stock warrants	—	—	—	—	2,822	—	2,822
Exercise of common stock warrants	—	—	2,639,038	—	26	—	26
Stock-based compensation	—	—	—	—	125	—	125
Balance March 31, 2026	149,616,222	$197,867	29,442,072	$3	$10,782	$(193,504)	$(182,719)

	Redeemable Convertible Preferred Stock		Common Stock		Additional Paid-In	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Par Value	Capital	Deficit	Deficit
Balance December 31, 2024	100,608,468	$104,634	24,788,845	$2	$3,474	$(146,892)	$(143,416)
Net Loss	—	—	—	—	—	(2,391)	(2,391)
Issuance of common stock warrants	—	—	—	—	121	—	121
Exercise of stock options	—	—	8,125	—	3	—	3
Stock-based compensation	—	—	—	—	183	—	183
Balance March 31, 2025	100,608,468	$104,634	24,796,970	$2	$3,781	$(149,283)	$(145,500)

The accompanying notes are an integral part of these condensed consolidated financial statement

Ionetix Corporation

Condensed Statements of Cash Flows

(Unaudited, amounts in thousands)

	Three Months Ended March 31,
	2026	2025
Cash flows from operating activities:
Net loss	$(6,941)	$(2,391)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	916	810
Amortization of operating right-of-use assets	121	114
Stock-based compensation	125	183
Amortization of debt discount and issuance costs	235	90
Provision for inventory reserve	107	—
Change in fair value of SAFE liability	134	(2,114)
Change in fair value of derivative liabilities	21	3
Change in fair value of warrant liability	(72)	(7)
Non-cash loss on issuance of SAFEs and common stock warrants	2,217	—
Loss on abandoned financing transaction	345	—
Other	3	(35)
Changes in operating assets and liabilities:
Accounts receivable, net	(76)	(383)
Inventory, net	(57)	673
Prepaid expenses and other assets	(119)	(197)
Accounts payable	690	264
Accrued expenses and other liabilities	259	(1,277)
Operating lease liabilities	(121)	(118)
Net cash used in operating activities:	(2,213)	(4,385)
Cash flows from investing activities:
Purchases of property and equipment	(1,483)	(838)
Net cash used in investing activities	(1,483)	(838)
Cash flows from financing activities:
Proceeds from issuance of SAFEs	2,448	137
Proceeds from exercise of stock options	100	3
Proceeds from exercise of common stock warrants	26	—
Proceeds from short-term debt, net of issuance costs	831	—
Proceeds from related party advances	360	—
Repayment of related party advances	(30)	—
Repayment on short-term debt	(9)	—
Repayment on term loan	—	(26)
Payment for deferred transaction costs	(180)	—
Net cash provided by financing activities	3,546	114
Net decrease in cash and restricted cash	(150)	(5,109)
Cash and restricted cash, beginning of period	432	5,338
Cash and restricted cash, end of period	$282	$229
Components of cash and restricted cash
Cash	129	64
Restricted cash in prepaid expenses and other current assets	12	12
Restricted cash, non-current in other non-current assets	141	153
Total cash and restricted cash	282	229
Supplemental cash flow disclosure:
Cash paid for income taxes	$—	$12
Cash paid for interest	$—	$261
Non-cash investing and financing activities:
Property and equipment included in accounts payable	$3,069	$1,168
Issuance of preferred stock upon conversion of SAFEs	$6,668	$—
Issuance of common stock warrants in connection with issuance of SAFEs and promissory notes	$2,822	$121
Conversion of related party advance into promissory note	$330	$—
Transfer of inventory to property and equipment	$35	$—
Asset retirement obligations incurred and capitalized	$6	$53
Deferred transaction costs incurred but unpaid at period-end	$726	$—

The accompanying notes are an integral part of these condensed consolidated financial statements

Ionetix Corporation

Notes to Condensed Consolidated Financial Statements

(Amounts in thousands, except share and per share data)

1.	Description of Business

Organization and Business

Ionetix Corporation (the “Company” or “Ionetix”) is a cyclotron technology platform company providing full-service radioisotope production and end-to-end radiopharmaceutical manufacturing solutions. With its proprietary compact superconducting cyclotron technology, the Company manufactures short-lived diagnostic radioisotopes used in positron emission tomography imaging. The Company also manufactures therapeutic radioisotopes for targeted alpha therapy (“TAT”), an emerging cancer therapy utilizing alpha radionuclides. TAT delivers high-energy alpha particles to cancer cells and the tumor microenvironment to treat cancer while preserving healthy tissue.

The Company was incorporated in the state of Delaware on December 28, 2009, and maintains its principal office in Lansing, Michigan.

Merger

On April 9, 2026, the Company entered into an agreement and plan of merger and reorganization (the "Merger Agreement") with JDEV Acquisition Corp. ("JDEV"), and JDEV Merger Subsidiary, Inc., a wholly-owned subsidiary of JDEV ("Merger Sub"), pursuant to which Merger Sub will merge with and into the Company, with the Company surviving as a wholly-owned subsidiary of JDEV (the "Merger"). As further discussed in Note 17, Subsequent Events, the Merger closed on April 9, 2026.

Liquidity

The Company has incurred net losses from operations since inception, including $6.9 million and $2.4 million for the three months ended March 31, 2026 and 2025, respectively, and has an accumulated deficit of $193.5 million as of March 31, 2026. The Company has $282 in cash and restricted cash as of March 31, 2026.

On April 9, 2026, the Company completed the Merger described in Note 17, Subsequent Events. In connection with the closing of the Merger, the Company raised $29.7 million in net proceeds from a private placement financing, after deducting placement agent fees and commissions. The Company expects to fund its projected operating requirements through a combination of existing cash, the net proceeds from the private placement financing described above, anticipated revenues from its products and services, and additional financing activities.

The Company expects to continue to incur losses and negative cash flows for the foreseeable future as it continues to invest in research and development, manufacturing, sales and marketing efforts, and site deployment activities to support the growth of its business. If the Company does not perform in line with its operating plan, its capital resources may be depleted more rapidly than expected, and the Company may need to obtain additional financing sooner than anticipated. There can be no assurance that such financing will be available on acceptable terms, or at all.

These conditions raise substantial doubt about the Company’s ability to continue as a going concern for one year from the date these condensed consolidated financial statements are issued. The condensed consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Ionetix Corporation

Notes to Condensed Consolidated Financial Statements

(Amounts in thousands, except share and per share data)

2.	Basis of Presentation and Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”) for interim financial information and include the accounts of the Company and its wholly owned subsidiary. All intercompany balances and transactions have been eliminated in consolidation.

In the opinion of management, the accompanying unaudited condensed financial statements include all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the financial position, results of operations and cash flows for the periods presented. The results of operations for the interim periods are not necessarily indicative of the results that may be expected for the full fiscal year or any future period.

Significant Accounting Policies

The Company’s significant accounting policies, including the recent accounting pronouncements adopted and recently issued accounting standards not yet adopted, are described in Note 2 of the “Basis of Presentation and Summary of Significant Accounting Policies” to the audited consolidated financial statements as of and for the fiscal years ended December 31, 2025 and 2024, included as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 16, 2026. There have been no material changes to these policies during the three months ended March 31, 2026.

Segment Reporting

The Company operates as a single operating and reportable segment. The Company’s Chief Operating Decision Maker (“CODM”) is its Chief Executive Officer, who reviews financial information presented on a consolidated basis for purposes of financial performance review and allocation of resources. Net loss is the primary measure of segment profit or loss that the CODM reviews when assessing consolidated performance. Revenue from customers and significant segment expenses are presented in the Company's condensed consolidated statements of operations. The CODM does not evaluate segment performance using balance sheet information. All of the Company’s long-lived assets and revenue are concentrated in the United States.

Use of Estimates

The preparation of condensed consolidated financial statements in conformity with GAAP requires management to make certain estimates and assumptions that affect the amounts reported and disclosed in the Company’s condensed consolidated financial statements and accompanying notes. The Company regularly evaluates estimates and assumptions including, but not limited to determination of allowance for credit losses, valuation of inventory, valuation and estimated useful life long-lived assets, valuation of SAFE liability, valuation of derivative liability, valuation of common stock and preferred stock warrants, stock-based compensation, the incremental borrowing rate applied to leases, and income tax related estimates. Actual results could differ materially from those estimates.

Deferred Transaction Costs

Deferred transaction costs consist of legal, accounting, placement agent fees, and other direct and incremental costs incurred in connection with the Company's reverse recapitalization transaction. Such costs are deferred and capitalized until the completion of the transaction, at which time they will be recorded as additional paid-in capital. In the event the transaction is not completed, the deferred transaction costs would be expensed in the period the transaction is determined to be no longer probable.

Ionetix Corporation

Notes to Condensed Consolidated Financial Statements

(Amounts in thousands, except share and per share data)

During the three months ended March 31, 2026, the Company incurred $906 of transaction costs related to the reverse recapitalization, which were capitalized and included within other non-current assets on the condensed consolidated balance sheets as of March 31, 2026. No transaction costs were incurred during the three months ended March 31, 2025.

Significant Customers

The following table summarizes customers that accounted for 10% or more of revenue or accounts receivable:

	Revenue		Accounts Receivable
	Three Months Ended March 31,		As of March 31,	As of December 31,
	2026	2025	2026	2025
Customer A	36%	10%	20%	20%
Customer B	25%	14%	53%	49%
Customer C	18%	*	14%	18%
Customer D	17%	*	10%	11%
Customer E	*	62%	*	*

*	Represents less than 10%

Accounts Receivable, Net

Accounts receivable are stated net of an allowance for credit losses. The following table summarizes accounts receivable, net (in thousands):

	March 31, 2026	December 31, 2025
Gross accounts receivable	$1,329	$3,382
Allowance for credit losses	—	(2,129)
Accounts receivable, net	$1,329	$1,253

The allowance for credit losses is estimated using historical collection experience, the aging of receivables, customer-specific information, current economic conditions, and management's expectations regarding collectability. Receivables sharing similar risk characteristics are evaluated collectively, while receivables exhibiting specific credit risk indicators are evaluated individually.

No provision for credit losses was recognized during the three months ended March 31, 2026 or March 31, 2025.

Revenue Recognition

The Company recognizes revenue when control of goods or services is transferred to customers in an amount that reflects the consideration to which the Company expects to be entitled. Revenue is recognized either at a point in time or over time depending on the nature of the performance obligation.

Ionetix Corporation

Notes to Condensed Consolidated Financial Statements

(Amounts in thousands, except share and per share data)

The Company generates revenues primarily from (i) diagnostic drug and medical radioisotopes sales, (ii) cyclotron system sales (including installation, acceptance and spare parts), and (iii) consulting services and system support services.

The following table presents revenue disaggregated by major product and service lines for the three months ended March 31, 2026 and 2025:

	Three Months Ended March 31,
	2026	2025
Diagnostic drug and medical radioisotopes sales	$1,071	$990
Cyclotron system sales	—	1,600
Total	$1,071	$2,590

The Company’s performance obligations are typically part of contracts that have an original expected duration of one year or less. As such, the Company does not disclose the aggregate amount of the transaction price allocated to performance obligations that are unsatisfied (or partially satisfied) as of the end of the reporting period. The Company did not record any revenue related to performance obligations satisfied (or partially satisfied) during the three months ended March 31, 2026 and 2025.

Other income (expense), net

Other income (expense) , net consists of changes in the fair value of the Company's financial instruments measured at fair value, including the SAFE liability, preferred stock warrant liability, and derivative liabilities, losses recognized upon the issuance of equity-classified instruments where the aggregate fair value of instruments issued exceeds the proceeds received, and other non-operating gains and losses incidental to the Company's primary business activities. Changes in fair value of these instruments are recognized immediately in earnings as a component of other income (expense) , net in the condensed consolidated statements of operations.

3.	Fair Value Measurement

Certain assets and liabilities are carried at fair value. Fair value is defined as the price that would be received for an asset or paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date.

Valuation techniques used to measure fair value require the Company to maximize the use of observable inputs and minimize the use of unobservable inputs. The fair value hierarchy distinguishes between market participant assumptions based on market data from independent sources (observable inputs) and an entity’s own assumptions based on the best information available (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to observable inputs (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the hierarchy are described below:

Level 1 – Valuations based on quoted prices in active markets for identical assets or liabilities.

Level 2 – Valuations based on inputs other than quoted prices included within Level 1 that are observable for the asset or liability, such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data

Ionetix Corporation

Notes to Condensed Consolidated Financial Statements

(Amounts in thousands, except share and per share data)

Level 3 – Valuations based on inputs that are supported by little or no market activity that are significant to determining the fair value of assets or liabilities, including pricing models, discounted cash flow methodologies, and similar techniques.

The Company’s financial liabilities measured at fair value on a recurring basis consist of SAFE liability, preferred stock warrant liabilities, and derivative liabilities. Cash, accounts receivable, accounts payable, and accrued expenses and other current liabilities are carried at amounts that approximate fair value due to the short-term nature of these instruments.

The following table sets forth, by level, within the fair value hierarchy, the financial liabilities carried at fair value on a recurring basis:

	Fair value measurements as of
	March 31, 2026
	Level 1	Level 2	Level 3	Total
Warrant liability	$—	$—	$99	$99
Derivative liability	—	—	132	132
Total	$—	$—	$231	$231

	Fair value measurements as of
	December 31, 2025
	Level 1	Level 2	Level 3	Total
SAFE liability	$—	$—	$4,086	$4,086
Warrant liability	—	—	171	171
Derivative liability	—	—	111	111
Total	$—	$—	$4,368	$4,368

All recurring fair value measurements are classified within Level 3 due to the use of significant unobservable inputs. During the three months ended March 31, 2026 and 2025, there were no transfers or reclassifications between fair value measurement levels of assets or liabilities.

SAFE Liability

As discussed in Note 7, the Company determined that its SAFEs are freestanding financial instruments and classified them as liabilities. The Company measures the SAFEs at fair value based on significant inputs not observable in the market, which causes it to be classified as a Level 3 measurement within the fair value hierarchy. On March 31, 2026, all remaining outstanding SAFEs converted into 4,433,411 shares of Series F redeemable convertible preferred stock. Accordingly, no SAFE liability remained outstanding as of March 31, 2026. See Note 7 for additional information.

Preferred Stock Warrant Liability

In connection with the 2023 Term Loan, the Company issued to the term loan investor warrants to purchase shares of the Company’s preferred stock (the “Preferred Stock Warrants”), as described in Note 5, Short-term Debt. The Preferred Stock Warrants are classified as a liability and were initially measured at fair value on the date of issuance. The Preferred Stock Warrant liability is subsequently remeasured to fair value at each reporting date while the warrants remain outstanding.

Ionetix Corporation

Notes to Condensed Consolidated Financial Statements

(Amounts in thousands, except share and per share data)

The following assumptions were used in the valuation of preferred stock warrant liability as of March 31, 2026 and December 31, 2025:

	March 31, 2026	December 31, 2025
Volatility	58%	84%
Dividend Yield	—	—
Contractual life (in years)	6.9	7.2
Risk free rate	4.3%	3.9%

Derivative Liability

Derivative liabilities consist of make-whole provisions associated with the October 31, 2025 Conversion Agreement and SAFE conversion (see Note 6, Convertible Notes and Note 7, SAFE Liability). These derivative liabilities are remeasured to fair value at each reporting date. Key valuation input includes as of March 31, 2026 and December 31, 2025:

	March 31, 2026	December 31, 2025
Risk free rate	3.7%	3.6%
Volatility	51.2%	43.5%
Expected term (in years)	0.25	0.33

The following table presents a roll-forward of the aggregate fair values of the Company’s Level 3 financial liabilities for the three months ended March 31, 2026 and 2025:

	SAFE liability	Warrant liability	Derivative liability
Balance as of December 31, 2025	$4,086	$171	$111
Issuances	2,448	—	—
Change in fair value	134	(72)	21
Settlement	(6,668)	—	—
Balance as of March 31, 2026	$—	$99	$132

The change in fair value of SAFEs liabilities, preferred stock warrant liability, and derivative liability is included in other income (expense), net in the condensed consolidated statements of operations.

Ionetix Corporation

Notes to Condensed Consolidated Financial Statements

(Amounts in thousands, except share and per share data)

4.	Condensed Consolidated Balance Sheets Details

Inventory, Net

Inventory consists of sub-assemblies, components, and raw materials, and work-in-process. Inventory not expected to be sold or consumed within one year, including inventory expected to be capitalized into property and equipment as cyclotron systems are completed, is classified as inventory, non-current. The composition of inventory, non-current as of March 31, 2026 and December 31, 2025 is as follows:

	March 31, 2026	December 31, 2025
Sub-assemblies, components, and raw materials	$2,358	$2,211
Work-in-process	1,690	1,683
Inventory, non-current, gross	$4,048	$3,894
Less: allowance for inventory obsolescence	(905)	(798)
Inventory, non-current	$3,143	$3,096

The Company maintains an allowance for inventory obsolescence to reduce the carrying value of slow-moving, obsolete, or damaged inventory to its estimated net realizable value. The allowance is based on historical write-offs, current inventory aging, and management’s assessment of future demand. No allowance for inventory obsolescence was recorded against inventory included in total current assets during the three months ended March 31, 2026 or March 31, 2025.

Activity in the allowance for inventory obsolescence, related solely to inventory, non-current was as follows:

Amount
Balance as of December 31, 2025	$798
Provision charged to cost of revenue	107
Balance as of March 31, 2026	$905

No provision for inventory obsolescence was charged to cost of revenue for the three months ended March 31, 2025.

Prepaid Expenses and Other Current Assets

The composition of prepaid expenses and other current assets as of March 31, 2026 and December 31, 2025 is as follows:

	March 31, 2026	December 31, 2025
Inventory deposits	$389	$435
Prepaid insurance	115	—
Prepaid software subscriptions	75	52
Other prepaid expenses and other current assets	65	83
Total	$644	$570

Ionetix Corporation

Notes to Condensed Consolidated Financial Statements

(Amounts in thousands, except share and per share data)

Property and Equipment, Net

The composition of property and equipment, net as of March 31, 2026 and December 31, 2025 is as follows:

	March 31, 2026	December 31, 2025
Specialized Technical Equipment	$9,393	$9,393
Production and laboratory equipment	7,243	7,198
Computer equipment	319	319
Computer software	302	302
Leasehold improvements	13,765	13,760
Construction in progress	8,452	8,452
Total property and equipment	39,474	39,424
Less accumulated depreciation	(13,121)	(12,210)
Property and equipment, net	$26,353	$27,214

Construction in progress represents costs incurred for leasehold improvements and a cyclotron system that were not substantially complete and ready for their intended use as of March 31, 2026 and December 31, 2025. Construction in progress includes direct costs of acquisition, installation, and other expenditures necessary to bring the assets to the condition necessary for their intended use. No depreciation is recorded on construction in progress until the related assets are substantially complete and placed into service.

Depreciation expense was $912 and $806 for the three months ended March 31, 2026 and March 31, 2025, respectively.

Accrued Expenses and Other Current Liabilities

The composition of accrued expenses and other current liabilities as of March 31, 2026 and December 31, 2025 is as follows:

	March 31, 2026	December 31, 2025
Accrued compensation and benefits	$827	$569
Accrued interest	765	390
Customer deposits	600	600
Other accrued expenses and other current liabilities	767	431
Total	$2,959	$1,990

Other Non-Current Liabilities

The composition of other non-current liabilities as of March 31, 2026 and December 31, 2025 is as follows:

	March 31, 2026	December 31, 2025
Customer deposits	$1,000	$1,000
Government grant obligation	750	750
Asset retirement obligation	574	568
Other	99	283
Total	$2,423	$2,601

Ionetix Corporation

Notes to Condensed Consolidated Financial Statements

(Amounts in thousands, except share and per share data)

5.	Short-term Debt

2023 Term Loan and Warrants

In February 2023, the Company entered into a term loan agreement with a principal amount of $5.5 million (the “2023 Term Loan”), bearing interest at 17% per annum with an existing investor of the Company who is a related party. See Note 16 for additional information regarding related party transactions. The 2023 Term Loan matures in May 2026, as amended. Interest is payable at maturity.

In connection with the issuance of the 2023 Term Loan, the Company issued 220,000 warrants to purchase shares of Series F redeemable convertible preferred stock at an exercise price of $1.40 per share (the “Preferred Stock Warrants”). The Preferred Stock Warrants expire in February 2033. The Preferred Stock Warrants are classified as a liability and are remeasured at fair value at each reporting date, with changes in fair value recognized in other income (expense), net in the condensed consolidated statements of operations (see Note 3 Fair Value Measurement). In August 2025, the investor exercised 110,000 of the Preferred Stock Warrants. As of March 31, 2026 and December 31, 2025, there were 110,000 Preferred Stock Warrants outstanding, respectively.

In connection with subsequent amendments, the Company issued an aggregate of 1,250,000 common stock warrants, which are equity classified and were recorded as a debt discount amortized to interest expense over the remaining term of loan at the time of each amendment.

The outstanding principal balance was $5.5 million at March 31, 2026 and December 31, 2025, respectively. Accrued interest was $427 and $164 as of March 31, 2026 and December 31, 2025, respectively. The unamortized debt discount was $66 and $187 as of March 31, 2026 and December 31, 2025, respectively. Total interest expense, including amortization of the debt discount, was $548 and $287 for the three months ended March 31, 2026 and 2025, respectively.

Promissory Notes

In April 2025, the Company issued an unsecured promissory note to a board member in the principal amount of $440. The note bears interest at 11% per annum and matures on April 9, 2026. Interest is payable at maturity, and all unpaid principal and accrued interest are due on the maturity date.

In March 2026, the Company entered into note purchase agreements with the same board member and issued (i) an unsecured promissory note in the principal amount of $330, arising from the conversion of a related party advance, bearing interest at 11% per annum and maturing on March 1, 2027, (ii) an unsecured promissory note in the principal amount of $200, bearing interest at 11% per annum and maturing on March 12, 2027, and (iii) an unsecured promissory note in the principal amount of $375, bearing interest at 15% per annum and maturing on April 24, 2026. This promissory note included warrants to purchase 300,000 shares of the Company's common stock with an exercise price of $0.01 per share. The common stock warrants are equity classified. The fair value of the warrants at issuance was recorded as a debt discount against the related promissory note and is amortized to interest expense over the term of the note. The warrants had an aggregate fair value of $430.

In March 2026, the Company also issued an unsecured promissory note in the principal amount of $150 to an existing investor, bearing interest at 15% per annum and maturing on April 30, 2026, with warrants to purchase 120,000 shares of the Company's common stock at an exercise price of $0.01 per share. The common stock warrants issued in connection with the promissory notes are equity classified and were recorded as a debt discount amortized to interest expense over the respective terms of the notes. The warrants had an aggregate fair value of $175.

Ionetix Corporation

Notes to Condensed Consolidated Financial Statements

(Amounts in thousands, except share and per share data)

As of March 31, 2026 and December 31, 2025, the outstanding principal balance of the promissory notes was $1.5 million and $0.4 million, respectively. Accrued interest totaled $54 and $40 as of March 31, 2026 and December 31, 2025, respectively, and was included in accrued expenses and other current liabilities on the condensed consolidated balance sheets. Total interest expense related to the promissory notes, including amortization of the debt discount, was $139 and $0 for the three months ended March 31, 2026 and 2025, respectively.

Financing Agreements

In March 2026, the Company entered into two financing agreements with an unrelated third party with aggregate principal amounts of $62 and $44. The agreements bear interest at 8.2% and 8.3% per annum, respectively, and mature on November 1, 2026. As of March 31, 2026 the outstanding principal balance of the financing agreements was $106 and was classified as short-term debt on the condensed consolidated balance sheets. Interest expense was not material for the three months ended March 31, 2026.

Repayment of short-term debt

All outstanding short-term debt agreements, including accrued interest, were repaid in connection with the closing of the Merger in April 2026. Refer to Note 17, Subsequent Events, for additional information.

6.	Convertible Notes

2023 Notes and 2024 Note

During 2023 and 2024, the Company issued unsecured convertible promissory notes with aggregate principal amounts of $10.0 million each (the “2023 Notes” and “2024 Note,” respectively). The 2024 Note included an embedded conversion feature that was bifurcated and accounted for as a derivative liability, remeasured to fair value at each reporting date, with changes in fair value recognized in other income (expense), net in the condensed consolidated statements of operations.

On October 31, 2025, the Company and the holders entered into a conversion agreement pursuant to which all outstanding principal and accrued interest were converted into shares of Series F redeemable convertible preferred stock at $1.40 per share. The Company accounted for the transaction as a debt extinguishment. Upon conversion, the embedded conversion feature derivative was remeasured to fair value immediately prior to conversion and extinguished. As a result, there were no outstanding balances related to the 2023 Notes, the 2024 Note, or the related embedded derivative as of March 31, 2026 or December 31, 2025.

No interest expense was recognized on the 2023 Notes or 2024 Note during the three months ended March 31, 2026. Interest expense related to the 2023 Notes and 2024 Note was $207 and $197, respectively, for the three months ended March 31, 2025. No change in fair value of the embedded conversion feature was recognized during the three months ended March 31, 2026 as the derivative was extinguished on October 31, 2025. The Company recognized a change in fair value of $3 on the embedded conversion feature during the three months ended March 31, 2025.

Ionetix Corporation

Notes to Condensed Consolidated Financial Statements

(Amounts in thousands, except share and per share data)

Make-Whole Provision

The Conversion Agreement includes a one-time make-whole provision that may require the Company to issue additional shares of Series F redeemable convertible preferred stock if the price per share in the Company’s next equity financing is below a stated threshold. The Company determined that the make-whole provision represents a derivative liability. The derivative liability was initially recorded at its estimated fair value on October 31, 2025 of $1.0 million and is remeasured at fair value at each reporting date, with changes in fair value recognized in other income (expense), net in the condensed consolidated statements of operations. The fair value of the make-whole derivative liability was $48 and $40 as of March 31, 2026 and December 31, 2025, respectively. The Company recognized a change in fair value of $8 during the three months ended March 31, 2026. No change in fair value was recognized during the three months ended March 31, 2025 as the make-whole provision did not exist prior to October 31, 2025. As further discussed in Note 17, Subsequent Events, in connection with the closing of the Merger, the make-whole derivative liability was derecognized in its entirety in April 2026.

7.	SAFE Liability

Since inception, the Company has issued Simple Agreements for Future Equity (“SAFEs”) to multiple investors for aggregate principal proceeds of $45.7 million. The SAFE holders are entitled to receive shares of the Company’s redeemable convertible preferred stock upon the occurrence of a qualifying equity financing event. In the event of a liquidity or dissolution event, the SAFEs provide for settlement in accordance with their contractual terms. The SAFEs grant holders the right to receive shares of the Company’s redeemable convertible preferred stock upon the occurrence of a qualifying equity financing event at a 15% discount to the price per share paid by other investors in such financing.

The Company determined that the SAFEs are freestanding financial instruments and are classified as liabilities, as the SAFEs represent an obligation to issue a variable number of shares for a fixed monetary amount. The SAFEs are initially recorded at fair value upon issuance and subsequently remeasured to fair value at each reporting date, with changes in fair value recognized in the condensed consolidated statements of operations. Issuance costs related to the SAFEs are expensed as incurred.

During the three months ended March 31, 2026 and 2025, the Company issued SAFEs with aggregate proceeds of $2.4 million and $0.1 million, respectively. All SAFEs issued during the three months ended March 31, 2026 included common stock warrant coverage. The warrants are equity classified. The SAFE liability and the warrants were recorded at their respective fair values on the issuance date, with $2.4 million and $2.2 million allocated to the SAFE liability and the warrants, respectively. Any excess of the aggregate fair value of the instruments issued over the proceeds received was recognized as an upfront loss of $2.2 million and included in other income (expense), net in the condensed consolidated statements of operations during the three months ended March 31, 2026. No SAFEs with common stock warrant coverage were issued during the three months ended March 31, 2025. The Company recognized a loss on change in fair value of the SAFE liability of $134 and a gain of $2.1 million during the three months ended March 31, 2026 and 2025, respectively.

Election to Convert SAFEs

On October 31, 2025, holders of SAFEs with an aggregate carrying value of $50.7 million elected to settle their SAFEs into shares of the Company’s Series F redeemable convertible preferred stock at a conversion price of $1.40 per share. The Company accounted for the transaction as an extinguishment of the SAFE liability and, in connection with the conversion, recognized a freestanding make-whole derivative liability as described below.

On March 31, 2026, holders of all remaining outstanding SAFEs converted into shares of the Company's Series F redeemable convertible preferred stock at $1.40 per share. The SAFE liability was remeasured to fair value immediately prior to conversion, and the Series F redeemable convertible preferred stock was recorded at an amount equal to that fair value. No additional gain or loss was recognized upon conversion. As a result, no SAFE liability remained outstanding as of March 31, 2026.

Ionetix Corporation

Notes to Condensed Consolidated Financial Statements

(Amounts in thousands, except share and per share data)

Make-Whole Provision

In connection with the October 31, 2025 SAFE conversion, the Company granted a one-time make-whole right to the converted investors. No make-whole provision was granted in connection with the March 31, 2026 SAFE conversion. The Company determined that the make-whole provision represents a freestanding derivative liability. The derivative liability was initially recorded at its estimated fair value of $1.9 million on October 31, 2025 and is subsequently remeasured at fair value at each reporting date, with changes in fair value recognized in the condensed consolidated statements of operations. The fair value of the derivative liability related to the make-whole provision was $84 and $71 as of March 31, 2026 and December 31, 2025. The Company recognized a change in fair value of $13 for the three months ended March 31, 2026. As further discussed in Note 17, Subsequent Events, in connection with the closing of the Merger, the make-whole derivative liability was derecognized in its entirety in April 2026.

Contingent Equity Arrangement Associated with a SAFE

In connection with a SAFE issued in 2023, the Company entered into an arrangement that provided the investor with the right to receive a warrant upon the occurrence of certain future events. The Company previously concluded that no present obligation existed under this arrangement prior to the resolution of the applicable contingencies and, accordingly, no amount had been recognized in the Company’s historical financial statements. As further discussed in Note 17, Subsequent Events, the Company settled this arrangement in April 2026.

8.	Operating Leases

The Company leases various facilities under operating leases. Leased facilities include manufacturing facilities, radiopharmaceutical production facilities, and office spaces. The Company combines lease and non-lease components, therefore there is no allocation of lease payments to non-lease components. Short-term leases with an initial term of 12 months or less are recognized on a straight-line basis over the lease term.

The components of total lease costs for operating leases during the three months ended March 31, 2026 and 2025 were as follows:

	Three Months Ended March 31,
	2026	2025
Operating lease cost	$144	$137
Variable lease cost	36	23

The supplemental cash flow information related to operating leases during the three months ended March 31, 2026 and 2025 were as follows:

	Three Months Ended March 31,
	2026	2025
Cash payment for operating lease	$144	$141
Operating lease liabilities arising from obtaining new operating lease ROU assets during the period	—	164

Ionetix Corporation

Notes to Condensed Consolidated Financial Statements

(Amounts in thousands, except share and per share data)

The weighted-average remaining lease terms and discount rates for operating leases as of March 31, 2026 and 2025 were as follows:

	March 31, 2026	March 31, 2025
Weighted-average remaining lease term (years)	3.6	3.7
Weighted-average discount rate	6.8%	6.5%

Future minimum lease payments under non-cancellable leases as of March 31, 2026, were as follows:

Amount
Remainder of 2026	$379
2027	413
2028	306
2029	235
2030	142
Thereafter	—
Total undiscounted lease payments	1,475
Less: Imputed interest	(163)
Operating lease liabilities	$1,312

9.	Commitments and Contingencies

Litigation and Claims

From time to time, the Company may be involved in legal proceedings in the normal course of business. The Company assesses the need to record a liability for litigation and contingencies. Reserve estimates are recorded when and if it is determined that a loss-related matter is both probable and reasonably estimable.

Litigation Settlement and Revenue Impact

The Company was party to litigation associated with a prior commercial arrangement. In January 2026, the Company resolved the matter by entering into a supply agreement with the customer. Under the terms of the agreement, the customer may purchase specified radioisotopes at a per-unit contractual discount until aggregate discounts total $2.8 million (the “Settlement Credit”). The credit is nonrefundable and does not require the customer to make minimum purchase commitments.

The Company concluded that the Settlement Credit represents consideration payable to a customer within the scope of ASC 606, Revenue from Contracts with Customers. Accordingly, the Settlement Credit will be recognized as a reduction of transaction price and recorded as a reduction of revenue as the customer exercises its right to purchase product at the discounted price. Revenue will continue to be recognized upon transfer of control of the product to the customer.

Purchase Commitments

As of March 31, 2026, the Company did not have any significant noncancelable purchase commitments.

Ionetix Corporation

Notes to Condensed Consolidated Financial Statements

(Amounts in thousands, except share and per share data)

10.	Redeemable Convertible Preferred Stock

Redeemable convertible preferred stock as of March 31, 2026 is comprised of the following:

Series	Original issue price	Shares authorized	Issued and outstanding	Carrying value	Liquidation preference
	(Per share)
A	$0.05	12,285,713	12,285,713	$645	$645
B	0.21	7,500,000	7,500,000	1,575	1,575
C	0.85	5,000,000	5,000,000	4,250	4,250
D	1.00	4,100,799	4,100,799	4,101	4,101
E	1.12	22,671,428	22,671,428	25,392	25,392
F	1.40	105,481,484	98,058,282	161,904	137,282
		157,039,424	149,616,222	$197,867	$173,245

Redeemable convertible preferred stock as of December 31, 2025 is comprised of the following:

Series	Original issue price	Shares authorized	Issued and outstanding	Carrying value	Liquidation preference
	(Per share)
A	$0.05	12,285,713	12,285,713	$645	$645
B	0.21	7,500,000	7,500,000	1,575	1,575
C	0.85	5,000,000	5,000,000	4,250	4,250
D	1.00	4,100,799	4,100,799	4,101	4,101
E	1.12	22,671,428	22,671,428	25,392	25,392
F	1.40	105,481,484	93,624,871	155,236	131,075
		157,039,424	145,182,811	$191,199	$167,038

During the three months ended March 31, 2026, all remaining outstanding SAFEs converted into 4,433,411 shares of Series F redeemable convertible preferred stock at a conversion price of $1.40 per share. Because the redemption events are not solely within the control of the Company, the redeemable convertible preferred stock continues to be presented outside of permanent equity as mezzanine equity on the condensed consolidated balance sheets.

11.	Stockholders’ Deficit

Common Stock

Each share of common stock is entitled to one vote. The holders of common stock are also entitled to receive dividends whenever funds are legally available and when declared by the Board of Directors, subject to the prior right of holders of all series of stock outstanding. Through March 31, 2026, no dividends have been declared or paid.

Ionetix Corporation

Notes to Condensed Consolidated Financial Statements

(Amounts in thousands, except share and per share data)

As of March 31, 2026 and December 31, 2025, the Company had reserved common stock for future issuance as follows:

	March 31, 2026	December 31, 2025
Conversion of Series F redeemable convertible preferred stock	98,058,282	93,624,871
Conversion of common stock warrants	9,706,064	10,176,273
Outstanding options under the 2010 Plan	638,957	1,092,810
Outstanding options under the 2016 Plan	12,864,633	13,069,838
Options reserved for future issuance under the 2016 Plan	578,931	559,611
Other ⁽¹⁾	51,667,940	51,667,940
Total	173,514,807	170,191,343

(1)	Includes shares reserved for conversion of Series A (12,285,713), Series B (7,500,000), Series C (5,000,000), Series D (4,100,799), and Series E (22,671,428) redeemable convertible preferred stock and conversion of preferred stock warrants (110,000). There were no changes in these reserved shares during the three months ended March 31, 2026.

12.	Stock Option Plan

Equity Incentive Plan

In 2010, the Company adopted the 2010 Equity Compensation Plan (the ”2010 Plan”). There have been no issuances under the 2010 Plan since the adoption of the 2016 Equity Incentive Plan (the “2016 Plan”). The 2010 Plan expired in 2025, and all options available for issuance under the 2010 Plan upon expiration were moved to the 2016 Plan. Accordingly, no shares are available for future issuance under the 2010 Plan as of March 31, 2026.

In 2016, the Company’s Board of Directors adopted the 2016 Plan under which incentive stock options (“ISOs”), nonqualified stock options (“NSOs”), stock appreciation rights (“SARs”), restricted stock, and restricted stock units (“RSUs”) may be granted to employees, directors, and consultants. Under the 2016 Plan, ISOs can only be granted to employees and NSOs can be granted to employees, directors, and key advisors. The Board of Directors determines the terms and conditions of the awards, including the number of awards to be granted and vesting criteria at the time of grant. The term of each option shall be stated in the option agreement; however, the term shall be no more than ten years from the date of the grant thereof. Stock options must be granted with an exercise price no less than the stock’s fair market value at the date of grant.

Ionetix Corporation

Notes to Condensed Consolidated Financial Statements

(Amounts in thousands, except share and per share data)

Stock option

Stock option activity during the three months ended March 31, 2026 was as follows:

	Number of options	Weighted average exercise price	Weighted average remaining contractual life (years)	Aggregate intrinsic value
Balance as of December 31, 2025	14,162,648	$0.31	6.41	$2,541
Options granted	135,000	1.09
Options exercised	(639,738)	0.16		598
Options cancelled	(154,320)	0.32
Balance as of March 31, 2026	13,503,590	$0.33	6.33	$10,322
Vested and expected to vest at March 31, 2026	13,503,590	$0.33	6.33	$10,322
Exercisable at March 31, 2026	9,433,058	$0.27	5.25	$7,765

The options granted during the three months ended March 31, 2026 and 2025 had a weighted-average grant-date fair value per share of $0.76 and $0.30, respectively. The total fair value of options vested was $207 and $176 during the three months ended March 31, 2026 and 2025, respectively.

Fair Value Inputs

The fair value of stock options granted was estimated using the following weighted-average assumptions:

	Three months ended March 31,
	2026	2025
Expected term (in years)	6.1	5.7
Expected volatility	64.9%	65.4%
Risk-free rate	3.9%	4.1%
Dividend yield	—	—

Stock-Based Compensation

The Company’s total stock-based compensation was as follows:

	Three Months Ended March 31,
	2026	2025
Cost of revenue	$18	$3
Research and development	11	11
Selling, general and administrative	96	169
Total stock-based compensation	$125	$183

As of March 31, 2026 the unrecognized stock-based compensation related to outstanding unvested options was $1.1 million and is expected to be recognized over a weighted average period of 2.6 years.

Ionetix Corporation

Notes to Condensed Consolidated Financial Statements

(Amounts in thousands, except share and per share data)

13.	Common Stock Warrants

The following table summarizes common stock warrant activity for the three months ended March 31, 2026:

	Number of warrants	Weighted Average Exercise Price
Outstanding at December 31, 2025	10,176,273	$1.08
Issued	2,168,829	0.01
Exercised	(2,639,038)	0.01
Outstanding at March 31, 2026	9,706,064	$1.13

During the three months ended March 31, 2026, the Company issued an aggregate 2,168,829 common stock warrants, consisting of 1,748,829 common stock warrants issued in connection with SAFEs, as described in Note 7 SAFE Liability, and 420,000 common stock warrants issued in connection with promissory notes, as described in Note 5 Short-Term Debt. These warrants have an exercise price of $0.01 per share and a contractual term of ten years.

The fair value of common stock warrants issued was estimated using the following assumptions:

Three months ended March 31, 2026
Expected term (in years)	10
Expected volatility	56.6% - 57.9%
Risk-free rate	4.0% - 4.3%
Dividend yield	0%

14.	Income Taxes

For the three months ended March 31, 2026 and 2025, the Company recorded no income tax expense or benefit. The Company incurred pre-tax losses for the three months ended March 31, 2026 and 2025 and continues to maintain a full valuation allowance against its deferred tax assets due to its cumulative loss position and projected future losses. Accordingly, the Company’s effective tax rate was 0.0% for each of the three months ended March 31, 2026 and 2025. The Company’s effective tax rate differs from the U.S. federal statutory rate of 21.0% primarily due to the valuation allowance recorded against the Company’s net deferred tax assets.

15.	Net Loss Attributable to Common Stockholders

Basic net loss per share attributable to the Company’s common stockholders is computed by dividing the net loss attributable to the Company’s common stockholders by the weighted-average number of shares of common stock outstanding during the period. Diluted net loss per share is the same as basic net loss per share for all years presented because the effects of potentially dilutive items were anti-dilutive given the Company’s net loss position in each period presented.

Ionetix Corporation

Notes to Condensed Consolidated Financial Statements

(Amounts in thousands, except share and per share data)

The following table presents the calculation of basic and diluted net loss per share:

	Three Months Ended March 31,
	2026	2025
Net loss attributable to common stockholders	$(6,941)	$(2,391)
Weighted-average shares outstanding, basic and diluted	29,292,167	25,157,539
Net loss per share, basic and diluted	$(0.24)	$(0.10)

The following outstanding potential shares of common stock were excluded from the calculation of diluted net loss per share because their effect would have been anti-dilutive for the periods presented:

	March 31, 2026	March 31, 2025
Redeemable convertible preferred stock	149,616,222	100,608,468
Outstanding stock options	13,503,590	15,667,899
Preferred stock warrants	110,000	220,000
Common stock warrants	7,277,404	7,277,404
Convertible notes	—	7,540,509
SAFE liability	—	24,606,557
Total	170,507,216	155,920,837

16.	Related Party Transactions

Operating Lease

The Company leases a building for R&D and production use from one of the Company’s investors. The terms of the lease were negotiated on an arm's-length basis. The lease commenced in February 2021 and expires in January 2031. The lease requires monthly base rent of $6 and is accounted for as an operating lease. Operating lease cost related to this lease was $18 for the three months ended March 31, 2026 and 2025, respectively. As of March 31, 2026 and December 31, 2025, the Company’s operating lease right-of-use assets are $316 and $330 respectively, and total operating lease liabilities of $310 and $324 respectively. Of the total lease liabilities, $56 were classified as current liabilities as of March 31, 2026 and December 31, 2025, with the remaining $254 and $268 classified as long-term liabilities, respectively.

2023 Term Loan

The Company has an outstanding term loan balance with an existing investor who is a related party. For additional information regarding the 2023 Term Loan and related accounting, see Note 5 Short-Term Debt.

Related Party Advances and promissory notes

In January 2026, the Company received unsecured, non-interest-bearing, payable-on-demand advances of $330 from a board member and $30 from an executive officer to support the Company's liquidity needs. In February 2026, the $30 advance from the executive officer was repaid. In March 2026, the $330 advance from the board member was converted into an unsecured promissory note. During the three months ended March 31, 2026, the Company also issued two additional promissory notes to the same board member. As of March 31, 2026 and December 31, 2025, no related party advances were outstanding. See Note 5 — Short-Term Debt for the terms of all promissory notes issued to the Board member.

Ionetix Corporation

Notes to Condensed Consolidated Financial Statements

(Amounts in thousands, except share and per share data)

17.	Subsequent Events

The Company has evaluated subsequent events through May 20, 2026, the date the condensed consolidated financial statements were issued.

Reverse Merger and Related Transactions

As discussed in Note 1, Description of Business, On April 9, 2026, the Company completed its merger with JDEV Acquisition Corp. ("JDEV") pursuant to the Agreement and Plan of Merger. The Company survived as a wholly owned subsidiary of JDEV, which was subsequently renamed Ionetix Corporation (the “combined company”). The merger was treated as a reverse recapitalization, with the Company determined to be the accounting acquirer. At the effective time of the merger, each outstanding share of the Company's common stock and preferred stock was converted into shares of the combined company’s common stock at a conversion ratio of 0.5014. All outstanding options and warrants of the Company were assumed by JDEV and converted into options and warrants to purchase shares of the combined company’s common stock, with the number of underlying shares and exercise prices adjusted based on the conversion ratio.

Contemporaneously with the closing of the merger, the combined company sold 10,777,268 shares of common stock in a private placement at a purchase price of $3.00 per share, generating aggregate gross proceeds of $32.3 million. The combined company also issued warrants to purchase an aggregate of 862,183 shares of combined company common stock at an exercise price of $3.00 per share to the placement agent of the transaction with an aggregate grant date fair value of approximately $1.5 million.

In connection with the closing of the merger, the make-whole derivative liability was remeasured to fair value immediately prior to closing, with the related fair value adjustment being not material. Upon closing, the make-whole derivative liability was derecognized in its entirety, resulting in a gain or loss that was not material.

In connection with the closing of the merger, all outstanding short-term debt was also repaid. See Note 5 — Short-Term Debt for additional information.

Settlement of Contingent Equity Arrangement

As further described in Note 7, SAFE Liability, the Company was party to a contingent equity arrangement associated with a SAFE issued in 2023. On April 9, 2026, the Company settled the arrangement in full by terminating all prior warrants and contingent rights and issuing a new ten-year warrant to purchase 6,443,076 shares of the Company's common stock at an exercise price of $0.01 per share. The new warrant is classified within stockholders' equity. The Company determined the fair value of the new warrant at issuance to be approximately $10.0 million, which was recognized as expense with a corresponding increase to additional paid-in capital. Upon the closing of the Merger, the new warrant was exchanged for a warrant to purchase shares of the combined company’s common stock pursuant to the terms of the Merger Agreement.

Termination agreement with an Investor

In April 2026, the Company entered into a termination agreement with an investor pursuant to which the make-whole right and certain other investor rights and related agreements were terminated in their entirety. In connection with the termination, the combined company issued 277,696 shares of common stock to the investor as consideration.

The make-whole derivative liability was remeasured to fair value immediately prior to the termination date, and the related fair value adjustment was immaterial. Upon execution of the termination agreement, the make-whole derivative liability was derecognized, and the 277,696 shares issued were measured at fair value of $833 as of the termination date, based on the $3.00 per share price of the contemporaneous private placement of the combined company’s common stock. The difference between the carrying amount of the make-whole derivative liability and the fair value of the shares issued was recognized in the condensed consolidated statements of operations.

Ionetix Corporation

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Ionetix Corporation

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Ionetix Corporation (the Company) as of December 31, 2025 and 2024, and the related consolidated statements of operations, redeemable convertible preferred stock and stockholders’ deficit, and cash flow for the years ended December 31, 2025 and 2024, and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024, and the results of its operations and its cash flows for the years ended December 31, 2025 and 2024, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company suffered a net loss from operations and used cash in operations, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

Ionetix Corporation

Critical Audit Matters

The critical audit matter communicated below is a matter arising from the current period audit of the consolidated financial statements that was communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing separate opinions on the critical audit matter or on the accounts or disclosures to which it relates.

Capital Stock and Other Equity Accounts

As discussed in Notes 11 - 14 to the consolidated financial statements, the Company had complex financing transactions due to the issuance of multiple series of preferred stock during the year, attached dividends and warrants, and differing terms on each class of stock, resulting in multiple placements of the different series throughout the balance sheet.

Auditing management’s evaluation of these transactions can be complex due to the unusual nature of these transactions.

To evaluate the appropriateness of the instrument’s classification, we examined and evaluated the agreements along with management’s evaluation of the key terms and management’s disclosure of the transactions. Additionally, we have evaluated the accounting literature and conclusions reached by management and tested the significant inputs to the various valuation models.

/s/ M&K CPAS, PLLC

We have served as the Company’s auditor since 2026.

The Woodlands, TX

February 27, 2026 except for footnote 8, for which the date is March 24, 2026

Ionetix Corporation

Consolidated Balance Sheets

(In thousands, except share and per share data)

	December 31
	2025	2024
Assets
Current assets
Cash and cash equivalents	$279	$5,173
Accounts receivable, net	1,253	2,705
Loan receivable, net	—	1,584
Inventory, net	293	544
Prepaid expenses and other current assets	570	787
Total current assets	2,395	10,793
Inventory, non-current	3,096	3,676
Property and equipment, net	27,214	22,219
Leases right-of-use assets	1,431	1,091
Restricted cash, non-current	141	151
Other non-current assets	707	1,645
Total assets	$34,984	$39,575
Liabilities, redeemable convertible preferred stock and stockholders’ deficit
Current liabilities
Accounts payable	$6,773	$1,246
Accrued expenses and other current liabilities	1,990	3,570
Short-term debt	5,753	5,457
Short-term operating lease liabilities	440	352
Total current liabilities	14,956	10,625
Long-term liabilities
SAFE liability	4,086	45,362
Convertible notes	—	19,432
Operating lease liabilities, non-current	993	735
Other non-current liabilities	2,601	2,203
Total long-term liabilities	7,680	67,732
Total liabilities	$22,636	$78,357
Commitments and contingencies (Note 11)
Redeemable convertible preferred stock, $0.0001 par value;
Authorized shares: 157,039,424 and 138,700,810 shares as of December 31, 2025 and 2024, respectively. Issued and outstanding shares: 145,182,811 and 100,608,468 shares as of December 31, 2025 and 2024, respectively. Aggregate liquidation preference of $167,038 and $104,634 as of December 31, 2025 and 2024, respectively.	191,199	104,634
Stockholders’ deficit
Common stock, $0.0001 par value;
Authorized shares: 219,481,484 and 201,142,870 shares as of December 31, 2025 and 2024, respectively. Issued and outstanding shares: 26,163,296 and 24,788,845 shares as of December 31, 2025 and 2024, respectively.	3	2
Additional paid-in capital	7,709	3,474
Accumulated deficit	(186,563)	(146,892)
Total stockholders’ deficit	(178,851)	(143,416)
Total liabilities, redeemable convertible preferred stock and stockholders’ deficit	$34,984	$39,575

The accompanying notes are an integral part of these consolidated financial statements

Ionetix Corporation

Consolidated Statements of Operations

(In thousands, except share and per share data)

	Year ended December 31,
	2025	2024
Revenue	$6,012	$3,585
Operating expenses
Cost of revenue	6,160	4,709
Selling, general and administrative	14,540	12,943
Research and development	5,129	4,351
Total operating expenses	25,829	22,003
Loss from operations	(19,817)	(18,418)
Interest expense, net	(3,254)	(2,235)
Other expense, net	(16,594)	(9,409)
Loss before provision from income taxes	(39,665)	(30,062)
Provision for income taxes	6	2
Net loss	$(39,671)	$(30,064)
Weighted-average shares used in computing net loss per share attributable to common stockholders	25,623,837	24,785,935
Net loss per share attributable to common stockholders basic and diluted	$(1.55)	$(1.21)

The accompanying notes are an integral part of these consolidated financial statements

Ionetix Corporation

Consolidated Statements of Redeemable Convertible Preferred Stock and Stockholders’ Deficit

(In thousands, except share data)

	Redeemable Convertible				Additional		Total
	Preferred Stock		Common Stock		Paid-In	Accumulated	Stockholders’
	Shares	Amount	Shares	Par Value	Capital	Deficit	Deficit
Balance December 31, 2023	100,608,468	$104,634	24,522,046	$2	$2,838	$(116,828)	$(113,988)
Net Loss	—	—	—	—	—	(30,064)	(30,064)
Exercise of stock options	—	—	266,799	—	47	—	47
Issuance of common stock warrants	—	—	—	—	76	—	76
Stock-based compensation	—	—	—	—	513	—	513
Balance December 31, 2024	100,608,468	104,634	24,788,845	2	3,474	(146,892)	(143,416)
Net Loss	—	—	—	—	—	(39,671)	(39,671)
Exercise of preferred stock warrant for Series F redeemable convertible preferred stock	110,000	304	—	—	—	—	—
Conversion of convertible notes to Series F redeemable convertible preferred stock	16,211,980	31,471	—	—	—	—	—
Conversion of SAFE to Series F redeemable convertible preferred stock	28,242,363	54,790	—	—	—	—	—
Exercise of stock options	—	—	624,451	—	130	—	130
Issuance of common stock warrants	—	—	—	—	3,545	—	3,545
Exercise of common stock warrants	—	—	750,000	1	7	—	8
Stock-based compensation	—	—	—	—	553	—	553
Balance December 31, 2025	145,182,811	$191,199	26,163,296	$3	$7,709	$(186,563)	$(178,851)

The accompanying notes are an integral part of these consolidated financial statements

Ionetix Corporation

Consolidated Statements of Cash Flow

(In thousands)

	Year ended December 31,
	2025	2024
Cash flows from operating activities:
Net loss	$(39,671)	$(30,064)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	3,589	2,519
Amortization of operating right-of-use assets	476	584
Stock-based compensation	553	513
Amortization of debt discount and issuance costs	625	495
Provision for credit losses	3,839	—
Provision for inventory reserve	286	339
Change in fair value of SAFE liability	328	9,376
Change in fair value of derivative liability	(2,842)	(31)
Loss on extinguishment of debt	16,040	—
Non-cash loss on issuance of SAFEs and common stock warrants	3,061	—
Other	12	(67)
Changes in operating assets and liabilities:
Accounts receivable, net	(677)	(832)
Inventory, net	664	(364)
Prepaid expenses and other assets	(488)	(983)
Accounts payable	1,341	(103)
Accrued expenses and other liabilities	1,986	1,348
Operating lease liabilities	(471)	(572)
Net cash used in operating activities:	(11,349)	(17,842)
Cash flows from investing activities:
Purchases of property and equipment	(3,025)	(3,239)
Net cash used in investing activities	(3,025)	(3,239)
Cash flows from financing activities:
Proceeds from issuance of SAFEs	8,293	16,250
Proceeds from exercise of stock options	130	47
Proceeds from exercise of common stock warrants	8	—
Proceeds from convertible notes, net of issuance costs	—	9,357
Proceeds from related party promissory note	440	—
Proceeds from related party advances	2,239	1,725
Repayment of related party advances	(1,770)	(1,725)
Payments on debt financing	(26)	(38)
Proceeds from exercise of preferred stock warrant	154	—
Net cash provided by financing activities	9,468	25,616
Net increase (decrease) in cash, cash equivalents and restricted cash	(4,906)	4,535
Cash, cash equivalents and restricted cash, beginning of period	5,338	803
Cash, cash equivalents and restricted cash, end of period	$432	$5,338
Components of cash, cash equivalent, and restricted cash
Cash and cash equivalents	279	5,173
Restricted cash in prepaid expenses and other current assets	12	14
Restricted cash, non-current	141	151
Total cash, cash equivalents, and restricted cash	432	5,338
Supplemental cash flow disclosure:
Cash paid for income taxes	$49	$2
Cash paid for interest	$615	$1,226
Non-cash investing and financing activities:
Property and equipment included in accounts payable	$4,541	$355
Issuance of preferred stock upon conversion of SAFEs	$54,790	$—
Issuance of preferred stock upon conversion of convertible notes	$31,471	$—
Issuance of common stock warrants	$3,545	$76
Conversion of related party advances to SAFE liability	$469	$—
Conversion of accrued interest on 2023 Term Loan into SAFE liability	$352	$—
Transfer of inventory to property and equipment	$111	$162
Asset retirement obligations incurred and capitalized	$67	$264
Transfer of prepaid deposit to property and equipment	$1,242	$—

The accompanying notes are an integral part of these consolidated financial statements

Ionetix Corporation

Notes to Consolidated Financial Statements

(In thousands, except share and per share data)

1.	Description of Business

Organization and Business

Ionetix Corporation (the “Company” or “Ionetix”) is a cyclotron technology platform company providing full-service radioisotope production and end-to-end radiopharmaceutical manufacturing solutions. With its proprietary compact superconducting cyclotron technology, the Company manufactures short-lived diagnostic radioisotopes used in positron emission tomography imaging. The Company also manufactures therapeutic radioisotopes for targeted alpha therapy (“TAT”), an emerging cancer therapy utilizing alpha radionuclides. TAT delivers high-energy alpha particles to cancer cells and the tumor microenvironment to treat cancer while preserving healthy tissue.

The Company was incorporated in the state of Delaware on December 28, 2009, and maintains its principal office in Lansing, Michigan.

Liquidity

The Company has incurred net losses from operations since inception, including $39.7 million and $30.1 million for the years ended December 31, 2025, and 2024, respectively, and has an accumulated deficit of $186.6 million as of December 31, 2025. The Company has $432 in cash, cash equivalents and restricted cash as of December 31, 2025. The Company expects to incur additional losses and negative cash flows for the foreseeable future as the Company continues to invest in research and development, manufacturing, sales and marketing efforts and site deployment activities to continue to grow its business.

The Company expects to fund its projected operating requirements through a combination of existing cash and cash equivalents, anticipated revenues from its products and services, and proceeds from ongoing financing activities, including private equity financings, strategic collaborations, and credit or other debt facilities.

If the Company does not perform in line with its 2026 operating plan, its capital resources may be depleted more rapidly than anticipated, which could require it to obtain additional financing sooner than expected. The Company is actively pursuing additional funding; however, there can be no assurance that such financing will be available on a timely basis, on favorable terms, or at all. If additional capital is not secured, the Company may be required to delay, reduce, or discontinue certain sales and marketing initiatives, research and development activities, or other operations, and may postpone product deployment in order to conserve resources and sustain its operations.

To the extent the Company raises additional capital through the issuance of equity or debt securities, existing shareholders may experience dilution, and any such securities may have rights senior to those of current stockholders or contain restrictive covenants that limit the Company’s operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern for a period of one year from the date of issuance of the consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

2.	Basis of Presentation and Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and the applicable rules and regulations of the Securities and Exchange Commission (“SEC”), and include the accounts of the Company and its wholly owned subsidiary. All intercompany balances and transactions have been eliminated in consolidation.

Ionetix Corporation

Notes to Consolidated Financial Statements

(In thousands, except share and per share data)

Reclassification

Certain prior period amounts have been reclassified to conform to the current period presentation. These reclassifications had no impact on total operating expenses, net loss, or cash flows as previously reported.

Segment Reporting

The Company operates as a single operating and reportable segment. The Company’s Chief Operating Decision Maker (“CODM”) is its Chief Executive Officer, who reviews financial information presented on a consolidated basis for purposes of financial performance review and allocation of resources. Net loss is the primary measure of segment profit or loss that the CODM reviews when assessing consolidated performance. Revenue from customers and significant segment expenses are presented in the Company’s consolidated statements of operations. The CODM does not evaluate segment performance using balance sheet information. Substantially all of the Company’s long-lived assets and revenue are concentrated in the United States.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make certain estimates and assumptions that affect the amounts reported and disclosed in the Company’s consolidated financial statements and accompanying notes. The Company regularly evaluates estimates and assumptions including, but not limited to determination of allowance for credit losses, valuation of inventory, valuation and estimated useful life long-lived assets, valuation of SAFE liability, valuation of derivative liability, valuation of common stock and preferred stock warrants, valuation of common stock, stock-based compensation, the incremental borrowing rate applied to leases, and income tax related estimates. Actual results could differ materially from those estimates.

Cash, Cash Equivalents and Restricted Cash

The Company considers all highly liquid investments with an original maturity of three months or less at the date of acquisition to be cash equivalents. Cash and cash equivalents consist primarily of deposits held with financial institutions.

Restricted cash consists of (i) a certificate of deposit pledged as collateral under certain contractual arrangements, which is classified as long-term restricted cash, and (ii) funds subject to regulatory restrictions administered by the Office of Foreign Assets Control (“OFAC”), which are classified as short-term restricted cash based on the expected duration of the restriction. Short-term restricted cash is included in prepaid and other current assets on the consolidated balance sheets.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash and cash equivalents, restricted cash, accounts receivable and a loan receivable. The Company maintains cash and cash equivalents with high-quality financial institutions. For accounts receivable and loan receivable, the Company is exposed to credit risk in the event of nonpayment by customers up to the amounts recorded on the consolidated balance sheets. The Company manages its credit risk through ongoing credit evaluation of its customers’ financial conditions. The Company generally does not require collateral from its customers. Information regarding revenue and customer concentration is presented below under “Significant Customers.”

Ionetix Corporation

Notes to Consolidated Financial Statements

(In thousands, except share and per share data)

Significant Customers

The following table summarizes customers that accounted for 10% or more of revenue or accounts receivable:

	Revenue		Accounts Receivable
	For the year ended December 31,		As of December 31,
	2025	2024	2025	2024
Customer A	29%	*	*	*
Customer B	22%	29%	20%	*
Customer C	13%	16%	18%	*
Customer D	13%	16%	11%	*
Customer E	22%	37%	49%	87%

*	Represents less than 10%

Accounts Receivable, Net

Accounts receivable are recorded at the invoiced amount and are presented net of an allowance for credit losses. The Company maintains an allowance for expected credit losses to reflect amounts not expected to be collected.

The allowance is estimated using historical collection experience, the aging of receivables, customer-specific information, current economic conditions, and management’s expectations regarding collectability. Receivables that exhibit specific credit risk characteristics are evaluated individually, while other receivables are evaluated collectively when they share similar risk characteristics. Changes in the allowance for credit losses are recognized in operating expenses. Accounts are written off when management determines that no reasonable expectation of recovery exists.

As of December 31, 2024, accounts receivable totaled $2.7 million and no allowance for credit losses was recorded, as management did not identify customer-specific credit deterioration or other indicators requiring a reserve at that time.

As of December 31, 2025, accounts receivable totaled $3.4 million and the Company recorded an allowance for credit losses of $2.1 million, resulting in net accounts receivable of $1.3 million. The allowance recorded during 2025 primarily relates to specific customers that were evaluated individually due to credit deterioration and updated expectations regarding collectability.

Loan Receivable, Net

In September 2022, the Company entered into a secured loan agreement with a significant customer, which also had outstanding trade receivable balances that were evaluated separately for collectability. The agreement provided for borrowings up to an aggregate principal amount of $2.0 million. The loan bore interest at a rate of 2.88% per annum and matured in September 2025. If an event of default shall occur, the outstanding amount shall bear an additional interest at a rate of 5% per annum.

As of December 31, 2024, the outstanding principal balance of the loan receivable was $1.6 million. Accrued interest receivable of $48 was recorded separately within prepaid expenses and other current assets in the consolidated balance sheets.

Ionetix Corporation

Notes to Consolidated Financial Statements

(In thousands, except share and per share data)

The loan matured in September 2025 and was not repaid. The borrower’s failure to remit payment upon maturity was considered an indicator of credit deterioration during 2025. Based on management’s evaluation of the collectability including consideration of the underlying collateral and the borrower’s financial condition, the Company recorded an allowance for credit losses during the year ended December 31, 2025 equal to the full remaining balance of the loan and related accrued interest receivable of $1.7 million. The Company continues to pursue available legal remedies and enforcement of its contractual rights.

Inventory, Net

Inventories are stated at the lower of cost or net realizable value using the first-in, first-out. Inventory is written down based on regular reviews of inventory quantities on hand, historical usage, and anticipated future product demand.

The Company’s business model is continuing to evolve toward use of its cyclotron systems in Company owned diagnostic drug production sites. Because of this evolution, a significant portion of the inventory is expected to be capitalized into property and equipment as the cyclotron systems are completed. Accordingly, as of December 31, 2025 and 2024, the Company classified $3.1 million and $3.7 million of inventory as non-current in the consolidated balance sheets, respectively. Inventory classified as current in the consolidated balance sheets is expected to be sold or used in the subsequent fiscal year.

Property and Equipment, Net

Property and equipment are stated at cost, less accumulated depreciation and amortization. Maintenance and repairs are charged to expense as incurred, and leasehold improvements are capitalized. When assets are retired or otherwise disposed of, the cost and accumulated depreciation and amortization are removed from the consolidated balance sheets and any resulting gain or loss is reflected in the consolidated statements of operations in the period realized.

Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the assets in accordance with the following table:

Fixed asset category	Estimated useful life
Computer equipment	3 years
Computer software	3 – 5 years
Production and laboratory equipment	5 years
Specialized Technical Equipment	20 years
Cyclotron systems	20 years
Leasehold improvements	Shorter of the useful life of the leasehold improvement or the remaining term of the lease

Leases

The Company determines if an arrangement is a lease, or contains a lease, at inception. The Company recognizes on its consolidated balance sheets operating lease liabilities representing the present value of future lease payments and an associated operating lease right-of-use (“ROU”) asset for any operating lease with a term greater than one year. Short-term leases with an initial term of 12 months or less are not recorded on the consolidated balance sheets and are recognized on a straight-line basis over the lease term. As the Company leases do not provide an implicit rate, the Company generally uses an incremental borrowing rate based on the estimated rate of interest for collateralized borrowings over a term similar to the lease arrangement. When determining the lease term, the Company considers renewal options that it is reasonably certain to exercise and termination options that the Company is reasonably certain not to exercise, in addition to the non-cancellable period of the lease. Significant judgement is required in determining the incremental collateralized borrowing rate. Lease expense is recognized on a straight-line basis over the lease term.

Ionetix Corporation

Notes to Consolidated Financial Statements

(In thousands, except share and per share data)

Asset Retirement Obligation

The Company recognizes asset retirement obligations (“AROs”) for legal obligations associated with the retirement of tangible long-lived assets when the obligation is incurred and the amount can be reasonably estimated. The liability is initially recorded at fair value, with a corresponding increase to the carrying amount of the related asset. The capitalized cost is depreciated over the asset’s useful life.

The ARO liability is subsequently accreted to reflect the passage of time, with accretion expense recognized in operating expenses. The Company reviews its AROs each reporting period for changes in estimated cash flows or timing of settlement and adjusts the liability and related asset accordingly. Upon settlement, any difference between the recorded liability and the actual costs incurred is recognized in the consolidated statements of operations.

Long-Lived Assets

The Company regularly evaluates whether events or changes in circumstances have occurred that indicate that the carrying amount of long-lived assets may not be recoverable. When factors indicate that these long-lived assets should be evaluated for impairment, the Company compares the carrying amounts to future net undiscounted cash flows expected to be generated by such assets and evaluates the estimated remaining useful lives and whether events or changes in circumstances warrant a revision to the remaining periods of depreciation. Should impairment exist, the impairment loss would be measured based on the excess carrying value of the asset over the asset’s fair value. There was no impairment of long-lived assets for the years ended December 31, 2025 and 2024, respectively.

Revenue Recognition

The Company recognizes revenue when a customer obtains control of promised goods or services in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services. The Company applies the following five-step model in accounting for revenue arrangements: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to the performance obligations; and (5) recognize revenue when (or as) the Company satisfies a performance obligation.

The Company accounts for contracts with customers when both parties have approved the contract and are committed to perform their respective obligations, each party’s rights regarding products or services to be transferred are identified, payment terms are identified, the contract has commercial substance and collection of the consideration is probable. The Company utilizes written contracts as a means to establish the terms and conditions by which products and consulting services are sold to customers.

Performance obligations are promises in a contract to transfer distinct products or services to customers and are the unit of account. A product or service is a distinct performance obligation if the customer can both benefit from the product or service either on its own or together with resources that are readily available to the customer and is separately identifiable from other items with the context of the contract. Performance obligations are satisfied by transferring control of the product or service to customers. Control of the product or service is transferred either at a point in time or over time depending on the performance obligation.

Disaggregation of Revenue

The Company generates revenues primarily from (i) diagnostic drug and medical radioisotopes sales, (ii) cyclotron system sales (including installation, acceptance and spare parts), and (iii) consulting services and system support services.

Ionetix Corporation

Notes to Consolidated Financial Statements

(In thousands, except share and per share data)

Diagnostic drug and medical radioisotopes sales: Under diagnostic drug and medical radioisotopes sales arrangements, customers obtain the right to order and receive doses during standard business hours. The Company considers the customer purchase orders or contractual forecasts (which are governed by master sales agreements or supply agreement) as contracts with customers. Each dose, isotopes, or shipment thereof, qualifies as a distinct performance obligation. Control transfers to the customer upon delivery of the doses or isotopes, at which point revenue is recognized

Cyclotron system sales (including installation, acceptance, and spare parts): Under cyclotron system sales arrangements, the Company delivers a cyclotron system and performs installation and other specified tasks to verify functionality in accordance with agreed specifications. These activities are not separately identifiable from the delivered system and therefore are combined into a single performance obligation. The Company’s performance obligation is satisfied, and control of the system transfers to the customer, upon completion of these tasks and receipt of formal customer acceptance. Accordingly, revenue is recognized at the point in time when customer acceptance is obtained.

Additionally, the Company sells spare parts to customers at prevailing market prices; revenue from spare parts is recognized upon delivery, when control transfers to the customer.

Consulting services and system support services: Under consulting and system support arrangements, the Company agrees to provide services for a fixed price. Revenue is recognized over time as the services are performed, as the customer simultaneously receives and consumes the benefits of the Company’s performance. The Company measures progress toward satisfaction of the performance obligation using the cost-to-cost input method, whereby revenue is recognized based on the ratio of costs incurred to date relative to total estimated costs for the arrangement. The Company updates estimates of total expected costs as facts and circumstances change. Further, the changes in the measure of progress are recorded as cumulative catch-up adjustments in the period of change.

The following table presents revenue disaggregated by major product and service lines for the years ended December 31, 2025 and 2024:

	2025	2024
Diagnostic drug and medical radioisotopes sales	$4,268	$3,538
Cyclotron system sales	1,743	3
Consulting services and system support services	1	44
Total	$6,012	$3,585

The Company’s performance obligations are typically part of contracts that have an original expected duration of one year or less. As such, the Company does not disclose the aggregate amount of the transaction price allocated to performance obligations that are unsatisfied (or partially satisfied) as of the end of the reporting period. The Company did not record any revenue related to performance obligations satisfied (or partially satisfied) in previous periods during the years ended December 31, 2025 and 2024.

Costs Incurred to Obtain Revenue Contracts

The Company’s incremental costs of obtaining a contract primarily consist of sales commissions. Because the majority of the Company’s contracts are short-term, these commissions are generally expensed as incurred, as the period of expected benefit is less than one year. Such costs are recorded within selling, general, and administrative expenses in the consolidated statements of operations.

Ionetix Corporation

Notes to Consolidated Financial Statements

(In thousands, except share and per share data)

Cost of Revenue

Cost of revenue consists primarily of costs associated with the manufacture and delivery of the Company’s products and related services, including materials and components, personnel-related costs, depreciation of equipment used in service delivery, hosting and cloud infrastructure costs, and other costs directly attributable to revenue-generating activities. Shipping and handling costs and tariffs are included in the cost of revenue.

Research and Development

Costs of research and development, including direct and allocated expenses, are expensed as incurred. The types of costs classified as research and development include salaries of technical staff, consultant fees, outside services, supplies and prototypes, facilities related expenses and software development costs.

Stock-Based Compensation

The Company accounts for stock-based compensation, which requires all stock-based payments awards to employees, non-employees and directors, to be recognized in the consolidated statements of operations based on their fair values on the date of grant over the requisite service period, which is generally the vesting period of the respective award. Generally, the Company issues stock option awards with only service-based vesting conditions and records the expense for these awards using the straight-line method. Forfeitures are accounted for as they occur.

The fair value of each stock option grant is estimated on the date of grant using the Black-Scholes option pricing model, which requires inputs based on certain subjective assumptions, including the expected stock price volatility, the expected term of the award, the risk-free interest rate, and expected dividends, as described in Note 14 Stock Option Plan.

Warrants

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms. For warrants that meet all the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For warrants that do not meet all the criteria for equity classification are recorded in other long-term liabilities on the consolidated balance sheets. Liability-classified warrants are required to be recorded at their fair value on the date of issuance, and at their fair value at each balance sheet date thereafter. Changes in the fair value of the warrant liabilities are recorded in other expense, net in the consolidated statements of operations. The Company values the aggregate equity value and allocates the value to the appropriate classes of equity through the use of the Black-Scholes option pricing model. The value of the warrants is derived through this equity allocation. Certain assumptions used in the model include expected volatility, dividend yield and risk-free interest rate.

Income Taxes

Income taxes are accounted for using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The Company must assess the likelihood that the resulting deferred tax assets will be realized. A valuation allowance is provided when it is more-likely-than-not that some portion or all of a deferred tax asset will not be realized.

Ionetix Corporation

Notes to Consolidated Financial Statements

(In thousands, except share and per share data)

The Company recognizes benefits of uncertain tax positions if it is more likely than not that such positions will be sustained upon examination based solely on their technical merit, as the largest amount of benefit that is more likely than not to be realized upon the ultimate settlement. The Company records interest and penalties related to income taxes as a component of provision for income taxes.

Net Loss per Share Attributable to Common Stockholders

Basic net loss per common share is calculated by dividing the net loss attributable to common stockholders by the weighted-average number of shares of common stock outstanding during the period, without consideration of potentially dilutive securities. Diluted net loss per share is computed by dividing the net loss attributable to common stockholder by the weighted-average number of shares of common stock and potentially dilutive securities outstanding for the period. For purposes of the diluted net loss per share calculation, certain common stock warrants, redeemable convertible preferred stock, stock options, convertible notes, SAFE liability, and warrants to purchase redeemable convertible preferred stock on an as-converted basis are considered to be potentially dilutive securities. Basic and diluted net loss attributable to common stockholders per share is presented in conformity with the two-class method required for participating securities, as the redeemable convertible preferred stock is considered a participating security because it participates in dividends with common stock. The holders of redeemable convertible preferred stock do not have a contractual obligation to share in the Company’s losses. As such, the net loss was attributed entirely to common stockholders. Because the Company has reported a net loss for all periods presented, diluted net loss per common share is the same as basic net loss per common share for those periods.

Recently Adopted Accounting Pronouncements

In November 2023, the FASB issued ASU No. 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures (“ASU 2023-07”). The amended guidance requires incremental reportable segment disclosures, primarily about significant segment expenses. The amendments also require entities with a single reportable segment to provide all disclosures required by these amendments, and all existing segment disclosures. The amendments do not change how an entity identifies its operating segments, aggregates those operating segments, or applies quantitative thresholds to determine its reportable segments. The amendments are effective for annual periods beginning after December 15, 2023 on a retrospective basis, and interim periods within fiscal years beginning after December 15, 2024. See Segment Reporting, within Note 2 for related disclosures.

In December 2023, the FASB issued ASU No. 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (“ASU 2023-09”), which requires disclosure of incremental income tax information within the rate reconciliation and expanded disclosures of income taxes paid, among other disclosure requirements. ASU 2023-09 is effective for annual periods beginning after December 15, 2024 on a prospective basis with the option to apply the ASU retrospectively. See Note 16, Income Taxes, for disclosures related to the adoption of this ASU.

Recently Issued Accounting Pronouncements Not Yet Adopted

In November 2024, the FASB issued ASU No. 2024-03, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40) (“ASU 2024-03”). The guidance requires public companies to disclose, in the notes to the financial statements, disaggregated information about certain natural expense categories (such as employee compensation, depreciation, and purchases of inventory) included within relevant income statement captions. The amendments do not change recognition or presentation on the face of the income statement but expand the related footnote disclosures. ASU 2024-03 is effective for annual periods beginning after December 15, 2026, and interim periods beginning after December 15, 2027, on a prospective basis with the option to apply the ASU retrospectively. Early adoption is permitted. The Company is currently evaluating the impact that the adoption of this standard will have on its consolidated financial statements.

Ionetix Corporation

Notes to Consolidated Financial Statements

(In thousands, except share and per share data)

3.	Fair Value Measurement

Certain assets and liabilities are carried at fair value. Fair value is defined as the price that would be received for an asset or paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date.

Valuation techniques used to measure fair value require the Company to maximize the use of observable inputs and minimize the use of unobservable inputs. The fair value hierarchy distinguishes between market participant assumptions based on market data from independent sources (observable inputs) and an entity’s own assumptions based on the best information available (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to observable inputs (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the hierarchy are described below:

Level 1 –	Valuations based on quoted prices in active markets for identical assets or liabilities.

Level 2 –	Valuations based on inputs other than quoted prices included within Level 1 that are observable for the asset or liability, such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data

Level 3 –	Valuations based on inputs that are supported by little or no market activity that are significant to determining the fair value of assets or liabilities, including pricing models, discounted cash flow methodologies, and similar techniques.

The Company’s financial liabilities measured at fair value on a recurring basis consist of SAFE liability, preferred stock warrant liabilities, and derivative liabilities. Cash and cash equivalents, accounts receivable, accounts payable, and accrued expenses and other current liabilities are carried at amounts that approximate fair value due to the short-term nature of these instruments.

The following table sets forth, by level, within the fair value hierarchy, the financial liabilities carried at fair value on a recurring basis:

	Fair value measurements as of
	December 31, 2025
	Level 1	Level 2	Level 3	Total
SAFE liability	$—	$—	$4,086	$4,086
Warrant liability	—	—	171	171
Derivative liability	—	—	111	111
Total	$—	$—	$4,368	$4,368

Ionetix Corporation

Notes to Consolidated Financial Statements

(In thousands, except share and per share data)

	Fair value measurements as of
	December 31, 2024
	Level 1	Level 2	Level 3	Total
SAFE liability	$—	$—	$45,362	$45,362
Warrant liability	—	—	309	309
Derivative liability	—	—	44	44
Total	$—	$—	$45,715	$45,715

All recurring fair value measurements are classified within Level 3 due to the use of significant unobservable inputs. During the years ended December 31, 2025 and 2024, there were no transfers or reclassifications between fair value measurement levels of assets or liabilities.

SAFE Liability

Between September 2022 and December 2025, the Company issued simple agreements for future equity (“SAFEs”) to investors, as described further in Note 8 SAFE Liability.

The Company measures the SAFEs at fair value based on significant inputs not observable in the market, which causes it to be classified as a Level 3 measurement within the fair value hierarchy. The valuation of the future equity obligations uses assumptions and estimates the Company believes would be made by a market participant in making the same valuation. The Company assesses these assumptions and estimates on an on-going basis as additional data impacting the assumptions and estimates are obtained. Changes in the fair value of the SAFEs related to updated assumptions and estimates are recognized within the statements of operations.

The fair value of the SAFEs is subject to significant variability as additional information becomes available, which may affect the Company’s assumptions regarding the probability and timing of potential outcomes used in estimating the related liability. The valuation requires the use of significant judgment in interpreting available data and developing key assumptions. Accordingly, the estimated fair value may differ from the amount that could be realized in a current market transaction. Changes in assumptions or the use of alternative valuation methodologies could result in materially different fair value estimates and may materially impact the Company’s results of operations in future periods.

The fair value of the SAFEs as of December 31, 2025 and 2024 was determined using a Monte Carlo Simulation model in combination with option pricing methods. As of December 31, 2024, the valuation contemplated settlement of the SAFEs under a single expected outcome. As of December 31, 2025, the valuation incorporated multiple potential settlement outcomes, which were probability-weighted and discounted using event-specific discount rates in determining fair value.

The Company determined the fair value of the underlying SAFEs as of December 31, 2025 and 2024 based on independent third-party valuations using the following key inputs:

	2025	2024
Risk free rate	3.6%	4.3% - 4.4%
Expected Term (in years)	0.33	0.25
Volatility	43.5%	73.8%

Ionetix Corporation

Notes to Consolidated Financial Statements

(In thousands, except share and per share data)

Preferred Stock Warrant Liability

In connection with the 2023 Term Loan, the Company issued to the term loan investor warrants to purchase 220,000 shares of the Company’s preferred stock (“Preferred Stock Warrants”), as described in Note 5 2023 Term Loan and Warrants. The Preferred Stock Warrant liability was measured at fair value at the date of issuance and is subsequently remeasured to fair value at each reporting date as long as the warrants are outstanding.

The following assumptions were used in the valuation as of December 31, 2025 and 2024:

	2025	2024
Volatility	84%	60%
Dividend Yield	—	—
Contractual life (in years)	7.2	8.2
Risk free rate	3.9%	4.5%

Derivative Liability

Derivative liabilities consist of (i) the embedded conversion feature associated with the 2024 Note (see Note 7 Convertible Note) and (ii) the make-whole provision associated with the Series F redeemable convertible preferred stock issued in October 2025 (see Note 8 SAFE Liability and Note 12 Redeemable Convertible Preferred Stock). As of December 31, 2025, the only derivative liability outstanding relates to the make-whole provision. The embedded derivative associated with the 2024 convertible notes (see Note 7 Convertible Notes) was extinguished upon conversion in October 2025.

The derivative liabilities are valued using a Monte Carlo simulation model combined with an option pricing framework and are classified as Level 3 due to the use of significant unobservable inputs. Key valuation input includes as of December 31, 2025 and 2024:

	2025	2024
Risk free rate	3.6%	4.1%
Volatility	43.5%	71.7%
Expected term (in years)	0.33	1.56

The following table presents a roll-forward of the aggregate fair values of the Company’s Level 3 financial liabilities for the years ended December 31, 2025 and 2024:

	SAFE liability	Warrant liability	Derivative liability
Balance as of December 31, 2023	$19,736	$248	$—
Issuances	16,250	—	75
Change in fair value	9,376	61	(31)
Balance as of December 31, 2024	45,362	309	44
Issuances	9,114	—	2,916
Change in fair value	328	12	(2,842)
Settlement	(50,718)	(150)	(7)
Balance as of December 31, 2025	$4,086	$171	$111

The change in fair value of SAFEs liabilities, preferred stock warrant liability, and derivative liability are included in other expense, net in the consolidated statements of operations.

Ionetix Corporation

Notes to Consolidated Financial Statements

(In thousands, except share and per share data)

4.	Consolidated Balance Sheets Details

Inventory, Net

Inventory included in total current assets consists solely of assemblies and raw materials. The composition of inventory, non-current as of December 31, 2025 and 2024 is as follows:

	2025	2024
Assemblies and raw materials	$2,211	$2,803
Work-in-process	1,683	1,385
Inventory, non-current, gross	$3,894	$4,188
Less: allowance for inventory obsolescence	(798)	(512)
Inventory, non-current	$3,096	$3,676

The Company maintains an allowance for inventory obsolescence to reduce the carrying value of slow-moving, obsolete, or damaged inventory to its estimated net realizable value. The allowance is based on historical write-offs, current inventory aging, and management’s assessment of future demand. No allowance for inventory obsolescence was recorded against inventory included in total current assets as of December 31, 2025 or 2024.

Activity in the allowance for inventory obsolescence, related solely to inventory, non-current was as follows:

Amount
Balance as of December 31, 2023	$173
Provision charged to costs of revenue	339
Balance as of December 31, 2024	512
Provision charged to costs of revenue	286
Balance as of December 31, 2025	$798

Prepaid Expenses and Other Current Assets

The composition of prepaid expenses and other current assets as of December 31, 2025 and 2024 is as follows:

	2025	2024
Inventory deposits	$435	$551
Prepaid software subscriptions	52	63
Interest receivable	—	93
Other prepaid expenses and other current assets	83	80
Total	$570	$787

Ionetix Corporation

Notes to Consolidated Financial Statements

(In thousands, except share and per share data)

Property and Equipment, Net

The composition of property and equipment, net as of December 31, 2025 and 2024 is as follows:

	2025	2024
Production and laboratory equipment	$7,198	$7,657
Specialized Technical Equipment	9,393	8,403
Computer equipment	319	319
Computer software	302	302
Leasehold improvements	13,760	13,970
Construction in progress	8,452	544
Total property and equipment	39,424	31,195
Less accumulated depreciation	(12,210)	(8,976)
Property and equipment, net	$27,214	$22,219

Construction in progress represents costs incurred for leasehold improvements and a cyclotron system that were not substantially complete and ready for their intended use as of December 31, 2025 and 2024. Construction in progress includes direct costs of acquisition, installation, and other expenditures necessary to bring the assets to the condition necessary for their intended use. No depreciation is recorded on construction in progress until the related assets are substantially complete and placed into service.

Depreciation expense was $3.6 million and $2.5 million for the years ended December 31, 2025 and 2024, respectively.

Accrued Expenses and Other Current Liabilities

The composition of accrued expenses and other current liabilities as of December 31, 2025 and 2024 is as follows:

	2025	2024
Customer deposits	$600	$2,195
Accrued compensation and benefits	569	1,022
Accrued interest	390	—
Other accrued expenses and other current liabilities	431	353
Total	$1,990	$3,570

Other Non-Current Liabilities

The composition of other non-current liabilities as of December 31, 2025 and 2024 is as follows:

	2025	2024
Customer deposits	$1,000	$—
Government grant obligation	750	—
Asset retirement obligation	568	501
Other	283	1,702
Total	$2,601	$2,203

Ionetix Corporation

Notes to Consolidated Financial Statements

(In thousands, except share and per share data)

Government grant obligation

During 2025, the Company received a government grant of $750 in connection with an economic development program. The grant is subject to specified conditions that must be satisfied through June 2030 and includes provisions requiring repayment if such conditions are not met. As of December 31, 2025, the Company has not satisfied the required conditions. Accordingly, the $750 was recorded as a government grant obligation included in other non-current liabilities in the consolidated balance sheet. The amount will be recognized in the consolidated statements of operations as the related conditions are satisfied and it becomes probable that repayment will not be required.

5.	2023 Term Loan and Warrants

In February 2023, the Company entered into a note payable agreement with a principal amount of $5.5 million and an interest rate of 17% per annum (the “2023 Term Loan”) with an existing investor of the Company who is a related party. See Note 18 for additional information regarding related party transactions. The 2023 Term Loan matures in May 2026, as amended. Interest accrues at a stated rate of 17% per annum and is payable at maturity. No principal payments have been made since issuance.

In connection with the issuance of the 2023 Term Loan, the Company issued 220,000 warrants to purchase shares of Series F redeemable convertible preferred stock at an exercise price of $1.40 per share (the “Preferred Stock Warrants”). The Preferred Stock Warrants expire in February 2033. The Preferred Stock Warrants are classified as a liability and are remeasured at fair value at each reporting date, with changes in fair value recognized in other expense, net in the consolidated statements of operations (see Note 3 Fair Value Measurement).

During the year ended December 31, 2025, the investor exercised 110,000 of the Preferred Stock Warrants. As of December 31, 2025 and 2024, 110,000 and 220,000 Preferred Stock Warrants were outstanding, respectively.

In July 2024, the Company amended the 2023 Term Loan to extend the maturity date from August 2024 to February 2025. In connection with the amendment, the Company issued 250,000 common stock warrants to the creditor.

In 2025, the Company entered into additional amendments to extend the maturity date to May 2026. In connection with these amendments, the Company issued an aggregate of 1,000,000 additional common stock warrants to the creditor. Additionally, a portion of the accrued interest of $352 was converted to a SAFE issued to the note holder, with an aggregate principal amount of $352. Refer to Note 9 for further information on the Company’s SAFEs.

The common stock warrants are equity classified. The fair value of the warrants issued in connection with the amendments was recorded as a debt discount and is amortized to interest expense over the remaining term of the 2023 Term Loan. The fair value of warrants issued in 2024 and 2025 was $76 and $242, respectively, refer to Note 15 Common Stock Warrants for additional information.

The outstanding principal balance of the 2023 Term Loan was $5.5 million at December 31, 2025 and 2024. Accrued interest payable was $164 and $0 at December 31, 2025 and 2024, respectively. The unamortized debt discount related to issued common stock warrants was $187 and $43 at December 31, 2025 and 2024, respectively. Total interest expense related to the 2023 Term Loan, including amortization of debt discount, was $1.5 million and $1.3 million for the years ended December 31, 2025 and 2024, respectively.

Ionetix Corporation

Notes to Consolidated Financial Statements

(In thousands, except share and per share data)

6.	Promissory Note

In April, 2025, the Company issued an unsecured promissory note to a board member in the principal amount of $440. The note bears interest at 11% per annum and matures on April 9, 2026. Interest is payable at maturity, and all unpaid principal and accrued interest are due on the maturity date. As of December 31, 2025, the outstanding principal balance of the note was $440 and was classified as short-term debt on the consolidated balance sheet. Accrued interest totaled $40 as of December 31, 2025 and was included in accrued expenses and other current liabilities on the consolidated balance sheets.

7.	Convertible Notes

2023 Notes

Between June and October 2023, the Company issued unsecured convertible promissory notes with an aggregate principal amount of $10.0 million (the “2023 Notes”). The 2023 Notes accrue interest at a compound rate of 7% per annum and mature on the earlier of (i) conversion into equity interests of the Company in accordance with the contractual terms or (ii) June 1, 2026. Under the terms of the 2023 Notes, the Company may elect to (i) redeem the 2023 Notes at any time, (ii) convert the 2023 Notes in accordance with the agreement prior to maturity, or (iii) repay all outstanding principal and accrued but unpaid interest at maturity if conversion has not occurred.

The 2023 Notes were accounted for as debt. No amounts were separated or accounted for as derivatives. At December 31, 2024, the aggregate outstanding principal balance of the 2023 Notes was $10.0 million. There were no outstanding 2023 Notes at December 31, 2025 as a result of the conversion described below. For the years ended December 31, 2025 and 2024, total interest expense related to the 2023 Notes was $682 and $700, respectively.

2024 Note

In July 2024, the Company issued an unsecured convertible promissory note with an aggregate principal amount of $10.0 million (the “2024 Note”). The 2024 Note accrues interest at a compound rate of 8% per annum and matures on the earlier of (i) conversion into shares of the Company’s capital stock or (ii) July 22, 2026.

The Company determined that the embedded conversion discount feature of the 2024 Note requires separate accounting as a derivative liability. Accordingly, the embedded derivative was bifurcated from the host debt instrument and separately accounted for at fair value. At issuance, the derivative liability was recorded at its estimated fair value of $75, with a corresponding debt discount recorded against the carrying amount of the 2024 Note. The debt discount was amortized to interest expense over the contractual term of the note. The derivative liability was remeasured at fair value at each reporting date, with changes in fair value recognized in other expense, net in the consolidated statements of operations. The fair value of the derivative liability was $44 at December 31, 2024. For the years ended December 31, 2025 and 2024, the Company recognized a loss from change in fair value of the derivative liability of $37 and $31, respectively.

At December 31, 2024, the aggregate outstanding principal balance of the 2024 Note was $10.0 million. There were no outstanding 2024 Note at December 31, 2025 as a result of the conversion described below. For the years ended December 31, 2025 and 2024, total interest expense related to the 2024 Note was $949 and $508, respectively, consisting of contractual interest of $679 and $357 and amortization of debt discount of $270 and $151, respectively.

Ionetix Corporation

Notes to Consolidated Financial Statements

(In thousands, except share and per share data)

Conversion of Notes and Agreement to Convert

On October 31, 2025, the Company and the holders of the outstanding 2024 and 2023 Notes entered into an Agreement to Convert (the “Conversion Agreement”). The Conversion Agreement amended and superseded certain provisions of the notes and provided for the mandatory conversion of all outstanding principal and accrued but unpaid interest into shares of the Company’s Series F redeemable convertible preferred stock at a negotiated conversion price of $1.40 per share.

Immediately prior to conversion, the Company remeasured the derivative liability associated with the 2024 Note to fair value. Upon conversion, aggregate outstanding principal and accrued interest of $22.7 million was converted into 16,221,980 shares of Series F redeemable convertible preferred stock. The transaction was settled entirely in shares, and no cash consideration was paid.

Upon conversion, the Company derecognized the carrying amount of the 2024 and 2023 Notes, including any unamortized debt discount and the related derivative liability. As a result of the conversion, there were no outstanding balances related to the 2024 or 2023 Notes as of December 31, 2025.

The Company accounted for the transaction as a debt extinguishment and recognized a loss of $10.1 million during the year ended December 31, 2025. The loss represents the excess of the aggregate fair value of the Series F redeemable convertible preferred stock issued and the make-whole derivative liability recognized over the net carrying amount of the notes and related balances derecognized. The loss is included in other expense, net in the consolidated statements of operations.

Make-Whole Provision

The Conversion Agreement includes a one-time make-whole provision that may require the Company to issue additional shares of Series F redeemable convertible preferred stock if the price per share in the Company’s next equity financing is below a stated threshold. The Company determined that the make-whole provision represents a derivative liability. The derivative liability was initially recorded at its estimated fair value on October 31, 2025 of $1.0 million and is remeasured at fair value at each reporting date, with changes in fair value recognized in other expense, net in the consolidated statements of operations. As of December 31, 2025, the derivative liability related to the make-whole provision was $40. The Company recognized a change in fair value of $1.0 million during the year ended December 31, 2025.

8.	SAFE Liability

From 2022 through December 2025, the Company issued SAFEs to multiple investors for an aggregate principal amount of $43.3 million. During the years ended December 31, 2025 and 2024, the Company issued SAFEs with an aggregate principal amount of $9.1 million and $16.3 million, respectively. The SAFEs were issued on substantially similar terms. The SAFE holders are entitled to receive shares of the Company’s redeemable convertible preferred stock upon the occurrence of a qualifying equity financing event. In the event of a liquidity or dissolution event, the SAFEs provide for settlement in accordance with their contractual terms. The SAFEs grant holders the right to receive shares of the Company’s redeemable convertible preferred stock upon the occurrence of a qualifying equity financing event at a 15% discount to the price per share paid by other investors in such financing.

The Company determined that the SAFEs are freestanding financial instruments and are classified as liabilities, as the SAFEs represent an obligation to issue a variable number of shares for a fixed monetary amount. The SAFEs are initially recorded at fair value upon issuance and subsequently remeasured to fair value at each reporting date, with changes in fair value recognized in the consolidated statements of operations. Issuance costs related to the SAFEs are expensed as incurred.

Ionetix Corporation

Notes to Consolidated Financial Statements

(In thousands, except share and per share data)

The SAFE liability balance was $4.1 million and $45.4 million at December 31, 2025 and 2024, respectively. For the years ended December 31, 2025 and 2024, the Company recognized a change in fair value of the SAFE liability of $328 and $9.4 million, respectively.

SAFEs Issued with Common Stock Warrants

Of the $9.1 million SAFEs issued during 2025, $3.4 million related to certain SAFEs issued in November and December 2025 that included common stock warrant coverage. A portion of these SAFEs with warrant coverage was issued to related parties. See Note 18 for additional information regarding related party transactions.

The Company evaluated the common stock warrants and concluded that they meet the criteria for equity classification. The SAFE liability and the equity-classified warrants were recorded at their respective fair values on the issuance date. The warrants were classified as equity and are not subsequently remeasured. The fair value allocated to the SAFE liability was $3.4 million, and the fair value allocated to the common stock warrants was $3.1 million. Any excess of the aggregate fair value of the instruments issued over the proceeds received was recognized as an upfront loss of $3.1 million during the year ended December 31, 2025.

Election to Convert SAFEs

On October 31, 2025, holders of SAFEs with an aggregate carrying value of $50.7 million elected to settle their SAFEs into shares of the Company’s Series F redeemable convertible preferred stock at a conversion price of $1.40 per share.

Immediately prior to conversion, the Company remeasured the SAFE liability to fair value. The remeasurement did not result in a material change in the carrying amount of the SAFE liability. Upon conversion, the Company derecognized the SAFE liability and recorded the Series F redeemable convertible preferred stock issued at its estimated fair value on the conversion date. In connection with the conversion, the Company also recognized a freestanding make-whole derivative liability at its estimated fair value.

The Company accounted for the transaction as an extinguishment of the SAFE liability and recognized a loss of $5.9 million during the year ended December 31, 2025. The loss represents the excess of the aggregate fair value of the Series F redeemable convertible preferred stock issued and the make-whole derivative liability recognized over the carrying amount of the SAFE liability at the conversion date. The loss is included in other expense, net in the consolidated statements of operations.

Make-Whole Provision

In connection with the October 31, 2025 SAFE conversion, the Company granted a one-time make-whole right to the converted investors. Under this provision, if the lowest price per share of the Company’s redeemable convertible preferred stock issued in the next equity financing is below a specified threshold, the Company is required to issue to those investors additional shares of the series of redeemable convertible preferred stock issued in such financing. The Company determined that the make-whole provision represents a freestanding derivative liability. The derivative liability was initially recorded at its estimated fair value of $1.9 million on October 31, 2025 and is subsequently remeasured at fair value at each reporting date, with changes in fair value recognized in the consolidated statements of operations. The fair value of the derivative liability related to the make-whole provision was $71 as of December 31, 2025. The Company recognized a change in fair value of $1.8 million for the year ended December 31, 2025.

Contingent Equity Arrangements Associated with a SAFE

In connection with a SAFE issued in 2023, the Company entered into a side letter that provides the investor with the right to receive a warrant to acquire equity of the Company upon the occurrence of certain future events, including, but not limited to, the completion of specified corporate transactions, changes in the Company’s capital structure, or other defined triggering events.

Ionetix Corporation

Notes to Consolidated Financial Statements

(In thousands, except share and per share data)

Subsequent to the initial arrangement, in 2024, the Company entered into agreements that formalized the prior arrangement. These agreements define alternative settlement outcomes that remain contingent on future events, pursuant to which the investor is entitled to receive either (i) a warrant to acquire the Company’s redeemable convertible preferred stock or (ii) a warrant tied to the equity of a portion of the Company’s business. The investor must elect one alternative, and the unselected alternative is extinguished.

The Company evaluated the arrangement as a whole and determined that the investor does not currently hold a warrant or other freestanding financial instrument. Prior to the occurrence of the relevant triggering events, (i) the investor does not have the present ability to exercise any instrument, (ii) the specific instrument to be issued is not yet determinable, and (iii) settlement remains subject to substantive contingencies, including the investor’s election and the completion of certain transactions.

Accordingly, the Company concluded that the arrangement does not impose a present obligation to issue shares or transfer assets under ASC 480. As such, no amounts have been recognized in the consolidated financial statements related to this arrangement as of December 31, 2025. The accounting for the arrangement will be evaluated when the relevant contingencies are resolved and the final terms and form of the instrument, if any, are determined.

9.	Operating Leases

The Company leases various facilities under operating leases. Leased facilities include manufacturing facilities, radiopharmaceutical production facilities, and office space. The Company combines lease and non-lease components, therefore there is no allocation of lease payments to non-lease components. The Company does not have any short-term leases as of December 31, 2025.

The components of total lease costs for operating leases during the years ended December 31, 2025 and 2024 were as follows:

	2025	2024
Operating lease cost	$564	$679
Variable lease cost	106	102

The supplemental cash flow information related to operating leases during the years ended December 31, 2025 and 2024 were as follows:

	2025	2024
Cash payment for operating lease	$558	$553
Operating lease liabilities arising from obtaining new operating lease ROU assets during the period	817	108

The weighted-average remaining lease terms and discount rates for operating leases during the years ended December 31, 2025 and 2024 were as follows:

	2025	2024
Weighted-average remaining lease term (years)	3.7	3.9
Weighted-average discount rate	6.8%	6.4%

Ionetix Corporation

Notes to Consolidated Financial Statements

(In thousands, except share and per share data)

Future minimum lease payments under non-cancellable leases as of December 31, 2025, were as follow:

Amount
2026	$523
2027	413
2028	306
2029	235
2030	142
Thereafter	—
Total undiscounted lease payments	1,619
Less: Imputed interest	(186)
Operating lease liabilities	$1,433

10.	Asset Retirement Obligation

The Company recognizes ARO liabilities primarily related to restoration and removal costs at multiple operational sites per lease agreements or nuclear regulatory requirements. These obligations are expected to be settled over various future periods, consistent with the lease terms or the useful lives of the underlying assets, and are based on estimates of future costs discounted to present value using a risk-free rate. The AROs are classified in other non-current liabilities on the consolidated balance sheets. Upon initial recognition of the ARO liability, the Company also capitalized asset retirement costs as part of the carrying amount of the related long-lived assets. These capitalized costs are being depreciated over the estimated useful life of the associated assets on a straight-line basis.

The following table summarizes the changes in the Company’s ARO liability during the year ended December 31, 2025:

Amount
ARO liability at December 31, 2023	$237
Addition	264
Settlements	—
ARO liability at December 31, 2024	$501
Addition	67
Settlements	—
ARO liability at December 31, 2025	$568

11.	Commitments and Contingencies

Litigation and Claims

From time to time, the Company may be involved in legal proceedings in the normal course of business. The Company assesses the need to record a liability for litigation and contingencies. Reserve estimates are recorded when and if it is determined that a loss-related matter is both probable and reasonably estimable.

Litigation Settlement and Revenue Impact

The Company was party to litigation associated with a prior commercial arrangement. In January 2026, subsequent to December 31, 2025, the Company resolved the matter by entering into a supply agreement with the customer. Under the terms of the agreement, the customer may purchase specified radioisotopes at a per-unit contractual discount until aggregate discounts total $2.8 million (the “Settlement Credit”). The credit is nonrefundable and does not require the customer to make minimum purchase commitments.

Ionetix Corporation

Notes to Consolidated Financial Statements

(In thousands, except share and per share data)

The Company concluded that the Settlement Credit represents consideration payable to a customer within the scope of ASC 606, Revenue from Contracts with Customers. Accordingly, the Settlement Credit will be recognized as a reduction of transaction price and recorded as a reduction of revenue as the customer exercises its right to purchase product at the discounted price. Revenue will continue to be recognized upon transfer of control of the product to the customer.

Purchase Commitments

As of December 31, 2025, the Company did not have any significant noncancelable purchase commitments.

12.	Redeemable Convertible Preferred Stock

Redeemable convertible preferred stock as of December 31, 2025 is comprised of the following:

Series	Original issue price	Shares authorized	Issued and outstanding	Carrying value	Liquidation preference
	(Per share)
A	$0.05	12,285,713	12,285,713	$645	$645
B	0.21	7,500,000	7,500,000	1,575	1,575
C	0.85	5,000,000	5,000,000	4,250	4,250
D	1.00	4,100,799	4,100,799	4,101	4,101
E	1.12	22,671,428	22,671,428	25,392	25,392
F	1.40	105,481,484	93,624,871	155,236	131,075
		157,039,424	145,182,811	$191,199	$167,038

Redeemable convertible preferred stock as of December 31, 2024 is comprised of the following:

Series	Original issue price	Shares authorized	Issued and outstanding	Carrying value	Liquidation preference
	(Per share)
A	$0.05	12,285,713	12,285,713	$645	$645
B	0.21	7,500,000	7,500,000	1,575	1,575
C	0.85	5,000,000	5,000,000	4,250	4,250
D	1.00	4,100,799	4,100,799	4,101	4,101
E	1.12	22,671,428	22,671,428	25,392	25,392
F	1.40	87,142,870	49,050,528	68,671	68,671
		138,700,810	100,608,468	$104,634	$104,634

As of December 31, 2025, the holders of each series of redeemable convertible preferred stock (collectively, the “Preferred Stock”) have the following rights and preferences:

i.	Conversion

Each share of redeemable convertible preferred stock is convertible at the right and option of the stockholder into such number of fully paid and nonassessable shares of common stock as is determined by dividing the original issue price for the relevant series of redeemable convertible preferred stock by the conversion price of $0.0525 for Series A redeemable convertible preferred stock, $0.21 for Series B redeemable convertible preferred stock, $0.85 for Series C redeemable convertible preferred stock, $1.00 for Series D redeemable convertible preferred stock, $1.12 for Series E redeemable convertible preferred stock and $1.40 for Series F redeemable convertible preferred stock, as adjusted per the terms of the Company’s Certificate of Incorporation.

Ionetix Corporation

Notes to Consolidated Financial Statements

(In thousands, except share and per share data)

Each share of redeemable convertible preferred stock automatically converts into fully paid shares of common stock at the conversion price immediately prior to the closing of a firmly underwritten public offering in which the gross cash proceeds to the Company (before underwriting discounts, commissions, and fees) are at least $50.0 million at a price per share of common stock of at least $5.20 as adjusted for any stock dividends, combinations, splits, and recapitalizations with respect to the common stock after December 14, 2018, the filing date of the Tenth Amended and Restated Certificate of Incorporation.

Each share of Series A preferred, Series B preferred, Series C preferred, Series D preferred and Series E preferred automatically converts into shares of common stock at any time upon the affirmative election of the holders of at least a majority of the outstanding shares of Series A preferred, Series B preferred, Series C preferred, Series D preferred and Series E preferred voting together as a single class. In addition, each share of Series F preferred shall automatically be converted into shares of common stock, at any time upon the affirmative election of the holders of at least a majority of the outstanding shares of Series F preferred.

ii.	Liquidation

Upon any voluntary or involuntary liquidation, dissolution, or winding up of the Company, each stockholder of Series F redeemable convertible preferred stock is entitled to receive, prior and in preference to any distribution of any assets or surplus funds to the holders of Series A, B, C, D and E redeemable convertible preferred stock and common stock, an amount per share up to the original issue price of $1.40, in addition to all declared but unpaid dividends. If the full amount is not available for distribution, amounts shall be paid out in proportion to the aggregate preferential amounts owed. After the distributions described above have been paid in full, the remaining assets of the Company shall be distributed to Series A, B, C, D and E redeemable convertible preferred stock an amount per share up to the original issue price of $0.0525, $0.21, $0.85, $1.00 and $1.12, respectively, in addition to all declared but unpaid dividends. If the full amount is not available for distribution, amounts shall be paid out in proportion to the aggregate preferential amounts owed. After the distributions described above have been paid in full, the remaining assets of the Company shall be distributed ratably among the holders of Series A, B, C, D, E and F redeemable convertible preferred stock and common stock with the shares of Series A, B, C, D, E and F redeemable convertible preferred stock being treated as if they had been converted to shares of common stock at the then applicable conversion rate.

iii.	Voting Rights

Each share of redeemable convertible preferred stock has the right to one vote for each share of common stock into which such redeemable convertible preferred stock could be converted, and with respect to such vote, each holder will have full voting rights and powers equal to holders of common stock.

iv.	Dividends

Each stockholder of Series A, B, C, D, E and F stock is entitled to receive cash dividends of $0.0042, $0.0168, $0.068, $0.08, $0.0896, and $0.112, respectively, per share per annum when and if declared by the board of directors, prior to payment of dividends on common stock. Dividends are noncumulative and shall be paid in cash or capital stock. No dividends have been declared to date.

Ionetix Corporation

Notes to Consolidated Financial Statements

(In thousands, except share and per share data)

v.	Redemption

The redeemable convertible preferred stock contains provisions which provide for redemption of the shares upon a voluntary or involuntary liquidation, dissolution, winding up, or Deemed Liquidation Event such as a merger, sale, lease transfer or other disposition of all or substantially all the assets of the Company. These provisions are considered contingent redemption provisions that are not solely within the control of the Company and are deemed to be not probable. Accordingly, the convertible redeemable preferred stock is presented outside of permanent equity in mezzanine equity of the consolidated balance sheets.

13.	Stockholders’ Deficit

Common Stock

Each share of common stock is entitled to one vote. The holders of common stock are also entitled to receive dividends whenever funds are legally available and when declared by the Board of Directors, subject to the prior right of holders of all series of stock outstanding. During the year ended December 31, 2025, the Company increased the total number of common shares authorized from 201,142,870 shares to 219,481,484 shares. Through December 31, 2025, no dividends have been declared or paid.

The Company is required to reserve and keep available out of its authorized but unissued shares of common stock such a number of shares sufficient to affect the conversion of all outstanding shares of redeemable convertible preferred stocks, preferred stock and common stock warrants, and options granted and available for grant under the Company’s stock option plan.

As of December 31, 2025 and 2024, the Company had reserved common stock for future issuance as follows:

	2025	2024
Conversion of Series A redeemable convertible preferred stock	12,285,713	12,285,713
Conversion of Series B redeemable convertible preferred stock	7,500,000	7,500,000
Conversion of Series C redeemable convertible preferred stock	5,000,000	5,000,000
Conversion of Series D redeemable convertible preferred stock	4,100,799	4,100,799
Conversion of Series E redeemable convertible preferred stock	22,671,428	22,671,428
Conversion of Series F redeemable convertible preferred stock	93,624,871	49,050,528
Conversion of preferred stock warrants	110,000	220,000
Conversion of common stock warrants	10,176,273	7,527,404
Outstanding options under the 2010 Plan	1,092,810	1,341,186
Outstanding options under the 2016 Plan	13,069,838	11,432,402
Options reserved for future issuance under the 2010 Plan	—	278,574
Options reserved for future issuance under the 2016 Plan	559,611	2,294,548
Total	170,191,343	123,702,582

14.	Stock Option Plan

In 2010, the Company adopted the 2010 Equity Compensation Plan (the “2010 Plan”). There have been no issuances under the 2010 Plan since the adoption of the 2016 Equity Incentive Plan (the “2016 Plan”). The 2010 Plan expired in 2025, and all options available for issuance under the 2010 Plan upon expiration were moved to the 2016 Plan. Accordingly, no shares are available for future issuance under the 2010 Plan as of December 31, 2025.

Ionetix Corporation

Notes to Consolidated Financial Statements

(In thousands, except share and per share data)

In 2016, the Company’s Board of Directors adopted the 2016 Plan under which incentive stock options (“ISOs”), nonqualified stock options (“NSOs”), stock appreciation rights (“SARs”), restricted stock, and restricted stock units (“RSUs”) to employees, directors, and consultants. Under the 2016 Plan, ISOs can only be granted to employees and NSOs can be granted to employees, directors, and key advisors. The Board of Directors determines the terms and conditions of the awards, including the number of awards to be granted and vesting criteria at the time of grant. The term of each option shall be stated in the option agreement; however, the term shall be no more than ten years from the date of the grant thereof. Stock options must be granted with an exercise price no less than the stock’s fair market value at the date of grant.

Activity under the 2016 Plan and 2010 Plan consists of the following:

	Number of options	Weighted average exercise price	Weighted average remaining contractual life (years)	Aggregate intrinsic value
Balance as of December 31, 2023	10,589,851	$0.22	6.50	$954
Options granted	2,935,275	0.31
Options exercised	(266,799)	0.18		36
Options cancelled	(484,739)	0.25
Balance as of December 31, 2024	12,773,588	0.24	6.31	3,186
Options granted	4,039,029	0.49
Options exercised	(624,451)	0.21		176
Options cancelled	(2,025,518)	0.26
Balance as of December 31, 2025	14,162,648	0.31	6.41	2,541
Vested and expected to vest at December 31, 2025	14,162,648	0.31	6.41	2,541
Exercisable at December 31, 2025	9,370,813	$0.25	5.11	$2,290

The total fair value of options vested was $458 and $432 during the year ended December 31, 2025 and 2024, respectively. The options granted during the year ended December 31, 2025 and 2024 had a weighted-average grant-date fair value per share of $0.30 and $0.19, respectively.

The fair value of stock options granted was estimated using the following weighted-average assumptions:

	2025	2024
Expected term (in years)	5.9	5.7
Expected volatility	65.0%	64.7%
Risk-free rate	4.1%	4.0%
Dividend yield	—	—

The Black-Scholes option-pricing model requires the use of highly subjective assumptions which determine the fair value of stock-based awards. These assumptions include:

Expected Term — The expected term represents the period that stock-based awards are expected to be outstanding. The expected term for option grants is determined using the simplified method. The simplified method deems the term to be the average of the time-to-vesting and the contractual life of the stock-based awards.

Ionetix Corporation

Notes to Consolidated Financial Statements

(In thousands, except share and per share data)

Expected Volatility — Since the Company is privately held and does not have any trading history for its common stock, the expected volatility was estimated based on the average volatility for comparable publicly traded companies over a period equal to the expected term of the stock option grants. The comparable companies were chosen based on their similar size, stage in the life cycle or area of specialty.

Risk-Free Interest Rate — The risk-free interest rate is based on the U.S. Treasury zero coupon issues in effect at the time of grant for periods corresponding with the expected term of option.

Expected Dividend — The Company has never paid dividends on its common stock and has no plans to pay dividends on its common stock. Therefore, the Company used an expected dividend yield of zero.

The Company’s total stock-based compensation was as follows:

	2025	2024
Cost of revenue	$13	$14
Research and development	57	59
Selling, general and administrative	483	440
Total stock-based compensation	$553	$513

As of December 31, 2025 the unrecognized stock-based compensation related to outstanding unvested options was $1.2 million and is expected to be recognized over a weighted average period of 2.7 years.

15.	Common Stock Warrants

The Company has issued common stock warrants in connection with debt arrangements and financing transactions. All common stock warrants are classified as equity and are recorded at their estimated grant-date fair value using the Black-Scholes option pricing model. Once recorded in stockholders’ deficit, common stock warrants are not subsequently remeasured.

The following table summarizes common stock warrant activity for the years ended December 31, 2025 and 2024:

	Number of warrants	Weighted Average Exercise Price
Outstanding at December 31, 2023	7,277,404	$1.49
Issued	250,000	0.01
Exercised	—	—
Canceled	—	—
Outstanding at December 31, 2024	7,527,404	$1.45
Issued	3,398,869	0.01
Exercised	(750,000)	0.01
Canceled	—	—
Outstanding at December 31, 2025	10,176,273	$1.08

Ionetix Corporation

Notes to Consolidated Financial Statements

(In thousands, except share and per share data)

In connection with amendments to the 2023 Term Loan (see Note 5 2023 Term Loan and Warrants), the Company issued 250,000 common stock warrants in July 2024 and an aggregate of 1,000,000 common stock warrants in 2025, each with an exercise price of $0.01 per share and a contractual term of ten years. During the year ended December 31, 2025, 750,000 of these term loan-related warrants were exercised. The Company received aggregate cash proceeds of $8 upon exercise. At December 31, 2025 there were 500,000 common stock warrants outstanding.

As described in Note 8 SAFE Liability, in November and December 2025 the Company issued an aggregate of 2,398,869 common stock warrants in connection with certain SAFE issuances. These warrants have an exercise price of $0.01 per share and a contractual term of ten years. All such warrants were outstanding at December 31, 2025.

The remaining outstanding common stock warrants were issued in connection with prior financing transactions in 2018 and 2020 and have exercise prices ranging from $1.12 to $2.10 per share and expiration dates between 2028 and 2030. All such warrants were outstanding at December 31, 2025 and 2024.

The fair value of common stock warrants issued was estimated using the following assumptions:

	2025	2024
Expected term (in years)	10	10
Expected volatility	79.6% - 79.9%	56.9%
Risk-free rate	4.1% - 4.2%	4.2%
Dividend yield	—	—

16.	Income Taxes

The components of the provision for income taxes of the years ended December 31, 2025 and 2024 are as follows:

	2025	2024
Current tax expense:
Federal	$—	$—
State	6	2
Total current	6	2
Deferred tax benefit:
Federal	—	—
State	—	—
Total deferred	—	—
Total provision for income taxes	$6	$2

The provision from income taxes differs from the amount which would result by applying the federal statutory income tax rate to pre-tax loss for the years ended December 31, 2025 and 2024. The reconciliation of the federal statutory rate to the Company’s effective tax rate is as follows:

	2025	2024
Statutory rate	21.0%	21.0%
State, net of federal benefit	1.4%	0.3%
Research and development credit	0.4%	0.4%
Stock-based compensation	(0.2%)	(0.3%)
Change in fair value of SAFE/warrant/derivative liabilities	1.3%	(6.6%)
Loss on financing instrument	(10.1%)	0.0%
Other	(0.9%)	(0.8%)
Change in valuation allowance	(12.9%)	(14.0%)
Effective tax rate	0.00%	0.00%

Ionetix Corporation

Notes to Consolidated Financial Statements

(In thousands, except share and per share data)

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes as well as operating loss and tax credit carryforwards, net of any adjustments of unrecognized tax benefits.

The components of the net deferred tax assets as of December 31, 2025 and 2024 are as follows:

	2025	2024
Deferred tax assets:
Net operating losses	$33,486	$27,733
Other accruals	612	946
Operating lease liabilities	344	267
Stock based compensation	93	71
Credit carryforwards	1,375	1,225
174 R&D capitalized costs	1,065	1,464
Fixed assets	750	816
Total gross deferred income tax assets	37,725	32,522
Deferred income tax liabilities:
ROU assets	(344)	(268)
Total gross deferred income tax liabilities	(344)	(268)
Valuation allowance	(37,381)	(32,254)
Net deferred tax assets	$—	$—

As of December 31, 2025 and 2024, the Company has U.S. federal and state net operating loss (“NOL”) carryforwards of approximately $140.1 million and $77.6 million, and $116.1 million and $63.4 million, respectively, which begin to expire in 2030 for federal and 2024 for state purposes. For tax reporting purposes, operating loss carryforwards are available to offset future taxable income; such carryforwards expire in varying amounts beginning in 2030 and 2024 for federal and state purposes, respectively, with 2018 to 2025 federal NOLs having no expiration date. Under current federal and various state laws, the amounts of and benefits from net operating losses carried forward may be impaired or limited in certain circumstances. Events which may cause limitation in the amount of net operating losses that may be utilized in any one year including, but not limited to, a cumulative ownership change of more than 50% over a three-year period.

Generally, utilization of the net operating loss carryforwards and credits may be subject to a substantial annual limitation due to the ownership change limitations provided by Section 382 of the Internal Revenue Code of 1986 (the “Code”), which discussed limitations on NOL carryforwards and certain built-in losses following changes, and Section 383 of the Code, which discusses, special limitation on certain excess credits, etc., and similar state provisions. Accordingly, utilization of some of the net operating loss credit carryforwards may be limited, potentially significantly, as a result of such an “ownership change.” The Company has not yet performed a comprehensive study to determine whether any ownership changes have occurred. If the net operating loss carryforwards and tax credit carryforwards become available for utilization, the Company will perform a comprehensive study under Sections 382 and 383 of the Code to determine whether any limitations exist on the utilization of such net operating losses and tax credits.

Ionetix Corporation

Notes to Consolidated Financial Statements

(In thousands, except share and per share data)

The Company also has federal and state research credit carryforwards of $1.9 million and $151, respectively, as of December 31, 2025 and $1.6 million and $151, respectively, as of December 31, 2024. The federal tax credit carryforwards will begin to expire in 2030 if not utilized. The California state R&D carryforwards have no expiration.

The Company does not believe that these assets are realizable on a more-likely-than-not basis; therefore, the net deferred tax assets have been fully offset by a valuation allowance. The net increase in the total valuation allowance of approximately $5.2 million and $4.2 million for the year ending December 31, 2025 and 2024, respectively, was primarily from the net operating losses generated. No liability related to uncertain tax position is reported in the financial statements.

The following table summarizes the activity related to the Company’s gross unrecognized tax benefits:

Amount
Balance as of December 31, 2023	$460
Increases related to current tax positions	75
Changes related to prior tax positions	—
Balance as of December 31, 2024	535
Increases related to current tax positions	64
Changes related to prior tax positions	—
Balance as of December 31, 2025	$599

Recognition of approximately $599 and $535 of unrecognized tax benefit would impact the effective rate at December 31, 2025 and 2024, respectively, if recognized. Increases in 2025 relate to increased research and development activity.

17.	Net Loss Attributable to Common Stockholders

Basic net loss per share attributable to the Company’s common stockholders is computed by dividing the net loss attributable to the Company’s common stockholders by the weighted-average number of shares of common stock outstanding during the period. Diluted net loss per share is the same as basic net loss per share for all years presented because the effects of potentially dilutive items were anti-dilutive given the Company’s net loss position in each period presented.

The following table presents the calculation of basic and diluted net loss per share:

	2025	2024
Net loss attributable to common stockholders	$(39,671)	$(30,064)
Weighted-average shares outstanding, basic and diluted	25,623,837	24,785,935
Net loss per share, basic and diluted	$(1.55)	$(1.21)

Ionetix Corporation

Notes to Consolidated Financial Statements

(In thousands, except share and per share data)

The following outstanding potential shares of common stock were excluded from the calculation of diluted net loss per share because their effect would have been anti-dilutive for the periods presented:

	2025	2024
Redeemable convertible preferred stock	145,182,811	100,608,468
Outstanding stock options	14,162,648	12,773,588
Preferred stock warrants	110,000	220,000
Common stock warrants	7,277,404	7,277,404
Convertible notes	—	7,399,609
SAFE liability	2,769,366	24,473,244
Total	169,502,229	152,752,313

18.	Related Party Transaction

Operating Lease

The Company leases a building for R&D and production use from one of the Company’s investors. The terms of the lease were negotiated on an arm’s-length basis. The lease commenced in February 2021 and expires in January 2031. The lease requires monthly base rent of $6 and is accounted for as an operating lease. Operating lease cost related to this lease was $73 for the years ended December 31, 2025 and 2024. As of December 31, 2025 and 2024, the Company’s operating lease right-of-use assets are $330 and $386, respectively, and total operating lease liabilities of $324 and $380, respectively. Of the total lease liabilities, $56 and $59 were classified as current liabilities as of December 31, 2025 and 2024, respectively, with the remaining $268 and $321 classified as long-term liabilities.

2023 Term Loan

The Company has an outstanding term loan balance with an existing investor who is a related party. For additional information regarding the 2023 Term Loan and related accounting, see Note 5.

In connection with the Company’s November and December 2025 SAFE financing (see Note 8), $352 of accrued interest under the 2023 Term Loan was converted into a SAFE with warrant coverage issued on the same terms as the other investors in that financing.

Related Party Advances

During the years ended December 31, 2024 and 2025, the Company received short-term advances from related parties to support the Company’s liquidity needs. These advances were unsecured, non-interest bearing, and payable on demand.

During the year ended December 31, 2024, advances from an executive officer and a member of the Company’s Board of Directors totaled $1.7 million. All such advances were repaid during 2024, and no amounts were outstanding as of December 31, 2024.

During the year ended December 31, 2025, advances from an executive officer, a member of the Company’s Board of Directors, and an existing investor who is a related party totaled $2.3 million. Of these advances, approximately $469 was converted into SAFEs with warrant coverage issued in December 2025 in connection with the Company’s November and December 2025 SAFE financing (see Note 8). The SAFEs issued upon conversion were on substantially the same terms as those issued to other investors in that financing. The remaining advances were repaid in cash during 2025. No related party advances were outstanding as of December 31, 2025.

Ionetix Corporation

Notes to Consolidated Financial Statements

(In thousands, except share and per share data)

Promissory Note

In April 2025, the Company issued a promissory note to a member of the Company’s Board of Directors. See Note 6 Promissory Note for additional information regarding the terms of the promissory note.

SAFE Issuance

In November 2025, a member of the Company’s Board of Directors purchased a SAFE in the principal amount of $150. The SAFE was issued on substantially the same terms as other SAFEs issued in November 2025 and did not include warrant coverage. See Note 8 SAFE Liability for additional information regarding the terms of the SAFEs.

19.	Subsequent Events

The Company has evaluated subsequent events through March 24, 2026, the date the consolidated financial statements were issued.

SAFE Issuances with Warrants

Subsequent to December 31, 2025, the Company issued SAFEs in an aggregate principal amount of $2.4 million. In connection with these issuances, the Company granted warrants to purchase 1,748,829 shares of common stock with an aggregate fair value of approximately $1.9 million. Included in these amounts were $328 of SAFEs issued to members of the Company’s Board of Directors, along with warrants to purchase 234,249 shares of common stock. The SAFEs and warrants were issued on terms substantially consistent with those issued with warrant coverage in November and December 2025, as described in Note 8.

Related Party Advance

In January 2026, the Company received a short-term advance of approximately $330 from a member of the Company’s Board of Directors to support the Company’s liquidity needs. The advance is unsecured, non-interest-bearing, and payable on demand. In March 2026, the short-term advance was converted into a note bearing interest at the rate of 11% per annum and maturing in March 2027.

In March, 2026, the Company also entered into an additional $200 note with the same board member, which bears interest at a rate of 11% per annum and matures in March 2027.

As of the issuance date of the consolidated financial statements, the aggregate outstanding balance under these notes was $530.

Ionetix Corporation (fka JDEV Acquisition Corp.)

CONDENSED BALANCE SHEETS

As of March 31, 2026 (Unaudited) and December 31, 2025

	March 31, 2026	December 31, 2025
	(Unaudited)
Assets
Cash	$10,229	$25,490
Total current assets	10,229	25,490
Total Assets	$10,229	$25,490

Liabilities
Promissory Note Payable to Related Parties	$25,000	$25,000
Accrued Interest Payable	377	69
Total current liabilities	25,377	25,069
Total Liabilities	$25,377	$25,069

Stockholders’ (Deficit) Equity
Common Stock, $0.0001 par value, 200,000,000 shares authorized; 5,500,000 shares issued and outstanding	$550	$550
Accumulated Deficit	(15,698)	(129)
Total Stockholders’ (Deficit) Equity	$(15,148)	$421
Total Liabilities and Stockholders’ (Deficit) Equity	$10,229	$25,490

The accompanying notes are an integral part of these condensed unaudited financial statements.

Ionetix Corporation (fka JDEV Acquisition Corp.)

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

Three Months Ended
March 31, 2026
Revenue
Total Revenue	$-

Operating Expenses
Professional Services	$11,597
Filing Fees	3,569
Bank Fees Expense	95
Total Operating Expenses	15,261

Other Income (Expense)
Interest Expense	$(308)
Total Other Income (Expense)	(308)

Net Loss	$(15,569)

Per Share Data
Weighted average number of common shares outstanding (basic and diluted)	5,500,000
Basic and diluted loss per share	$(0.00)

The accompanying notes are an integral part of these condensed unaudited financial statements.

Ionetix Corporation (fka JDEV Acquisition Corp.)

CONDENSED STATEMENT OF CHANGES IN STOCKHOLDERS’ (DEFICIT) EQUITY

For the Period from December 31, 2025 through March 31, 2026 (Unaudited)

	Common Stock		Additional Paid-in	Accumulated
	Shares	Amount	Capital	Deficit	Total
Balance at December 31, 2025 (Audited)	5,500,000	550	-	(129)	421
Net loss for the three months ended March 31, 2026	-	-	-	(15,569)	(15,569)
Balance at March 31, 2026 (Unaudited)	5,500,000	550	-	(15,698)	(15,148)

The accompanying notes are an integral part of these condensed unaudited financial statements.

Ionetix Corporation (fka JDEV Acquisition Corp.)

CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

Three Months Ended
March 31, 2026
Cash Flows from Operating Activities
Net Loss	$(15,569)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Increase in accrued interest payable	308
Net cash used in operating activities	(15,261)

Cash Flows from Investing Activities
Net cash used in investing activities	-

Cash Flows from Financing Activities
Proceeds from promissory notes	$-
Proceeds from issuance of common stock	-
Net cash provided by financing activities	-

Net Change in Cash	(15,261)
Cash, Beginning of Period	$25,490
Cash, End of Period	$10,229

Supplemental Disclosure of Non-Cash Activities:
Cash paid for interest	$-
Cash paid for income taxes	$-

The accompanying notes are an integral part of these condensed unaudited financial statements.

Ionetix Corporation (fka JDEV Acquisition Corp.)

NOTES TO CONDENSED UNAUDITED FINANCIAL STATEMENTS

March 31, 2026

Note 1. Nature of Operations

Ionetix Corporation, a Delaware corporation (formerly known as JDEV Acquisition Corp., the “Company”), was originally incorporated as JDEV Acquisition Corp. in the State of Nevada on November 26, 2025. The Company’s management has chosen December 31st for its fiscal year end.

The Company was organized as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation. The Company’s principal business objective is to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. The Company is not restricted to any specific business, industry or geographical location and, thus, may acquire any type of business. The Company is a “shell company” as defined in Rule 12b-2 of the Exchange Act and a “blank check company” as that term is used in Section 7(b)(3) of the Securities Act of 1933, as amended.

On February 4, 2026, the Company filed a registration statement on Form 10 with the Securities and Exchange Commission to register its common stock pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended. The registration statement became effective by lapse of time on April 5, 2026.

As of March 31, 2026, the Company had not commenced any operations and had not generated any revenue. As described in Note 8 -- Subsequent Events, on April 9, 2026, the Company completed a reverse merger transaction with Ionetix Corporation, a privately-held Delaware corporation, and concurrently changed its name to “Ionetix Corporation.” Through the balance sheet date, the Company was a blank check shell company within the meaning of Rule 12b-2 under the Exchange Act.

Note 2. Basis of Presentation and Summary of Significant Accounting Policies

Basis of Presentation

The accompanying condensed unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”) for interim financial information. Accordingly, certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation of the interim financial information have been included. Operating results for the three months ended March 31, 2026 are not necessarily indicative of the results that may be expected for any future interim period or for the fiscal year ending December 31, 2026. These financial statements should be read in conjunction with the audited financial statements and notes thereto included in the Company’s registration statement on Form 10 for the period from inception (November 26, 2025) through December 31, 2025.

Because the Company was incorporated on November 26, 2025, there are no comparable prior-period financial statements for the three months ended March 31, 2025.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash

Cash is reported in the balance sheet at cost, which approximates fair value. The Company considers all highly liquid investments with an original maturity of three months or less at the date of purchase to be cash equivalents; the Company held no cash equivalents at the balance sheet date. All of the Company’s cash, totaling $10,229, is held with a single financial institution.

Income Taxes

The Company adopted ASC 740, “Income Taxes,” at its inception. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. See Note 4.

Loss per Common Share

The Company adopted ASC 260, “Earnings per Share,” at its inception. Basic loss per share has been calculated by dividing the Company’s net loss available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted loss per share is calculated by dividing the Company’s net loss available to common stockholders by the diluted weighted average number of shares outstanding for the period. The Company has no potentially dilutive securities outstanding as of March 31, 2026; accordingly, basic and diluted loss per share are equal for all periods presented.

The computation of basic and diluted loss per share for the periods presented is as follows:

Three Months Ended March 31, 2026

Net loss attributable to common stockholders	$(15,569)

Weighted average common shares outstanding -- basic and diluted	5,500,000
Basic and diluted loss per share	$(0.00)

The Company is the legal acquirer in the reverse merger described in Note 8. Upon the closing of the Merger on April 9, 2026, all outstanding options to purchase shares of Ionetix common stock and all outstanding warrants to purchase shares of Ionetix common or preferred stock were assumed by the Company and converted into options to purchase 6,935,626 shares and warrants to purchase 8,152,333 shares, respectively, of the Company’s common stock. Such securities were not outstanding as of March 31, 2026 and accordingly were not considered in the diluted loss per share computation for any period presented.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and has elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. This election allows the Company to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, the Company’s financial statements may not be comparable to companies that comply with public company effective dates.

Recently Issued Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

Liquidity and Going Concern

The accompanying condensed unaudited financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business.

As of March 31, 2026, the Company is a blank check shell company that has not commenced operations or generated any revenue since inception. The Company has incurred cumulative losses from inception of $15,698, has working capital deficiency of $(15,148), stockholders’ deficit of $(15,148), and cash of $10,229. Net cash used in operating activities for the three months ended March 31, 2026 was $(15,261). Due to the Company’s status as a blank check shell company without revenue-generating operations, combined with its limited liquidity, management believes these conditions raise substantial doubt about the Company’s ability to continue as a going concern for the twelve months following the date these financial statements are issued.

Management’s plan to alleviate this substantial doubt has included obtaining additional financing through related-party advances and consummating a business combination with an operating company. On April 9, 2026, after the balance sheet date, the Company completed the reverse merger transaction with Ionetix Corporation described in Note 8 -- Subsequent Events. Concurrent with the closing of that transaction, the Company sold 10,777,268 shares of common stock in a private placement at $3 per share, for aggregate gross proceeds of approximately $32.3 million. Although these transactions have occurred subsequent to the balance sheet date, no adjustment has been recognized to these condensed unaudited financial statements. The accompanying condensed unaudited financial statements do not include any adjustments that might be required should the Company be unable to continue as a going concern.

Note 3. Capital Stock

Common Stock

As of March 31, 2026 and December 31, 2025, the Company had 200,000,000 shares of common stock, par value of $0.0001, authorized and 5,500,000 shares issued and outstanding. There were no issuances of common stock, stock splits, repurchases, or other equity transactions during the three months ended March 31, 2026.

Voting Rights and Dividends

Holders of the Company’s common stock are entitled to one vote per share on all matters submitted to a vote of stockholders. The Company has not paid any cash dividends to date and does not anticipate paying dividends in the foreseeable future. The holders of common stock do not have cumulative voting rights or preemptive rights.

Note 4. Income Taxes

The Company has incurred net operating losses since inception. As of March 31, 2026, the Company has approximately $15,698 in gross net operating loss (“NOL”) carry-forwards available to offset future taxable income, subject to the change in ownership provisions under Internal Revenue Code (“IRC”) Section 382. Under current U.S. federal income tax law, NOLs generated after December 31, 2017 generally do not expire but may be used only to offset 80% of taxable income in any future year. Utilization of the NOL carry-forwards may also be subject to annual limitations imposed by IRC Section 382 following any ownership changes.

In accordance with ASC 740-10, the Company evaluates the realizability of its deferred tax assets each reporting period and records a valuation allowance to reduce the deferred tax assets to the amount that is more likely than not to be realized. In assessing the realizability of deferred tax assets, the Company considers all available positive and negative evidence, including, among other factors: (i) the Company’s status as a blank check shell company with no commenced operations, no historical revenue, and recurring net losses since inception; (ii) the absence of any history of taxable income against which the NOL carry-forwards could be utilized; (iii) the substantial doubt about the Company’s ability to continue as a going concern described in Note 6; (iv) the lack of objectively verifiable evidence of future taxable income; and (v) the anticipated limitations on the utilization of pre-Merger NOL carry-forwards under IRC Section 382 as a result of the change of control that occurred on April 9, 2026 in connection with the reverse merger transaction described in Note 8. Based on the weight of available evidence -- which consists predominantly of negative evidence that is objectively verifiable -- management has concluded that it is not more likely than not that the deferred tax assets will be realized. Accordingly, the Company has recorded a full valuation allowance against the entirety of its gross deferred tax assets at each balance sheet date presented. The net deferred tax asset position is $0 at March 31, 2026 and December 31, 2025, and no income tax benefit has been recognized in the condensed unaudited statements of operations for the three months ended March 31, 2026.

Management will reassess the realizability of the Company’s deferred tax assets in future reporting periods. Significant positive evidence, such as a sustained pattern of profitable operations following the consummation of the Merger, may result in the partial or full release of the valuation allowance and the recognition of a corresponding income tax benefit in a future period. Any such release would be reflected as a non-cash income tax benefit in the period in which management’s assessment changes. Further, the Company’s ability to utilize NOL carry-forwards generated prior to April 9, 2026 is expected to be substantially limited under IRC Section 382 as a result of the ownership change effected by the Merger, which limitations have not yet been quantified.

As a result of the reverse merger transaction described in Note 8 -- Subsequent Events, a change of control of the Company occurred on April 9, 2026. The Company’s ability to utilize any pre-Merger NOL carry-forwards is likely to be subject to substantial limitations under IRC Section 382 following such ownership change.

The components of the Company’s net deferred tax assets are as follows:

	March 31, 2026	December 31, 2025
Net deferred tax assets -- Non-current:
Depreciation	$-	$-
Stock-based compensation	-	-
Expected income tax benefit from NOL carry-forwards	3,297	27
Less: valuation allowance	(3,297)	(27)
Deferred tax assets, net of valuation allowance	$-	$-

As of March 31, 2026, the Company has approximately $15,698 in gross NOL carry-forwards available to offset future taxable income, subject to limitations under IRC Section 382. A full valuation allowance has been recorded against the gross deferred tax asset because management believes the future realization of the related tax benefits is uncertain.

The reconciliation of the U.S. federal statutory income tax rate to the Company’s effective tax rate is as follows:

Three Months Ended March 31, 2026
Statutory federal income tax rate	21.0%
Valuation allowance	(21.0)%
Effective income tax rate, net	0.0%

Note 5. Commitments and Related Party Transactions

Office Space

The Company utilizes the office space and equipment of its management at no cost. The value of this contributed office space and equipment is not material to the financial statements.

Notes Payable -- Stockholders

On December 10, 2025, the Company issued promissory notes (the “Notes”) to five stockholders of the Company, pursuant to which the Company agreed to repay the principal balance and accrued interest on the date that the Company’s common stock is listed for trading on a nationally recognized exchange in the United States. The Notes bear interest at a rate of five percent (5%) per annum, payable on the maturity date of the Notes. The Notes were outstanding throughout the three months ended March 31, 2026 and remained outstanding as of the date of this Quarterly Report on Form 10-Q.

The Notes outstanding as of March 31, 2026 and December 31, 2025 are summarized below:

	Principal	Accrued Interest at 3/31/2026	Accrued Interest at 12/31/2025	Total Carrying Amount at 3/31/2026
Chief Executive Officer	$5,000	$75	$14	$5,075
Director	5,000	75	14	5,075
Director	5,000	76	14	5,076
Other related-party stockholders	10,000	151	27	10,151
Total notes payable -- related parties	$25,000	$377	$69	$25,377

Interest expense recognized on the Notes was $308 for the three months ended March 31, 2026. The Notes are presented as a current liability on the condensed balance sheets because the listing-of-securities trigger that determines the maturity date is outside the Company’s control.

Note 6. Concentrations of Risk

The Company maintains its cash in a business checking account at Bank of America, N.A. The Federal Deposit Insurance Corporation (“FDIC”) insures deposits at this institution up to $250,000. As of March 31, 2026, the Company’s cash balance did not exceed the FDIC insured limit.

Note 7. Segment Information

The Company operates as a single reporting segment engaged in the exploration of its properties. The Chief Operating Decision Makers are the Company’s Chief Executive Officer (“CODM”) who evaluates company performance based on Net income (loss), determined in accordance with U.S. GAAP, and other non-financial measures to determine the economic viability of the Company’s exploration properties.  Assets and liabilities are not separately analyzed or reported to the CODM and are not used to assist in decisions surrounding resource allocation and assessment of segment performance. As such, an analysis of segment assets and liabilities has not been included in this financial information.  The CODM uses the above measures to assess profitability and guide resource allocations

The CODM conducts monthly financial reviews, focusing on operational efficiency across the Company’s operations. Investment decisions, including capital expenditures for exploration and property acquisitions, are made based on expected return on investment and regulatory considerations in the jurisdictions that the Company operates.

The following represents segment information for the Company’s single operating segment, for the periods presented:

Three Months Ended
March 31, 2026
Revenue	$-

Professional Services	11,597
Filing Fees	3,569
Bank Fees Expense	95
Other items	308

Loss	15,569

Note 8. Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date through May 20, 2026, the date the condensed unaudited financial statements were available to be issued, for items that should potentially be recognized or disclosed in the condensed unaudited financial statements. Based upon this review, except as described below and elsewhere in these notes, the Company did not identify any subsequent events that would have required adjustment of, or disclosure in, the condensed unaudited financial statements.

Redomiciliation to Delaware

On April 8, 2026, following approval by the Company’s board of directors and all of its pre-Merger (as defined below) stockholders, the Company redomiciled from the State of Nevada to the State of Delaware. On April 9, 2026, following approval by the Company’s board of directors and all of its pre-Merger stockholders, the Company filed a Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, through which it changed its name to “Ionetix Corporation,” and the Company’s board of directors adopted Amended and Restated Bylaws.

Reverse Merger with Ionetix Corporation

On April 9, 2026 (the “Closing Date”), the Company, JDEV Merger Subsidiary, a Delaware corporation and wholly-owned subsidiary of the Company formed on April 9, 2026 (“Merger Sub”), and Ionetix Corporation, a privately-held Delaware corporation engaged in the development of proprietary superconducting cyclotron technology used to produce medical and industrial isotopes (“Ionetix”), consummated the transactions contemplated by that certain Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), pursuant to which Merger Sub merged with and into Ionetix (the “Merger”), with Ionetix continuing as the surviving corporation and a wholly-owned subsidiary of the Company. As a result of the Merger, the Company acquired the business of Ionetix and ceased to be a “shell company” within the meaning of Rule 12b-2 under the Exchange Act.

Pursuant to the Merger Agreement, at the effective time of the Merger, each share of Ionetix common stock and each share of each class of Ionetix preferred stock issued and outstanding immediately prior to the closing of the Merger was converted into the right to receive that number of shares of the Company’s common stock equal to the number of such shares multiplied by 0.5014 (the “Conversion Ratio”). At closing, an aggregate of 90,182,873 shares of the Company’s common stock were issued to the former stockholders of Ionetix in exchange for their Ionetix common shares and Ionetix preferred shares (the “Merger Shares”). In addition, the Company assumed all outstanding options to purchase shares of Ionetix common stock (converted into options to purchase an aggregate of 6,935,626 shares of the Company’s common stock) and all outstanding warrants to purchase shares of Ionetix common or preferred stock (converted into warrants to purchase an aggregate of 8,152,333 shares of the Company’s common stock), with the number of shares and exercise price per share in each case adjusted by the Conversion Ratio. The Merger is intended to qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended.

Private Placement Offering

Contemporaneously with the closing of the Merger, on April 9, 2026 the Company sold 10,777,268 shares of its common stock in a private placement offering (the “Offering”) at a purchase price of $3 per share, for aggregate gross proceeds of approximately $32.3 million (before deducting placement agent fees and offering expenses). The Offering was exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) of Regulation D promulgated thereunder, and was sold solely to “accredited investors,” as defined in Regulation D. Network 1 Financial Securities, Inc. (“Network 1”) acted as placement agent in connection with the Offering, and was issued Placement Agent Warrants to purchase an aggregate of 862,183 shares of the Company’s common stock. The Company’s former Chief Executive Officer and director, Vincent LaBarbara, served as Managing Director / Investment Banking of Network 1, and certain other former stockholders of the Company were affiliated with the placement agent. See Note 5 -- Commitments and Related Party Transactions.

Termination Agreement with an Investor

In April 2026, Ionetix entered into a termination agreement with an investor pursuant to which the make-whole right and certain other investor rights and related agreements were terminated in their entirety. In connection with the termination, the Company issued 277,696 shares of common stock to the investor as consideration.

Post-Closing Capitalization

Immediately following the Merger, the Offering and the issuance of the Additional Shares, the Company had up to 105,360,141 shares of common stock issued and outstanding, comprising approximately (i) 90,182,873 Merger Shares held by former Ionetix stockholders, (ii) 10,777,268 shares held by investors in the Offering, (iii) 4,400,000 shares held by persons who held shares of the Company’s common stock prior to the Merger, and (iv) 277,696 Additional Shares issued to Lilly. The 5,500,000 shares of common stock outstanding as of March 31, 2026 were reduced to 4,400,000 shares immediately prior to the closing of the Merger as a result of share cancellations effected in connection with the Merger.

In addition, immediately following the Merger, the Company had outstanding options to purchase 6,935,626 shares of common stock, assumed warrants to purchase 8,152,333 shares of common stock and Placement Agent Warrants to purchase 862,183 shares of common stock.

Accounting Treatment

The Merger has been accounted for as a “reverse merger” or “reverse acquisition” for financial reporting purposes, with Ionetix deemed to be the acquirer for accounting purposes. Consequently, the assets and liabilities and the historical operations reflected in the Company’s financial statements for periods after the closing of the Merger will be those of Ionetix and will be recorded at the historical cost basis of Ionetix. The Company’s historical financial statements presented in this Quarterly Report on Form 10-Q, including the condensed unaudited financial statements as of and for the three months ended March 31, 2026, reflect the historical operations of the Company as a blank check shell company prior to the Merger. As a result of the issuance of shares of the Company’s common stock in the Merger, a change in control of the Company occurred as of the Closing Date. The Company expects to file an amendment to its Current Report on Form 8-K initially filed on April 16, 2026 to include the required Ionetix financial statements and unaudited pro forma condensed combined financial information.

Treatment of Outstanding Stockholder Notes

As of the date of this Quarterly Report on Form 10-Q, the Company’s $25,000 aggregate principal amount of promissory notes payable to its five pre-Merger stockholders, together with accrued and unpaid interest thereon, remain outstanding. The Notes mature, by their terms, on the date that the Company’s common stock is listed for trading on a nationally recognized exchange in the United States. The Company’s common stock is not currently listed on a national securities exchange.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of JDEV Acquisition Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of JDEV Acquisition Corp. (the Company) as of December 31, 2025, and the related statement of operations, changes in stockholders’ equity, and cash flows for the period from November 26, 2025 (inception) to December 31, 2025, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025, and the results of its operations and its cash flows for the period from November 26, 2025 (inception) to December 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 6 to the financial statements, the Company has not commenced operations and has not generated profits as of December 31, 2025, which raise substantial doubt about its ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 6 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to that matter.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ TAAD, LLP

We have served as the Company’s auditor since 2025.

Diamond Bar, California

February 4, 2026

JDEV Acquisition Corp.

BALANCE SHEET

December 31, 2025

Assets
Cash	$25,490
Total current assets	25,490
Total Assets	$25,490

Liabilities
Promissory Note Payable to Related Parties	$25,000
Accrued Interest Payable	69
Total current liabilities	25,069
Total Liabilities	$25,069

Stockholder’s Equity
Common Stock, $0.0001 par value, 200,000,000 shares authorized; 5,500,000 shares issued and outstanding	$550
Accumulated Deficit	(129)
Total Stockholder’s Equity	$421

Total Liabilities and Stockholders’ Equity	$25,490

The accompanying notes are an integral part of these financial statements.

JDEV Acquisition Corp.

STATEMENT OF OPERATIONS

For the period from November 26, 2025 (inception)

to December 31, 2025

Revenue
Total Revenue	$-

Operating Expenses
Bank Fees Expense	60
Total Operating Expenses	60

Other Income (Expense)
Interest Expense	(69)
Total Other Income (Expense)	(69)

Net Loss	(129)

Per Share Data

Weighted average number of common shares outstanding	5,500,000

Basic and diluted loss per share	(0.00)

The accompanying notes are an integral part of these financial statements.

JDEV Acquisition Corp.

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

For the period from November 26, 2025 (inception)

to December 31, 2025

	Common Stock		Additional Paid	Accumulated	Total Stockholder’s
	Shares	Amount	In Capital	Deficit	Equity
Beginning balance (Nov 26, 2025)	-	-	-	-	-
Capital contributions	5,500,000	550	-	-	550
Net loss	-	-	-	(129)	(129)
Ending balance (Dec 31, 2025)	5,500,000	550	-	(129)	421

The accompanying notes are an integral part of these financial statements.

JDEV Acquisition Corp.

STATEMENT OF CASH FLOWS

For the period from November 26, 2025 (inception)

to December 31, 2025

Operating Activities
Net Loss	$(129)
Adjustments
Change in accrued interest payable	$69
Net cash used in operating activities	$(60)

Investing Activities
Net cash used in investing activities	$-

Financing Activities
Proceeds from promissory notes	$25,000
Capital contributions	$550
Net cash provided by financing activities	$25,550

Net Change in Cash	$25,490
Beginning cash balance	$-
Ending cash balance	$25,490

The accompanying notes are an integral part of these financial statements.

JDEV Acquisition Corp.

NOTES TO FINANCIAL STATEMENTS

December 31, 2025

Note 1. Nature of Operations

JDEV Acquisition Corp. (the “Company”) was incorporated in the State of Nevada on November 26, 2025. The Company’s management has chosen December 31st for its fiscal year end.

The Company was organized as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation. The Company’s principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. The Company will not restrict its potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business. The Company has not conducted any active operations since inception, except for its efforts to locate suitable acquisition candidates. The Company’s plan of operation for the remainder of the fiscal year and beyond such time shall be to continue its efforts to locate suitable acquisition candidates. As of the date of this filing, the Company has not identified any specific milestones to be achieved by any specific date.

Note 2. Basis of Presentation and Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents are reported in the balance sheet at cost, which approximates fair value. For the purpose of the financial statements cash equivalents include all highly liquid investments with an original maturity of three months or less. There are no cash equivalents at the balance sheet date.

Income Taxes

The Company adopted ASC 740, “Income Taxes”, at its inception. Under ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, including tax loss and credit carry-forwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. The components of the deferred tax assets and liabilities are individually classified as non-current based on their characteristics. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

The Company recognizes the tax benefits of uncertain tax positions only when the positions are “more likely than not” to be sustained assuming examination by tax authorities and determined to be attributed to the Company. The determination of attribution, if any, applies for each jurisdiction where the Company is subject to income taxes on the basis of laws and regulations of the jurisdiction. The application of laws and regulations is subject to legal and factual interpretation, judgement, and uncertainty. Tax laws and regulations themselves are subject to change as a result of changes in fiscal policy, changes in legislation, the evolution of regulations, and court rulings. Therefore, the actual liability of the various jurisdictions may be materially different from management’s estimate. As of December 31, 2025, the Company has no accrued interest or penalties related to uncertain tax positions.

Loss per Common Share

The Company adopted ASC 260, “Earnings per Share”, at its inception. Basic loss per share has been calculated by dividing the Company’s net loss available to common stockholders by the weighted average number of common shares outstanding during the period. The diluted earnings (loss) per share is calculated by dividing the Company’s net loss available to common stockholders by the diluted weighted average number of shares outstanding for the period. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted as of the first of the year for any potentially dilutive debt or equity.

Emerging Growth Company

The Company is an “emerging growth company” and has elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.

Recently Issued Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

Note 3. Capital Stock

Common Stock

As of December 31, 2025, the Company has 200,000,000 shares of common stock, par value of $0.0001, authorized and has issued 5,500,000 shares of its $0.0001 par value common stock for $550 to the Chief Executive Officer of the Company. The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders of the Company.

Subsequently, 4 shareholders purchased 1,100,000 shares each of the Company’s common stock directly from Mr. LaBarbara for $110 apiece, or a purchase price of $0.0001 per share.

Note 4. Income Taxes

Components of deferred tax assets are as follows:

December 31, 2025
Net deferred tax assets - Non-current:
Depreciation	$-
Stock based compensation	-
Expected income tax benefit from NOL carry-forwards	27
Less valuation allowance	(27)
Deferred tax assets, net of valuation allowance	$-

As of December 31, 2025, the Company has approximately $27 in gross deferred tax assets resulting from net operating loss carry-forwards of $129 available to offset future taxable income through 2040 subject to the change in ownership provisions under IRC 382. A valuation allowance has been recorded to fully offset these deferred tax assets because the Company’s management believes future realization of the related tax benefits is uncertain.

The difference between the tax provision at the statutory federal income tax rate on December 31, 2025 and the tax provisions attributable to loss before income taxes is as follows:

Statutory federal income taxes	21.0%
Valuation allowance	(21.0)%
Effective income tax rate, net	-

Note 5. Commitments and Related Party Transactions

Office Space

The Company utilizes the office space and equipment of its management at no cost.

Notes Payable - Stockholders

On December 10, 2025, the Company issued promissory notes (the “Notes”) to five stockholders of the Company pursuant to which the Company agreed to repay the sum of any and all amounts advanced to the Company, on such date that the Company’s common stock is listed for trading on a nationally recognized exchange in the United States. The Notes bear interest at a rate of five percent (5%) per annum, payable on the maturity date of the Notes. As of December 31, 2025, the amount due under the Notes was $25,000, which includes a $5,000 note payable to the Chief Executive Officer of the Company and two $5,000 notes payable to Directors of the Company.

Note 6. Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business.

The Company is a blank check company and has not commenced operations or generated any revenue since inception. As of December 31, 2025, the Company has incurred losses from inception of $129, has working capital of $421, stockholders’ equity of $421, and cash flow used in operating activities of $(60). Due to the Company’s status as a blank check company without revenue-generating operations, combined with its limited liquidity, management believes these conditions raise substantial doubt about the Company’s ability to continue as a going concern for the twelve months following the date these financial statements are issued.

Management intends to finance operations over the next twelve months through additional borrowings or through the consummation of a reverse triangular merger with an operating entity for the purpose of listing on a national exchange.

The accompanying financial statements do not include any adjustments that might be required should the Company be unable to continue as a going concern.

Note 7. Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date through February 4, 2026, the date that the financial statements were available to be issued. Based upon this review, the Company did not identify any other subsequent events that would have required adjustment or disclosure in the financial statements.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated fees and expenses payable by us in connection with the offering of the securities being registered.

SEC registration fee		$47,468.82
Accounting fees and expenses	$	*
Legal fees and expenses	$	*
Printing and miscellaneous expenses	$	*
Total	$	*

*	To be provided in an amendment.

Item 14. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (DGCL), authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the DGCL are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

As permitted by the DGCL, the Registrant’s restated certificate of incorporation contains provisions that eliminate the personal liability of its directors for monetary damages for any breach of fiduciary duties as a director, except liability for the following:

●	any breach of the director’s duty of loyalty to the Registrant or its stockholders;

●	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

●	under Section 174 of the DGCL (regarding unlawful dividends and stock purchases); or

●	any transaction from which the director derived an improper personal benefit.

The Company has entered into indemnification agreements with each of its current directors and executive officers to provide these directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in the Company’s restated certificate of incorporation and amended and restated bylaws, and to provide additional procedural protections. There is no pending litigation or proceeding involving a director or executive officer of the Company for which indemnification is sought. The indemnification provisions in the Company’s restated certificate of incorporation, amended and restated bylaws, and the indemnification agreements entered into between the Company and each of its directors and executive officers may be sufficiently broad to permit indemnification of the Company’s directors and executive officers for liabilities arising under the Securities Act.

The Company currently carries liability insurance for its directors and officers.

Certain of the Company’s directors are also indemnified by their employers with regard to service on the Company’s board of directors.

Item 15. Recent Sales of Unregistered Securities

The following list sets forth information as to all securities Ionetix sold from January 1, 2023, through immediately prior to the consummation of the Merger, which were not registered under the Securities Act. The following description is historical and has not been adjusted to give effect to the Merger. The proceeds from these sales were used by Ionetix for working capital.

1.	Between January 1, 2023 and September 24, 2025, Ionetix issued simple agreements for future equity for an aggregate purchase amount of $26,036,328 to investors of Ionetix. The simple agreements for future equity has been converted into 18,597,377 shares of Ionetix’s Series F Preferred Stock at a price per share of $1.40 on October 31, 2025. Ionetix relied upon the exemption from registration provided by Section 4(a)(2) of the Securities Act.

2.	On May 7, 2023, Ionetix issued a 3-year $10,000,000 convertible note with 7% payment-in-kind annual interest. The convertible note and the unpaid accrued interest have been converted into 8,338,614 shares of Ionetix’s Series F Preferred Stock at a price per share of $1.40 on October 31, 2025. Ionetix relied upon the exemption from registration provided by Section 4(a)(2) of the Securities Act.

3.	On July 22, 2024, Ionetix issued a 2-year $10,000,000 convertible note with 8% payment-in-kind annual interest. The convertible note and the unpaid accrued interest have been converted into 7,883,366 shares of Ionetix’s Series F Preferred Stock at a price per share of $1.40 on October 31, 2025. Ionetix relied upon the exemption from registration provided by Section 4(a)(2) of the Securities Act.

4.	Between November 5, 2025 and November 6, 2025, Ionetix issued simple agreements for future equity for an aggregate purchase amount of $400,000 to investors of Ionetix. Ionetix relied upon the exemption from registration provided by Section 4(a)(2) of the Securities Act.

5.	Between November 20, 2025 and April 4, 2026, Ionetix issued simple agreements for future equity for an aggregate purchase amount of $5,806,772 to investors of Ionetix. As part of the simple agreements for future equity, Ionetix issued penny common stock warrants to purchase 4,147,694 shares of Ionetix’s common stock at an exercise price of $0.01 per share. Ionetix relied upon the exemption from registration provided by Section 4(a)(2) of the Securities Act.

Item 16. Exhibits and Financial Statement Schedules

(a)	Exhibits

The exhibit index attached hereto is incorporated herein by reference.

(b)	Financial Statement Schedules

All schedules have been omitted because the information required to be set forth in the schedules is either not applicable or is included in our financial statements or notes to those financial statements.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed pursuant to Rule 424(b) as part of the registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit No.	Description
2.1§	Agreement and Plan of Merger and Reorganization among the Company, JDEV Merger Subsidiary and Ionetix Corporation (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed with the SEC April 16, 2026).
3.1	Certificate of Merger relating to the merger of JDEV Merger Subsidiary with and into Ionetix Corporation, filed with the Secretary of State of the State of Delaware on April 9, 2026 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the SEC April 16, 2026).
3.2	Restated Certificate of Incorporation, filed with the Secretary of State of the State of Delaware on April 9, 2026 (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed with the SEC April 16, 2026).
3.3	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.3 to the Current Report on Form 8-K filed with the SEC on April 16, 2026).
4.1*	Form of Placement Agent Warrant.
4.2*	Form of Common Stock Warrant of Ionetix Corporation assumed by the Company in connection with the Merger.
4.3*	Form of Common Stock Warrant issued by Ionetix Corporation to investors in its simple agreements for future equity.
4.4*	Common Stock Warrant, dated as of April 9, 2026, issued by Ionetix Corporation to Ospraie Real Assets Fund LP for 6,443,076 shares of common stock, together with the Termination and Exchange Agreement, dated as of April 9, 2026, by and among Ionetix Corporation, Ionetix Alpha Corporation and Ospraie Real Assets Fund LP.
4.5*	Common Stock Warrant, dated as of December 14, 2018, issued by Ionetix Corporation to the Municipal Employees’ Retirement System of Michigan for 2,625,000 shares of common stock, as amended.
4.6*	Common Stock Warrant, dated as of April 17, 2020, issued by Ionetix Corporation to the Municipal Employees’ Retirement System of Michigan for 1,072,500 shares of common stock, as amended.
4.7*	Common Stock Warrant, dated as of July 18, 2024, issued by Ionetix Corporation to Shamrock Ionetix, LLC for 250,000 shares of common stock in connection with the Second Amendment to Credit Agreement.
4.8*	Common Stock Warrant, dated as of February 20, 2025, issued by Ionetix Corporation to Shamrock Ionetix, LLC for 250,000 shares of common stock in connection with the Fourth Amendment to Credit Agreement.
4.9*	Common Stock Warrant, dated as of August 19, 2025, issued by Ionetix Corporation to Shamrock Ionetix, LLC for 250,000 shares of common stock in connection with the Fifth Amendment to Credit Agreement.
4.10*	Common Stock Warrant, dated as of November 20, 2025, issued by Ionetix Corporation to Shamrock Ionetix, LLC for 500,000 shares of common stock in connection with the Sixth Amendment to Credit Agreement.
5.1*	Opinion of Orrick, Herrington & Sutcliffe LLP.
10.1	Form of Lock-Up Agreement (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC April 16, 2026).
10.2	Form of Pre-Merger Indemnification Agreement (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the SEC April 16, 2026).
10.3	Form of Subscription Agreement, by and between the Company and the parties thereto (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the SEC April 16, 2026).
10.4	Form of Registration Rights Agreement, by and between the Company and the parties thereto (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed with the SEC April 16, 2026).
10.5+	2010 Amended and Restated Equity Compensation Plan and form of award agreements (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed with the SEC April 16, 2026).
10.6+	2016 Equity Incentive Plan and form of award agreements (incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K filed with the SEC April 16, 2026).
10.7+	2026 Equity Incentive Plan and form of award agreements (incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K filed with the SEC April 16, 2026).
10.8	Termination Agreement, by and among the Company, Ionetix Corporation, Ionetix Alpha Corporation, Eli Lilly and Company, and POINT Biopharma Inc. (incorporated by reference to Exhibit 10.8 to the Current Report on Form 8-K filed with the SEC April 16, 2026).

10.9*§	Credit Agreement, dated as of February 24, 2023, by and among Ionetix Corporation, the lenders party thereto, the warrant investors party thereto and Shamrock Ionetix, LLC, as administrative agent and collateral agent.
10.10*	First Amendment to Credit Agreement, dated as of December 20, 2023.
10.11*§	Second Amendment to Credit Agreement, dated as of July 18, 2024.
10.12*§	Third Amendment to Credit Agreement, dated as of August 24, 2024.
10.13*§	Fourth Amendment to Credit Agreement, dated as of February 20, 2025.
10.14*§	Fifth Amendment to Credit Agreement, dated as of August 19, 2025.
10.15*§	Sixth Amendment to Credit Agreement, dated as of November 20, 2025.
10.16*§	Convertible Note Purchase Agreement, dated as of July 22, 2024, by and between Ionetix Corporation and Eli Lilly and Company, and Convertible Promissory Note in the principal amount of $10,000,000 issued thereunder.
10.17+*	Employment Agreement, dated as of April 1, 2026, by and between Ionetix Corporation and Kevin J. Cameron.
10.18+*	Employment Agreement, dated as of April 1, 2026, by and between Ionetix Corporation and Phieu Phun.
10.19*#	TR-Flex Cyclotron System Supply Contract, dated as of June 9, 2024, by and between Ionetix Corporation and Advanced Cyclotron Systems Inc.
10.20*#	Collaboration Agreement, dated as of June 13, 2025, by and between Ionetix Alpha Corporation and AlfaRim Medical B.V.
10.21*#	Clinical Capital Agreement, dated as of April 11, 2019, by and between Ionetix Corporation and UPMC.
10.22*	Commercial Lease Agreement, dated as of February 1, 2021, by and between 6424 Westland, LLC and Ionetix Corporation.
10.23*	Sublease Agreement, effective as of November 19, 2019, by and between Desert Imaging Services L.P. and Ionetix Corporation.
10.24*	Medical Office Lease, executed on July 20, 2017 and effective as of July 1, 2015, by and between University of Kansas Hospital Authority and Global Isotopes, LLC, doing business as Zevacor Molecular.
10.25**	Lease, dated as of April 10, 2013, by and between Ionetix Corporation and Dart Container of Michigan LLC, as amended by the First Amendment to Lease, dated as of April 15, 2014, the Second Amendment to Lease, dated as of February 9, 2015, the Third Amendment to Lease, dated as of April 21, 2015, the Fourth Amendment to Lease, dated as of July 14, 2016, the Fifth Amendment to Lease, dated as of July 12, 2018, the Sixth Amendment to Lease, dated as of December 22, 2021, and the Seventh Amendment to Lease, dated as of June 1, 2025.
10.26*	Triple Net Lease Agreement, dated as of July 31, 2026, by and between Sonya Silverstein Rothstein, Julie M. Rothstein, Amy L. Rothstein and Susan H. Rothstein-Youakim, as co-trustees of the Sonya S. Rothstein Trust under agreement dated July 30, 2025, and Ionetix Radioisotopes, Inc.
21.1*	Subsidiaries of the Registrant.
23.1*	Consent of M&K CPAS, PLLC, independent registered public accounting firm.
23.2*	Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1).
23.3*	Consent of TAAD, LLP, independent registered public accounting firm.
24.1	Power of Attorney (included on the signature page hereto).
107*	Calculation of Filing Fee.

*	Filed herewith
**	To be filed by amendment
+	Indicates a management contract or any compensatory plan, contract or arrangement
#	Portions of this exhibit (indicated by asterisks) have been omitted in accordance with Item 601(b)(10) of Regulation S-K. The registrant hereby agrees to furnish supplementally copies of any of the omitted portions of this exhibit to the SEC upon its request.
§	Certain exhibits or schedules to this exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The registrant hereby agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lansing, State of Michigan, on the 7th day of August, 2026.

Ionetix Corporation

By:	/s/ Kevin J. Cameron
Kevin J. Cameron
Chief Executive Officer

We, the undersigned directors and officers of the Company, hereby severally constitute and appoint Kevin J. Cameron and Phieu Phun as our true and lawful attorneys, with full power to him to sign for us and in our names in the capacities indicated below, the registration statement on Form S-1 filed herewith, and any and all pre-effective and post-effective amendments to said registration statement, and any registration statement filed pursuant to Rule 462(b) under the Securities Act in connection with the registration under the Securities Act of equity securities of the Company, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this power of attorney. This power of attorney does not revoke any power of attorney previously granted by the undersigned, or any of them.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on the date indicated:

Signature	Title	Date

/s/ Kevin J. Cameron	Chief Executive Officer and Director	August 7, 2026
Kevin J. Cameron	(principal executive officer)

/s/ Phieu Phun	Chief Financial Officer	August 7, 2026
Phieu Phun	(principal financial and accounting officer)

/s/ Gregory Martin	Director	August 7, 2026
Gregory Martin

/s/ Douglas Boothe	Director	August 7, 2026
Douglas Boothe, MBA

/s/ Michael Stewart	Chairman	August 7, 2026
Michael Stewart

/s/ Michael Tarnok	Director	August 7, 2026
Michael Tarnok